UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2026 (July 20, 2026)

Utz Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38686	85-2751850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 High Street

Hanover, PA 17331

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 637-6644

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On July 20, 2026, Utz Brands, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Idaho USA, Inc. a Delaware corporation (“Acquiror”), Idaho Merger Sub, Inc., a Delaware corporation and direct or indirect wholly-owned subsidiary of Acquiror (“Merger Sub”), and Intersnack Group GmbH & Co. KG, a German limited partnership (Kommanditgesellschaft) (“Parent”). The Merger Agreement provides that, on the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), and following the Merger, the Company will continue as the surviving corporation in the Merger and become an indirect wholly-owned subsidiary of Parent (the “Surviving Corporation”). Capitalized terms used but not defined herein have the meanings given to them in the Merger Agreement, except as otherwise indicated.

The Company’s board of directors (the “Company Board”), acting on the unanimous recommendation of a special committee of the Company Board, consisting only of directors that the Company Board determined to each be a “disinterested director” (as defined in Section 144 of the Delaware General Corporation Law, as amended (the “DGCL”)) with respect to the contemplated transactions (the “Special Committee”), has unanimously of all voting, among other things, (i) determined that the Merger Agreement, the other Transaction Agreements and the transactions contemplated thereby are fair to, and in the best interests of, the Company and its stockholders, including the Unaffiliated Company Stockholders (as defined below) and “unaffiliated security holders” as defined in Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) approved, authorized, adopted and declared advisable the Merger Agreement, the other Transaction Agreements and the transactions contemplated thereby (including the Merger, the TRA Payment (as defined below) and the Recapitalization (as defined below)) and (iii) resolved to recommend that the stockholders of the Company vote in favor of the approval and adoption of the Merger Agreement, the other Transaction Agreements and the transactions contemplated thereby, including the Merger, the TRA Payment and the Recapitalization. “Unaffiliated Company Stockholders” means the holders of the outstanding shares of Class A Common Stock, par value $0.0001 per share, of the Company (“Company Class A Common Stock” or “Class A Shares”), excluding (a) Parent, Acquiror and Merger Sub and their respective controlled Affiliates (if applicable), (b) the Continuing Stockholders (as defined below), (c) the parties to the Voting Agreement (as defined below) (other than Acquiror and the Company) and their respective controlled Affiliates, (d) certain Family Stockholders and (e) any person that the Company Board has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

Merger Consideration and Treatment of Equity Awards

At the effective time of the Merger (the “Effective Time”), each share of Company Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than any (i) shares owned or held in treasury by the Company, which will be automatically cancelled for no consideration, (ii) shares owned by any direct or indirect subsidiary of the Company or by Parent or any of its direct or indirect Subsidiaries, which will remain outstanding at the Effective Time and (iii) shares as to which appraisal rights have been properly exercised and perfected under Section 262 of the DGCL) will be automatically converted into the right to receive $14.25 per share of Company Class A Common Stock in cash, without interest and net of applicable withholding taxes (the “Merger Consideration”).

In addition, at the Effective Time, each share of Class V Common Stock, par value $0.0001 per share, of the Company (“Company Class V Common Stock” and, together with the Company Class A Common Stock, the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (all of which are held by the Continuing Stockholders) will be automatically canceled for no consideration.

Each option to purchase Company Class A Common Stock (each, a “Company Option”) that is outstanding and unexercised as of immediately prior to the Effective Time (i) will be deemed to be fully vested and (ii) will be canceled and converted into the right to receive from the Surviving Corporation or its Subsidiaries, at or promptly after the Effective Time (but in no event later than ten (10) Business Days following the Closing Date), an amount, in cash, without interest, equal to the product of (A) the total number of shares of Company Class A Common Stock subject to such Company Option and (B) the excess, if any, of the Merger Consideration over the exercise price per share of Company Class A Common Stock of such Company Option. If the per share exercise price of any Company Option is equal to or greater than the Merger Consideration, such Company Option will be cancelled as of the Effective Time without any payment therefor.

Each restricted stock unit or performance share unit payable in shares of Company Class A Common Stock (or whose value is determined with reference to the value of Company Class A Common Stock) (each, a “Company Restricted Stock Unit”) that is held by any director of the Company who is not an employee of the Company or any Affiliate of the Company that is outstanding as of immediately prior to the Effective Time (each, a “Director RSU”) (i) will be deemed to be fully vested and (ii) will be canceled and converted into the right to receive from the Surviving Corporation or its Subsidiaries, at or promptly after the Effective Time (but in no event later than ten (10) Business Days following the Closing Date, subject to Section 409A of the Code), an amount, in cash, without interest, equal to the sum of (x) the product of (A) the total number of shares of Company Class A Common Stock subject to such Director RSU immediately prior to the Effective Time and (B) the Merger Consideration and (y) all cash dividend equivalents accrued or credited with respect to such Director RSUs.

Each Company Restricted Stock Unit other than a Director RSU that is outstanding as of immediately prior to the Effective Time will, at the Effective Time, be converted into the contingent right to receive from the Surviving Corporation or its Subsidiaries an amount, in cash, without interest, equal to the sum of (x) the product of (A) the number of shares of Company Class A Common Stock subject to such Company Restricted Stock Unit immediately prior to the Effective Time and (B) the Merger Consideration and (y) all cash dividend equivalents accrued or credited with respect to such Company Restricted Stock Units (each, a “Restricted Cash Award”); provided, that for purposes of determining the number of shares of Company Class A Common Stock subject to any Company Restricted Stock Unit immediately prior to the Effective Time, with respect to any Company Restricted Stock Unit that vests based in whole or in part on the achievement of performance conditions, such number will be determined by the Company Board (or, if appropriate, any duly authorized committee thereof administering the Company Stock Plans) immediately prior to the Effective Time based on the actual level of performance as of immediately prior to the Effective Time. Each Restricted Cash Award will continue to have, and will be subject to, the same terms and conditions (excluding, for the avoidance of doubt, any performance conditions and additional dividend equivalent rights, which will not apply following the Effective Time), including vesting terms and conditions (including any accelerated vesting upon a qualifying termination of employment), as applied to the corresponding Company Restricted Stock Unit immediately prior to the Effective Time and will be payable in cash within thirty (30) days following the vesting thereof.

Prior to the Effective Time, the Company will take all actions necessary pursuant to the terms of the Utz 2021 Employee Stock Purchase Plan (the “Company ESPP”) and applicable Law to, contingent on the Effective Time, (i) provide that (A) no new Purchase Period (as defined in the Company ESPP) will be commenced following the date of the Merger Agreement under the Company ESPP, (B) there will be no increase in the amount of participants’ payroll deduction elections under the Company ESPP or any contributions other than previously elected payroll deductions during the current Purchase Period from those in effect as of the date of the Merger Agreement, (C) no individuals will commence participation in the Company ESPP during the period from the date of the Merger Agreement through the Effective Time and (D) each purchase right issued pursuant to the Company ESPP will be fully exercised on the Final Purchase Date (as defined below) (with Company Class A Common Stock issued pursuant to such exercise treated in accordance with the treatment of Class A Common Stock described above and with any participant payroll deductions not applied to the purchase of Company Class A Common Stock returned to the participant); and (ii) terminate the Company ESPP effective as of immediately prior to the Effective Time. For the purposes of the Merger Agreement, the “Final Purchase Date” will be the earlier of (x) the scheduled purchase date for such Purchase Period and (y) a date that is within ten (10) Business Days prior to the Effective Time.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent, Acquiror and Merger Sub. From the date of the Merger Agreement until the earlier of the termination of the Merger Agreement in accordance with its terms and the Effective Time, among other things, subject to specified exceptions, the Company is required to, and is required to cause each of its Subsidiaries to, (i) (A) use commercially reasonable efforts to conduct the business in all material respects in the ordinary course of business and (B) to the extent consistent with the foregoing, use commercially reasonable efforts to maintain and preserve substantially intact its business organization and (ii) not to take certain actions prior to the Closing without the prior written consent of Acquiror (which consent will not be unreasonably withheld, conditioned or delayed, subject to specified exceptions).

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Under the Merger Agreement, the Company is permitted to declare and pay quarterly cash dividends on Company Common Stock at times consistent with past practice, in an amount per quarter not exceeding $0.063. The Company is also permitted to declare and pay special dividends to holders of Class A Shares following certain tax distributions from its subsidiary, Utz Brands Holdings, LLC (“Company LLC”), in the ordinary course of business at times consistent with past practice, in an amount not to exceed $0.01 per year.

Under the Merger Agreement, each of Parent, Acquiror, Merger Sub and the Company has also agreed to (and to cause their Affiliates to, if applicable) use their respective reasonable best efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary, proper or advisable (subject to certain customary limitations and conditions set forth in the Merger Agreement, including in the event of a Burdensome Condition) to consummate and make effective the transactions contemplated by the Merger Agreement, including the Merger, the TRA Payment and the Recapitalization, as promptly as practicable.

Closing Conditions

Each party’s obligation to consummate the Merger is conditioned upon (i) the affirmative vote of (x) the holders of a majority of the issued and outstanding shares of Company Common Stock and (y) a majority of the votes cast by the Company’s disinterested stockholders (as such term is defined in Section 144 of the DGCL) (which, for the avoidance of doubt, excludes any stockholder that is not an Unaffiliated Company Stockholder), in each case in favor of the approval and adoption of the Merger Agreement, the other Transaction Agreements and the transactions contemplated thereby, including the Merger, the TRA Payment and the Recapitalization (together, the “Company Stockholder Approval”); (ii) no order by any court of competent jurisdiction, any federal, state or comparable foreign Governmental Entity of competent jurisdiction or any other material Governmental Entity of competent jurisdiction in the United States or in any jurisdiction where Parent or the Company has material sales or operations having been entered and continuing to be in effect that temporarily or permanently prohibits, enjoins or makes illegal the consummation of the Merger, the TRA Payment, the termination of the Tax Receivable Agreement (as defined below), the Recapitalization or the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement (each as defined below) (any of the foregoing, a “Legal Restraint”); and (iii) the expiration or termination of the required waiting period (and extensions thereof) applicable to the Merger or the Recapitalization under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of other clearances or approvals under applicable Antitrust Laws in identified jurisdictions.

In addition, the obligation of each party to consummate the Merger is conditioned upon the other party’s representations and warranties being true and correct (subject to certain customary materiality exceptions and qualifications) and the other party having performed in all material respects its obligations under the Merger Agreement and the other Transaction Agreements and, in the case of Parent, Acquiror and Merger Sub, no Burdensome Condition being a condition to receipt of (or otherwise included in) any Regulatory Approval and no Company Material Adverse Effect having arisen or occurred following the date of the Merger Agreement that is continuing.

In addition, the obligation of Parent, Acquiror and Merger Sub to consummate the Merger is conditioned, among other things, on (i) the TRA Payment, the termination of the Tax Receivable Agreement and the Recapitalization being consummated substantially concurrently with the Closing and the Closing Provisions of the Fourth A&R Company LLC Operating Agreement becoming effective substantially concurrently with the Closing (provided that (A) except in the case of clause (B), this condition will not apply if the reason that it is not satisfied is because Parent has not complied with certain specified obligations in the Implementation Agreement (including to (1) deliver to the Company funds sufficient to make the TRA Payment and (2) cause the OpCo Debt Financing (as defined below) to be delivered) and all other conditions to the consummation of the Merger are satisfied or waived or would be satisfied if the Closing were to occur) and (B) this condition will not be satisfied if the Redemption Shortfall Amount (as defined below) would exceed at the Closing the Redemption Note Cap (as defined below) at such time; (ii) certain representations and warranties of the Series U of UM Partners, LLC (“Series U”) and Series R of UM Partners, LLC (“Series R” and, together with Series U, the “Continuing Stockholders”) being true and correct as set forth in the Implementation Agreement (subject to certain qualifications); and (iii) a certificate being delivered by

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each Continuing Stockholder under the Implementation Agreement certifying that the condition in clause (ii) has been satisfied. Under the Redemption Agreement (as defined below), the “Redemption Amount” is the amount equal to the number of common units (“Common Units”) of Company LLC to be redeemed thereunder in the Redemption (as defined below), multiplied by a per-Common Unit price of $14.25. In the event that there are insufficient amounts available as calculated under the Redemption Agreement (including assuming that certain amounts are funded regardless of whether funding has occurred) to fund the Redemption Amount (such difference, the “Redemption Shortfall Amount”), then a portion of the Redemption will be funded in cash and the Redemption Shortfall Amount will be funded in the form of a promissory note issued by Company LLC to the Surviving Corporation (the “Redemption Promissory Note”) with a principal amount equal to the Redemption Shortfall Amount, but in no event will the principal amount of the Redemption Promissory Note exceed the sum of (i) $100,000,000 and (ii) the Equipment Financing Repayment Amount (as defined in the Redemption Agreement) (the sum of clause (i) and clause (ii), the “Redemption Note Cap”).

Non-Solicitation; Adverse Recommendation Change; Intervening Event

From the date of the Merger Agreement until the earlier of the Effective Time or termination of the Merger Agreement in accordance with its terms, the Company is subject to customary “no-shop” restrictions requiring the Company not to, among other things, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations with, or furnish any information to, any other person (in each case, other than the Company and its Subsidiaries and their respective Representatives, the Special Committee, the Company Board and their respective Representatives, and the Family Stockholders and their respective Representatives), in each case, in connection with or for the purpose of soliciting, initiating, knowingly encouraging or knowingly facilitating, a Company Takeover Proposal or (iii) approve, adopt, publicly recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, any letter of intent or similar document, agreement, commitment or agreement in principle (whether written or oral, binding or nonbinding) to effect, or providing for the terms of, a Company Takeover Proposal (other than an Acceptable Confidentiality Agreement). The Company may, however, prior to obtaining the Company Stockholder Approval, engage in negotiations or substantive discussions with, or furnish any information to, a third party that has made a bona fide, written Company Takeover Proposal that did not result from a material breach of the non-solicitation provisions if the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with the Special Committee’s outside financial advisor and outside legal counsel) that such Company Takeover Proposal either constitutes a Company Superior Proposal or would reasonably be expected to result in a Company Superior Proposal, subject to certain requirements.

Prior to obtaining the Company Stockholder Approval, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee may, in certain circumstances, make an Adverse Recommendation Change or cause the Company to terminate the Merger Agreement to substantially concurrently enter into a definitive agreement relating to such Company Superior Proposal, subject to complying with specified notice requirements to Acquiror and other conditions set forth in the Merger Agreement, including paying the Termination Fee (as defined below) to Acquiror in specified circumstances, as described below.

In addition, at any time prior to obtaining the Company Stockholder Approval, and other than in connection with a Company Takeover Proposal, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee may make an Adverse Recommendation Change in response to a Company Intervening Event if it determines in good faith (after consultation with its outside legal counsel and outside financial advisors) that the failure to do so would be inconsistent with its fiduciary duties under applicable law, subject to specified conditions.

Termination and Specific Performance

Either the Company or Acquiror may terminate the Merger Agreement by mutual written consent or if, subject to certain limitations, (i) the Effective Time has not occurred on or prior to April 20, 2027 (the “Outside Date”), (ii) any Legal Restraint permanently restraining, enjoining or otherwise making illegal or prohibiting the Merger, or otherwise prohibiting the consummation of the Merger, has become final and non-appealable, provided that the party seeking to terminate has complied in all material respects with certain obligations to contest, appeal and

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remove such Legal Restraint, (iii) the Company Stockholder Approval has not been obtained at the meeting of stockholders at which the Merger Agreement was voted upon or any adjournment or postponement thereof (the “Company Special Meeting”) or (iv) the other party breaches its representations, warranties or covenants in the Merger Agreement in a manner that would result in applicable closing conditions not being satisfied, subject in certain cases to the right of the breaching party to cure the breach by the earlier of the Outside Date and date that is 20 Business Days following written notice of such breach. The Company also has the right, prior to receipt of the Company Stockholder Approval, to terminate the Merger Agreement, subject to certain limitations, in order to substantially concurrently enter into a definitive agreement with respect to a Company Superior Proposal (so long as the Company pays the Termination Fee to Acquiror). Acquiror also has the right to terminate the Merger Agreement any time, prior to receipt of the Company Stockholder Approval, following an Adverse Recommendation Change or if the Company has Willfully Breached the non-solicitation provision in the Merger Agreement.

The Company will be required to pay Acquiror a termination fee equal to $50,000,000 (the “Termination Fee”) if (i) the Merger Agreement is terminated (x) by either the Company or Acquiror as a result of the Effective Time not having occurred on or prior to the Outside Date if the Company Special Meeting and vote thereat has not been held, (y) by either the Company or Acquiror as a result of the Company Stockholder Approval not having been obtained at the Company Special Meeting or (z) by Acquiror as a result of the Company having breached any of its representations, warranties, covenants or agreements in a manner that would result in the applicable conditions to Closing set forth in the Merger Agreement not being satisfied; (ii) prior to such termination, a Company Takeover Proposal has been made or publicly made known and has not been withdrawn in the specified manner; and (iii) at any time prior to the first anniversary of such termination, the Company or any of its Subsidiaries enters into a definitive agreement to effect, or consummates, a Company Takeover Proposal (provided that, solely for purposes of the foregoing, the references to 20% in the definition of “Company Takeover Proposal” are deemed to be references to 50%) with any person, upon the consummation of such transaction.

The Company will also be required to pay Acquiror the Termination Fee if (i) Acquiror terminates the Merger Agreement prior to the receipt of the Company Stockholder Approval following an Adverse Recommendation Change or if the Company has Willfully Breached the non-solicitation provision of the Merger Agreement or (ii) prior to the receipt of the Company Stockholder Approval, the Company had terminated the Merger Agreement in order to substantially concurrently enter into a definitive agreement with respect to a Company Superior Proposal.

Payment of the Termination Fee will constitute the sole and exclusive monetary remedy of Parent and Acquiror and their respective Affiliates against the Company and its Subsidiaries and specified related parties in connection with the Merger Agreement and the transactions contemplated thereby, except in the case of Fraud or Willful Breach of the Merger Agreement. If the Merger Agreement is terminated and there has been a Willful Breach by a party, the other parties are entitled to pursue damages for losses resulting from that Willful Breach, including, in the case of the Company, based on the loss of the premium the holders of Class A Shares would be entitled to receive pursuant to the terms of the Merger Agreement.

The Merger Agreement also provides that the Company, on the one hand, and Parent, Acquiror and Merger Sub, on the other hand, are entitled to injunctive relief to prevent breaches of, and to enforce the terms of, the Merger Agreement and the other Transaction Agreements, including to prevent breaches or threatened breaches of, or to enforce compliance with, the terms, provisions, covenants and obligations of the Merger Agreement.

Financing

In connection with the contemplated transactions, Parent has obtained debt financing commitments consisting of (i) debt financing (the “Topco Debt Financing”) from certain financing sources (the “Topco Debt Financing Sources”) pursuant to a commitment letter (the “Topco Debt Financing Commitment Letter”) and (ii) debt financing (the “Opco Debt Financing” and together with the Topco Debt Financing and the revolving loans available to the Parent pursuant to the Parent Existing Credit Agreement, the “Debt Financing”) from certain financing sources (the “Opco Debt Financing Sources” and, together with the Topco Debt Financing Sources, the “Debt Financing Sources”) pursuant to a commitment letter (the “Opco Debt Financing Commitment Letter” and, together with the Topco Debt Financing Commitment Letter, the “Debt Financing Commitment Letters”), pursuant to which the Debt Financing Sources have committed to provide financing in the amounts set forth in the Debt Financing Commitment Letters. Subject to the terms and conditions of the Debt Financing Commitment Letters and the Parent Existing

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Credit Agreement, and assuming satisfaction of certain conditions set forth in the Merger Agreement, Acquiror and Parent have represented and warranted that, as of the Closing Date, they will have sufficient funds to pay the aggregate Merger Consideration and all other payments required to be paid under the Merger Agreement and in accordance with the other Transaction Agreements, including any Indebtedness of the Company or its Subsidiaries paid or payable at the Closing in accordance with the Transaction Agreements or that otherwise becomes due and payable as a result of the transactions contemplated by the Transaction Agreements (including, to the extent applicable, Indebtedness under the Company Credit Agreements and in respect of capital leases and other equipment financings), and to pay all fees and expenses related to the Merger and the other transactions contemplated by the Merger Agreement and the other Transaction Agreements (the “Required Amount”). The obligations of the Debt Financing Sources to provide the Debt Financing under the Debt Financing Commitment Letters and the obligations of the relevant lenders under the Parent Existing Credit Agreement to fund revolving loans thereunder are each subject to a number of customary conditions. If any portion of the Debt Financing on the terms and conditions of the applicable Debt Financing Commitment Letters becomes unavailable, Acquiror is required to use its reasonable best efforts to obtain, on or prior to the Closing Date, alternative financing, from the same or alternative sources, in an amount sufficient, when added to (a) any portion of the Debt Financing that is and will be available, (b) cash on hand and (c) other sources of funds available, to pay in cash the Required Amount on terms and conditions that would not constitute a Prohibited Modification.

Receipt of the Debt Financing is not a condition to the obligation to Closing or to the consummation of any of the transactions contemplated by the Transaction Agreements.

The Merger Agreement also provides that the Company is required to use its reasonable best efforts to provide customary cooperation reasonably requested by Parent, Acquiror and their Affiliates to assist in connection with their efforts to obtain the Debt Financing, subject to certain limitations. Acquiror must promptly upon written request by the Company reimburse the Company for all reasonable and documented out-of-pocket costs and expenses incurred by the Company and its Subsidiaries and its and their respective representatives in connection with cooperating with Parent, Acquiror and their Affiliates in obtaining the Debt Financing.

Other Matters

The foregoing description of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 hereto and is incorporated by reference herein.

The Merger Agreement and the foregoing description thereof, and the other agreements attached hereto and described herein, have been included to provide the Company’s stockholders with information regarding the terms of the Merger Agreement and such other agreements and are not intended to provide any other factual information about the parties to the Merger Agreement or such agreements or their respective Subsidiaries or Affiliates. The representations, warranties, covenants and agreements contained in the Merger Agreement and such agreements were made only for purposes of the Merger Agreement and as of specific dates set forth therein, are solely for the benefit of the parties to the Merger Agreement and such agreements and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement and such agreements. The subject matter of the representations and warranties may change after the date hereof, which subsequent information may or may not be fully reflected in the Company’s public disclosures. In addition, certain representations and warranties were used for the purpose of allocating risk between the parties to the Merger Agreement and such agreements, rather than establishing matters of fact. The representations and warranties may also be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or the standards of materiality generally applicable to the Company and its reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and in some cases were qualified by confidential disclosures that were made by each party to the others, which disclosures are not reflected in the Merger Agreement or such agreements. Stockholders are not third-party beneficiaries under the Merger Agreement or such other agreements, except to the extent stated expressly therein and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement or such agreements.

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Implementation Agreement

On July 20, 2026, concurrently with the execution of the Merger Agreement, each of the Continuing Stockholders, Parent, Acquiror, the Company and Company LLC entered into an implementation agreement (the “Implementation Agreement”), under which the parties thereto agreed to complete, substantially concurrently with the Closing, the following transactions in the following sequence: (i) the parties to the Merger Agreement consummating the Merger in accordance with the terms and conditions of the Merger Agreement; (ii) the Surviving Corporation making the TRA Payment, in the aggregate, to the Continuing Stockholders; (iii) the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement; (iv) the Continuing Stockholders’ purchase of 2,315,790 Common Units from the Company at a per-Common Unit price of $14.25 (the “Purchase”); and (v) Company LLC’s redemption from the Company of a number of Common Units in exchange for an aggregate amount of cash and, if required, the Redemption Promissory Note, calculated using the same per-Common Unit price used to calculate the number of Common Units to be sold in the Purchase, such that, immediately following the Closing, the Purchase and Redemption, the Surviving Corporation, on the one hand, and the Continuing Stockholders, in the aggregate, on the other hand, will each own fifty percent (50.00%) of the issued and outstanding Common Units of Company LLC (the “Redemption” and, together with the Purchase, the “Recapitalization”). The agreements contemplated by the foregoing (other than the Merger Agreement), including the Fourth A&R Company LLC Operating Agreement, the Purchase Agreement and the Redemption Agreement (each, as defined below) were each executed concurrently with the execution of the Implementation Agreement, with the transactions contemplated thereunder generally to occur or become effective substantially concurrently with the Closing.

Under the Implementation Agreement, Series U, in its capacity as the Seller Representative (as defined in the Investor Rights Agreement, dated as of August 28, 2020 and amended as of October 21, 2021 and October 30, 2024, by and among the Company, Series U, Series R, Collier Creek Partners LLC, the Founder Holders and the CCH Independent Directors (each as defined therein) (as may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “IRA”)) under the IRA, consented to the execution, delivery and performance of the Implementation Agreement and the other Transaction Agreements and the consummation of the transactions contemplated thereby for all purposes under the IRA and the Amended Company LLC Operating Agreement, including pursuant to Section 2.2 of the IRA, and the adoption of the By-law Amendment (as defined below), subject to certain limitations. Each of the Continuing Stockholders, in its capacity as a member of Company LLC, consented to the execution, delivery and performance of (i) the Implementation Agreement, (ii) the other Transaction Agreements (and if applicable, the Redemption Promissory Note), (iii) the Opco Debt Financing Commitment Letter and (iv) any fee letters related to the Opco Debt Financing, and, in each case of clauses (i), (ii), (iii) and (iv), the consummation of the transactions contemplated thereby, for all purposes under the Company LLC Organizational Documents (including the IRA).

In addition, under the Implementation Agreement, among other things, (i) each of the Continuing Stockholders agreed to (and to cause their Affiliates to, if applicable) use their respective reasonable best efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary, proper or advisable (subject to certain customary limitations set forth in the Implementation Agreement) to consummate and make effective the transactions contemplated by the Transaction Agreements, as promptly as practicable and (ii) Parent and Acquiror agreed that they shall not (in each case, to the extent applicable), without the prior written consent of the Stockholders, waive certain conditions to the Closing under the Merger Agreement.

The Implementation Agreement will terminate upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) mutual written consent of the parties or (iii) subject to certain limited exceptions, immediately following the Closing and consummation of the transactions set forth therein, including the Merger, the TRA Payment, the Recapitalization and the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement. If the Implementation Agreement is terminated, such termination will not relieve any party of any liability or obligation (i) that such party has under any other Transaction Agreement to which such party is a party in accordance with such Transaction Agreement, or (ii) for Fraud (as defined in the Implementation Agreement) or any Willful Breach of any provision of the Implementation Agreement by such party occurring prior to termination (in which case, the aggrieved Party will be entitled to all rights and remedies available at law or in equity), including, in the case of a termination of the Implementation Agreement upon the termination of the Merger Agreement where the Company is an aggrieved party, in addition to any other remedies of the Company available at law or in equity, the right of the Company to pursue a payment from such party in an amount representing, or based

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on the loss of, the premium the holders of shares of Company Class A Common Stock would be entitled to receive pursuant to the terms of the Merger Agreement; provided, that in no event will the aggregate monetary damages required to be paid to the Company by the Stockholders pursuant to clause (ii) (and subject to the next succeeding proviso) exceed $50,000,000; and provided, further, that the Company will only be permitted to recover damages based on the loss of premium against the Stockholders pursuant to clause (ii) if the Fraud or Willful Breach of any provision of the Implementation Agreement by the Stockholders resulted in a condition to the Closing in the Merger Agreement not being satisfied.

The foregoing description of the Implementation Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Implementation Agreement, which is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

Voting Agreement

On July 20, 2026, concurrently with the execution of the Merger Agreement, the Continuing Stockholders, Dylan B. Lissette, Timothy P. Brown and the Rice Family Foundation (collectively, the “Voting Agreement Stockholders”) entered into a voting agreement (the “Voting Agreement”) with Parent, Acquiror and the Company, pursuant to which the Voting Agreement Stockholders agreed, among other things, to vote or caused to be voted all of the shares of Company Common Stock owned (beneficially or of record) by them (collectively, their “Company Shares”) (i) in favor of the approval and adoption of the Merger Agreement and the other Transaction Agreements and the transactions contemplated thereby, including the Merger, the TRA Payment and the Recapitalization, with respect to each meeting (or with respect to any action by written consent) at or for which a vote of such Voting Agreement Stockholders is requested for the approval and adoption therefor, (ii) in favor of any proposal to adjourn or postpone the Company Special Meeting in accordance with the Merger Agreement, (iii) in favor of any other proposal necessary for the consummation of the Merger, the TRA Payment and the Recapitalization, (iv) against any Company Takeover Proposal, (v) against any other action, agreement or transaction that would or would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the consummation of the Merger, the TRA Payment and the Recapitalization or the performance of the Voting Agreement Stockholders of their obligations under the Voting Agreement and (vi) against any action, proposal, transaction or agreement that would or would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty of the Company contained in the Merger Agreement or any other Transaction Agreement or of the Voting Agreement Stockholders contained in the Voting Agreement or any other applicable Transaction Agreement.

The Voting Agreement permits, and requires if requested by the Special Committee, the Voting Agreement Stockholders to evaluate any bona fide Company Takeover Proposal or any bona fide inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, and engage in discussions and negotiations with (and provide information to) (i) any Family Stockholders or any of their Representatives regarding any such bona fide Company Takeover Proposal, inquiry, proposal or offer and (ii) the Company or any of its Subsidiaries or any of their respective Representatives regarding any such bona fide Company Takeover Proposal, inquiry, proposal or offer, in each case, including any potential arrangements that may be entered into by any Family Stockholder in connection with such Company Takeover Proposal, inquiry, proposal or offer, subject to certain exceptions.

In addition, the Voting Agreement provides that if the Company is permitted to engage in discussions or negotiations with a person relating to a Company Takeover Proposal under the non-solicitation provision of the Merger Agreement, each Voting Agreement Stockholder and his, her or its Representatives may, solely during the period the Company is permitted to engage in such discussions or negotiations with such person under the non-solicitation provision of the Merger Agreement, (i) engage in any discussions or negotiations with such person and his, her or its Representatives solely during the time the Company is permitted to engage in discussions or negotiations with such person under the non-solicitation provision of the Merger Agreement, (ii) enter into a confidentiality agreement with such person and (iii) take any actions the Company or any of its Representatives is permitted to take relating to such Company Takeover Proposal (including the negotiation of any arrangements to be entered into by any of the Family Stockholders in connection with any such Company Takeover Proposal), subject to certain exceptions.

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In addition, the Voting Agreement prohibits the transfer of Company Shares by the Voting Agreement Stockholders during the term of the Voting Agreement without the prior written consent of Parent and the Company other than certain transfers of Company Shares to Permitted Transferees (as defined in the Voting Agreement). Any additional Company Shares or other voting securities of the Company (or securities convertible into or exchangeable for such voting securities) that a Voting Agreement Stockholder acquires after the date of the Voting Agreement and prior to its termination (the “New Company Shares”) become subject to the Voting Agreement to the same extent as the Company Shares owned by such Voting Agreement Stockholder as of the date of the Voting Agreement.

Each Voting Agreement Stockholder agrees that in the event such person fails to comply with its obligations under the Voting Agreement with respect to voting Company Shares in accordance with the Voting Agreement’s terms, such person grants Parent an irrevocable voting proxy to vote the shares covered by the Voting Agreement. The Voting Agreement Stockholders also agreed to refrain from taking certain other actions, including soliciting proxies in connection with the transactions contemplated under the Transaction Agreements or any Company Takeover Proposal, or initiating a stockholder vote with respect to any Company Takeover Proposal, in each case, subject to the terms of the Voting Agreement. Each Voting Agreement Stockholder has also irrevocably waived, and agreed not to exercise, any rights of appraisal or rights of dissent from the Merger with respect to its Company Shares or New Company Shares.

The Voting Agreement terminates upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) with respect to a given Voting Agreement Stockholder, the written consent of Acquiror, the Company and such stockholder and (iii) the receipt of the Company Stockholder Approval. If the Voting Agreement is terminated and there has been Fraud (as defined in the Voting Agreement) or a Willful Breach by a party, the other parties are entitled to pursue damages for losses resulting from such Fraud or that Willful Breach, including, in the case of the Company, based on the loss of the premium the holders of Class A Shares would be entitled to receive pursuant to the terms of the Merger Agreement, where Parent is the breaching party (but excluding any Voting Agreement Stockholder from such loss of premium damages).

The foregoing description of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Voting Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Other Agreements

On July 20, 2026, concurrently with the execution of the Merger Agreement, the Company, Company LLC, the Continuing Stockholders and the TRA Party Representative (as defined therein) entered into Amendment No. 2 to the Tax Receivable Agreement, dated as of August 28, 2020 as amended by TRA Amendment No. 1 (as defined below), by and among the Company, Company LLC, the Continuing Stockholders and the TRA Party Representative (the “Tax Receivable Agreement” and such amendment, the “TRA Amendment”). Pursuant to the TRA Amendment, the Tax Receivable Agreement will automatically terminate concurrently with the Effective Time. In connection with such termination, the Continuing Stockholders will be paid an aggregate amount equal to $44 million by the Surviving Corporation (the “TRA Payment”). The foregoing description of the TRA Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the TRA Amendment, which is attached hereto as Exhibit 10.2 and incorporated by reference herein. In addition, attached hereto as Exhibit 10.3 is the full text of Amendment No. 1 to Tax Receivable Agreement, effective as of January 3, 2022, by and among the Company, Company LLC, the Continuing Stockholders and the TRA Party Representative (as defined therein) (“TRA Amendment No. 1”), which established in accordance with the Tax Receivable Agreement a Replacement Rate (as defined therein), to replace LIBOR for all purposes under the Tax Receivable Agreement. The foregoing description of TRA Amendment No. 1 and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the TRA Amendment No. 1.

On July 20, 2026, concurrently with the execution of the Merger Agreement, each of the Company, Company LLC and the Continuing Stockholders entered into Amendment No. 1 to the Third Amended and Restated Limited Liability Company Agreement of Company LLC (“Amendment No. 1 to Third A&R Company LLC Operating Agreement”). Amendment No. 1 to Third A&R Company LLC Operating Agreement took effect upon execution thereof, and includes, among other things, restrictions on the Continuing Stockholders’ ability to, prior to the

9

Closing, (i) transfer or exchange their Common Units and (ii) change or terminate the Company as the managing member of Company LLC. The foregoing description of Amendment No. 1 to Third A&R Company LLC Operating Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of Amendment No. 1 to Third A&R Company LLC Operating Agreement, which is attached hereto as Exhibit 10.4 and incorporated by reference herein.

On July 20, 2026, concurrently with the execution of the Merger Agreement, each of the Company, Company LLC and the Continuing Stockholders entered into that certain Fourth Amended and Restated Limited Liability Company Agreement of Company LLC (“Fourth A&R Company LLC Operating Agreement”). Certain provisions of the Fourth A&R Company LLC Operating Agreement that relate to the automatic effectiveness of Closing Provisions (as defined below) substantially concurrently with the Closing (and immediately following the TRA Payment) are effective immediately upon execution thereof. The remainder of the Fourth A&R Company LLC Operating Agreement (the “Closing Provisions”) is effective substantially concurrently with the Closing, and immediately following the TRA Payment, will automatically amend and restate in its entirety the existing limited liability company agreement, as amended, of Company LLC. The Closing Provisions of the Fourth A&R Company LLC Operating Agreement set forth governance provisions for the post-closing operations of Company LLC, including relating to board composition, member approval rights, transfer restrictions, drag-along rights and certain exit rights for the Continuing Stockholders through a put/call structure (along with mechanics for determining the purchase price in connection with exercising such rights). The Fourth A&R Company LLC Operating Agreement also contains certain restrictive covenants, customary information and access rights and other rights and obligations of the members. The foregoing description of Fourth A&R Company LLC Operating Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Fourth A&R Company LLC Operating Agreement, which is attached hereto as Exhibit 10.5 and incorporated by reference herein.

On July 20, 2026, concurrently with the execution of the Merger Agreement, the Continuing Stockholders and the Company entered into a purchase agreement (the “Purchase Agreement”) to effect the Purchase. The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.6 and incorporated by reference herein.

On July 20, 2026, concurrently with the execution of the Merger Agreement, the Company and Company LLC entered into a redemption agreement (the “Redemption Agreement”) to effect the Redemption. The foregoing description of the Redemption Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Redemption Agreement, which is attached hereto as Exhibit 10.7 and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 20, 2026, the Company Board approved and adopted Amendment No. 1 to the Amended and Restated By-laws of the Company (the “By-law Amendment”), which became effective upon execution and delivery of the Implementation Agreement. The changes effected by the Amendment provide that, among other things:

(1)

an authorized committee of the Company Board, in addition to the Company Board, the Chairman of the Company Board and the Chief Executive Officer, is permitted to call special meetings of stockholders;

(2)

the Chairman of the Special Committee, or his designee, will chair any special meetings of stockholders of the Company in the period beginning on the date of the Merger Agreement and continuing until the earlier of (a) the closing of the Merger and (b) the valid termination of the Merger Agreement in accordance with its terms; and

(3)	an authorized committee of the Company Board, in addition to the Company Board, may adopt rules and regulations for the conduct of special stockholder meetings and determine the order of business.

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The foregoing description of the By-law Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the By-law Amendment, which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of July 20, 2026, by and among Utz Brands, Inc., Idaho USA, Inc., Idaho Merger Sub, Inc. and Intersnack Group GmbH & Co. KG

2.2*	Implementation Agreement, dated as of July 20, 2026, by and among Utz Brands, Inc., Utz Brands Holdings, LLC, Intersnack Group GmbH & Co. KG, Idaho USA, Inc., Series U of UM Partners, LLC and Series R of UM Partners, LLC

3.1	Amendment No. 1 to the Amended and Restated By-laws of Utz Brands, Inc., effective as of July 20, 2026

10.1	Voting Agreement, dated as of July 20, 2026, by and among Utz Brands, Inc., Intersnack Group GmbH & Co. KG, Idaho USA, Inc., Series U of UM Partners, LLC, Series R of UM Partners, LLC, Dylan B. Lissette, Timothy P. Brown and the Rice Family Foundation

10.2	Amendment No. 2 to Tax Receivable Agreement, dated as of July 20, 2026, by and among Utz Brands, Inc., Utz Brands Holdings, LLC, Series U of UM Partners, LLC, Series R of UM Partners, LLC, and the TRA Party Representative (as defined therein)

10.3	Amendment No. 1 to Tax Receivable Agreement, effective as of January 3, 2022, by and among Utz Brands, Inc., Utz Brands Holdings, LLC, Series R of UM Partners, LLC, Series U of UM Partners, LLC and the TRA Party Representative (as defined therein)

10.4	Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement of Utz Brands Holdings, LLC, dated as of July 20, 2026, by and among Utz Brands Holdings, LLC, Utz Brands, Inc., Series U of UM Partners, LLC and Series R of UM Partners, LLC

10.5*	Fourth Amended and Restated Limited Liability Company Agreement of Utz Brands Holdings, LLC, dated as of July 20, 2026, by and among Utz Brands Holdings, LLC, Utz Brands, Inc., Series U of UM Partners, LLC and Series R of UM Partners, LLC

10.6	Purchase Agreement, dated as of July 20, 2026, by and among Utz Brands, Inc., Series U of UM Partners, LLC and Series R of UM Partners, LLC

10.7	Redemption Agreement, dated as of July 20, 2026, by and between Utz Brands, Inc. and Utz Brands Holdings, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain of the schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules or exhibits so furnished.

Additional Information Regarding the Transaction and Where to Find It

This Current Report on Form 8-K does not constitute a solicitation of any vote or approval. This Current Report on Form 8-K relates to the proposed transaction involving the Company, whereby the Company would become an indirect wholly-owned subsidiary of Parent. The Company and certain affiliates of the Company intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) relating to the proposed transaction, and the Company intends to file a proxy statement on Schedule 14A relating to a special meeting of stockholders to approve the proposed transaction, each of which will be mailed or otherwise disseminated to the stockholders of the Company entitled to vote on the proposed transaction. The Company may also file other relevant documents with the SEC regarding the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO OR

11

INCORPORATED BY REFERENCE THEREIN), THE SCHEDULE 13E-3 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO OR INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company and the proposed transaction, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. In addition, stockholders of the Company may obtain free copies of such documents by accessing the Investor Relations portion of the Company’s website at https://investors.utzsnacks.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees, may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth (i) in the Company’s definitive proxy statement on Schedule 14A for the 2026 annual meeting of stockholders of the Company, filed with the SEC on March 12, 2026 (available here), including under the sections “Proposal No. 1: Election of Directors”, “Directors of Utz Brands, Inc.”, “Executive Officers of Utz Brands, Inc.”, “Corporate Governance”, “Executive and Director Compensation”, “Security Ownership of Certain Beneficial Owners and Management” and “Related Party Transactions” and (ii) under Item 5.02, “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” in the Current Report on Form 8-K filed by the Company with the SEC on May 28, 2026 (available here). To the extent the security holdings of directors and executive officers have changed since the amounts described in these filings, such changes are set forth on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Updated information regarding the identity of participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Company’s Proxy Statement on Schedule 14A regarding the approval of the proposed transaction and other relevant documents to be filed with the SEC, if and when they become available. These documents will be available free of charge as described above.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including, without limitation, statements regarding the anticipated timing of the consummation of the proposed transaction. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “anticipates,” “believes,” “plans,” “projects,” “seeks,” “expects,” “future,” “intends,” “may,” “will,” “would,” “could,” “should,” “estimates,” “predicts,” “potential,” “continues,” “target,” “outlook” and similar terms and expressions, but the absence of these words does not mean that the statement is not forward-looking. Actual results may differ significantly from the forward-looking statements in this document due to various risks and uncertainties including, without limitation: (i) the risk that the proposed transaction may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of the common stock of the Company; (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including, without limitation, the receipt of stockholder approvals and the receipt of necessary regulatory approvals, on the timeline expected, or at all; (iii) the effect of the announcement or pendency of the proposed transaction on the plans, business relationships, operating results and operations of the Company; (iv) potential difficulties maintaining relationships with or otherwise retaining employees, independent operators, suppliers or customers as a result of the announcement and pendency of the proposed transaction; (v) risks related to diverting management’s attention from the Company’s ongoing business operations; (vi) legal proceedings, including those that may be instituted against the Company, members of the Company Board, the Company’s executive officers or others following the announcement of the proposed transaction; (vii) risks regarding the failure of Parent to obtain the financing to complete the proposed transaction; and (viii) legislative, regulatory and economic developments. In addition, a description of certain other factors that could affect the Company’s business, financial condition or results of operations is included in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the SEC. Forward-looking statements reflect the Company’s good faith beliefs,

12

assumptions and expectations but are not guarantees of future performance or events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. These forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Utz Brands, Inc.

Dated: July 22, 2026	By:	/s/ William J. Kelley Jr.
	Name:	William J. Kelley Jr.
	Title:	Executive Vice President, Chief Financial Officer

Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

UTZ BRANDS, INC.,

IDAHO USA, INC.,

IDAHO MERGER SUB, INC.

and

INTERSNACK GROUP GMBH & CO. KG

Dated as of July 20, 2026

i

ii

iii

EXHIBITS AND SCHEDULES

Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation
Exhibit B	Form of Bylaws of the Surviving Corporation
Exhibit C	Family Stockholders

iv

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 20, 2026, is by and among Utz Brands, Inc., a Delaware corporation (the “Company”), Idaho USA, Inc., a Delaware corporation (“Acquiror”), Idaho Merger Sub, Inc., a Delaware corporation and direct or indirect wholly-owned Subsidiary of Acquiror (“Merger Sub”), and Intersnack Group GmbH & Co. KG, a German limited partnership (Kommanditgesellschaft) (“Parent”). Parent, Acquiror, Merger Sub and the Company are each sometimes referred to herein as a “Party” and, collectively, as the “Parties.”

WITNESSETH:

WHEREAS, upon the terms and subject to the conditions contained herein, the Parties wish to effect a business combination through the merger of Merger Sub with and into the Company, with the Company being the surviving corporation;

WHEREAS, in connection with the Merger, (a) each share of Class A Common Stock, par value $0.0001 per share, of the Company (the “Class A Common Stock” or “Class A Shares”) issued and outstanding immediately prior to the Effective Time (other than any Canceled Shares, any Dissenting Shares and any Remainder Shares) will be automatically converted into the right to receive the Merger Consideration and (b) each share of Class V Common Stock, par value $0.0001 per share, of the Company (the “Class V Common Stock” or “Class V Shares” and, together with the Class A Common Stock, the “Company Common Stock” or “Company Shares”) issued and outstanding immediately prior to the Effective Time shall be canceled for no consideration, in each case, upon the terms and conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the board of directors of the Company (the “Company Board of Directors”) has established a special committee of the Company Board of Directors, consisting only of directors that the Company Board of Directors determined to each be a “disinterested director” (as defined in Section 144 of the DGCL) with respect to the transactions contemplated by this Agreement and the other Transaction Agreements (the “Special Committee”) to, among other things, (a) consider and evaluate the advisability of a potential sale of up to 100% of the issued and outstanding shares of capital stock of the Company or any similar transaction involving a material strategic acquisition or potential sale of the Company, by merger or otherwise; (b) review, evaluate, investigate, pursue and negotiate (or oversee and direct the negotiation of) the structure, form, terms and conditions of any such potential transaction and the form, terms and conditions of any definitive agreements or documents in connection therewith; (c) determine whether any such potential transaction is advisable, fair to and in the best interests of the Company and its stockholders (or any subset of the stockholders of the Company that the Special Committee determines to be appropriate); (d) make one or more recommendations, as appropriate, to the Company Board of Directors as to what action should be taken by the Company Board of Directors, if any, with respect to any such potential transaction, including regarding the approval (or rejection) of such potential transaction and its recommendation for the Company’s stockholders; and (e) take such other actions as the Special Committee may deem to be necessary, appropriate or advisable;

WHEREAS, the Special Committee, after due and careful consideration, and in consultation with the Special Committee’s tax, legal and financial advisors, has unanimously (a) determined that this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby (including the Merger, the TRA Payment and the Recapitalization) are fair to, advisable and in the best interests of, the Company and the Unaffiliated Company Stockholders and “unaffiliated security holders” as defined in Rule 13e-3 of the Exchange Act, (b) recommended that the Company Board of Directors approve, authorize, adopt and declare advisable this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby (including the Merger, the TRA Payment and the Recapitalization) and determine that this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization, are fair to, and in the best interests of, the Company and the Unaffiliated Company Stockholders and “unaffiliated security holders” as defined in Rule 13e-3 of the Exchange Act and (c) recommended that, subject to Company Board of Directors approval, the Company Board of Directors submit this Agreement and the other Transaction Agreements to the stockholders of the Company for their approval and adoption and recommend that the stockholders of the Company vote in favor of the approval and adoption of this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization (the “Special Committee Recommendation”);

WHEREAS, the Company Board of Directors (acting on the Special Committee Recommendation), after due and careful consideration, and in consultation with the Special Committee’s tax, legal and financial advisors, has unanimously of all voting adopted resolutions that (a) determined that this Agreement, the other Transaction Agreements, and the transactions contemplated hereby and thereby (including the Merger, the TRA Payment and the Recapitalization) are fair to and in the best interests of the Company and its stockholders, including the Unaffiliated Company Stockholders and “unaffiliated security holders” as defined in Rule 13e-3 of the Exchange Act, (b) approved, authorized, adopted and declared advisable this Agreement, the other Transaction Agreements, and the transactions contemplated hereby and thereby (including the Merger, the TRA Payment and the Recapitalization) and (c) resolved to recommend that the stockholders of the Company vote in favor of the approval and adoption of this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization (the “Company Recommendation”) and to include such recommendation in the Proxy Statement;

WHEREAS, the board of directors of Acquiror (the “Acquiror Board of Directors”) has unanimously approved the Merger, the TRA Payment and the Recapitalization and authorized (a) the execution and delivery by Acquiror of this Agreement and the other Transaction Agreements to which it is a party, (b) the performance by Acquiror of its covenants and agreements contained herein and in the other Transaction Agreements to which it is a party and (c) the consummation of the Merger, the TRA Payment and the Recapitalization upon the terms and subject to the conditions contained herein and in the other Transaction Agreements;

WHEREAS, the board of directors of Merger Sub has unanimously (a) approved and declared advisable this Agreement, the other Transaction Agreements to which it is a party and the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization, the performance by Merger Sub of its covenants and agreements contained herein and the consummation of the Merger, the TRA Payment and the Recapitalization upon the terms and subject to the conditions contained herein and in the other Transaction Agreements, (b) determined that this Agreement, the other Transaction Agreements to which it is a party, and the transactions contemplated hereby and thereby (including the Merger, the TRA Payment and the Recapitalization) are fair to, advisable and in the best interests of, Merger Sub and Acquiror, its sole stockholder, (c) approved, authorized, adopted and declared advisable this Agreement, the other Transaction Agreements to which it is a party, and the transactions contemplated hereby and thereby (including the Merger, the TRA Payment and the Recapitalization) and (d) resolved to recommend that Acquiror, as the sole stockholder of Merger Sub, vote in favor of the approval and adoption of this Agreement, the other Transaction Agreements to which it is a party, and the transactions contemplated hereby and thereby (including the Merger, the TRA Payment and the Recapitalization);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Company, Parent, Acquiror and Merger Sub to enter into this Agreement, (a) each of the Continuing Stockholders (and certain family members and other affiliated persons or entities of such persons that are stockholders of the Company) is entering into a voting agreement with Parent, Acquiror and the Company (the “Voting Agreement”), pursuant to which each such person is agreeing to vote all of the Company Shares beneficially owned by it in favor of the approval and adoption of this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization, at the Company Special Meeting, (b) the Company, Company LLC, the Continuing Stockholders and the TRA Representative (as defined therein) are entering into Amendment No. 2 to the Tax Receivable Agreement (the “TRA Amendment”), providing for the termination of the Tax Receivable Agreement, effective as of and concurrently with the Closing, in exchange for the payment by wire transfer of immediately available funds at the Closing by the Surviving Corporation to the Continuing Stockholders of an aggregate amount of $44,000,000 (collectively, the “TRA Payment”), with the allocation of the TRA Payment payable to Series U and to Series R set forth in the TRA Amendment, (c) the Company, Utz Brands Holdings, LLC, a Delaware limited liability company and a Subsidiary of the Company (“Company LLC”), and the Continuing Stockholders are entering into that certain Amendment No. 1 to Third A&R Company LLC Operating Agreement simultaneously herewith, (d) Parent, Acquiror, the Company, Company LLC and the Continuing Stockholders are entering into an implementation agreement (the “Implementation Agreement”), pursuant to which (among other things): (i) the Company, Company LLC and the Continuing Stockholders are entering into the Fourth A&R Company LLC Operating Agreement, (ii) each of the Continuing Stockholders and Company LLC are entering into a common unit purchase agreement (the “Purchase Agreement”), simultaneously herewith, with the Purchase (as defined below) thereunder occurring substantially concurrently with the Closing and immediately following the TRA Payment, pursuant to which, among other things, the Continuing Stockholders will purchase, in the aggregate, from the Surviving Corporation 2,315,790 Company LLC Units equivalent in value to $33,000,007.50, based on a per-Common Unit price of fourteen dollars and twenty-five cents ($14.25) (the “Purchase”), and (iii) Company LLC and the Company are entering into a redemption agreement (the “Redemption Agreement”), simultaneously herewith, with the Redemption (as defined below) thereunder occurring substantially concurrently with the Closing and immediately following the Purchase, pursuant to which, among other things, Company LLC will redeem from the Surviving Corporation a number of Company LLC Units in exchange for cash (and, if applicable, a note) (the “Redemption”) such that, following the Closing, the Purchase and the Redemption, the Continuing Stockholders in the aggregate, on the one hand, and the Surviving Corporation, on the other hand, will each own fifty percent (50%) of the issued and outstanding equity interests of Company LLC (the Purchase and the Redemption, collectively, the “Recapitalization”) and (e) Series U of UM Partners, LLC, a series of a Delaware limited liability company (“Series U”), has delivered, in the Implementation Agreement, a consent under Section 2.2 of the Investor Rights Agreement, consenting in its capacity as Seller Representative (as defined therein) to the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization, and the Continuing Members have delivered, in the Implementation Agreement, consents under the Amended Company LLC Operating Agreement (as defined below), and such consents have not been modified or revoked and are in full force and effect (such consents, the “Family Consent”); and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Specified Definitions. As used in this Agreement:

“Acceptable Confidentiality Agreement” means any confidentiality agreement that contains provisions that are no less favorable (other than in any immaterial and non-substantive respect) to the Company than those that are contained in the Confidentiality Agreement (except that any standstill restrictions, restrictions on who can be considered representatives thereunder and restrictions on communications with the Family Stockholders need not be included) and that does not prohibit the Company from providing to Acquiror, its Affiliates or their respective Representatives the information required to be provided pursuant to Section 6.3.

“Acquiror Material Adverse Effect” means any fact, circumstance, occurrence, event, development, change or condition or combination thereof that prevents, materially delays or materially impairs the ability of Parent, Acquiror or Merger Sub to consummate the Merger, the TRA Payment, the Recapitalization, the Debt Financing or the other transactions contemplated by this Agreement, any of the other Transaction Agreements, or the Debt Financing Documents.

“Affiliates” means, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership interests or other ownership interests, by Contract or otherwise. For purposes of this Agreement and any other Transaction Agreement, the Family Stockholders shall not be considered Affiliates of the Company and its Subsidiaries or of Parent, Acquiror, Merger Sub or any of their respective Subsidiaries, and the Company and its Subsidiaries shall not be considered Affiliates of the Family Stockholders or of Parent, Acquiror, Merger Sub or any of their respective Subsidiaries.

“Amended Company LLC Operating Agreement” means (a) prior to the date hereof, the Existing Company LLC Operating Agreement and (b) on and after the date hereof and through and until the payment of the TRA Payment substantially concurrently with the Closing, the Existing Company LLC Operating Agreement, as amended by Amendment No. 1 to Third A&R Company LLC Operating Agreement, but prior to the effectiveness of Closing Provisions of the Fourth A&R Company LLC Operating Agreement pursuant to the terms thereof following the payment of the TRA Payment substantially concurrently with the Closing.

“Amendment No. 1 to Third A&R Company LLC Operating Agreement” means that certain Amendment No. 1 to Third A&R Company LLC Operating Agreement, dated and effective as of the date hereof, by and among the Company, Company LLC and the Continuing Stockholders.

“Antitrust Laws” means any antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act and the Law on the Protection of Economic Competition of 2001 (as amended) of Ukraine.

“Bankruptcy and Equity Exception” means limitations on enforceability arising from (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles; or (b) Laws governing specific performance, injunctive relief, and other equitable remedies.

“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York or Düsseldorf, Germany, or Governmental Entities in the State of Delaware, are authorized or required by Law to close.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commercially Available Software” shall mean any software which is off-the-shelf, generally commercially available pursuant to standard shrink wrap, click through or other non-negotiable licensing terms, used by the Company or any of its Subsidiaries with little or no configuration.

“Company ABL Credit Agreement” means that certain ABL Credit Agreement, dated as of November 21, 2017, among UQF and Golden Flake Snack Foods, Inc., each as a borrower, the parents party thereto, Bank of America, N.A., as administrative agent and the lenders party thereto (as amended by that certain Incremental Amendment to Credit Agreement, dated as of September 3, 2019; as amended by the Incremental and Extension Amendment to Credit Agreement, dated as of April 1, 2020; as amended by that certain Amendment No. 3 to Credit Agreement, dated as of July 23, 2020; as amended by that certain Amendment No. 4 to Credit Agreement, dated as of December 18, 2020; as amended by that certain Amendment No. 5 to Credit Agreement, dated as of June 1, 2021; as amended by that certain Amendment No. 6 to Credit Agreement, dated as of July 5, 2022; as amended by that certain Amendment No. 7 to Credit Agreement, dated as of September 22, 2022; as amended by that certain Amendment No. 8 to Credit Agreement; as amended dated as of July 20, 2023; as amended by that certain Amendment No. 9 to Credit Agreement, dated as of April 17, 2024; and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Closing Date).

“Company Associate” means each employee, officer, director, individual consultant, individual independent contractor or other individual service provider of or to the Company or any of its Subsidiaries.

“Company Benefit Plan” means each compensation or employee benefit plan, program, agreement or other arrangement, including any “employee benefit plan” as that term is defined in Section 3(3) of ERISA (whether or not subject to ERISA), in each case, whether oral or written, funded or unfunded, or insured or self-insured, maintained by the Company or any Subsidiary of the Company, or to which the Company or any Subsidiary of the Company contributes or is obligated to contribute on behalf of any current or former Company Associate (or their respective beneficiaries) or with respect to which the Company or any Subsidiary of the Company has any current or contingent Liability; provided that in no event shall a Company Benefit Plan include any arrangement operated, funded, or sponsored by a Governmental Entity or to which the Company or any Subsidiary of the Company is required to maintain or contribute under applicable Law.

“Company Credit Agreements” means collectively or individually as the context may require, (a) the Company Term Loan Agreement, (b) the Company ABL Credit Agreement and (c) the Real Estate Term Loan Agreement.

“Company ESPP” means the Utz 2021 Employee Stock Purchase Plan.

“Company Fundamental Representations” means the representations and warranties made pursuant to Section 4.1(a) (Organization) (first and third sentences only), Section 4.1(b) (Organization) (solely with respect to the Company Organizational Documents, the Company LLC Organizational Documents and the UQF Organizational Documents), Section 4.20 (Opinion of Financial Advisor), Section 4.21 (Finders or Brokers) and Section 4.22 (State Takeover Statutes).

“Company Intellectual Property” means all Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Intervening Event” means any fact, circumstance, occurrence, event, development, change or condition or combination thereof that (a) was not known to or reasonably expected by the Special Committee as of or prior to the date of this Agreement and (b) does not relate to any Company Takeover Proposal or Company Superior Proposal or expected receipt of a Company Takeover Proposal or Company Superior Proposal; provided, however, that in no event shall any of the following constitute, or be taken into account in determining the existence of, a Company Intervening Event: (i) the fact that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions for any period, or changes after the date of this Agreement in the market price or trading volume of the Class A Common Stock (provided that the underlying causes of such fact, to the extent not otherwise excluded from this definition of “Company Intervening Event,” may be taken into account in determining the existence of a Company Intervening Event) or (ii) the reasonably foreseeable consequences of the announcement of this Agreement.

“Company Material Adverse Effect” means any fact, circumstance, occurrence, event, development, change or condition or combination thereof (each, an “Effect”) that has had, or would reasonably be expected to have, individually or in the aggregate, a material and adverse effect on the business, properties, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided that none of the following, and no Effect arising out of or in connection with or resulting from any of the following, shall constitute, or be taken into account in determining whether there has been, a “Company Material Adverse Effect”: (i) changes after the date hereof in GAAP (or authoritative interpretation or enforcement thereof), (ii) changes after the date hereof in Laws (or authoritative interpretation or enforcement thereof), (iii) changes after the date hereof in global, national or regional political conditions (including cyber-attacks, acts of terrorism or sabotage, the outbreak of war or other armed hostilities or the escalation of any of the foregoing), (iv) any epidemics or pandemics (including COVID-19 and any measures taken by Governmental Entities in connection therewith) and any hurricane, flood, tornado, earthquake or other natural disaster, act of god or force majeure event, (v) actions or omissions required of the Company or any of the Company’s Subsidiaries by this Agreement or the Implementation Agreement or any action or omission taken at the written request of Acquiror, (vi) (A) the execution, announcement, performance or existence of this Agreement or any of the other Transaction Agreements or any of the transactions contemplated hereby or thereby, including the announcement of the identity of Parent or Acquiror, including the impact thereof on relationships (contractual or otherwise) with customers, suppliers, vendors, employees, labor organizations or creditors of the Company or any of its Subsidiaries (provided that this clause (vi)(A) shall not apply to any representation or warranty in Section 4.3(e), Section 4.3(f) or Section 4.12(h) to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution, performance and delivery of this Agreement or the consummation of the transactions contemplated hereby), or (B) any communication by Acquiror or any of its Affiliates regarding plans or proposals, with respect to the Company and its Subsidiaries, (vii) any breach of this Agreement or any other Transaction Agreement by Parent, Acquiror or Merger Sub, (viii) (A) a change, in and of itself, in the trading price or volume of the Class A Shares, (B) the failure, in and of itself, to meet internal or external budgets, forecasts, projections, estimates or predictions or analysts’ expectations or projections for any future period, or (C) any change in any credit rating or analysts’ recommendations or ratings with respect to the Company or any of its securities (provided that the underlying causes of such change or failure described in any of the foregoing clauses (A), (B) and (C) may be taken into account in determining the existence of a Company Material Adverse Effect to the extent not otherwise excluded by another clause of this definition), (ix) changes after the date hereof in the global securities, credit or other financial markets or in general economic, business or market conditions, including any disruption thereof or any change in prevailing interest rates, (x) conditions generally affecting the U.S. economy or the industries in which the Company and its Subsidiaries operate (including changes to commodity prices), (xi) any seasonal fluctuations in the business of the Company and its Subsidiaries materially consistent with historical seasonal patterns, (xii) any Legal Proceeding threatened, initiated or brought by any current or former holders of Company Common Stock or any other securities of the Company or any of the Company’s Subsidiaries against the Company, any of its Subsidiaries or any of their respective officers or directors, in each case, arising out of or relating to this Agreement or any of the other Transaction Agreements or the transactions contemplated hereby or thereby or (xiii) any action taken by the Company or any of its Subsidiaries that is expressly required by this Agreement or with the express prior written consent of Parent or Acquiror, or the failure of the Company or any of its Subsidiaries to take any action that is expressly prohibited by this Agreement; except, with respect to clauses (i), (ii), (iii), (iv), (ix) and (x) of this definition, to the extent that the effects of such change are disproportionately adverse to the business, properties, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, as compared to other companies in the industries in which the Company and its Subsidiaries operate.

“Company Option” means any option to purchase Class A Common Stock granted under the Company Stock Plan.

“Company Registrations” means all Patent Rights and all registrations and applications for Trademarks, Copyrights, and Internet domain names that constitute Company Intellectual Property.

“Company Restricted Stock Unit” means any restricted stock unit or performance share unit, payable in shares of Class A Common Stock or whose value is determined with reference to the value of shares of Class A Common Stock, granted under the Company Stock Plan.

“Company Stock Plan” means the Utz 2020 Omnibus Equity Incentive Plan, as amended.

“Company Superior Proposal” means a bona fide, written Company Takeover Proposal that did not result from a material breach of Section 6.3 (a) that if consummated would result in a third party (or in the case of a direct merger between such third party and the Company, the stockholders of such third party) acquiring, directly or indirectly, fifty percent (50%) or more of the outstanding Company Common Stock or fifty percent (50%) or more of the assets of the Company and its Subsidiaries, taken as a whole, and (b) that the Company Board of Directors (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith (in accordance with Section 6.3(f)), after consultation with the Special Committee’s outside financial advisor(s) and outside legal counsel, taking into account the timing and likelihood of consummation relative to the transactions contemplated by this Agreement, and after giving effect to any changes to this Agreement proposed by Acquiror in response to such Company Takeover Proposal (in accordance with Section 6.3(f)) and all other financial, legal, regulatory, Tax and other aspects of such proposal, including all conditions contained therein and the person making such Company Takeover Proposal, as the Company Board of Directors (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, deems relevant, is more favorable from a financial standpoint to the Unaffiliated Company Stockholders than the Merger and the transactions contemplated by the other Transaction Agreements (including the TRA Payment and the Recapitalization).

“Company Takeover Proposal” means any proposal or offer from any person (other than Parent or any of its direct or indirect Subsidiaries), with respect to, or providing for, in a single transaction or a series of related transactions, (a) a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution, joint venture or other similar transaction involving the Company or any of its Subsidiaries as a result of which persons other than the holders of Company Common Stock immediately prior to such transaction would own twenty percent (20%) or more of the outstanding Company Common Stock or securities of the Company (or any resulting company from such transaction) representing twenty percent (20%) or more of the voting power of the Company (or such resulting company), in either case immediately following such transaction, (b) any acquisition of twenty percent (20%) or more of the outstanding Company Common Stock or securities of the Company representing twenty percent (20%) or more of the voting power of the Company, (c) any acquisition (including the acquisition of stock or other equity securities in any Subsidiary of the Company) of assets or businesses of the Company or its Subsidiaries, including pursuant to a joint venture, representing twenty percent (20%) or more of the consolidated assets, revenues or net income of the Company, (d) any tender offer or exchange offer that if consummated would result in any person beneficially owning twenty percent (20%) or more of the outstanding Company Common Stock or securities of the Company representing twenty percent (20%) or more of the voting power of the Company or (e) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and Company Common Stock (or voting power of securities of the Company other than the Company Common Stock) involved is twenty percent (20%) or more.

“Company Term Loan Agreement” means that certain First Lien Term Loan Credit Agreement, dated November 21, 2017, among UQF, as the borrower, Company LLC, as parent, Bank of America, N.A., as administrative agent, and the lenders party thereto (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of July 23, 2020; as amended by that certain Amendment No. 2 to Credit Agreement, dated as of January 20, 2021; as amended by that certain Amendment No. 3 to Credit Agreement, dated as of June 22, 2021; as amended by that certain Amendment No. 4 to Credit Agreement, dated September 22, 2022; as amended by that certain Amendment No. 5 to Credit Agreement, dated as of April 17, 2024; as amended by that certain Amendment No. 6 to Credit Agreement, dated as of January 29, 2025; and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Closing Date).

“Continuing Stockholders” means Series U and Series R of UM Partners, LLC, a series of a Delaware limited liability company (“Series R”), together with each other person who holds Class V Shares as of the applicable time of determination (it being understood that transfers of Class V Shares are not permitted under the applicable Transaction Agreements without the prior written consent of Parent and the Company).

“Contract” (including, its correlative meaning, “Contractual”) means any written contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, arrangement, commitment or other instrument or obligation that is legally binding.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics, public health emergencies or disease outbreaks.

“Data Security Laws” means all applicable Laws relating to privacy, security or the processing of Personal Information.

“Debt Financing Documents” means the Debt Financing Letters, the Topco Financing Documents and the Opco Financing Documents.

“Debt Financing Sources” means the Opco Debt Financing Sources and the Topco Debt Financing Sources.

“Environmental Law” means any Law relating to the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or any exposure to or Release of, or the management of Hazardous Materials (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of any Hazardous Materials).

“ERISA” means the Employee Retirement Income and Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business.

“Existing Company LLC Operating Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of August 28, 2020, by and among Company LLC, the Company and the Continuing Stockholders, prior to giving effect to the Amendment No. 1 to Third A&R Company LLC Operating Agreement.

“Family Stockholders” means (a) the Continuing Stockholders and their Affiliates, (b) the parties to the Voting Agreement (other than Acquiror and the Company) and their respective Affiliates, (c) the persons identified on Exhibit C attached hereto and any trusts or similar estate planning vehicles for the sole benefit of the persons identified on Exhibit C and (d) members of the Immediate Family of the persons set forth on Exhibit C attached hereto.

“Food Law” means (a) the Federal Food, Drug and Cosmetic Act, as amended (the “FDCA”), and all implementing regulations; (b) the Fair Packaging and Labeling Act; (c) the Organic Food Production Act of 1990, as amended, and the regulations adopted thereunder by the National Organic Standards Board; (d) the Federal Trade Commission Act; (e) the Public Health Security and Bioterrorism Preparedness and Response Act of 2002; (f) the Food Allergen Labeling and Consumer Protection Act of 2004; (g) the Food Safety Modernization Act,

including all rules regarding hazard analysis and preventative controls, supplier verification and sanitary transportation; (h) the Sanitary Food Transportation Act, as amended, including the rules and regulations promulgated thereunder; and (i) all other Laws, regulations and requirements enforced by the United States Food and Drug Administration (“FDA”), the United States Department of Agriculture (“USDA”), the United States Federal Trade Commission (“FTC”), or any similar state or foreign Governmental Entity regarding food quality and safety, including, but not limited to, Laws relating to food additives, food allergens, food contact substances, hazard analysis and preventive controls, supplier verification and the formulation, testing, manufacturing, sanitation, transportation, import, export, recordkeeping, registration, packaging, storage, monitoring, shelf-life, distribution, marketing or advertising of food products.

“Fourth A&R Company LLC Operating Agreement” means that certain Fourth Amended and Restated Limited Liability Company Agreement of Company LLC, dated as of the date hereof, by and among the Company, Company LLC and the Continuing Stockholders, with (a) Section 2.8 thereunder being effective immediately upon execution thereof and (b) the remaining provisions thereunder to be effective immediately following the TRA Payment substantially concurrently with the Closing (clause (b), the “Closing Provisions”).

“Fraud” means, with respect to any Party, actual and intentional fraud under Delaware law with respect to the making of the representations and warranties of such Party expressly set forth herein (as qualified by the applicable disclosure schedules), and shall exclude constructive fraud, negligent misrepresentation, equitable fraud, promissory fraud, unfair dealing fraud, fraud premised on constructive knowledge or negligence.

“Governmental Entity” means any U.S. federal, state, local or foreign government, any transnational governmental organization or any court of competent jurisdiction, arbitrator or mediator, regulatory authority, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national securities exchange or national quotation system or any SRO, including Food Regulatory Entities.

“Hazardous Materials” means (a) any material, substance, chemical or waste (or combination thereof) that (i) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil or words of similar meaning or effect under any Environmental Law or (ii) can form the basis of any liability under any Environmental Law relating to pollution, waste or the environment; and (b) any petroleum, petroleum products, per- and polyfluoroalkyl substances (including PFAs, PFOA, PFOS, GenX and PFBs), polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials.

“Immediate Family” shall mean, with respect to a natural person, such person’s spouse or civil partner and any lineal descendant or ascendant (including by blood or adoption) to any such person.

“Indebtedness” means, with respect to any person, without duplication, as of the date of determination, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person issued or assumed as the deferred purchase price of property (including any potential future earn-out, purchase price adjustment, release of “holdback” or similar payment, but excluding (i) obligations of such person incurred in the ordinary course of business and (ii) trade accounts payable in the ordinary course of business of such person), (d) all lease obligations of such person that are required to be capitalized in accordance with GAAP as in effect on the date hereof on the books and records of such person, (e) all Indebtedness of others (excluding the Company and any of its Subsidiaries) secured by a Lien on property or assets owned or acquired by such person, whether or not the Indebtedness secured thereby has been assumed, (f) all obligations of such person under interest rate, currency or commodity derivatives or hedging transactions or similar arrangements (valued at the termination value thereof), (g) all letters of credit or performance bonds issued for the account of such person, to the extent drawn upon and not repaid or reimbursed, and (h) all guarantees and keepwell arrangements of such person of any Indebtedness of any other person other than the Company and any of its Subsidiaries; provided that Indebtedness shall not include any intercompany indebtedness between or among Company LLC and its wholly-owned Subsidiaries.

“Intellectual Property” means any and all intellectual or industrial property rights subsisting anywhere in the world, whether registered or unregistered, including rights in or to the following: (a) patents, patent applications (including provisional patent applications), utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations) (“Patent Rights”); (b) trademarks and service marks, brand names, logos, trade dress, corporate names and doing business designations, including all goodwill therein, and all registrations and applications for registration of the foregoing (“Trademarks”); (c) copyrights, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors, and all works of authorship (“Copyrights”); (d) Internet domain names and social media addresses; (e) inventions, invention disclosures, statutory invention registrations, trade secrets and confidential business information, formulas, know-how, manufacturing and product processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; (f) rights to use any individual person’s name or likeness; (g) rights in software; and (h) other proprietary rights relating to any of the foregoing.

“Inventory” shall mean, collectively, all finished goods, raw materials, packaging supplies and work-in-process owned by the Company or any of its Subsidiaries.

“Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of August 28, 2020, by and among the Company, Series U, Series R and the other persons party thereto, as amended by Amendment No. 1 to the Investor Rights Agreement, dated as of October 21, 2021, and Amendment No. 2 to the Investor Rights Agreement, dated as of October 30, 2024.

“IT Systems” means all information technology systems and infrastructure, software, databases, hardware, devices, networks and equipment and similar or related information technology assets and systems, including all servers, workstations, routers, hubs, switches, data lines, desktop applications, server-based applications and mobile applications, in each case owned, used or held for use in the business of the Company and its Subsidiaries.

“Key Marks” means the Trademarks “UTZ”, “BOULDER CANYON”, “ON THE BORDER” and “ZAPP’S”, and any associated designs.

“knowledge” means, (a) with respect to the Company and its Subsidiaries, the actual knowledge, following reasonable inquiry of such individual’s direct reports, of the individuals listed on Section 1.1(a) of the Company Disclosure Schedule and (b) with respect to Parent, Acquiror or Merger Sub, the actual knowledge, following reasonable inquiry of such individual’s direct reports, of the individuals listed on Section 1.1 of the Acquiror Disclosure Schedule.

“Laws” means all federal, state, local and foreign laws, statutes, ordinances, rules, regulations, judgments, Orders, injunctions, decrees or agency requirements of Governmental Entities.

“Legal Proceeding” means any claim, action, suit, litigation, arbitration, proceeding or governmental or administrative investigation, audit, inquiry or action by or before any Governmental Entity.

“Liability” means any and all debts, liabilities and obligations, whether fixed, contingent or absolute, matured or unmatured, accrued or not accrued, determined or determinable, secured or unsecured, disputed or undisputed, subordinated or unsubordinated, or otherwise.

“Liens” means all liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind.

“made available” means, with respect to any information, document or material, that such information, document or material was (a) publicly filed on the SEC EDGAR database as part of a Company SEC Document (or expressly incorporated by reference into a Company SEC Document) after June 30, 2023 and prior to the date hereof or (b) made available on or prior to 12:00 p.m. New York time on the day immediately preceding the date hereof for review by Acquiror or its Representatives in the electronic data room hosted by Datasite under the title “Stellar” (the “VDR”).

“NYSE” means the New York Stock Exchange.

“Opco Debt Financing Sources” means the entities that are party to the Opco Debt Financing Commitment Letter and any other entity (other than, in each case, Acquiror, any of its Affiliates, the Company or any of its Subsidiaries) that has committed to provide, underwrite or arrange or act as an administrative or facility agent in respect of all or any part of the Opco Debt Financing (including any credit facilities or debt securities being issued in lieu of any portion of the Opco Debt Financing) in connection with the Merger or other transactions contemplated by this Agreement or the other Transaction Agreements, including any arranger, agent, lender, initial purchaser, underwriter or investor that is a party to any commitment letter, engagement letter, joinder agreement, purchase agreement, indenture, credit agreement or other definitive agreement entered into pursuant thereto or relating thereto, together with its Affiliates, and its and their former, current, and future respective officers, directors, employees, agents, Representatives, members, managers, general or limited partners, shareholders, controlling persons, successors and assigns.

“Order” means any charge, order, writ, injunction, judgment, decree, ruling, award or settlement of, with or by a Governmental Entity, whether civil, criminal or administrative.

“Parent Existing Credit Agreement” means that certain Credit Facility Agreement, dated as of September 12, 2025, between Parent and certain other persons from time to time party thereto, as borrowers and guarantors, Commerzbank Aktiengesellschaft, HSBC Continental Europe S.A., Germany and Skandinaviska Enskilda Banken AB (PUBL) Frankfurt Branch, as co-ordinators, bookrunners and mandated lead arrangers, the financial institutions from time to time party thereto and HSBC Continental Europe S.A., Germany, as facility agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time as not prohibited by this Agreement.

“Parent Existing Promissory Notes” means the six loan agreements evidenced by promissory notes (Schuldscheindarlehen), each dated May 21, 2026, entered into by, among others, Parent as borrower, Intersnack Deutschland SE and KP Snacks Limited as guarantors, and HSBC Continental Europe S.A., Germany, as lender, in an aggregate principal amount of EUR 700,000,000, in each case as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, to the extent not prohibited by this Agreement.

“Permitted Lien” means (a) any Lien for Taxes not yet due and payable or delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (b) vendors’, mechanics’, materialmen’s, carriers’, workers’, landlords’, repairmen’s, warehousemen’s, construction and other similar Liens arising or incurred in the ordinary course of business or with respect to Liabilities that are not yet due and payable or, if due, are not delinquent for greater than thirty (30) days or are being contested in good faith by appropriate proceedings and for which adequate reserves (based on good faith estimates of management) have been set aside for the payment thereof, (c) Liens imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building, fire, health and Environmental Laws and similar regulations, which do not materially affect the use of the properties or the assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (d) pledges or deposits in connection with workers’ compensation, unemployment insurance, social security and other similar legislation, (e) Liens relating to intercompany borrowings among a person and its direct or indirect Subsidiaries, (f) purchase money Liens securing payments under capital lease financings, purchase money financings and similar obligations entered into or incurred in the ordinary course of business, (g) other than with respect to Company Owned Real Property or Company Leased Real Property, Liens arising under and the other terms and conditions set forth in, original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and containing terms consistent with arm’s length transactions of a similar type, (h) non-exclusive licenses to Intellectual Property granted in the ordinary course of business, (i) any right, interest, title or Lien of a landlord or sublandlord of any Company Leased Real Property or in the property being leased, provided any such Lien relates to the fee interest (and not the leasehold interest) of a Company Leased Real Property, (j) easements, covenants, conditions, restrictions and other similar matters affecting title to any Company Owned Real Property or Company Leased Real Property which do not materially impair the use of the properties or the assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (k) Liens securing Indebtedness that is secured as of the date of this Agreement (and any refinancing Indebtedness thereof incurred in accordance with this Agreement) and Liens securing any working capital lines of credit and cash pooling arrangements, (l) Liens granted which will be discharged in connection with the Closing in accordance with the Payoff Letters or securing indebtedness that are reflected in the Company SEC Documents filed prior to the date hereof, (m) Liens resulting from applicable securities Laws, (n) Liens in connection with accounts receivable purchase programs, (o) Liens arising under the Company Organizational Documents, the Company LLC Organizational Documents (other than the Closing Provisions of the Fourth A&R Company LLC Operating Agreement), the UQF Organizational Documents or the Investor Rights Agreement as in effect as of the date hereof and (p) Liens set forth on, or arising under the Contracts set forth on, Section 1.1(b) of the Company Disclosure Schedule.

“person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.

“Personal Information” means any information or data that can, alone or in combination with other information or data, identify, relate to, describe, be associated with or be reasonably capable of being associated with a particular individual, or that constitutes “personal information,” “personal data,” “personally identifiable information,” “sensitive personal information,” “personal biometric information” or other corollary terms under Data Security Laws.

“Proxy Statement” means the proxy statement of the Company related to the solicitation of votes in favor of the approval and adoption of this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization, at the Company Special Meeting.

“Real Estate Term Loan Agreement” means that certain Loan Agreement, dated October 12, 2022, among UQF, Kennedy Endeavors, LLC and Condor Snack Foods, LLC, each as a borrower, City National Bank, a national banking association, as administrative agent, and the lenders party thereto, as amended, amended and restated, refinanced, supplemented or otherwise modified.

“Redemption Note Cap” has the meaning set forth in the Redemption Agreement.

“Redemption Shortfall Amount” has the meaning set forth in the Redemption Agreement.

“Related Party” means, with respect to the Company or its Subsidiaries: (a) any director (or managerial equivalent) or executive officer of the Company or its Subsidiaries; (b) the Continuing Stockholders; (c) Dylan Lissette, Immediate Family members of Dylan Lissette and any trusts or similar estate planning vehicles for the benefit of any such persons; or (d) Affiliates of any person described in the immediately preceding clauses (a), (b) or (c).

“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the (indoor or outdoor) air, soil, surface water, groundwater.

“Reportable Food Registry” means the mechanism established by section 1005 of the Food and Drug Administration Amendments Act of 2007 that requires the filing of a report when there is a reasonable probability that the use of, or exposure to, an article of food will cause serious adverse health consequences or death to humans or animals.

“Representatives” means, with respect to any person, such person’s Subsidiaries and such person’s and its Subsidiaries’ respective directors, officers, employees, agents, attorneys, accountants, financial advisors, investment bankers and other representatives (in each case, acting at such first person’s direction or on such first person’s behalf); provided, however, that the Family Stockholders and their respective Representatives shall not be considered Representatives of the Company or any of its Subsidiaries or of Parent, Acquiror, Merger Sub or of any of their respective Representatives for any purpose under this Agreement or any other Transaction Agreement.

“Restricted Person” means any person identified on the U.S. Department of Commerce’s Entity List, Denied Persons List, Unverified List or Military End User List, or the U.S. Department of State’s Debarred List.

“Sanctioned Jurisdiction” means a country or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, and the Crimea, the so-called Luhansk People’s Republic, and the so-called Donetsk People’s Republic regions of Ukraine, and the non-government controlled areas of Ukraine in the oblasts of Kherson and Zaporizhzhia, and, until July 1, 2025, Syria).

“Sanctioned Person” means any person subject to Sanctions, including as a result of being (a) listed in any list of sanctioned persons, including, but not limited to, those maintained by the United States (including the Department of the Treasury’s Office of Foreign Assets Control and the Department of State), the United Nations Security Council, the United Kingdom, or the European Union; (b) located, organized or resident in a Sanctioned Jurisdiction; or (c) directly or indirectly owned fifty percent (50%) or more or controlled (as defined under relevant Sanctions), individually or in the aggregate, by one or more persons described in the foregoing clause (a) or (b).

“Sanctions” means the economic, trade or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” means the United States government (including, but not limited to, the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State); the Government of Canada (including, but not limited to, Global Affairs Canada, the Minister of Foreign Affairs, Public Safety Canada and the Department of Justice Canada), the United Nations Security Council; the European Union, any European Union member state; and the United Kingdom.

“Schedule 13E-3” means the Rule 13e-3 Transaction Statement on Schedule 13E-3 relating to the transactions contemplated by this Agreement and the other Transaction Agreements.

“SEC” means the U.S. Securities and Exchange Commission.

“SRO” means any self-regulatory organization of any nature, including any United States or foreign securities exchange, futures exchange, commodities exchange or contract market and any advertising or industry self-regulatory organization.

“Subsidiaries” means, with respect to any Party, any corporation, partnership, joint venture or other legal entity of which such Party (either alone or through or together with any other Subsidiary), owns, directly or indirectly, fifty percent (50%) or more of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity, or otherwise owns, directly or indirectly, such capital stock or other equity interests that would confer control of any such corporation, limited liability company, partnership, joint venture or other legal entity, or any person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act. For the avoidance of doubt, the Parties agree that Company LLC and its Subsidiaries are Subsidiaries of the Company for purposes of this Agreement.

“Tax” (including, its correlative meaning “Taxes”) means all federal, state, local or foreign tax, custom, impost, levy, duty, fee or other assessment or charge of any nature whatsoever imposed by any Governmental Entity (including any income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, premium, license, recording, occupation, environmental, abandoned or unclaimed property, real or personal property and estimated tax, alternative or add-on minimum tax, customs duty or other tax), together with any interest, penalties, fines or additional amounts imposed with respect thereto.

“Tax Receivable Agreement” means the tax receivable agreement, dated as of August 28, 2020, among the Company, Company LLC, Series U, Series R and the TRA Representative (as defined therein), as amended by Amendment No. 1 effective as of January 3, 2022, and the TRA Amendment.

“Tax Return” means any return, report, information return, claim for refund, election, estimated tax filing or declaration or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed, or supplied or required to be supplied, with respect to Taxes, including any amendments thereof.

“Top Customers” means the largest ten (10) customers of the Company and its Subsidiaries, taken as a whole, based on dollar value of sales to such customers by the Company and its Subsidiaries, taken as a whole, during the twelve (12) months ended December 28, 2025.

“Top Suppliers” means the largest ten (10) suppliers of products or services to the Company and its Subsidiaries, taken as a whole, based on expenditures of the Company and its Subsidiaries, taken as a whole, during the twelve (12) months ended December 28, 2025.

“Topco Debt Financing Sources” means the entities that are party to the Topco Debt Financing Commitment Letter and any other entity (other than Acquiror or any of its Affiliates) that has committed to provide, underwrite or arrange or act as an administrative or facility agent in respect of all or any part of the Topco Debt Financing (including any credit facilities or debt securities being issued in lieu of any portion of the Topco Debt Financing) in connection with the Merger or other transactions contemplated by this Agreement and the other Transaction Agreements, including any arranger, agent, lender, initial purchaser, underwriter or investor that is a party to any commitment letter, engagement letter, joinder agreement, purchase agreement, indenture, credit agreement or other definitive agreement entered into pursuant thereto or relating thereto, together with its Affiliates, and its and their former, current and future respective officers, directors, employees, agents, Representatives, members, managers, general or limited partners, shareholders, controlling persons, successors and assigns.

“Topco Financing Documents” means that certain credit facility agreement and all other definitive financing documentation related thereto, in each case entered into pursuant to the Topco Debt Financing Commitment Letter.

“Trade Control Laws” means any applicable import, customs, export, reexport and retransfer, and anti-boycott Laws or programs administered, enacted or enforced by any Governmental Entity, including but not limited to: (a) the U.S. Export Administration Regulations and the U.S. International Traffic in Arms Regulations; (b) the anti-boycott Laws administered by the U.S. Departments of Commerce and Treasury; (c) customs laws administered by U.S. Customs and Border Protection; and (d) any other similar export, anti-boycott, or other trade Laws or programs in any relevant jurisdiction to the extent they are applicable.

“Transaction Agreements” means this Agreement, the Implementation Agreement, the Purchase Agreement, the Redemption Agreement, the Voting Agreement, Amendment No. 1 to Third A&R Company LLC Operating Agreement, the Fourth A&R Company LLC Operating Agreement and the TRA Amendment.

“Treasury Regulations” means the regulations promulgated under the Code by the U.S. Department of the Treasury.

“Unaffiliated Company Stockholders” means the holders of the outstanding Class A Shares, excluding (a) Parent, Acquiror and Merger Sub and their respective controlled Affiliates (if applicable), (b) the Continuing Stockholders, (c) the parties to the Voting Agreement (other than Acquiror and the Company) and their respective controlled Affiliates, (d) the persons identified on Exhibit C attached hereto and (e) any person that the Company Board of Directors has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

“UQF” means Utz Quality Foods, LLC, a Delaware limited liability company and a wholly-owned direct Subsidiary of Company LLC.

“Willful Breach” means a material breach that is the result of a willful or intentional act or failure to act by a person that would, or reasonably would be expected to, result in a breach of this Agreement or any Transaction Agreement.

Section 1.2 Defined Terms. The following terms are defined in this Agreement in the sections indicated below:

Acquiror	Preamble
Acquiror Approvals	Section 5.2(b)
Acquiror Board of Directors	Recitals
Acquiror Disclosure Schedule	Article V
Adverse Recommendation Change	Section 6.3(e)
Agreement	Preamble
Book-Entry Shares	Section 3.1(a)(i)
Burdensome Condition	Section 6.5(b)
Business Product	Section 4.9(a)
Canceled Shares	Section 3.1(a)(ii)
Capitalization Date	Section 4.2(b)
Certificate	Section 3.1(a)(i)
Certificate of Merger	Section 2.3
Chosen Courts	Section 9.5(a)
Citi	Section 4.20
Class A Common Stock	Recitals
Class A Shares	Recitals
Class B Common Stock	Section 4.2(a)
Class V Common Stock	Recitals
Class V Shares	Recitals
Clearance Date	Section 6.6(d)
Closing	Section 2.2
Closing Date	Section 2.2
Collective Bargaining Agreement	Section 4.19(a)(xv)
Company	Preamble
Company Approvals	Section 4.3(e)
Company Board of Directors	Recitals
Company Bylaws	Section 4.1(b)
Company Certificate	Section 4.1(b)
Company Common Stock	Recitals
Company Disclosure Schedule	Article IV
Company Financial Statements	Section 4.4(b)
Company Indemnified Parties	Section 6.9(a)
Company Intervening Event Recommendation Change	Section 6.3(g)
Company Leased Real Property	Section 4.17
Company LLC	Recitals
Company LLC Organizational Documents	Section 4.1(b)

Company LLC Partnership	Section 4.15(e)
Company LLC Units	Section 4.2(c)
Company Material Contract	Section 4.19(a)(xv)
Company Organizational Documents	Section 4.1(b)
Company Owned Real Property	Section 4.17
Company Permits	Section 4.7(b)
Company PSU	Section 3.3(c)
Company Real Property Leases	Section 4.17
Company Recommendation	Recitals
Company Related Parties	Section 8.3(d)
Company SEC Documents	Section 4.4(a)
Company Securities	Section 4.2(f)
Company Shares	Recitals
Company Special Meeting	Section 6.6(e)
Company Stockholder Approval	Section 4.3(d)
Company Subsidiary Organizational Documents	Section 4.1(b)
Company Takeover Transaction	Section 8.3(a)
Confidentiality Agreement	Section 6.2(b)
Continuing Employee	Section 6.4(a)
Current Insurance	Section 6.9(c)
D&O Insurance	Section 6.9(c)
Debt Financing	Section 5.4(a)
Debt Financing Commitment Letters	Section 5.4(a)
Debt Financing Letters	Section 5.4(a)
Debt Financing Sources	Section 6.17(d)
Delaware Secretary	Section 2.3
DGCL	Recitals
DGCL 262	Section 3.1(b)
Director RSU	Section 3.3(b)
Dispositions	Section 6.1(a)(vi)
Dissenting Shares	Section 3.1(b)
Effect	Section 1.1
Effective Time	Section 2.3
Exchange Act	Section 4.3(e)
Family Consent	Recitals
Final Purchase Date	Section 3.3(d)
Food Permits	Section 4.9(b)
Food Regulatory Entities	Section 4.9(b)
GAAP	Section 4.4(b)
HSR Act	Section 4.3(e)
Implementation Agreement	Recitals
IRS	Section 4.12(a)
Legal Restraint	Section 7.1(b)
Letter of Transmittal	Section 3.2(d)
Licensed IP	Section 4.16(b)(i)
Maximum Amount	Section 6.9(c)

Merger	Section 2.1
Merger Consideration	Section 3.1(a)(i)
Merger Sub	Preamble
Merger Sub Common Stock	Section 3.1(a)(iv)
non-GMO	Section 4.9(e)
Opco Debt Financing	Section 5.4(a)
Opco Debt Financing Commitment Letter	Section 5.4(a)
Opco Debt Financing Letters	Section 5.4(a)
Option Cash Payment	Section 3.3(a)
Original 754 Election	Section 4.15(g)
Outside Date	Section 8.1(b)
Parent	Preamble
Parent Audited Financial Statements	Section 5.10(a)
Parties	Preamble
Party	Preamble
Payment Agent	Section 3.2(a)
Payment Fund	Section 3.2(b)
Payoff Letters	Section 6.13(a)
Preferred Stock	Section 4.2(a)
Prohibited Modifications	Section 6.17(c)
Purchase	Recitals
Purchase Agreement	Recitals
Qualified Plan	Section 4.12(c)
RBC	Section 4.21
Recapitalization	Recitals
Redemption	Recitals
Redemption Agreement	Recitals
Regulatory Approvals	Section 7.1(c)
Regulatory Filings and Consents	Section 4.3(e)
Related Party Contract	Section 4.23
Remainder Shares	Section 3.1(a)(iii)
Required Amount	Section 5.4(c)
Restricted Cash Award	Section 3.3(c)
Rice Partnership	Section 4.15(f)
Sarbanes-Oxley Act	Section 4.4(a)
Securities Act	Section 4.3(e)
Series R	Section 1.1
Series U	Recitals
Special Committee	Recitals
Special Committee Recommendation	Recitals
Surviving Corporation	Section 2.1
Surviving Corporation Benefit Plans	Section 6.4(b)
Termination Fee	Section 8.3(d)
Topco Debt Financing	Section 5.4(a)
Topco Debt Financing Commitment Letter	Section 5.4(a)
Topco Debt Financing Letters	Section 5.4(a)

TRA Amendment	Recitals
TRA Payment	Recitals
U.S. grown	Section 4.9(e)
UQF Interests	Section 4.2(d)
UQF Organizational Documents	Section 4.1(b)
Voting Agreement	Recitals

ARTICLE II

THE MERGER

Section 2.1 The Merger. Upon the terms and subject to the satisfaction or valid waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”), whereupon the separate existence of Merger Sub will cease, with the Company surviving the Merger (the Company, as the surviving corporation in the Merger, sometimes being referred to herein as the “Surviving Corporation”), such that following the Merger, the Surviving Corporation will be a wholly-owned direct or indirect Subsidiary of Acquiror.

Section 2.2 Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10018 at 10:00 a.m., New York City time, on the fifth (5th) Business Day after the satisfaction or waiver of the last of the conditions set forth in Article VII to be satisfied or, if permissible, waived (other than any such conditions that by their nature are to be satisfied by action taken at or immediately prior to the Closing, but subject to the satisfaction or waiver of such conditions at or immediately prior to the Closing), unless another time, date or place is agreed upon in writing by the Company and Acquiror; provided, that in no event shall the Closing occur prior to the earlier of September 30, 2026 and the fifth (5th) Business Day after the Opco Debt Financing has been obtained, without the prior written consent of Parent. The date on which the Closing actually occurs is referred to as the “Closing Date.”

Section 2.3 Effective Time. On the Closing Date, the Parties shall cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be duly executed and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary”) as provided under the DGCL and make any other filings, recordings or publications required to be made by the Company, Merger Sub or Acquiror under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary or on such later date and time as shall be agreed upon by the Company and Acquiror and specified in the Certificate of Merger (such date and time being hereinafter referred to as the “Effective Time”).

Section 2.4 Effects of the Merger. The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and Liabilities and duties of the Company and Merger Sub shall become the Liabilities and duties of the Surviving Corporation, all as provided under the DGCL.

Section 2.5 Organizational Documents of the Surviving Corporation. Subject to Section 6.9, at the Effective Time:

(a) the certificate of incorporation of the Surviving Corporation shall be amended and restated to conform to Exhibit A;

(b) the bylaws of the Surviving Corporation shall be amended and restated to conform to Exhibit B; and

(c) the name of the Surviving Corporation shall be “Utz Brands, Inc.”

Section 2.6 Officers and Directors of the Surviving Corporation. Subject to applicable Law, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of the Company immediately prior to the Effective Time, or such other individuals designated by Acquiror prior to the Effective Time, shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

ARTICLE III

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 3.1 Effect on Capital Stock.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of any of the Parties or the holder of any shares of Company Common Stock or Merger Sub Common Stock:

(i) Conversion of Class A Common Stock. Subject to Section 3.1(b), each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than Canceled Shares, Dissenting Shares and Remainder Shares) shall be automatically converted into the right to receive $14.25 in cash, without interest, net of applicable withholding taxes (the “Merger Consideration”). From and after the Effective Time, all such shares of Class A Common Stock (including all uncertificated shares of Class A Common Stock represented by book-entry form (“Book-Entry Shares”) and each certificate that, immediately prior to the Effective Time, represented any such shares of Class A Common Stock (each, a “Certificate”)) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each applicable holder of such shares of Class A Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any dividends or other distributions declared in accordance with the terms of Section 6.1(a)(ii) with a record date prior to the Closing Date to which holders of Company Common Stock as of such record date become entitled and that remain unpaid as of the Closing Date upon the surrender or conversion of such shares of Class A Common Stock in accordance with Section 3.2.

(ii) Cancellation of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned or held in treasury by the Company shall no longer be outstanding and shall automatically be canceled and shall cease to exist (the “Canceled Shares”), and no consideration shall be delivered in exchange therefor.

(iii) Certain Parent and Subsidiary Owned Shares. Each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time that is owned by any direct or indirect Subsidiary of the Company or by Parent or any of its Subsidiaries (including Acquiror and its Subsidiaries) shall remain outstanding at the Effective Time (“Remainder Shares”) and shall not be converted into the right to receive the Merger Consideration as provided in Section 3.1(a)(i).

(iv) Conversion of Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one (1) fully paid and nonassessable share of common stock of the Surviving Corporation.

(v) Cancellation of Class V Common Stock. Each share of Class V Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically canceled for no consideration. From and after the Effective Time, all such shares of Class V Common Stock (including all uncertificated shares of Class V Common Stock represented by book-entry form and each certificate that, immediately prior to the Effective Time, represented any such shares of Class V Common Stock) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each applicable holder of such shares of Class V Common Stock shall cease to have any rights with respect thereto.

(b) Shares of Dissenting Stockholders. Anything in this Agreement to the contrary notwithstanding, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder of record or beneficial owner who did not vote in favor of the approval and adoption of this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization (or consent thereto in writing) and is entitled to demand and properly demands appraisal of such shares of Company Common Stock pursuant to, and who complies in all respects with, Section 262 of the DGCL (“DGCL 262” and any such shares meeting the requirement of this sentence, “Dissenting Shares”) shall not be (x) in the case of Class A Common Stock, converted into the right to receive the Merger Consideration and (y) in the case of Class V Common Stock, canceled for no consideration, but instead at the Effective Time, in each case, shall be converted into the right to receive payment of such amounts as are payable in accordance with DGCL 262 (it being understood and acknowledged that, at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto other than the right to receive the fair value of such Dissenting Shares to the extent afforded by DGCL 262); provided that if any such holder or beneficial owner shall fail to perfect or otherwise shall effectively waive, withdraw or otherwise lose the right to payment of the fair value of such Dissenting Shares under DGCL 262, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been (x) in the case of Class A Common Stock, converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, without interest or duplication, the Merger Consideration as provided in Section 3.1(a)(i) and (y) in the case of Class V Common Stock, canceled for no consideration. The Company shall give prompt written notice to Acquiror of any demands received by the Company for fair value of any Company Shares, of any withdrawals of such demands and of any other instruments served pursuant to the DGCL and received by the Company relating to DGCL 262 and any alleged appraisal rights, and Acquiror shall have the opportunity to participate in, and direct all negotiations and proceedings with respect to, such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Acquiror, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.

(c) Certain Adjustments. Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the outstanding shares of Class A Common Stock shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reclassification, stock split, reverse stock split, recapitalization, split-up, combination or exchange of shares, or any similar event shall have occurred, then the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change and provide the holders of shares of Class A Common Stock with the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 3.1(c) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(d) Dividends Declared Prior to Closing. Parent acknowledges and agrees on its behalf and on behalf of the Surviving Corporation that if prior to the Closing Date, the Company has declared and set a record date for a dividend permitted by this Agreement pursuant to Section 6.1(a)(ii), and the Closing Date occurs after the record date for such dividend and prior to the payment date for such dividend, that such dividend (and any applicable dividend equivalent rights to the extent any holder of a Company equity award was entitled to such rights under the terms of a Company equity award as in effect on the date the Company declared the applicable dividend) shall be paid to holders of record as of such record date on the scheduled payment date.

Section 3.2 Exchange of Certificates.

(a) Appointment of Payment Agent. Prior to the Effective Time, Parent shall (i) appoint a bank or trust company to act as payment agent (the “Payment Agent”), the identity and terms of appointment of which to be reasonably acceptable to the Company, to receive payment of the Merger Consideration in the Merger and (ii) enter into an agreement relating to the Payment Agent’s responsibilities under this Agreement reasonably acceptable to the Company.

(b) Deposit of Merger Consideration. At or prior to the Effective Time and the filing of the Certificate of Merger, Acquiror shall deposit, or cause to be deposited, and Parent shall cause Acquiror to deposit, or cause to be deposited, with the Payment Agent, by wire transfer of immediately available funds, cash sufficient to pay the aggregate Merger Consideration payable in the Merger at such time as is necessary for the payment to holders of Class A Common Stock (the “Payment Fund”). The Payment Fund shall be for the benefit of the former holders of Class A Common Stock that are entitled to receive the Merger Consideration. For purposes of determining the aggregate amount to be so deposited, Parent shall assume that no stockholder of the Company shall perfect any right to appraisal of such stockholder’s shares of Class A Common Stock. In the event the Payment Fund is insufficient to make the payments contemplated by Section 3.1, Parent shall deposit, or cause to be deposited, with the Payment Agent by wire transfer of immediately available funds, an amount in cash such that the Payment Fund becomes sufficient to make such payments.

(c) The Payment Agent shall invest any cash included in the Payment Fund as directed by Acquiror; provided, however, that (i) no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article III, and following any losses from any such investment, Acquiror shall promptly deposit, or cause to be deposited, with the Payment Agent, by wire transfer of immediately available funds, an amount in cash equal to the amount of such losses, for the benefit of the holders of the Class A Common Stock at the Effective Time, which additional funds will be deemed to be part of the Payment Fund and be held and disbursed in the same manner as funds initially deposited with the Payment Agent to make the payments contemplated by this Article III, and (ii) such investments shall be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC, respectively. Any interest or other income resulting from such investments shall be paid to Acquiror or its designee, upon demand. Any interest or income produced by such investments will be payable to Merger Sub or Acquiror, as Acquiror directs. Acquiror or Merger Sub, as Acquiror directs, shall be treated as the owner of the Payment Fund for all Tax reporting purposes, and any interest or other income earned from the Payment Fund shall be treated as the income of Merger Sub or Acquiror, as applicable. The Payment Agent shall report such interest or other income as required by applicable Law. Acquiror shall cause the Payment Fund to be (i) held for the benefit of the holders of the Class A Common Stock and (ii) applied promptly to making the payments pursuant to Section 3.1. Parent shall direct the Payment Agent to hold the Payment Fund for the benefit of the former holders of Class A Common Stock that are entitled to receive the Merger Consideration. The Payment Fund shall not be used for any purpose other than to fund payments pursuant to Section 3.1, except as expressly provided for in this Agreement.

(d) Exchange Procedures. As promptly as reasonably practicable after the Effective Time and in any event within two (2) Business Days following the Closing Date, Acquiror shall cause the Payment Agent to mail to each holder of a Certificate that immediately prior to the Effective Time represented shares of Class A Common Stock that were converted pursuant to Section 3.1(a)(i) into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or effective affidavits of loss in lieu thereof as provided in Section 3.2(e)) to the Payment Agent and shall be in customary form and have such other provisions as Acquiror shall reasonably designate) (the “Letter of Transmittal”) and (ii) instructions for use in effecting the surrender of Certificates in exchange for the Merger Consideration.

(e) Surrender of Certificates. Upon surrender of Certificates (or effective affidavits of loss in lieu thereof as provided in this Section 3.2(e) or Section 3.2(j)) to the Payment Agent together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Payment Agent, the holder of such Certificates shall be entitled to receive in exchange therefor the Merger Consideration into which the shares represented by such Certificates have been converted pursuant to this Agreement promptly following the later to occur of (i) the Effective Time or (ii) the Payment Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof), and the Certificate (or affidavit of loss in lieu thereof) so surrendered shall be forthwith canceled. In the event of a transfer of ownership of shares of Class A Common Stock that is not registered in the transfer or stock records of the Company, any cash to be paid upon due surrender of the Certificate formerly representing such shares of Class A Common Stock may be paid to such a transferee if such Certificate is presented to the Payment Agent, accompanied by all documents required to evidence and effect such transfer and to evidence to the satisfaction of the Payment Agent that any applicable stock transfer or other similar Taxes have been paid or are not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

(f) Book-Entry Shares. Any holder of Book-Entry Shares converted into the right to receive the Merger Consideration pursuant to this Agreement shall not be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 3.1. In lieu thereof, as promptly as practicable following the Effective Time (and in no event more than two (2) Business Days thereafter), the Payment Agent shall issue and deliver the Merger Consideration to each holder of Book-Entry Shares that immediately prior to the Effective Time represented shares of Class A Common Stock that were converted pursuant to Section 3.1(a)(i) into the right to receive the Merger Consideration, and the Book-Entry Shares shall be canceled, and unless reasonably requested by the Payment Agent, without such holder being required to deliver a Certificate or any letter of transmittal, “agent’s message” or other documents to the Payment Agent. No interest shall be paid or shall accrue on the cash payable in respect of any Book-Entry Share.

(g) No Further Ownership Rights in Class A Common Stock. The cash paid in accordance with the terms of this Article III in respect of any shares of Class A Common Stock shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such shares of Class A Common Stock (subject to DGCL 262). From and after the Effective Time, all holders of Certificates and Book-Entry Shares shall cease to have any rights as stockholders of the Company other than the right to receive the Merger Consideration (subject to DGCL 262) and any dividends or other distributions declared in accordance with the terms of Section 6.1(a)(ii) with a record date prior to the Closing Date to which holders of shares of Class A Common Stock as of such record date become entitled and that remain unpaid as of the

Closing Date into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement upon the surrender of such Certificate or Book-Entry Share in accordance with Section 3.1(b) or 3.2(e), as applicable, in each case without interest or duplication. From and after the Effective Time, the stock transfer books of the Company shall be closed with respect to all shares of Class A Common Stock outstanding immediately prior to the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Class A Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book-Entry Shares formerly representing shares of Class A Common Stock converted pursuant to this Agreement are presented to the Surviving Corporation, Acquiror or the Payment Agent for any reason, such Certificates or Book-Entry Shares shall be canceled and exchanged as provided in this Article III, subject to DGCL 262 in the case of Dissenting Shares.

(h) Termination of Payment Fund. Any portion of the Payment Fund (including any interest or other amounts received with respect thereto) that remains unclaimed by, or otherwise undistributed to, the holders of Certificates and Book-Entry Shares for one (1) year after the Effective Time shall be delivered to Acquiror or a Subsidiary of Acquiror designated by Acquiror, upon written demand, and any holder of Certificates or Book-Entry Shares who has not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws), as general creditors thereof, for satisfaction of its claim for Merger Consideration without any interest thereon. Any portion of the aggregate Merger Consideration made available to the Payment Agent pursuant to Section 3.2(b) to pay for Company Shares for which appraisal rights have been perfected shall be delivered to Acquiror promptly (and in any event within two (2) Business Days) following Acquiror’s demand to the Payment Agent therefor.

(i) No Liability. None of Parent, Acquiror, the Company, Merger Sub, the Payment Agent or any of their respective Affiliates shall be liable to any person in respect of any portion of the Payment Fund or portion of the aggregate Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any other provision of this Agreement notwithstanding, any portion of the aggregate Merger Consideration that remains undistributed to the holders of Certificates and Book-Entry Shares as of the date on which the aggregate Merger Consideration or such cash would otherwise escheat to or become the property of any Governmental Entity shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

(j) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Acquiror or the Payment Agent, the making by such person of an indemnity in such amount as Acquiror or the Payment Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Payment Agent (or, if subsequent to the termination of the Payment Fund and subject to Section 3.2(h), Acquiror) shall deliver or cause to be delivered, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration with respect to such shares of Class A Common Stock represented by such Certificate.

Section 3.3 Company Incentive Awards.

(a) Each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time (i) shall be deemed to be fully vested, (ii) shall be cancelled and converted into the right of the holder to receive from the Surviving Corporation or its Subsidiaries, at or promptly after the Effective Time (but in no event later than ten (10) Business Days following the Closing Date), an amount, in cash, without interest, equal to the product of (A) the total number of shares of Class A Common Stock subject to such Company Option and (B) the excess, if any, of the Merger Consideration over the exercise price per share of Class A Common Stock of such Company Option (the “Option Cash Payment”) and (iii) from and after the Effective Time, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such Company Options shall cease to have any rights with respect thereto, except the right to receive the Option Cash Payment in accordance with this Section 3.3(a). For the avoidance of doubt, in the event that the per share exercise price of any Company Option is equal to or greater than the Merger Consideration, such Company Option shall be canceled as of the Effective Time without payment therefor and shall have no further force or effect and the applicable holder shall cease to have any rights with respect thereto.

(b) Each Company Restricted Stock Unit held by any director of the Company who is not an employee of the Company or any Affiliate of the Company that is outstanding as of immediately prior to the Effective Time (each, a “Director RSU”) (i) shall be deemed to be fully vested and (ii) shall be cancelled and converted into the right of the holder to receive from the Surviving Corporation or its Subsidiaries, at or promptly after the Effective Time (but in no event later than ten (10) Business Days following the Closing Date, subject to Section 409A of the Code) an amount, in cash, without interest, equal to the sum of (x) the product of (A) the number of shares of Class A Common Stock subject to such Director RSU immediately prior to the Effective Time and (B) the Merger Consideration and (y) all cash dividend equivalents accrued or credited with respect to such Director RSUs.

(c) Each Company Restricted Stock Unit other than a Director RSU that is outstanding as of immediately prior to the Effective Time shall, at the Effective Time, be converted into the contingent right of the holder thereof to receive from the Surviving Corporation or its Subsidiaries an amount, in cash, without interest, equal to the sum of (x) the product of (A) the number of shares of Class A Common Stock subject to such Company Restricted Stock Unit immediately prior to the Effective Time and (B) the Merger Consideration and (y) all cash dividend equivalents accrued or credited with respect to such Company Restricted Stock Units (a “Restricted Cash Award”); provided, for the avoidance of doubt, that for purposes of determining the number of shares of Class A Common Stock subject to any Company Restricted Stock Unit immediately prior to the Effective Time, with respect to any Company Restricted Stock Unit that vests based in whole or in part on the achievement of performance conditions (a “Company PSU”), such number shall be determined by the Company Board of Directors (or, if appropriate, any duly authorized committee thereof administering the Company Stock Plans) immediately prior to the Effective Time based on the actual level of performance as of immediately prior to the Effective Time. Each Restricted Cash Award shall continue to have, and shall be subject to, the same terms and conditions (excluding, for the avoidance of doubt, any performance conditions and additional dividend equivalent rights, which shall not apply following the Effective Time), including vesting terms and conditions (including any accelerated vesting upon a qualifying termination of employment), as applied to the corresponding Company Restricted Stock Unit immediately prior to the Effective Time and shall be payable in cash within thirty (30) days following the vesting thereof.

(d) Prior to the Effective Time, the Company shall take all actions necessary pursuant to the terms of the Company ESPP and applicable Law to, contingent on the Effective Time, (i) provide that (A) no new Purchase Period (as defined in the Company ESPP) will be commenced following the date of this Agreement under the Company ESPP, (B) there will be no increase in the amount of participants’ payroll deduction elections under the Company ESPP or any contributions other than previously elected payroll deductions during the current Purchase Period from those in effect as of the date of this Agreement, (C) no individuals shall commence participation in the Company ESPP during the period from the date of this Agreement through the Effective Time and (D) each purchase right issued pursuant to the Company ESPP shall be fully exercised on the Final Purchase Date (with Class A Common Stock issued pursuant to such exercise treated in accordance with Section 3.1(a) and with any participant payroll deductions not applied to the purchase of Class A Common Stock returned to the participant); and (ii) terminate the Company ESPP effective as of immediately prior to the Effective Time. The “Final Purchase Date”” shall be the earlier of (x) the scheduled purchase date for such Purchase Period and (y) a date that is within ten (10) Business Days prior to the Effective Time (with any participant payroll deductions not applied to the purchase of Class A Common Stock returned to the participant),

(e) Prior to the Effective Time, the Company Board of Directors (or, if appropriate, any duly authorized committee thereof administering the Company Stock Plans) shall adopt such resolutions to provide for the treatment set forth in this Section 3.3 in respect of the Company Options, the Company Restricted Stock Units and the Company ESPP, and all written communications and written notices to current or former Company Associates in respect of the treatment set forth in this Section 3.3 shall be subject to Acquiror’s prior review and comment, except such communications that (i) are administrative in nature or (ii) are consistent with the treatment set forth in this Section 3.3 or prior communications reviewed by Acquiror.

(f) At the Effective Time, Parent shall deposit with the Surviving Corporation cash in the amount necessary to make the payments to the holders of Company Options and Director RSUs required under Section 3.3(a) and Section 3.3(b), and Acquiror shall cause the Surviving Corporation or its applicable Subsidiary to make such payments no later than ten (10) Business Days following the Closing Date.

Section 3.4 Further Assurances.

(a) If at any time after the Effective Time, Acquiror or the Company reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary to consummate the Merger or to carry out the purposes and intent of this Agreement and the other Transaction Agreements (including the consummation of the TRA Payment and the Recapitalization) at or after the Effective Time, then Parent, Acquiror, Merger Sub, the Company and the Surviving Corporation and their respective officers and directors shall execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary to consummate the Merger and to carry out the purposes and intent of this Agreement and the other Transaction Agreements (including the consummation of the TRA Payment and the Recapitalization); provided, however, that (i) this Section 3.4(a) shall not be interpreted to require any person to take any action or omit from taking any action that it is not required to take pursuant to the terms of Section 6.5; and (ii) no action taken pursuant to this Section 3.4(a) shall expand or modify the obligations of the Parties or their respective Subsidiaries beyond those expressly set forth in this Agreement and the other Transaction Agreements.

(b) In case at any time after the Effective Time any further action is reasonably necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the Parties to the Merger, the officers of the Surviving Corporation shall be authorized to, in the name and on behalf of the Company, execute and deliver such deeds, bills of sale, assignment or assurances and take all such other action as may be necessary in connection therewith.

Section 3.5 Withholding Rights. Each of Parent, the Company, Acquiror, Merger Sub, the Surviving Corporation and the Payment Agent shall be entitled to deduct and withhold or cause to be deducted and withheld from any amounts otherwise payable pursuant to this Article III, such amounts required to be deducted or withheld with respect to the making of such payment under any applicable Tax Law. Any amounts so deducted or withheld, and, if required, paid over to the applicable Governmental Entity, shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in (a) the Company SEC Documents filed after June 30, 2023, and publicly available prior to the date hereof where the relevance of the information to a particular representation is reasonably apparent on its face (excluding any disclosures contained under the captions “Risk Factors” or “Forward Looking Statements” or any similarly titled captions and any other disclosures contained therein that are cautionary or forward looking in nature, except in each case for statements of historical fact contained therein) (provided that this clause (a) shall not be applicable to Sections 4.2(a) (Capital Stock), 4.2(b) (Capital Stock), 4.2(c) (Capital Stock), 4.2(d) (Capital Stock), 4.2(e) (Capital Stock), 4.2(g) (Capital Stock), 4.3 (Corporate Authority Relative to this Agreement; No Violation), 4.20 (Opinion of Financial Advisor), 4.21 (Finders or Brokers) and 4.22 (State Takeover Statutes)), or (b) the disclosure schedule delivered by the Company to Acquiror immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”) (provided, that disclosure in any section or subsection of the Company Disclosure Schedule shall apply only to the corresponding section or subsection of this Agreement except to the extent that the relevance of such disclosure to another section or subsection of this Article IV is reasonably apparent on the face of such disclosure; provided, further, that any listing of any fact, item or exception disclosed in any section of the Company Disclosure Schedule shall not be construed as an admission of liability under any applicable Law or for any other purpose and shall not be construed as an admission that such fact, item or exception is in fact material or creates a measure of materiality for purpose of this Agreement or otherwise), the Company represents and warrants to Acquiror and Merger Sub as follows:

Section 4.1 Organization.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Each of Company LLC and UQF is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each of Company LLC and UQF has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Each of the Company’s Subsidiaries other than Company LLC and UQF is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly qualified or licensed, have such approvals and be in good standing (with respect to jurisdictions that recognize such concept) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company has made available to Acquiror prior to the date of this Agreement a true and complete copy of (i) the Company’s Certificate of Incorporation, as amended April 25, 2024 (the “Company Certificate”) and Bylaws, as amended as of the date hereof (the “Company Bylaws”) (together, the “Company Organizational Documents”), (ii) the certificate of formation of Company LLC, the Amended Company LLC Operating Agreement and the Fourth A&R Company LLC Operating Agreement (collectively, the “Company LLC Organizational Documents”), and (iii) the certificate of formation, dated as of September 16, 2016 and effective as of September 18, 2016, and limited liability company agreement of UQF, dated as of September 19, 2016 (together, the “UQF Organizational Documents”), in each case, as amended and in effect through the date hereof. The Company Organizational Documents and the certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents for each Subsidiary of the Company that would be required to be identified in the Company’s Annual Report on Form 10-K pursuant to Section 601(b)(21) of Regulation S-K of the SEC (collectively, the “Company Subsidiary Organizational Documents”) are in full force and effect, and neither the Company nor any of its Subsidiaries is in violation of any of their provisions, except, in the case of the Company’s Subsidiaries (other than each of Company LLC and UQF), as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.2 Capital Stock.

(a) The authorized capital stock of the Company consists of (i) 1,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), (ii) 1,000,000,000 shares of Class A Common Stock, (iii) 2,000,000 shares of Class B Non-Voting Common Stock, par value $0.0001 per share (the “Class B Common Stock”), and (iv) 61,249,000 shares of Class V Common Stock.

(b) At the close of business on July 15, 2026 (the “Capitalization Date”): (i) 88,613,213 shares of Class A Common Stock were issued and outstanding; (ii) no shares of Class B Common Stock were issued and outstanding; (iii) 55,349,000 shares of Class V Common Stock were issued and outstanding; (iv) no shares of Company Common Stock were held by the Company or any of its Subsidiaries in its or their treasury; (v) no shares of Preferred Stock were issued and outstanding; (vi) 649,930 shares of Class A Common Stock were underlying outstanding and unexercised Company Options; (vii) 3,275,946 shares of Class A Common Stock were underlying Company Restricted Stock Units (if applicable, assuming performance is calculated at the maximum level of performance); (viii) 861,655 shares of Class A Common Stock were reserved for future issuance under the Company ESPP; (ix) 2,009,189 shares of Class A Common Stock were otherwise reserved for issuance pursuant to the Company Stock Plan; and (x) 55,349,000 shares of Class A Common Stock were reserved for future issuance upon the exchanges of Company LLC Units (as defined below) pursuant to the Company Organizational Documents and the Company LLC Organizational Documents (other than the Closing Provisions of the Fourth A&R Company LLC Operating Agreement). Except as set forth in the preceding sentence, at the close of business on the Capitalization Date, no shares of capital stock or other voting securities of or equity interests in the Company were issued, reserved for issuance or outstanding. From and after the Capitalization Date until and including the date hereof, the Company (A) has not issued any shares of its capital stock (other than pursuant to the Company ESPP, in respect of the exercise of Company Options or upon the settlement of Company Restricted Stock Units or issuances required under Sections 4.1(e) and 4.6 of the Amended Company LLC Operating Agreement), (B) has not granted any options, warrants, restricted stock, restricted stock units or stock appreciation rights or entered into any other agreements or commitments to issue any shares of its capital stock and (C) has not granted any other awards in respect of any shares of its capital stock or split, combined or reclassified any of its shares of capital stock. All of the outstanding Company Shares are, and all Company Shares that may be issued prior to the Effective Time will be, when issued, duly authorized, validly issued, fully paid, and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote.

(c) At the close of business on the Capitalization Date, (i) the Company owns (beneficially and of record) 88,613,213 common units of limited liability company interests of Company LLC (the “Company LLC Units”), free and clear of all Liens (other than immaterial Liens and restrictions pursuant to applicable federal, state and other securities laws or under the Amended Company LLC Operating Agreement) and (ii) there were 143,962,213 Company LLC Units outstanding and the membership transfer books and records of Company LLC reflect that the Continuing Stockholders owned in the aggregate, 55,349,000 Company LLC Units. Except as set forth in the preceding sentence, at the close of business on the Capitalization Date, no Company LLC Units or other voting securities of or equity interests in Company LLC were issued, reserved for issuance or outstanding, other than for issuances of Company LLC Units to the Company in connection with a corresponding issuance of Class A Shares as required by Section 4.3 of the Company Certificate and Sections 4.1(e) and 4.6 of the Amended Company LLC Operating Agreement. From and after the Capitalization Date, Company LLC (A) has not issued any Company LLC Units (other than for issuances of Company LLC Units to the Company in connection with a corresponding issuance of Class A Shares as required by Section 4.3 of the Company Certificate and Sections 4.1(e) and 4.6 of the Amended Company LLC Operating Agreement), (B) has not granted any options, warrants or restricted units or entered into any other agreements or commitments to issue any equity interests of Company LLC and (C) has not granted any other awards in respect of its equity interests or split, combined or reclassified the Company LLC Units. All of the outstanding Company LLC Units are, and all Company LLC Units that may be issued prior to the Effective Time will be, when issued, duly authorized and validly issued and not subject to preemptive rights. There are no bonds, debentures, notes or other Indebtedness of Company LLC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company LLC Units may vote.

(d) Company LLC owns all of the issued and outstanding equity interests of UQF (beneficially and of record), being 100% of the membership interests of UQF (the “UQF Interests”), free and clear of all Liens (other than immaterial Liens and restrictions pursuant to applicable federal, state and other securities laws). Except as set forth in the preceding sentence, no UQF Interests or other voting securities of or equity interests in UQF are issued, reserved for issuance or outstanding. From and after the date hereof, UQF (A) has not issued any UQF Interests, (B) has not granted any options, warrants or restricted units or entered into any other agreements or commitments to issue any equity interests of UQF and (C) has not granted any other awards in respect of its equity interests or split, combined or reclassified the UQF Interests. All of the outstanding UQF Interests are, and all UQF Interests that may be issued prior to the Effective Time will be, when issued, duly authorized and validly issued and not subject to preemptive rights and held beneficially and of record by Company LLC.

(e) The Company has made available to Acquiror a true, correct and complete list, as of the Capitalization Date, of (i) the name of each holder of Company Options and Company Restricted Stock Units, (ii) the number of outstanding Company Options and Company Restricted Stock Units held by such holder (if applicable, at target and maximum levels of performance), (iii) the grant date of each such Company Option and Company Restricted Stock Unit, (iv) the exercise price of each Company Option and (v) the expiration date of each Company Option.

(f) Except for the Company Options, Company Restricted Stock Units, the Company ESPP (and the options thereunder), issuances of Company LLC Units to the Company in connection with a corresponding issuance of Class A Shares as required under Section 4.3 of the Company Certificate and Section 4.1(e) of the Amended Company LLC Operating Agreement, and issuances of Class A Shares upon the exchanges of Company LLC Units pursuant to the Company Organizational Documents and the Company LLC Organizational Documents (other than the Closing Provisions of the Fourth A&R Company LLC Operating Agreement), and except for changes since the Capitalization Date resulting from (x) the exercise of Company Options outstanding on such date, (y) the vesting and settlement of the Company Restricted Stock Units outstanding on such date and (z) the issuance of shares under the Company ESPP, as of the date hereof, there are no outstanding (A) shares of capital stock, voting securities, other ownership interests or other securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the Company or any of its Subsidiaries, (B) options, warrants, rights or other agreements, obligations or commitments requiring the Company or any of its Subsidiaries to issue any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in) the Company or any of its Subsidiaries (or, in each case, the economic equivalent thereof), (C) obligations of the Company or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in the Company or any of its Subsidiaries or (D) restricted shares, stock appreciation rights, performance shares or units, contingent value rights, “phantom” stock or similar securities or rights issued by the Company or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock or voting securities of, or other ownership interests in, the Company (the items in clauses (A), (B), (C) and (D), collectively with the capital stock of the Company or any of its Subsidiaries, being referred to collectively as “Company Securities”).

(g) Except pursuant to this Agreement, the other Transaction Agreements or any Organizational Documents of the Company or any of its Subsidiaries which have been made available to Parent and Acquiror, there are no (i) outstanding obligations of the Company or any of its Subsidiaries to purchase, redeem or otherwise acquire any Company Securities (other than (A) withholding obligations under Company Options or Company Restricted Stock Units and (B) obligations to acquire Company Shares in connection with the exercise of Company Options) or (ii) voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of capital stock of the Company. All outstanding securities of the Company and its Subsidiaries have been offered and issued in compliance in all material respects with all applicable securities Laws, including the Securities Act and “blue sky” laws.

(h) As of the date hereof, all “significant subsidiaries” of the Company, as such term is defined in Section 1-02 of Regulation S-X under the Exchange Act, and all entities listed on Exhibit 21.1 to the Company’s annual report on Form 10-K for its fiscal year ended December 28, 2025, and their respective jurisdictions of organization are listed in Section 4.2(h) of the Company Disclosure Schedule. All of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been duly authorized, and to the extent the following concepts are applicable thereto, validly issued, fully paid and nonassessable, and, in the case of Subsidiaries other than Company LLC, are owned, directly or indirectly, by the Company free and clear of any Liens (other than Permitted Liens and any Liens arising under applicable federal and state securities Laws). None of the Company or any of its Subsidiaries, directly or indirectly, owns any interest in any other person other than the Company’s Subsidiaries other than de minimis interests in any such person.

Section 4.3 Corporate Authority Relative to this Agreement; No Violation.

(a) Each of the Company and Company LLC has the requisite corporate and limited liability, respectively, power and authority to enter into this Agreement (in the case of the Company) and the other Transaction Agreements to which it is a party and, subject to the receipt of the Company Stockholder Approval and assuming the validity of the Family Consent, to consummate the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization. The execution, delivery and performance of this Agreement and the other Transaction Agreements by the Company and Company LLC, as applicable, and the consummation of the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization, have been duly and validly authorized by the Company Board of Directors (acting on the Special Committee Recommendation) and the Special Committee and, as applicable, the managing member of Company LLC and, other than the Company Stockholder Approval and the filing of the Certificate of Merger with the Delaware Secretary, assuming the accuracy of the representations and warranties in Section 5.7 and the validity of the Family Consent, no other corporate or limited liability proceedings on the part of the Company or Company LLC or vote of the Company’s stockholders or Company LLC’s equityholders (in their capacity as such and not as counterparties to the Transaction Agreements) are necessary to authorize the execution and delivery by the Company and Company LLC, as applicable, of this Agreement, the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization. This Agreement and the Transaction Agreements to which the Company or Company LLC are a party have been duly executed and delivered by the Company and Company LLC, as applicable, and, assuming due authorization, execution and delivery by the other parties hereto or thereto (other than the Company, Company LLC and their Subsidiaries), each constitute a valid and binding agreement of the Company and Company LLC, as applicable, enforceable against the Company and Company LLC, as applicable, in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) At a meeting duly called, the Special Committee unanimously adopted resolutions that (i) determined that this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby (including the Merger, the TRA Payment and the Recapitalization) are fair to, advisable and in the best interests of, the Company and the Unaffiliated Company Stockholders and “unaffiliated security holders” as defined in Rule 13e-3 of the Exchange Act, (ii) recommended that the Company Board of Directors approve, authorize and declare advisable this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby (including the Merger, the TRA Payment and the Recapitalization) and determine that this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby (including the Merger, the TRA Payment and the Recapitalization), are fair to, and in the best interests of, the Company and its stockholders, including the Unaffiliated Company Stockholders and “unaffiliated security holders” as defined in Rule 13e-3 of the Exchange Act and (iii) recommended that, subject to Company Board of Directors approval, the Company Board of Directors submit this Agreement and the other

Transaction Agreements to the stockholders of the Company for their approval and adoption and recommend that the stockholders of the Company vote in favor of the approval and adoption of this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby (including the Merger, the TRA Payment and the Recapitalization); provided that any change, modification, or rescission of such recommendation by the Special Committee in accordance with Section 6.3 shall not, in and of itself, be a breach of this representation.

(c) At a meeting duly called, the Company Board of Directors, acting on the Special Committee Recommendation, unanimously of all voting adopted resolutions that (i) determined that this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby (including the Merger, the TRA Payment and the Recapitalization) are fair to, and in the best interests of, the Company and its stockholders, including the Unaffiliated Company Stockholders and “unaffiliated security holders” as defined in Rule 13e-3 of the Exchange Act, (ii) approved, authorized, adopted and declared advisable this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby (including the Merger, the TRA Payment and the Recapitalization) and (iii) resolved to recommend that the stockholders of the Company vote in favor of the approval and adoption of this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby (including the Merger, the TRA Payment and the Recapitalization); provided that any change, modification or rescission of such recommendation by the Company Board of Directors or the Special Committee in accordance with Section 6.3 shall not, in and of itself, be a breach of this representation.

(d) Assuming the accuracy of the representations and warranties set forth in Section 5.7, the affirmative vote of (i) the holders of a majority of the issued and outstanding shares of Company Common Stock and (ii) a majority of the votes cast by the disinterested stockholders (as such term is defined in Section 144 of the DGCL) (which, for the avoidance of doubt, shall exclude any stockholder that is not an Unaffiliated Company Stockholder), in each case, in favor of the approval and adoption of this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization (the “Company Stockholder Approval”), is the only vote of the holders of any class or series of Company capital stock (in their capacities as such) that is necessary under applicable Law or this Agreement and the Company Organizational Documents to approve and adopt this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization, for the Company to engage in the transactions contemplated by this Agreement and the other Transaction Agreements and to consummate the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization.

(e) Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Delaware Secretary, (ii) the filing of the Proxy Statement and the Schedule 13E-3 and any amendments or supplements thereto with the SEC, (iii) the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”), (iv) the U.S. Securities Act of 1933, as amended, and the rules promulgated thereunder (the “Securities Act”), (v) applicable state securities and “blue sky” laws, (vi) the rules and regulations of NYSE, (vii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) and any other requisite clearances or approvals under any other applicable Antitrust Laws, (viii) the Company Stockholder Approval, (ix) the Family Consent, (x) such consents, approvals, authorizations, permits, filings, registrations or notifications as may be required as a result of the identity of Parent or any of its Affiliates and (xi) the approvals set forth in Section 4.3(e) of the Company Disclosure Schedule (collectively, the “Company Approvals”), no authorization, consent, Order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity (the “Regulatory Filings and Consents”) is necessary, under applicable Law, for the consummation by the Company and Company LLC of the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization, except for such Regulatory Filings and Consents that (A) are not required to be obtained or made prior to consummation of the Merger, the TRA Payment and the Recapitalization or (B) if not obtained or made have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) The execution and delivery by each of the Company and Company LLC, as applicable, of this Agreement and the other Transaction Agreements to which it is a party does not, and (assuming the Company Approvals are obtained) the consummation of the transactions contemplated hereby and thereby and compliance with the provisions of this Agreement and the other Transaction Agreements to which it is a party will not (i) result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, ability of a third party to make an adverse modification or acceleration of any obligation under, or require the consent of any other person under, or give rise by the terms thereof to the loss of a benefit under, any Company Material Contract, (ii) result in the creation of any Liens (other than Permitted Liens and any Liens arising under applicable federal and state securities Laws), in each case, upon any of the properties or assets of the Company or any of its Subsidiaries, (iii) conflict with or result in any violation of any provision of (A) the Company Organizational Documents, the Company LLC Organizational Documents or the UQF Organizational Documents or (B) any other Company Subsidiary Organizational Documents or (iv) conflict with or violate any applicable Laws except, in the case of clauses (i), (ii), (iii)(B) and (iv), as (1) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (2) would not reasonably be expected to prevent, materially delay or materially impair the ability of the Company and Company LLC to consummate the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization; provided that, for purposes of this Section 4.3(f)(i) and Section 4.3(f)(iv) no effect shall be given to any conflicts, violations, defaults, rights of termination, cancellation, first offer or first refusal, modifications, accelerations, consents or losses of benefit that arise solely as a result of the identity of, or any facts or circumstances solely relating to, Parent or any of its Affiliates provided, further that clause (2) shall not apply with respect to the representation and warranty in clause (iv).

Section 4.4 Reports and Financial Statements.

(a) The Company has timely filed or furnished, as applicable, all forms, documents and reports required to be filed or furnished by it with the SEC (including under the Securities Act and the Exchange Act) since June 30, 2023 (all such documents and reports filed or furnished by the Company or any of its Subsidiaries, as supplemented, modified or amended since the time of filing, the “Company SEC Documents”) and has timely paid all fees due in connection therewith. As of their respective dates or, if amended, supplemented or modified, as of the date of the last such amendment, supplement or modification (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), (i) the Company SEC Documents complied in all material respects with the requirements (A) of the Securities Act, (B) the Exchange Act and (C) the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and, in each case, the applicable rules and regulations promulgated thereunder and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is, or at any time since June 30, 2023 has been, required to file any forms, reports or other documents with the SEC. No executive officer of the Company has failed in any respect, in the last three (3) years, to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act, except as disclosed in the certifications filed with any Company SEC Document after June 30, 2023. As of the date of this Agreement, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Company relating to the Company SEC Documents. To the knowledge of the Company, as of the date of this Agreement, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation. The Company is in compliance in all material respects with the applicable listing and corporate governance rules of NYSE.

(b) The consolidated financial statements (including all related notes and schedules) of the Company and its Subsidiaries included in or incorporated by reference into the Company SEC Documents (the “Company Financial Statements”) (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and their consolidated income, results of operations, changes in financial position and cash flows and stockholders’ equity for the respective periods then ended, all in accordance with U.S. generally accepted accounting principles (“GAAP”), (ii) were prepared in conformity with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q and subject to normal year-end audit adjustments and the absence of footnote disclosure) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (iii) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries and (iv) comply in all material respects with the rules and regulations of the SEC, the Exchange Act and the Securities Act, as applicable. No financial statements of any person other than the Company and its consolidated Subsidiaries are required by GAAP to be included in the consolidated financial statements of the Company. Since January 1, 2023, and to the date of this Agreement, the Company has not made any material change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy, promulgations by the Financial Accounting Standards Board or applicable Law.

(c) Neither the Company nor any of its Subsidiaries is a party to, nor does it have any commitment to become a party to, any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC).

Section 4.5 Internal Controls and Procedures.

(a) The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed, and since January 1, 2023, have been reasonably designed, to provide reasonable assurance that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

(b) Since January 1, 2023, the Company has disclosed, based on the most recent evaluation of the Company’s internal control over financial reporting by its chief executive officer and chief financial officer prior to the date hereof, to the Company’s auditors and the audit committee of the Company Board of Directors (i) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 under the Exchange Act).

(c) Since June 30, 2023, neither the Company nor any of its Subsidiaries has received, in writing, any material complaint, allegation, assertion or claim alleging misconduct by the Company with respect to the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls.

Section 4.6 No Undisclosed Liabilities. There are no Liabilities of the Company or any of its Subsidiaries of any nature whatsoever (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due) that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (or in the notes thereto), except for (a) Liabilities that are reflected or reserved against on the audited consolidated balance sheet of the Company and its Subsidiaries included in its Annual Report on Form 10-K for the fiscal year ended December 28, 2025 (including Liabilities reflected, reserved against or expressly disclosed in any notes or schedules thereto), (b) Liabilities that are reflected or reserved against on the unaudited consolidated balance sheet of the Company and its Subsidiaries included in its Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2026 (including Liabilities reflected, reserved against or expressly disclosed in any notes or schedules thereto), (c) Liabilities incurred in the ordinary course of business since March 29, 2026, and that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (d) Liabilities incurred in connection with this Agreement and the transactions contemplated hereby, and (e) Liabilities that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.7 Compliance with Law; Permits.

(a) The Company and its Subsidiaries are, and since June 30, 2023, have been, in compliance with all applicable Laws, except where such noncompliance (x) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (y) would not reasonably be expected to prevent, materially delay or materially impair the ability of the Company and Company LLC to consummate the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since June 30, 2023, neither the Company nor any of its Subsidiaries has (i) received any written notice or, to the knowledge of the Company, oral notice from any Governmental Entity regarding any actual or alleged failure by the Company to comply with any Law or (ii) provided any notice to any Governmental Entity regarding any violation by the Company or any of its Subsidiaries of any Law.

(b) Except (x) as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (y) would not reasonably be expected to prevent, materially delay or materially impair the ability of the Company and Company LLC to consummate the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization, the Company and its Subsidiaries (i) hold, and have at all times since June 30, 2023, held, all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and Orders of, or issued by, all applicable Governmental Entities necessary for the lawful operation of the businesses of the Company and its Subsidiaries as is currently being conducted, including the research, development, manufacture, distribution, marketing, storage, transportation, use or sale of the products of the Company or its Subsidiaries (the “Company Permits”), (ii) have paid all fees and assessments due and payable in connection therewith, (iii) are in compliance with the terms and requirements of all Company Permits and (iv) the consummation of the Merger, the TRA Payment and the Recapitalization and compliance with the provisions of this Agreement and the other Transaction Agreements will not result in any loss, suspension, limitation or impairment of any right of the Company or its Subsidiaries with respect to any Company Permits. All material Company Permits are valid and in full force and effect and are not subject to any administrative or judicial proceeding that would reasonably be expected to result in any adverse modification, termination or revocation thereof and, to the knowledge of the Company, no suspension or cancellation of any such Company Permit is threatened.

(c) Since June 30, 2023, none of the Company, its Subsidiaries, any of their respective directors or officers or, to the knowledge of the Company, any employee, agent or other person acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to governmental officials or employees or to political parties or campaigns from funds of the Company or any of its Subsidiaries or (iii) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for the Company or any of its Subsidiaries or to influence any act or decision of a government official or other person.

Section 4.8 Sanctions and Trade Control Laws.

(a) Neither the Company nor any of its Subsidiaries, directors, officers, employees or agents is or has been since April 24, 2019, a Sanctioned Person or a Restricted Person. Neither the Company nor any of its Subsidiaries has conducted any business or transactions with, in or involving any Sanctioned Jurisdiction or Sanctioned Person since April 24, 2019, in each case in violation of applicable Sanctions.

(b) Neither the Company nor any of its Subsidiaries has in the past five (5) years violated applicable Trade Control Laws in any material respect, and since April 24, 2019, has not violated any applicable Sanctions in any material respect.

(c) The Company and its Subsidiaries have in place written policies, controls and systems reasonably designed to ensure compliance with all applicable Trade Control Laws and Sanctions.

(d) In the past five (5) years with respect to Trade Control Laws and since April 24, 2019, with respect to Sanctions, neither the Company nor any of its Subsidiaries has (i) made any voluntary, directed or involuntary disclosure to any Governmental Entity with respect to any alleged act or omission arising under or relating to any material noncompliance, (ii) been the subject of a past, current, pending or threatened investigation, inquiry or enforcement proceeding for a violation, or (iii) received any notice, request, penalty or citation for any actual or potential noncompliance.

Section 4.9 Regulatory Compliance. Without limiting Section 4.7, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) Since June 30, 2023, the manufacture, packaging, labeling, import, export, advertising, marketing, handling, storage, transportation, sale and distribution of any products of the Company or any of its Subsidiaries (each, a “Business Product”), and any facility at which any Business Product is manufactured, packed, held, stored or distributed by or for the Company or any of its Subsidiaries, including, to the Company’s knowledge, facilities owned by co-packers, re-packagers or suppliers, has been in compliance with all Food Laws applicable to the Company or any of its Subsidiaries. Since June 30, 2023, none of the Company or its Subsidiaries has received any written notification of any pending or, to the knowledge of the Company, threatened, claim, suit, proceeding, hearing, action, audit, investigation, injunction, seizure or suspension from any Governmental Entity, including the FDA, USDA or FTC, or any third-party auditor, alleging potential or actual noncompliance by, or liability of, the Company or any of its Subsidiaries under any Food Law. Neither the Company, its Subsidiaries, nor any Business Product, is subject to any agreement, injunction, consent decree or any resolution related to any actual or alleged violation of any Food Law or that imposes any obligation on the Company, its Subsidiaries, or any Business Product.

(b) Each of the Company and its Subsidiaries holds such Company Permits of the FDA, the USDA, and any similar foreign or state Governmental Entities (collectively the “Food Regulatory Entities”) required for the conduct of its business as currently conducted (collectively, the “Food Permits”) and all such Food Permits are valid and in full force and effect. Each of the Company and its Subsidiaries has fulfilled and performed all of its obligations with respect to the Food Permits, and no event has occurred that allows, or with or without notice or lapse of time or both would, or would reasonably be expected to allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any Food Permit. Since June 30, 2023, each of the Company and its Subsidiaries has filed with all applicable Food Regulatory Entities all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto, including Reportable Food Registry reports, and all other submitted data relating to the Company’s or any of its Subsidiaries’ products and services, as required by any Food Law or Food Permit and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission), and no written notice (or, to the knowledge of the Company, any oral notice) of deficiencies has been issued or asserted by any applicable Food Regulatory Entity with respect to any such reports, documents, forms, notices, applications, records, claims, submissions or any supplements or amendments thereto. Since June 30, 2023, the Company’s and its Subsidiaries’ products have been and are being marketed in accordance with the applicable Food Permits.

(c) Since June 30, 2023, the Company’s inventory of Business Products, including any inventory co-packaged or re-packaged by the Company’s suppliers: (i) complies in all respects with all Food Laws, (ii) has been manufactured, stored, held and delivered in accordance with applicable good manufacturing practices and sanitation requirements or similar practices that may be promulgated under applicable Food Laws, (iii) is not and will not be adulterated or misbranded within the meaning of the FDCA or any other Food Law, (iv) is not and will not be prohibited from being introduced into interstate commerce under the provisions of any Food Laws, and (v) does not and will not contain any prohibited or banned substances within the meaning of any Food Laws.

(d) Since June 30, 2023, all manufacturing operations conducted by or for the benefit of the Company and its Subsidiaries have been and are being conducted in compliance with applicable Food Laws. All facilities used by the Company or any of its Subsidiaries to manufacture, process, hold, distribute, or otherwise handle Business Products comply with all applicable Food Laws and hold all Food Permits necessary for the lawful operation of the Company’s business, and no such Food Permits have been suspended or revoked, nor have any such suspensions or revocations been threatened. Since June 30, 2024, neither the Company, its Subsidiaries, nor any Business Product has been the subject of (i) any FDA Form 483 or the equivalent USDA inspection reports reflecting observations, citations, notice of adverse finding or equivalent USDA notification (including notifications of license restrictions, suspension, revocation or termination, or that a product is dangerous, worthless, contaminated, harmful or unsatisfactory), notice of violation, untitled letter, warning letter or other correspondence or notice from the FDA, USDA or any other Food Regulatory Entity or any third-party auditor or (ii) a voluntary or involuntary recall, market withdrawal or replacement, safety alert or other notice or action relating to an alleged lack of safety or regulatory compliance. No such activities described in clause (ii) have been conducted by or on behalf of the Company or any of its Subsidiaries, or, to the knowledge of the Company, by or on behalf of any person as a result of any alleged defect or contamination in any Business Product. There have been no claims or other instances of the presence of or exposure to any food contaminants or adulterants, food-borne pathogens, food poisoning, pests or other similarly hazardous substance in or related to any Business Products. To the knowledge of the Company, there are no facts that are reasonably likely to cause (A) the recall, market withdrawal or replacement of any Business Products sold or intended to be sold by the Company or any of its Subsidiaries, (B) a change in the marketing classification or a change in the labeling of any such Business Product or (C) a termination or suspension of the marketing of any such Business Product. The Company and its Subsidiaries have made available to Acquiror every complaint and notice of alleged defect or adverse reaction that the Company and its Subsidiaries have received with respect to their products since June 30, 2023.

(e) All packages and labels used by, or on behalf of, the Company or any of its Subsidiaries have been and are in compliance with all Food Laws, including all nutrition labeling and allergen labeling regulations and requirements. Each Business Product manufactured, produced, packaged, labeled, distributed or sold by or on behalf of the Company or any of its Subsidiaries conforms to any promises, claims or affirmations of fact made on the container or label for such product or in connection with its distribution or sale (including all nutrition facts, ingredient statements, nutrient content claims, structure/function claims, health claims and to the extent that such products are being marketed as such, “non-GMO,” “fresh,” “organic,” “all natural,” “sustainable,” “U.S. grown,” “made with natural ingredients,” “gluten free,” “kosher,” “no corn syrup,” “no artificial colors, flavors or sweeteners,” “nutritious,” “healthy,” “100% juice” or with similar claims) and the Company possesses appropriate information to defend and substantiate all such claims. The Company has conducted all marketing and promotional activities for the Business Products in compliance with all applicable Food Laws.

(f) Since June 30, 2023, neither the Company nor, to the Company’s knowledge, any of its officers, employees or agents has made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Governmental Entity (whether in any submission to such Governmental Entity or otherwise) or failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of their respective officers, employees or agents, has been (i) disqualified, debarred or excluded by the FDA or any other Governmental Entity for any purpose, or (ii) charged with or convicted of any crime or engaged in any conduct for which disqualification, debarment or exclusion is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law.

Section 4.10 Investigations; Litigation. Except as (a) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (b) would not reasonably be expected to prevent, materially delay or materially impair the ability of the Company and Company LLC to consummate the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization: (i) there is no investigation or review pending or, to the knowledge of the Company, threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries, (ii) there are no Orders of, or before, any Governmental Entity against the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries is subject to ongoing obligations and (iii) there are no (A) Legal Proceedings or (B) subpoenas, civil investigative demands or other written requests for information relating to potential violations of Law, in the case of each of clauses (A) and (B), pending or, to the knowledge of the Company, threatened against or affecting any of their respective properties.

Section 4.11 Environmental Laws and Regulations. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Company and its Subsidiaries are, and since June 30, 2023, have been, in compliance with all applicable Environmental Laws (which compliance includes the possession by the Company and each of its Subsidiaries of all Company Permits required under applicable Environmental Laws to conduct their respective business and operations and compliance with the terms and conditions thereof), (b) there have been no Releases of Hazardous Materials by the Company or any of its Subsidiaries at any Company Leased Real Property or Company Owned Real Property (or, to the knowledge of the Company, any property formerly owned, leased or operated by the Company or its Subsidiaries or at any other location where any of their wastes have been transported to or disposed of) that have given rise to or would reasonably be expected to give rise to any Liability to the Company or its Subsidiaries under applicable Environmental Laws, (c) no Hazardous Materials are present at, on, in or under any property currently or formerly owned or leased by the Company or its Subsidiaries that have resulted in or would reasonably be expected to result in Liabilities to the Company or its Subsidiaries under applicable Environmental Laws, (d) none of the Company or its Subsidiaries is subject to any Order or any indemnity obligation or other Contract with any other person that has resulted in or would reasonably be expected to result in Liabilities to the Company and its Subsidiaries under applicable Environmental Laws or concerning Releases of Hazardous Materials, and (e) since June 30, 2023, neither the Company nor any of its Subsidiaries has received any unresolved claim, written notice, complaint or request for information from a Governmental Entity or any other person relating to actual or alleged noncompliance with or Liability under applicable Environmental Laws (including any such Liability or obligation arising under, retained or assumed by Contract or by operation of law). The Company has made available to Acquiror copies of all environmental reports, studies and assessments that are in the possession or reasonable control of the Company or any of its Subsidiaries pertaining to Releases of Hazardous Materials, compliance or noncompliance with Environmental Laws or the presence of, or exposure to, Hazardous Materials and that contain information that is or would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 4.12 Employee Benefit Plans; Employment Matters.

(a) Section 4.12(a) of the Company Disclosure Schedule sets forth a correct and complete list, as of the date hereof, of each material Company Benefit Plan. With respect to each material Company Benefit Plan, to the extent applicable, correct and complete copies of the following have been delivered or made available to Acquiror: (i) the Company Benefit Plan document, if written (including all amendments and attachments thereto), (ii) a written summary of the material terms thereof, if the Company Benefit Plan is not in writing, (iii) all related trust documents, insurance Contracts or other funding arrangements, (iv) the two (2) most recent annual reports (Form 5500) filed with the Internal Revenue Service (the “IRS”), including all schedules and attachments thereto, (v) the most recent determination, opinion or advisory letter from the IRS, (vi) the current ERISA summary plan description and any summary of material modifications thereto, and (vii) all related, non-routine material filings and material, non-routine communications received from or sent to any Governmental Entity since January 1, 2023.

(b) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, each Company Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material and adverse to the Company and its Subsidiaries, taken as a whole, (i) all contributions required to be made to any Company Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, have been timely made, deposited or paid in full and (ii) all reports, returns, notices and similar documents required to be filed with any Governmental Entity or distributed to any Company Benefit Plan participant have been timely filed or distributed. There are no pending or, to the knowledge of the Company and its Subsidiaries, threatened actions, disputes, suits, hearings or claims (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto, in each case, which have been, or would reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company, no Company Benefit Plan is the subject of an examination, investigation or audit by a Governmental Entity. No Company Benefit Plan is the subject of an application or filing under, or a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program, in each case, which would reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.

(c) The IRS has issued a favorable determination, opinion or advisory letter with respect to each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (each, a “Qualified Plan”), and (i) such determination, advisory or opinion letter has not been revoked (nor has revocation been threatened in writing) and (ii) to the knowledge of the Company, no event has occurred or condition exists that would reasonably be expected to adversely affect the tax-qualification of any Qualified Plan or related trust.

(d) Neither the Company nor any ERISA Affiliate, currently has, or has had at any time within the preceding six (6) years, an obligation to contribute to (i) a “defined benefit plan” as defined in Section 3(35) of ERISA or a plan subject to Title IV of ERISA, (ii) a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code or (iii) a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code. No Company Benefit Plan is a “multiple employer plan” that is subject to Section 413(c) of the Code or Sections 4063 or 4064 of ERISA, or a “multiple employer welfare arrangement,” as defined in Section 3(40) of ERISA.

(e) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries sponsors or has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement medical or death benefits (whether or not insured) with respect to former or current directors or employees, or their respective beneficiaries or dependents, beyond their retirement or other separation from service, except as required by Section 4980B of the Code or comparable U.S. state Laws or applicable non-U.S. Laws.

(f) With respect to each Company Benefit Plan, in each case except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) neither the Company nor its Subsidiaries have engaged in, and, to the knowledge of the Company, no other person has engaged in, any nonexempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) and (ii) none of the Company or any of its Subsidiaries or, to the knowledge of the Company, any other “fiduciary” (as defined in Section 3(21) of ERISA) has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Company Benefit Plan.

(g) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any Subsidiary of the Company has incurred any Liability for any Tax or civil penalty under Chapter 43 of the Code that has not been satisfied in full.

(h) Except as contemplated in this Agreement, the execution of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization, will not, either alone or in combination with another event, (i) entitle any current or former Company Associate to any severance or similar payment or benefit, (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due or payable to any Company Associate, (iii) trigger any funding obligation under any Company Benefit Plan, or (iv) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that would, or would reasonably be expected to, individually or in combination with any other such payment or benefit, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(i) No Company Benefit Plan provides for, and neither the Company nor any of its Subsidiaries otherwise has any obligation to provide, a gross-up, or reimbursement of Taxes imposed under Sections 4999, 409A(a)(1)(B) or 457A of the Code.

(j) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Benefit Plan subject to the Laws of any jurisdiction outside of the United States: (i) has been maintained in all respects in accordance with all applicable requirements; (ii) that is intended to qualify for special Tax treatment meets all requirements for such treatment; (iii) that is intended to be funded or book-reserved is fully funded or book reserved, as appropriate, based upon reasonable actuarial assumptions; and (iv) if required to be registered or approved by a non-U.S. governmental entity, has been registered or approved and has been maintained in good standing with the applicable regulatory authorities, and, to the knowledge of the Company, there are no existing circumstances or any events that have occurred since the date of the most recent approval or application therefor relating to any such plan that would reasonably be likely to adversely affect any such approval or good standing.

(k) The Company and its Subsidiaries are not, and since January 1, 2023, have not been, party to, nor bound by, any Collective Bargaining Agreement, and no employees of the Company or its Subsidiaries are represented by any labor union, labor organization or works council. Since January 1, 2023, (i) there have been no labor union organizing activities with respect to any employees of the Company or any of its Subsidiaries, and (ii) there have been no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Since January 1, 2023, there has been no pending, or to the knowledge of the Company, threatened, strikes, lockouts, slowdowns, work stoppages, grievances, arbitrations, labor disputes or unfair labor practice complaints against the Company or any of its Subsidiaries.

(l) Since January 1, 2023, the Company and its Subsidiaries have been in compliance and have complied in all respects with all Laws regarding employment and employment practices, including all Laws respecting employment discrimination, terms and conditions of employment, health and safety, wages and hours, classification of employees and independent contractors, child labor, immigration, disability rights or benefits, equal opportunity, workers’ compensation, employee leave issues, unemployment insurance, automated employment decision tools and other artificial intelligence, affirmative action, plant closures and layoffs (including the WARN Act), and termination of employment, except where such noncompliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(m) There are no Legal Proceedings, suits, claims, investigations or other legal proceedings by or against the Company or its Subsidiaries pending, or threatened to be brought or filed, by or with any Governmental Entity or arbitral tribunal in connection with the employment or termination of employment of any employee or applicant to become an employee, including any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment related matter arising under applicable Laws that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(n) To the knowledge of the Company, no employee of the Company or its Subsidiaries is in material violation of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation: (i) to the Company or its Subsidiaries or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information.

(o) Neither of the Company nor any of its Subsidiaries is party to a settlement agreement with a current or former officer, employee or independent contractor of the Company or its Subsidiaries that involves material allegations of sexual harassment, sexual misconduct or discrimination by either (i) an officer of the Company or its Subsidiaries or (ii) an employee of the Company or its Subsidiaries at a level of Vice President or above, and, to the knowledge of the Company, since January 1, 2023, no allegations of sexual harassment, sexual misconduct or discrimination have been made against (A) an officer of the Company or its Subsidiaries or (B) an employee of the Company or any of its Subsidiaries at a level of Vice President or above.

(p) As of the date hereof, to the knowledge of the Company, no officer or employee of the Company or any of its Subsidiaries at a level of Senior Vice President or above has provided the Company or any of its Subsidiaries with written notice of his or her intent to resign from or otherwise terminate his or her employment with the Company or any of its Subsidiaries.

Section 4.13 Absence of Certain Changes or Events.

(a) Since December 28, 2025 through the date of this Agreement, except as expressly contemplated by this Agreement, the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course of business.

(b) Since December 28, 2025, through the date of this Agreement, there has not been any fact, change, circumstance, event, occurrence, condition or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.14 Information Supplied; Proxy Statement and Schedule 13E-3. The information supplied or to be supplied by the Company expressly for inclusion in the Proxy Statement or the Schedule 13E-3, as applicable, will not, on the date that the Proxy Statement and Schedule 13E-3 is first mailed to the stockholders of the Company, and on the date of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Acquiror or any of its respective Affiliates or Representatives in writing expressly for inclusion (whether directly or incorporated by reference) therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 4.15 Tax Matters.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) Each of the Company and its Subsidiaries has prepared and timely filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by it in accordance with applicable Law, and all such Tax Returns are true, correct and complete.

(ii) Each of the Company and its Subsidiaries has timely paid in full all Taxes required to be paid by it (whether or not shown on any Tax Return).

(iii) Neither the Company nor any of its Subsidiaries has waived or extended, or requested any waiver or extension for, any statute of limitations with respect to Taxes, and no power of attorney has been granted with respect to any matter relating to Taxes of any of the Company or any of its Subsidiaries that is currently in effect.

(iv) All assessments for Taxes due by the Company or any of its Subsidiaries with respect to completed and settled audits or examinations or any concluded litigation have been timely paid in full or otherwise finally resolved.

(v) There are no audits, examinations, investigations or other proceedings ongoing, pending or threatened in writing in respect of any Taxes or Tax matters (including Tax Returns) of the Company or any of its Subsidiaries.

(vi) There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

(vii) Each of the Company and its Subsidiaries has complied with all applicable Laws relating to the collection, withholding and remittance of Taxes (including information reporting requirements) and has duly and timely withheld and paid over to the appropriate Governmental Entity all amounts required to be so withheld and paid over.

(viii) No written claim has been made by any Governmental Entity in a jurisdiction where the Company or its Subsidiaries does not file Tax Returns or pay Taxes of a particular type claiming that any such entity is subject to taxation by that jurisdiction, required to file any Tax Returns or required to pay Taxes in such jurisdiction.

(ix) Other than with respect to the Tax Receivable Agreement, neither the Company nor any of its Subsidiaries (A) is or has been a member of any affiliated, consolidated, combined, unitary, group relief or similar group for purposes of filing Tax Returns or paying Taxes (other than a group the common parent of which is the Company), (B) is a party to, bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar Contract or arrangement relating to the apportionment, sharing, assignment, indemnification or allocation of any Tax or Tax asset (other than an agreement or arrangement solely between or among the Company or its Subsidiaries) or (C) has any Liability for Taxes of another person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any analogous or similar provision of state, local or non-U.S. Law), as transferee or successor.

(x) Neither the Company nor any of its Subsidiaries has received or applied for a Tax ruling or entered into a closing agreement pursuant to Section 7121 of the Code (or any similar or analogous provision of state, local or non-U.S. Law) or has been issued any private letter rulings, technical advice memoranda or similar agreement by any Governmental Entity, in any case, that would be binding upon the Company or any of its Subsidiaries after the Closing.

(xi) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date, as a result of any (A) change in or incorrect method of accounting pursuant to Section 481 of the Code (or any analogous or similar provision of state, local or non-U.S. Law) prior to the Closing, (B) installment sale, intercompany transaction or open transaction made or entered into prior to the Closing, or any “excess loss account,” existing as of immediately prior to the Closing, or (C) prepaid amount received on or prior to the Closing.

(xii) Neither the Company nor any of its Subsidiaries has or has ever had a permanent establishment and otherwise has not had an office or fixed place of business in a jurisdiction outside of the jurisdiction in which the Company or its Subsidiaries, respectively, are organized.

(xiii) Neither the Company nor any of its Subsidiaries is a party or subject to any Tax exemption, Tax holiday or other Tax reduction agreement or order.

(b) Neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in any distribution that was purported or intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local or non-U.S. Law) occurring during the two (2) year period ending on the date of this Agreement.

(c) None of the Company or any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any analogous or similar provision of state, local or non-U.S. Law).

(d) The charges, accruals and reserves for Taxes with respect to the Company and its Subsidiaries reflected on the Company Financial Statements prior to the date hereof are adequate, in accordance with GAAP, to cover all material Taxes payable by the Company and its Subsidiaries for all periods through the date of such Company Financial Statements and such charges, accruals and reserves, as adjusted for the passage of time and ordinary course business operations through the Closing Date, are adequate to cover all material Taxes due and payable by the Company and its Subsidiaries for all periods through the Closing Date.

(e) Since on or before August 28, 2020, Company LLC (i) has been classified as a partnership for U.S. federal income tax purposes (the “Company LLC Partnership”); and (ii) has had in effect a valid election under Section 754 of the Code and in accordance with Treasury Regulations section 1.754-1(b).

(f) The Company LLC Partnership is a continuation under Section 708(a) of the Code of the former partnership for U.S. federal income tax purposes conducted by Rice Investments, LP, a Delaware limited partnership (the “Rice Partnership”) as a result of a restructuring that was effected on December 30, 2019.

(g) The Rice Partnership made a valid election under Section 754 of the Code and in accordance with Treasury Regulations section 1.754-1(b) for its 2017 taxable year (the “Original 754 Election”), and there has not since been a termination of either the Rice Partnership or the Company LLC Partnership under Section 708(b) of the Code.

(h) Neither the Rice Partnership nor the Company LLC Partnership has revoked the Original 754 Election under Treasury Regulations section 1.754-1(c).

Section 4.16 Intellectual Property; Data Privacy.

(a) Section 4.16(a) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date hereof of all Company Registrations, including for each, as applicable, the application or registration number, the filing and registration or grant date, the legal and beneficial owner and the jurisdiction.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) the Company and its Subsidiaries (x) solely and exclusively own the Company Intellectual Property free and clear of all Liens other than Permitted Liens, and (y) have a valid license or other valid right to use all other Intellectual Property to the extent used or held for use in the business of the Company and its Subsidiaries as currently conducted (such Intellectual Property, the “Licensed IP”);

(ii) all Company Registrations are subsisting and, to the knowledge of the Company, valid and enforceable (and there currently is no complaint, claim or notice, or threat, and since June 30, 2023, there has been no complaint, claim or notice, or threat challenging the ownership, validity or enforceability of any Company Registrations);

(iii) all Company Intellectual Property will be owned (free and clear of all Liens other than Permitted Liens), and all Licensed IP will be available for use, by the Surviving Corporation and its Subsidiaries immediately following the Closing on substantially similar terms and conditions as it was owned or available for use by the Company and its Subsidiaries immediately prior to the Closing;

(iv) no person other than the Company and its Subsidiaries owns or has an exclusive license or other right to use any of the Key Marks in any jurisdiction (other than pursuant to manufacturing and distribution agreements with the Company entered into in the ordinary course of business and made available to Acquiror);

(v) the Company and its Subsidiaries have taken commercially reasonable measures to preserve their ownership of, and rights in, the Company Intellectual Property (including by obtaining assignments of Company Intellectual Property from persons who contribute or have contributed to the creation, invention or development of Company Intellectual Property, pursuant to written agreements or by operation of Law) and to maintain the confidentiality of trade secrets and other proprietary or confidential information included in the Company Intellectual Property, and no such trade secret or information has been disclosed to or accessed by any person other than pursuant to the terms of a valid, written confidentiality agreement with such person;

(vi) the conduct of the business of the Company and its Subsidiaries does not infringe, violate or misappropriate any Intellectual Property rights of any person, and since June 30, 2023, the Company and its Subsidiaries have not infringed, violated or misappropriated any Intellectual Property rights of any person or received in writing any complaint, claim, notice or threat of any of the foregoing (including any cease and desist letter or notification that a license is or may be required), and no Legal Proceeding has been brought or threatened in writing against the Company or its Subsidiaries, alleging any such infringement, violation or misappropriation;

(vii) to the knowledge of the Company, no person (including any current or former employee or consultant of the Company or any of its Subsidiaries) is infringing, violating or misappropriating any of the Company Intellectual Property, and, since June 30, 2023, the Company and its Subsidiaries have not sent to or made against any person in writing any complaint, claim, notice or threat of any of the foregoing (including any cease and desist letter or notification that a license is or may be required), or brought or threatened in writing any Legal Proceeding, alleging any such infringement, violation or misappropriation;

(viii) no Company Intellectual Property is subject to any Legal Proceeding, nor is any Company Intellectual Property subject to any Order or Contract limiting, restricting or affecting the use, exploitation, registration, attempted registration, enforceability, transfer or licensing of the Company Intellectual Property;

(ix) the execution and delivery by the Company and Company LLC of this Agreement and the other Transaction Agreements to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in (x) a loss or impairment of, or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Surviving Corporation’s or its Affiliates’ right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the business of the Company and its Subsidiaries or (y) to the knowledge of the Company, Acquiror or any of its Affiliates being required to grant to any person any ownership interest in, or any license, covenant not to sue or right under or with respect to, any Intellectual Property owned or controlled by Acquiror or any of its Affiliates as of the date hereof;

(x) since June 30, 2023, to the knowledge of the Company, (A) no third party has breached or gained unauthorized access to or use of the IT Systems in a manner which resulted in the unauthorized use, theft, rendering unavailable or not accessible, disclosure or transfer of any information or data contained therein or transmitted thereby (including Personal Information), (B) there has been no failure, malfunction or substandard performance of the IT Systems which has caused any material disruption to the business operations of the Company and its Subsidiaries and (C) no notice of any such unauthorized access, misuse, intrusion, breach or other incident has been made or was required by the Company or any of its Subsidiaries to any person or Governmental Entity under applicable Data Security Laws; and

(xi) each of the Company and its Subsidiaries complies (and since June 30, 2023, has complied) with all applicable Data Security Laws, the Company’s and its Subsidiaries’ privacy policies and contractual requirements relating to cybersecurity or the privacy, security or processing of Personal Information, and since June 30, 2023, no written claims, complaints, investigations or notices from any person or Governmental Entity have been asserted or threatened in writing against the Company or any of its Subsidiaries regarding any noncompliance with any of the foregoing.

Section 4.17 Property. With respect to the material real property owned by the Company or any Subsidiary of the Company (collectively, the “Company Owned Real Property”), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) either the Company or a Subsidiary of the Company has good, marketable and valid title to such Company Owned Real Property, free and clear of all Liens other than any Permitted Liens and (b) neither the Company nor any Subsidiary of the Company has received written notice of any pending condemnation proceeding with respect to any Company Owned Real Property, and, to the knowledge of the Company, no such proceeding is threatened. Either the Company or a Subsidiary of the Company has a good and valid leasehold interest in each lease and sublease under which the Company or any of its Subsidiaries leases or subleases any real property for an annual rental amount in excess of $3,000,000 per year (such property subject to any such lease or sublease, the “Company Leased Real Property” and such leases and subleases are, collectively, the “Company Real Property Leases”), in each case, free and clear of all Liens other than any Permitted Liens, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 4.17 of the Company Disclosure Schedule sets forth a complete and accurate list as of the date hereof of all Company Real Property Leases. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) each Company Real Property Lease is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the knowledge of the Company, of each other party thereto, and is in full force and effect, (b) no uncured default on the part of the Company or, if applicable, its Subsidiary or, to the knowledge of the Company, the landlord thereunder, exists under any such Company Real Property Lease and (c) no event has occurred or circumstance exists which, with the giving of notice, the passage of time, or both, would constitute a breach or default under any such Company Real Property Lease. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is subleasing, licensing or otherwise granting any person any right to use or occupy any Company Owned Real Property or any Company Leased Real Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no damage or destruction has occurred with respect to any of the Company Owned Real Property or the Company Leased Real Property that has not been repaired.

Section 4.18 Insurance. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries maintain insurance with reputable insurers in such amounts and against such risks as is sufficient to comply with applicable Law and all Company Material Contracts; (b) all insurance policies maintained by or on behalf of the Company or any of its Subsidiaries as of the date of this Agreement are in full force and effect; (c) the Company and its Subsidiaries are in compliance with the terms and provisions of all such insurance policies; and (d) neither the Company nor any of its Subsidiaries is in breach or default under, has received any written notice of, or has taken any action or failed to take action that would, or would reasonably be expected to, individually or in the aggregate, permit cancellation, termination or modification of, any such insurance policies.

Section 4.19 Material Contracts.

(a) Section 4.19(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of the following Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries (or any of their respective properties or assets) is bound (in each case, other than any Company Benefit Plan):

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or any Contract that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Exchange Act (other than offer letters or other terms of employment or any unwritten arrangement with any Company Associate);

(ii) any Contract that is material to the Company that (1) contains covenants that by their terms expressly limit in any material respect the ability of the Company or any of its Affiliates (including, following the Closing, Acquiror or any of its Affiliates): (A) to compete in any business or with any person or in any geographic area (including any non-compete provisions) (other than any Contract that provides exclusive territorial rights to independent operators, distributors, route operators, franchisees or similar commercial partners) or (B) to enforce in any material respect its rights under (x) any Company Material Contract or (y) under applicable Law, including any material covenant not to sue (other than any covenant not to sue entered into in connection with the settlement of litigation restricting the right of the Company or of any of its Subsidiaries to bring suit with respect to claims released thereunder for events occurring prior to the date of such release), (2) contains “most favored nations,” “most favored pricing” or similar terms or establishes an exclusive sale or purchase obligation with respect to any product or geographic area, in each case, that restricts or binds the Company or any of its Affiliates (including, following the Closing, Acquiror or any of its Affiliates), or (3) requires the Company or any of its Affiliates (including, following the Closing, Acquiror or any of its Affiliates) to purchase minimum quantities of any product or service or contains “take or pay,” volume requirements or similar provisions binding on the Company or any of its Affiliates (including, following the Closing, Acquiror or any of its Affiliates), except, in each case with respect to clauses (1) through (3), for any such Contract that may be canceled without penalty or other liability of the Company or any of its Affiliates upon notice of ninety (90) days or less;

(iii) any Contract that provides for or governs the formation, creation, operation, management or control of any strategic alliance or joint venture involving the sharing of profits or losses with any third party;

(iv) any Contract that (A) provides for the license or other grant of rights by or to the Company or any of its Subsidiaries of any Intellectual Property that is material to the business of the Company and its Subsidiaries, other than (x) non-exclusive licenses granted in the ordinary course of business by the Company or any of its Subsidiaries that are ancillary to the manufacture, sale or distribution of products to customers in the ordinary course of business, (y) licenses granted by the Company or any of its Subsidiaries to another Subsidiary of the Company, and (z) licenses granted to the Company or any of its Subsidiaries for Commercially Available Software which involve payments by the Company and its Subsidiaries of less than $500,000 per annum, or (B) materially limits the Company’s or its Subsidiaries’ ability to (or permits any other person to) use, register, license, enforce or otherwise exploit any Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole (including co-existence rights and covenants not to sue);

(v) any Contract with a Top Supplier (other than purchase orders, invoices or statements of work entered into in the ordinary course of business);

(vi) any Contract with a Top Customer (other than purchase orders, invoices or statements of work entered into in the ordinary course of business);

(vii) any Contract with consideration paid to or payable by the Company or any of the Company’s Subsidiaries of more than $5,000,000, in the aggregate, during the twelve (12) months ended December 28, 2025 (other than (A) Contracts for the lease of real property and (B) purchase orders, invoices or statements of work entered into in the ordinary course of business;

(viii) any Contract with any Company Associate that provides for severance, retention or stay bonus, advance notice of termination, change in control bonus, accelerated vesting, or any other amount or benefit that will be payable or due as a result of any of the transactions or events contemplated by this Agreement, in each case, other than the Company Stock Plan (or award agreements thereunder);

(ix) any Contract that involves any settlement, conciliation or similar agreement (A) that is with any Governmental Entity and (B) pursuant to which the Company or any of its Subsidiaries is obligated after the date of this Agreement to pay consideration to a Governmental Entity;

(x) any loan agreement, credit agreement, note, debenture, bond, indenture, security agreement, guarantee or other Contract pursuant to which any Indebtedness for borrowed money of the Company or any of its Subsidiaries (whether as creditor or debtor thereunder) may be incurred or is outstanding, or any guarantees by the Company or any of its Subsidiaries of any Indebtedness for borrowed money, in each case, for Indebtedness with a principal amount in excess of $250,000 individually (other than Contracts with independent operators, distributors, route operators, franchisees or similar commercial partners that include guarantees, keepwell arrangements, letters of credit, reimbursement obligations, or other credit support arrangements);

(xi) any Contract that provides for material “earn outs” or other material contingent payments by the Company or any of its Subsidiaries other than those with respect to which there are no outstanding obligations under such provisions (excluding obligations to indemnify directors and officers pursuant to acquisition agreements or, in the case of Contracts pursuant to which the Company or any Company Subsidiary sold an asset or business, obligations to indemnify for liabilities related to businesses retained by the Company or any Company Subsidiary or, in the case of Contracts pursuant to which the Company or any Company Subsidiary purchased assets or businesses, obligations to indemnify for liabilities related to such acquired business or assets);

(xii) any Contract that (A) was entered into on or after June 30, 2023 under which the Company or its applicable Subsidiary has material surviving obligations or (B) has not yet been consummated, in each case of clause (A) and (B) that provides for the acquisition or Disposition, directly or indirectly (by merger or otherwise), of a business or all, or substantially all, of the capital stock or other equity interests of a person or all, or substantially all, of the material assets or properties of a person, other than any such acquisition or Disposition for consideration (including any “earnouts” and contingent payments) that does not exceed $1,000,000 in the aggregate;

(xiii) any Contract that contains a standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire assets or securities of a third party;

(xiv) any Contract that expressly prohibits the payment of dividends or distributions in respect of, or the pledging of, any equity interest of, or the issuance of guarantees by, the Company or any of its Subsidiaries; or

(xv) any Contract that is a collective bargaining agreement, labor union contract, trade union agreement, works council agreement or other employee representative body agreement (each, a “Collective Bargaining Agreement”).

Each Contract of the type described in clauses (i) through (xv) above (or set forth in Section 4.19(a) of the Company Disclosure Schedule or filed as an exhibit to the Company SEC Documents (other than any such Contract filed as an exhibit to the Company SEC Documents that, as of the date hereof, has expired pursuant to its terms or has been disclosed prior to the date hereof in the Company SEC Documents (without giving effect to the date limitation in the definition thereof) as having been terminated)), other than a Company Benefit Plan or the Company Stock Plan, is referred to herein as a “Company Material Contract.” The Company has made available to Acquiror prior to the date of this Agreement a complete and correct copy of each Company Material Contract as in effect on the date of this Agreement (other than any unwritten arrangement with any Company Associate).

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract and, to the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract, (ii) no event has occurred or not occurred through the Company’s or any of its Subsidiaries’ action or inaction or, to the knowledge of the Company, through the action or inaction of any third party, that with or without notice or lapse of time or both would constitute a breach of or default under the terms of any Company Material Contract, (iii) each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the knowledge of the Company, of each other party thereto, and is in full force and effect (in each case, subject to the Bankruptcy and Equity Exception), (iv) there are no disputes pending or, to the knowledge of the Company, threatened with respect to any Company Material Contract and (v) neither the Company nor any of its Subsidiaries has received any written notice of the intention of any other party to any Company Material Contract to terminate for default, convenience or otherwise any Company Material Contract, nor to the knowledge of the Company, is any such party threatening to do so.

Section 4.20 Opinion of Financial Advisor. The Special Committee has received the opinion of Citigroup Global Markets Inc. (“Citi”) to the effect that, as of the date thereof and subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof, the Merger Consideration to be paid to the Unaffiliated Stockholders (as defined in such opinion) pursuant to this Agreement is fair, from a financial point of view, to such holders. A signed, true, correct and complete copy of such opinion shall be delivered to Acquiror for informational purposes promptly (but, in any event, within two (2) Business Days) following the date of this Agreement.

Section 4.21 Finders or Brokers. Except for Citi and RBC Capital Markets, LLC (“RBC”), neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the Merger who would be entitled to any fee or any commission in connection with or upon consummation of the Merger, the TRA Payment or the Recapitalization. The Company has provided to Acquiror complete and correct copies of all agreements under which fees and commissions that are or would be payable to Citi in connection with the consummation of the Merger, the TRA Payment or the Recapitalization are payable. The Company has made available to Acquiror complete and correct copies of all agreements under which fees and commissions that are or would be payable to RBC in connection with the consummation of the Merger, the TRA Payment or the Recapitalization are payable.

Section 4.22 State Takeover Statutes. Assuming the accuracy of the representation in the second sentence of Section 5.7, the Company Board of Directors has taken all action necessary to render inapplicable to this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby (including the Merger, the TRA Payment and the Recapitalization) all potentially applicable state anti-takeover statutes or regulations and any similar provisions in the Company Certificate or Company Bylaws.

Section 4.23 Related Party Agreements. No Related Party of the Company or any of its Subsidiaries is a party to any Contract with or binding upon Company or any of its Subsidiaries or by or to which any of its properties or assets is bound or subject, other than any of the foregoing entered into in the ordinary course of business, on terms similar to what would have been obtained in a comparable transaction entered into with an unaffiliated third party on an arm’s-length basis (each such Contract contemplated by this Section 4.23, a “Related Party Contract”).

Section 4.24 No Additional Representations or Warranties; Acknowledgment of Disclaimer.

(a) Except for the representations and warranties expressly set forth in this Article IV, the other Transaction Agreements to which the Company or Company LLC is a party or in a certificate delivered pursuant hereto or thereto, neither the Company nor any other person on behalf of the Company or its Subsidiaries makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or with respect to any other information provided to Parent, Acquiror, Merger Sub or any of their Affiliates or Representatives, including, but not limited to, its business, operations, assets, Liabilities, conditions (financial or otherwise) or prospects, in connection with the transactions contemplated hereby and by the other Transaction Agreements.

(b) The Company acknowledges and agrees that, (a) except for the representations and warranties of Parent, Acquiror and Merger Sub expressly set forth in Article V and the other Transaction Agreements to which any such person is a party or in a certificate delivered pursuant hereto or thereto, (i) none of Parent, Acquiror, Merger Sub or any of their Affiliates is making and none of them has made any representations or warranties (express or implied) relating to itself or its business, operations, assets, Liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization and (ii) none of the Company or its Representatives is relying on any representation or warranty of Parent, Acquiror, Merger Sub or any of their Affiliates except for those expressly set forth in Article V and the other Transaction Agreements to which any such person is a party or in a certificate delivered pursuant hereto or thereto, and (b) no person has been authorized by Parent, Acquiror, Merger Sub or any of their Affiliates to make any representation or warranty relating to Parent, Acquiror, Merger Sub or any of their Affiliates or their respective businesses or otherwise in connection with the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization, and if made, such representation or warranty has not been and shall not be relied upon by the Company.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT, ACQUIROR AND MERGER SUB

Except as disclosed in the disclosure schedule delivered by Parent, Acquiror and Merger Sub to the Company immediately prior to the execution of this Agreement (the “Acquiror Disclosure Schedule”) (provided that disclosure in any section or subsection of the Acquiror Disclosure Schedule shall apply only to the corresponding section or subsection of this

Agreement except to the extent that the relevance of such disclosure to another section or subsection of this Article V is reasonably apparent on the face of such disclosure; provided, further, that any listing of any fact, item or exception disclosed in any section of the Acquiror Disclosure Schedule shall not be construed as an admission of liability under any applicable Law or for any other purpose and shall not be construed as an admission that such fact, item or exception is in fact material or creates a measure of materiality for purpose of this Agreement or otherwise), Parent, Acquiror and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 5.1 Organization. Parent is a German limited partnership (Kommanditgesellschaft) with a German limited liability company (Gesellschaft mit beschraenkter Haftung) as general partner (Gesellschaft mit beschraenkter Haftung & Compagnie Kommanditgesellschaft), Acquiror is a Delaware corporation and Merger Sub is a Delaware corporation. Parent is registered with the commercial register of the local court (Amtsgericht) of Dusseldorf, Germany, under register number HRA 20277. Acquiror is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent, Acquiror and Merger Sub has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

Section 5.2 Corporate Authority Relative to this Agreement; No Violation.

(a) Each of Parent, Acquiror and Merger Sub has the requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it is a party and to consummate the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization. The execution, delivery and performance of this Agreement and the other Transaction Agreements to which it is a party by Parent, Acquiror and Merger Sub, as applicable, and the consummation by each of them of the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization, have been duly and validly authorized by the board of directors (or similar governing body) of Parent, the Acquiror Board of Directors and the board of directors of Merger Sub, and, subject to the approval of the adoption of this Agreement and the other Transaction Agreements to which Merger Sub is a party by the sole stockholder of Merger Sub, no other corporate or similar proceedings on the part of any of Parent, Acquiror or Merger Sub or vote of Parent’s or Acquiror’s stockholders is necessary to authorize the execution and delivery by Parent, Acquiror and Merger Sub of this Agreement, the other Transaction Agreements to which they are a party and the consummation of the transactions contemplated hereby and thereby (including the Merger, the TRA Payment and the Recapitalization). The board of directors of Merger Sub has unanimously (i) approved and declared advisable this Agreement, the other Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby (including the Merger, the TRA Payment and the Recapitalization), the performance by Merger Sub of its covenants and agreements contained in this Agreement, the other Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby (including the Merger, the TRA Payment and the Recapitalization) upon the terms and subject to the conditions contained in this Agreement and such other Transaction Agreements;

(ii) determined that this Agreement, the other Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby (including the Merger, the TRA Payment and the Recapitalization) are advisable and in the best interests of Merger Sub and its sole stockholder; (iii) resolved to submit this Agreement and the other Transaction Agreements to which it is a party to the sole stockholder of Merger Sub for its approval of the adoption hereof; and (iv) resolved to recommend the adoption of this Agreement and the other Transaction Agreements to which it is a party by the sole stockholder of Merger Sub. This Agreement and the Transaction Agreements to which Parent, Acquiror or Merger Sub is a party have been duly executed and delivered by each of Parent, Acquiror and Merger Sub, as applicable, and, assuming due execution and delivery by the other parties hereto and thereto (other than Parent, Acquiror and Merger Sub), constitutes a valid and binding agreement of Parent, Acquiror and Merger Sub, as applicable, enforceable against each of Parent, Acquiror and Merger Sub, as applicable, in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Delaware Secretary, (ii) the Exchange Act, (iii) the Securities Act, (iv) applicable state securities and “blue sky” laws, (v) the HSR Act and any other requisite clearances or approvals under any other applicable Antitrust Laws, including the Law on the Protection of Economic Competition of 2001 (as amended) of Ukraine, (vi) such consents, approvals, authorizations, permits, filings, registrations or notifications as may be required as a result of the identity of the Company, the Family Stockholders or any of their respective Affiliates, (vii) the approvals set forth in Section 5.2(b) of the Acquiror Disclosure Schedule and (viii) the approval and adoption of this Agreement by Acquiror as the sole stockholder of Merger Sub, which will occur immediately following the execution of this Agreement (collectively, the “Acquiror Approvals”), no Regulatory Filing or Consent is necessary, under applicable Law, for the consummation by Parent, Acquiror or Merger Sub of the transactions contemplated by this Agreement, the other Transaction Agreements, or the Debt Financing Documents, except for (A) such Regulatory Filings and Consents that are not required to be obtained or made prior to consummation of the Merger, the TRA Payment and the Recapitalization or (B) that if not obtained or made, have not had and would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

(c) The execution and delivery by each of Parent, Acquiror and Merger Sub, as applicable, of this Agreement, the Transaction Agreements to which it is a party, and the Debt Financing Documents does not, and (assuming the Acquiror Approvals are obtained) the consummation of the Merger and the other transactions contemplated hereby and thereby and compliance with the provisions of this Agreement, the other Transaction Agreements to which it is a party, the Debt Financing Documents and the Parent Existing Credit Agreement will not (i) conflict with or result in any violation of any provision of Parent’s, Acquiror’s or Merger Sub’s constituent documents, (ii) conflict with or result in any violation of any provision of (x) the Parent Existing Credit Agreement or the Parent Existing Promissory Notes or (y) any other agreement governing Financial Indebtedness (as defined in the Parent Existing Credit Agreement) of Parent or any of its Subsidiaries in an aggregate principal amount under such agreement equaling or exceeding €25,000,000, (iii) conflict with or result in a violation of any material Contract to which Parent, Acquiror or Merger Sub or any of their respective Subsidiaries is a party or (iv) conflict with or violate any applicable Laws, except, in the case of clause (ii), (iii) or (iv), for such conflicts or violations as have not had and would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

Section 5.3 Information Supplied. The information supplied or to be supplied by or on behalf of Parent, Acquiror and Merger Sub in writing expressly for inclusion in the Proxy Statement or the Schedule 13E-3, as applicable, will not, on the date that the Proxy Statement and Schedule 13E-3 is first mailed to the stockholders of the Company, and on the date of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent, Acquiror or Merger Sub with respect to statements made therein based on information supplied by the Company or its Affiliates or Representatives in writing expressly for inclusion therein.

Section 5.4 Financing.

(a) Parent has delivered to the Company a true and complete copy of (i)(A) the executed commitment letter (including all attachments thereto), dated as of the date hereof, from the Topco Debt Financing Sources party thereto (the “Topco Debt Financing Commitment Letter”), pursuant to which and subject to the terms and conditions thereof such Topco Debt Financing Sources have agreed to lend the amounts set forth therein (the “Topco Debt Financing”) for the purpose of funding the transactions contemplated by this Agreement and the related fees and expenses and (B) the executed commitment letter (including all attachments thereto), dated as of the date hereof, from the Opco Debt Financing Sources party thereto (the “Opco Debt Financing Commitment Letter” and together with the Topco Debt Financing Commitment Letter, the “Debt Financing Commitment Letters”), pursuant to which and subject to the terms and conditions thereof such Opco Debt Financing Sources have agreed to lend the amounts set forth therein (the “Opco Debt Financing” and together with the Topco Debt Financing and the revolving loans available to the Parent pursuant to the Parent Existing Credit Agreement, the “Debt Financing”) for the purpose of funding the transactions contemplated by this Agreement and the other Transaction Agreements (including a portion of the Recapitalization) and the related fees and expenses, and (ii)(A) any fee letters related to the Topco Debt Financing, redacted to remove fee amounts, pricing terms, pricing caps, “market flex” provisions and other economic or commercially sensitive terms (so long as no redaction covers (x) terms that adversely affect the amount, conditionality, availability, enforceability or termination of the Topco Debt Financing Commitment Letter or the Topco Debt Financing or (y) terms that impose any other conditions (or otherwise adversely amend, modify or expand any such other conditions) to the funding of the Topco Debt Financing) (collectively, together with the Topco Debt Financing Commitment Letter, the “Topco Debt Financing Letters”) and (B) any fee letters related to the Opco Debt Financing, redacted to remove fee amounts, pricing terms, pricing caps, “market flex” provisions and other economic or commercially sensitive terms (so long as no redaction covers (x) terms that adversely affect the amount, conditionality, availability, enforceability or termination of the Opco Debt Financing Commitment Letter or the Opco Debt Financing or (y) terms that impose any other conditions (or otherwise adversely amend, modify or expand any such other conditions) to the funding of the Opco Debt Financing) (collectively, together with the Opco Debt Financing Commitment Letter, the “Opco Debt Financing Letters” and collectively with the Topco Debt Financing Letters, the “Debt Financing Letters”).

(b) As of the date hereof, neither the Debt Financing Letters nor the Parent Existing Credit Agreement have been amended, restated, amended and restated, supplemented or otherwise modified, and no such amendment or modification is contemplated or under discussion by Parent or, to the knowledge of Parent, by the other parties thereto (other than, in the case of the Opco Debt Financing, to add lenders, lead arrangers, bookrunners, syndication agents or other similar entities who had not executed the Debt Financing Letters as of the date of this Agreement and, in the case of the Parent Existing Credit Agreement, amendments not prohibited by this Agreement), and the commitments contained in the Debt Financing Commitment Letters and the Parent Credit Agreement have not been withdrawn, terminated, repudiated, amended, supplemented, modified or rescinded in any respect, and no such action is contemplated or under discussion by Parent, or to the knowledge of Parent, any other party thereto.

(c) As of the date hereof, each of the Debt Financing Letters and the Parent Existing Credit Agreement is in full force and effect and constitutes the legal, valid and binding obligations of Parent and, to the knowledge of Acquiror, the other parties thereto, subject to the Bankruptcy and Equity Exception. Except as expressly set forth in the Debt Financing Commitment Letters delivered to the Company pursuant to this Section 5.4, there are no side letters or other contracts, agreements, arrangements or understandings (written or oral) directly or indirectly related to the Debt Financing, which could affect the conditionality, enforceability or termination provisions of, or reduce the aggregate principal amount of, the Debt Financing. There are no conditions precedent (including pursuant to any “market flex” provisions) related to the funding of (x) the Debt Financing (other than under the Parent Existing Credit Agreement), other than as expressly set forth in each of the Debt Financing Commitment Letters or (y) the Debt Financing under the Parent Existing Credit Agreement, other than as expressly set forth in the Parent Existing Credit Agreement. Subject to the terms and conditions of the Debt Financing Letters (taking into account the full amount of any “market flex” set forth therein) and the Parent Existing Credit Agreement, and assuming satisfaction of the conditions in Section 7.1 and Section 7.2, Acquiror and Parent will have, as of the Closing Date, sufficient funds to pay the aggregate Merger Consideration and all other payments required to be paid hereunder and in accordance with the other Transaction Agreements, including any Indebtedness of the Company or its Subsidiaries paid or payable at the Closing in accordance with the Transaction Agreements or that otherwise becomes due and payable as a result of the transactions contemplated by the Transaction Agreements (including, to the extent applicable, Indebtedness under the Company Credit Agreements and in respect of capital leases and other equipment financings), and to pay all fees and expenses related to the Merger and the other transactions contemplated by this Agreement and the other Transaction Agreements (collectively, the “Required Amount”).

(d) As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to (x) constitute a breach or default (or an event which with notice or lapse of time or both would constitute a default), in each case, on the part of Parent under the Debt Financing Letters, on the part of Parent or any of its Subsidiaries (as defined in the Parent Existing Credit Agreement) under the Parent Existing Credit Agreement or, to the knowledge of Parent, any other party thereto under any term or condition of the Debt Financing Letters or the Parent Existing Credit Agreement, (y) result in any of the conditions to the funding of the Debt Financing not being satisfied on a timely basis or (z) otherwise result in the Debt Financing not being available in accordance with the terms of the Debt Financing Letters or the Parent Existing Credit Agreement, as applicable, on the Closing Date, and subject to the satisfaction of the conditions contained in Section 7.1 and Section 7.2, Acquiror does not have any reason to believe that Parent will be unable to satisfy on a timely basis any of the conditions to the Debt Financing to be satisfied by it with respect to the Debt Financing Commitment Letters or the Parent Existing Credit Agreement, as applicable, or that the Debt Financing will not be available to Parent on the Closing Date. As of the date of this Agreement, no Debt Financing Source has notified Parent or the Acquiror of its intention to terminate any of the commitments in respect of the Debt Financing or not to provide all or any portion of the applicable Debt Financing. As of the date of this Agreement, no party to the Parent Existing Credit Agreement has notified Parent or the Acquiror of its intention to terminate any of the commitments in respect of the Parent Existing Credit Agreement or not to provide all or any portion of the commitments thereunder. Notwithstanding anything in this Agreement or any other Transaction Agreement, Parent, Acquiror and Merger Sub affirm that (i) obtaining the Debt Financing is not a condition to the Closing or the consummation of any of the transactions contemplated by any of the Transaction Agreements and (ii) Parent’s, Acquiror’s and Merger Sub’s obligations hereunder are not conditioned in any manner upon Parent, Acquiror or Merger Sub obtaining the Debt Financing or any other financing. As of the date hereof, Parent has fully paid (or caused to be paid) all commitment fees or other fees that are due and payable and required to be paid prior to the date of this Agreement pursuant to the Debt Financing Letters and the Parent Existing Credit Agreement.

(e) Parent has delivered to the Company true, complete and correct copies of (i) the Parent Existing Credit Agreement, as in effect on the date hereof, together with all amendments, restatements, supplements, waivers and modifications thereto, (ii) the Compliance Certificate (as defined in the Parent Existing Credit Agreement) delivered pursuant to Section 22.3 of the Parent Existing Credit Agreement in respect of the fiscal quarter ended March 31, 2026, and (iii) the Parent Existing Promissory Notes, each as in effect on the date hereof. As of the date hereof, there are no Defaults (as defined in the Parent Existing Credit Agreement) or Events of Default (as defined in the Parent Existing Credit Agreement) that have occurred and are continuing. The Leverage Ratio (as defined in the Parent Existing Credit Agreement), after giving effect to the transactions contemplated hereby (including, for the avoidance of doubt, the incurrence of all amounts in connection with the Debt Financing), will not exceed 3.50:1.00.

Section 5.5 Acquiror; Merger Sub. Merger Sub is a wholly-owned direct or indirect Subsidiary of Acquiror. Since its date of formation, Merger Sub has not carried on any business nor conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto. Acquiror is a direct or indirect Subsidiary of Parent. Since its date of formation, Acquiror has not carried on any business nor conducted any operations other than the execution of this Agreement and the other Transaction Agreements to which it is a party and the performance of its obligations hereunder and thereunder and matters ancillary thereto and the ownership of Merger Sub.

Section 5.6 Litigation. As of the date hereof, there are no (a) Legal Proceedings of any nature or (b) subpoenas, civil investigative demands or other requests for information relating to potential violations of Law, in each case of clause (a) and (b) pending or, to the knowledge of Acquiror, threatened against or relating to Parent, Acquiror, Merger Sub or any of their Affiliates, that challenge or seek to prevent, enjoin, alter or materially delay, or recover any damages or obtain any other remedy in connection with, this Agreement or the other Transaction Agreements, the Merger or the other transactions contemplated hereby or thereby, in each case threatened against or relating to Parent, Acquiror, Merger Sub or any of their Affiliates.

Section 5.7 Stock Ownership. As of the date hereof, none of Parent, Acquiror, Merger Sub or any of their respective controlled Affiliates (other than pursuant to an employee benefit, pension or similar plan) owns any shares of Company Common Stock. Each of Parent, Acquiror, Merger Sub and any of their respective “Affiliates” or “associates” (as such terms are defined in the Company Organizational Documents) is not, and at no time during the last three (3) years has been, an “interested stockholder” of the Company as defined in the Company Organizational Documents.

Section 5.8 Solvency. None of Acquiror, Parent or Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors, and immediately after giving effect to the Merger and the other transactions contemplated by this Agreement and the other Transaction Agreements, including the payment of the Merger Consideration, then assuming (a) satisfaction of the conditions to Parent’s, Acquiror’s and Merger Sub’s obligation to consummate the Merger as set forth herein; (b) the accuracy of the representations and warranties of the Company set forth in Article IV hereof (for such purposes, such representations and warranties shall be true and correct in all material respects without giving effect to (x) any “Company Material Adverse Effect,” “materiality” or similar qualifiers and (y) the exclusion contained in clause (b) of Section 4.6); and (c) the preparation in good faith based upon assumptions that were and continue to be reasonable of any estimates, projections or forecasts of the Company and its Subsidiaries: (i) the Surviving Corporation will not have incurred debts beyond its ability to pay such debts as they become due, (ii) the then-present fair value of the assets of the Surviving Corporation and its Subsidiaries will exceed the amount that will be required to pay their existing debts (including the probable amount of all contingent liabilities) as such debts become due, (iii) the assets of the Surviving Corporation and its Subsidiaries shall have a fair value in excess of their debts (including the probable amount of all contingent liabilities) and (iv) the Surviving Corporation will not have unreasonably small capital to carry on its business as proposed to be conducted following the Closing Date.

Section 5.9 Absence of Certain Arrangements. As of the date hereof, other than this Agreement and the other Transaction Agreements, there are no Contracts or commitments to enter into any Contract between or among Parent, Acquiror, Merger Sub or any of their respective Affiliates, on the one hand, and any director, officer, employee or stockholder of the Company, on the other hand, relating to the Merger or the other transactions contemplated hereby or the other Transaction Agreements or the transactions contemplated thereby or the operations of the Surviving Corporation after the Effective Time or any Family Stockholder. As of the date hereof, other than this Agreement, the other Transaction Agreements and the Debt Financing Commitment Letters, neither Parent nor any of its Affiliates has entered into any Contract or commitment to enter into any Contract pursuant to which (a) any stockholder of the Company (including the Family Stockholders) would be entitled to receive consideration of a different amount or nature than the Merger Consideration, (b) any third party has agreed to provide, directly or indirectly, as of the date hereof, any capital (other than pursuant to the Debt Financing Commitment Letters and the Parent Existing Credit Agreement) to Parent, Acquiror, Merger Sub or the Company to finance in whole or in part any of the transactions contemplated by the Transaction Agreements or (c) any stockholder of the Company agrees to vote to approve and adopt this Agreement or the other Transaction Agreements or approve the Merger or agrees to vote against any Company Takeover Proposal.

Section 5.10 Financial Statements.

(a) Parent has provided to the Company prior to the date hereof the audited consolidated financial statements and group management report of Parent and its consolidated Subsidiaries as of and for the fiscal year ended December 31, 2025 (the “Parent Audited Financial Statements”).

(b) The Parent Audited Financial Statements (i) were prepared in accordance with German Generally Accepted Standards as set forth in the German Commercial Code (Handelsgesetzbuch) applied on a consistent basis in all material respects during the periods involved, and (ii) based on all facts and circumstances that are actually known by the management (Geschaeftsfuehrung) of Parent’s general partner, give a true and fair view of the assets (Vermoegenslage), financial position (Finanzlage) and results of operation (Ertragslage) of Parent and its consolidated Subsidiaries for the balance sheet date and period, as applicable, referenced therein.

(c) The Parties hereby acknowledge and agree that the representations contained in this Section 5.10 constitute a subjective financial representation (subjektive Bilanzgarantie) and not an objective financial representation (objektive Bilanzgarantie) within the meaning of the decision by the Higher Regional Court (Oberlandesgericht) Frankfurt am Main, Germany dated May 7, 2015 (Reference no. 26 U 35/12).

Section 5.11 No Additional Representations or Warranties; Acknowledgment of Disclaimer.

(a) Except for the representations and warranties expressly set forth in this Article V and in the other Transaction Agreements to which Parent, Acquiror or Merger Sub is a party or in a certificate delivered pursuant hereto or thereto, none of Parent, Acquiror, Merger Sub or any other person on behalf of Parent, Acquiror or Merger Sub makes any express or implied representation or warranty with respect to Parent, Acquiror or Merger Sub or with respect to any other information provided to the Company or any of its Affiliates or Representatives, including its business, operations, assets, Liabilities, conditions (financial or otherwise) or prospects, in connection with the transactions contemplated hereby and by the other Transaction Agreements.

(b) Parent, Acquiror and Merger Sub acknowledge and agree that, (a) except for the representations and warranties expressly set forth in Article IV, and other Transaction Agreements to which the Company or Company LLC, as applicable, is a party or in a certificate delivered pursuant hereto or thereto by the Company or Company LLC, as applicable, (i) none of the Company or any of its Affiliates is making and none of them has made any representations or warranties (express or implied) relating to itself or its business, operations, assets, Liabilities, conditions (financial or otherwise) or prospects, or otherwise in connection with the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization and (ii) none of Parent, Acquiror, Merger Sub or their respective Affiliates or Representatives is relying on any representation or warranty of the Company or any of its Affiliates except for those expressly set forth in Article IV and the other Transaction Agreements to which the Company or Company LLC, as applicable, is a party or in a certificate delivered hereto or thereto by the Company or Company LLC, as applicable, and (b) no person has been authorized by the Company or any of its Affiliates to make any representation or warranty relating to the Company or any of its Affiliates or their respective businesses or otherwise in connection with the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization, and if made, such representation or warranty has not been and shall not be relied upon by Parent, Acquiror or Merger Sub. Without limiting the foregoing, none of the Company, any of the Company’s Subsidiaries or any other person makes (and the Company, on behalf of itself, each of the Company’s Subsidiaries, and their respective Affiliates and Representatives, hereby disclaims) any express or implied representation or warranty (including as to completeness or accuracy) to Parent, Acquiror, Merger Sub or their respective Representatives with respect to, and none of the Company, the Company’s Subsidiaries or any other person shall be subject to, any liability to Parent, Acquiror, Merger Sub or their respective Representatives or any other person resulting from, the Company, the Company’s Subsidiaries or their respective Affiliates or Representatives providing or making available to Parent, Acquiror, Merger Sub or their respective Representatives any financial estimate, projection, prediction or forecast, including in any materials or information made available to Parent, Acquiror, Merger Sub or their respective Representatives in connection with presentations by the Company’s management or information made available in the VDR.

ARTICLE VI

COVENANTS AND AGREEMENTS

Section 6.1 Conduct of Business of the Company.

(a) During the period from the date hereof through the earlier of the termination of this Agreement in accordance with Article VIII and the Effective Time, except as required by applicable Law or as contemplated by this Agreement or any of the other Transaction Agreements or as set forth in Section 6.1(a) of the Company Disclosure Schedule, or unless the prior written consent of Acquiror has been obtained (such consent not to be unreasonably withheld, conditioned or delayed, subject to Acquiror’s right to provide or withhold its consent with respect to Section 6.1(a)(i), Section 6.1(a)(ii), and Section 6.1(a)(iii) in its sole discretion), the Company shall, and shall cause each of its Subsidiaries to, (x) use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business and (y) to the extent consistent with clause (x), use commercially reasonable efforts to maintain and preserve substantially intact its business organization, keep available the services of key employees and maintain in all material respects satisfactory relationships and goodwill with key persons having material business dealings with the Company or any of its Subsidiaries and any Governmental Entity that has jurisdiction over the Company or its

Subsidiaries; provided that no action by the Company or any of its Subsidiaries with respect to matters specifically addressed by any provision of clause (i) through clause (xvii) of this Section 6.1(a) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision. Without limiting the generality of the foregoing, during the period from the date hereof through the earlier of the termination of this Agreement in accordance with Article VIII and the Effective Time, except as required by applicable Law or as contemplated by this Agreement or any of the other Transaction Agreements or as set forth in the corresponding subsection of Section 6.1(a) of the Company Disclosure Schedule, or unless the prior written consent of Acquiror has been obtained (such consent not to be unreasonably withheld, conditioned or delayed, other than with respect to Section 6.1(a)(i), Section 6.1(a)(ii), and Section 6.1(a)(iii), for which Acquiror shall be entitled to provide or withhold its consent in its sole discretion), the Company shall not, and shall cause its Subsidiaries not to:

(i) amend the Company Organizational Documents or the Company Subsidiary Organizational Documents (for the avoidance of doubt, except for the effectiveness of all of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement immediately following the payment of the TRA Payment substantially concurrently with the Closing pursuant to the terms thereof), or otherwise take any action to exempt any person from any provisions of the Company Organizational Documents or the Company LLC Organizational Documents or, except as would not be materially adverse to the Company, the other Company Subsidiary Organizational Documents;

(ii) (i) split, combine or reclassify any of its capital stock or (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exercisable or exchangeable for any shares of its capital stock except (A) dividends paid or distributions made by any wholly-owned Subsidiaries of Company LLC to Company LLC or to other wholly-owned Subsidiaries of Company LLC in accordance with the applicable Company Subsidiary Organizational Documents and (B) (I) the acquisition by the Company of Company Shares in connection with the surrender of Company Shares by holders of Company Options in order to pay the exercise price of the Company Options, (II) the withholding of Company Shares to satisfy Tax obligations with respect to Company Options or Company Restricted Stock Units or (III) the acquisition by the Company of Company Options or Company Restricted Stock Units or in connection with the forfeiture of such awards;

(iii) (i) issue, sell, grant any right to acquire or otherwise permit to become outstanding any additional shares of its capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants or other rights of any kind to acquire any shares of its capital stock, except (A) pursuant to the settlement or exercise of Company Options or Company Restricted Stock Units in accordance with their terms as in effect on the date of this Agreement, (B) pursuant to any purchases of shares of Class A Common Stock pursuant to the Company ESPP in accordance with Section 3.3(d), (C) as required to comply with any

Company Benefit Plan or other written agreement as in effect on the date of this Agreement or (D) issuances of a corresponding number of Company LLC Units to the Company as the number of shares of Class A Common Stock issued in accordance with this Section 6.1(a), as required by Section 4.3 of the Company Certificate and Section 4.6 of the Amended Company LLC Operating Agreement, (ii) enter into any agreement, understanding or arrangement with respect to the voting of shares of Company Common Stock or (iii) adopt or implement a shareholder rights plan or similar arrangement;

(iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(v) (i) incur, assume, endorse, guarantee or otherwise become liable for any Indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (A) any Indebtedness for borrowed money in the ordinary course of business (I) among the Company and its Subsidiaries or (II) among Subsidiaries of the Company, (B) guarantees by the Company of Indebtedness for borrowed money of Subsidiaries of the Company or guarantees by Subsidiaries of the Company of Indebtedness for borrowed money of the Company or any of its Subsidiaries, in each case (I) in the ordinary course of business and (II) which Indebtedness is incurred in accordance with this clause (v), (C) Indebtedness for borrowed money not to exceed $100,000, (D) Indebtedness for borrowed money under the Company Credit Agreements (as in effect as of the date hereof) incurred in the ordinary course of business (which, for the avoidance of doubt, includes ordinary course draws under the facility set forth in clause (b) of the definition thereof) not in excess of $25,000,000 in the aggregate, (E) surety and performance bonds (and related guarantees) in the ordinary course of business, (F) capital leases, equipment financings, purchase money financings and similar obligations entered into or incurred in the ordinary course of business and (G) guarantees, keepwell arrangements, letters of credit, reimbursement obligations, or other credit support arrangements in respect of obligations of independent operators, distributors, route operators, franchisees or similar commercial partners, in each case entered into or incurred in the ordinary course of business and to the extent permitted under the Company Credit Agreements (as in effect as of the date hereof); (ii) redeem, repurchase, prepay, defease, cancel or otherwise acquire any Indebtedness for borrowed money, any debt securities or any calls, options, warrants or other rights with respect to any debt securities, except for (A) in the ordinary course of business or (B) as required in connection with Dispositions permitted hereunder; or (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than the Company or any of its Subsidiaries in the ordinary course of business) for Indebtedness for borrowed money, other than guarantees, keepwell arrangements, letters of credit, reimbursement obligations or other credit support arrangements in respect of obligations of independent operators, distributors, route operators, franchisees or similar commercial partners, in each case entered into or incurred in the ordinary course of business;

(vi) (i) sell, assign, transfer, license (or grant any other right with respect to), mortgage, encumber, abandon, permit to lapse or otherwise dispose (collectively, “Dispositions”) of any of its material properties, assets or Intellectual Property rights, other than (A) sales of Inventory or of obsolete equipment, non-exclusive licenses of Intellectual Property entered into in the ordinary course of business, or pursuant to Contracts in existence that have been made available to Acquiror, (B) Dispositions of assets or properties (excluding material Intellectual Property rights) in an amount not to exceed $500,000 individually or $2,500,000 in the aggregate, (C) Dispositions of accounts receivable (or interests therein) pursuant to the Company’s accounts receivable purchase programs or expansions thereof in the ordinary course of business, (D) the sale of routes from independent operators, distributors, route operators, franchisees or similar commercial partners in the ordinary course of business, or (E) under Permitted Liens; (ii) disclose any material know-how or trade secrets included in the Company Intellectual Property to any person other than in the ordinary course of business and pursuant to a written Contract restricting the disclosure and use of such know-how by such person; or (iii) cancel, release or assign any Indebtedness of any person owed to it or any material claims held by it against any person in excess of $100,000 in the aggregate;

(vii) (A) acquire (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) any other person or business, excluding any acquisitions of supplies and Inventory and purchases of routes from independent operators, distributors, route operators, franchisees or similar commercial partners in the ordinary course of business, (B) make any investment in any other person (other than a Subsidiary of the Company in the ordinary course of business), (C) make any loans or advances to any other person, except for (I) loans among the Company and any of its Subsidiaries or among the Company’s Subsidiaries and other Subsidiaries of the Company, (II) loans or cash advances to employees and (III) extensions of credit to clients, in the case of each of clauses (I), (II) and (III), in the ordinary course of business or (D) enter into or propose to enter into any new material line of business;

(viii) make any capital expenditures other than as set forth in Section 6.1(a)(viii) of the Company Disclosure Schedule;

(ix) (A) other than in the ordinary course of business (including (x) ordinary course negotiations and renegotiations of contractual terms and (y) ordinary course renewals of Contracts on substantially similar terms), terminate, materially amend, or waive, release or assign any right under in a manner material and adverse to the Company and its Subsidiaries, taken as a whole, any Company Material Contract or enter into any Contract that would constitute a Company Material Contract if it were in effect on the date of this Agreement (or amend any Contract such that it would constitute a Company Material Contract if such amendment were in effect on the date of this Agreement); or (B) enter into any Contract that contains, or amend any Contract such that it would contain, terms that purport to be binding on Acquiror and its Affiliates (other than the Company and its Subsidiaries) after giving effect to the Merger and restrict in any material respect their ability to (1) compete in any business or with any person or in any geographic area (including any non-compete provisions) or (2) purchase or sell products or services from or to any person;

(x) other than as required (i) by applicable Law or (ii) pursuant to the terms of any Company Benefit Plan listed on Section 4.12(a) of the Company Disclosure Schedule or the requirements of any written Contract in existence as of the date hereof, (A) increase the compensation or benefits (including equity and equity-based awards) payable or that become payable to any Company Associate with a title of Senior Vice President or above or to any former Company Associate, (B) pay or award, or commit to pay or award, any bonuses or incentive compensation (including equity and equity-based awards) to any Company Associate with a title of Senior Vice President or above or to any former Company Associate, (C) establish, adopt, enter into, materially amend, or terminate any Company Benefit Plan (or any arrangement that would be a Company Benefit Plan if in effect on the date hereof), other than general changes to health and welfare plans made during the open enrollment process, (D) take any action to accelerate any payment or benefit, or accelerate the funding of any payment or benefit, payable or to become payable to any current or former Company Associate, (E) (1) establish, adopt, enter into, amend, renew or terminate any Collective Bargaining Agreement or (2) recognize or certify any labor union, labor organization, works council or group of employees of the Company or its Subsidiaries as the bargaining representative for any employees of the Company or its Subsidiaries, (F) waive or release in writing any non-competition, non-solicitation, or other restrictive covenant agreement with any officer or any Company Associate with a title of Senior Vice President or above, (G) terminate the employment or service of any Company Associate with a title of Senior Vice President or above (other than for cause as determined in accordance with the Company’s past practice), (H) hire or engage any Company Associate with a title of Senior Vice President or above or (I) implement any plant closing or mass layoff requiring notice under the WARN Act or any similar Law;

(xi) implement or adopt any material change in its financial accounting principles, practices or methods, other than as may be required by GAAP or applicable Law or the Company’s auditors;

(xii) settle or compromise any Legal Proceeding, except for settlements or compromises (A) with respect to litigation of the kind described in Section 6.14 (which is addressed in, and may only be settled or compromised in accordance with, Section 6.14), (B) in the ordinary course of business or (C) involving amounts to be paid by the Company (net of insurance proceeds and indemnity or similar payments) in settlement of $250,000 or less, in each case of clause (B) and (C), that do not impose any material restriction on its business or the business of its Subsidiaries or Affiliates and do not include an admission of liability or fault on the part of the Company or any of its Subsidiaries; provided that the foregoing shall not permit the Company or any of its Subsidiaries to settle or compromise any Legal Proceeding that is not permitted pursuant to Section 6.5 or Section 6.14;

(xiii) (A) except in the ordinary course of business, make, change or revoke any material Tax election, (B) change any annual Tax accounting period or change any method of Tax accounting, except as may be required by Law or GAAP, (C) file any material amended Tax Return, (D) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any analogous or similar provision of state, local or non-U.S. Law), (E) request any Tax ruling from any Governmental Entity, (F) settle or compromise any material Tax liability or any audit, examination or other proceeding relating to a material amount of Taxes or surrender any claim for a material refund of Taxes, (G) except as required by Law, file any material Tax Returns inconsistent with past practice, or (H) except in the ordinary course of business, agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes;

(xiv) other than in the ordinary course of business, relinquish, abandon or permit to lapse, or fail to use commercially reasonable efforts to take any action necessary to maintain, any of its rights in any material Company Registrations;

(xv) other than in the ordinary course of business, fail to use commercially reasonable efforts to maintain in full force and effect insurance policies covering the Company and its properties, businesses, assets and operations in a form and amount consistent, in all material respects, with those in place as of the date of this Agreement;

(xvi) except in the ordinary course of business, make or forgive any loans to any employees, officers or directors of the Company or any of its Subsidiaries; or

(xvii) authorize, offer to any third party, agree or commit (in writing or otherwise) to take any of the foregoing actions prohibited by this Section 6.1.

(b) During the period from the date hereof through the earlier of the termination of this Agreement in accordance with Article VIII and the Effective Time, unless the prior written consent of Acquiror has been obtained, the Company shall, and shall cause its Subsidiaries to, (i) enforce all rights they have under the Amended Company LLC Operating Agreement, the Implementation Agreement and the Voting Agreement with respect to maintaining the capitalization of Company LLC as it exists as of the date hereof, including with respect to prohibiting (A) the conversion, exchange, repurchase or extinguishment of any Class V Shares pursuant to the Amended Company LLC Operating Agreement, or otherwise, whether any such conversion, exchange, repurchase or extinguishment is into cash or shares of Class A Common Stock and (B) any transfers of Company LLC Units or Class V Shares, and (ii) not agree to or enter into any amendment, waiver or modification of the TRA Amendment or any other amendment, waiver or supplement of the Tax Receivable Agreement (other than the TRA Amendment), in the case of clause (i), to the extent the Company has knowledge of, or has received notice of in its capacity as managing member of Company LLC, any of the foregoing. The Company shall cause the Company LLC not to record on its books and records any conversions, exchanges, repurchases or transfers that are not permitted by the Amended Company LLC Operating Agreement, the Implementation Agreement or the Voting Agreement.

Section 6.2 Access.

(a) The Company shall, and shall cause its Subsidiaries to, afford Acquiror and its Representatives reasonable access during normal business hours and with reasonable advance notice, throughout the period prior to the earlier of the valid termination of this Agreement in accordance with Article VIII and the Effective Time, to its and its Subsidiaries’ personnel, properties, Contracts, commitments, books and records (including material Tax Returns) and, during such period, the Company shall, and shall cause its Subsidiaries and their respective Representatives to, make available to Acquiror such access set forth on Section 6.2(a) of the Company Disclosure Schedule and such other available information and access concerning its business, properties and personnel as Acquiror may reasonably request and shall instruct the Company’s (and its Subsidiaries’) independent accountants to provide access to their work papers and such other information (including material Tax Returns) as Acquiror may reasonably request; provided that any access or investigation pursuant to this Section 6.2(a) shall be (i) conducted in such a manner as not to interfere unreasonably with the business and operations of the Company or any of the Company’s Subsidiaries and (ii) under the coordination and supervision of persons designated by the Special Committee; provided, further, that the Company shall not be required to provide access to or make available to any person any document or information if doing so would, in the reasonable judgment of the Company and its outside legal counsel, (A) violate any Law or (B) jeopardize the attorney-client privilege or other legal privilege of the Company or any of its Subsidiaries; provided that the Company will inform Acquiror of the general nature of any document or information being withheld and reasonably cooperate with Acquiror to provide appropriate substitute information in a manner that would not result in any of the foregoing impediments. In no event shall Acquiror or its Representatives be entitled to conduct any invasive or intrusive sampling or testing of air, soil, subsurface strata, sediment, surface water, groundwater or any other materials at, on or under the Company Owned Real Property or Company Leased Real Property. No investigation by Acquiror or its Representatives shall affect or be deemed to modify or waive the representations and warranties of the Company set forth in this Agreement. The Company and its Subsidiaries shall not be required to provide under this Section 6.2 any information relating to any Company Takeover Proposal or Company Intervening Event or related to the evaluation of any transaction with Parent (which information shall instead be provided pursuant to the requirements of Section 6.3).

(b) The Parties hereto hereby agree that all information provided to them or their respective officers, directors, employees or Representatives in connection with this Agreement and the consummation of the Merger shall be governed in accordance with the letter agreement, dated as of April 28, 2026, between the Company and Parent (as may be amended or supplemented, the “Confidentiality Agreement”).

(c) From and after the date hereof until the Effective Time, subject to the other terms of this Agreement, the Company and Parent shall, and shall cause their Subsidiaries and Representatives to, use their commercially reasonable efforts, subject to applicable Law, to cooperate with the other Party in connection with planning the ownership and operation of the Surviving Corporation and its Subsidiaries by Parent following the Closing.

Section 6.3 No Solicitation by the Company.

(a) Except as expressly permitted by this Section 6.3, the Company shall, and shall cause each of its Subsidiaries, and shall use its reasonable best efforts to cause its and its Subsidiaries’ Representatives: (i) to immediately cease and cause to be terminated any solicitation, knowing encouragement, discussions or negotiations with any persons (other than Parent and its Subsidiaries (including Acquiror) and their respective Representatives) that may be ongoing as of the date of this Agreement with respect to a Company Takeover Proposal and (ii) not to, directly or indirectly, (A) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations with, or furnish any information to, any other person (in each case, other than the Company and its Subsidiaries and their respective Representatives, the Special Committee, the Company Board of Directors, and their respective Representatives, and the Family Stockholders and their respective Representatives), in each case, in connection with or for the purpose of soliciting, initiating, knowingly encouraging or knowingly facilitating, a Company Takeover Proposal (other than (1) solely in response to an inquiry or a Company Takeover Proposal, to refer the inquiring person or the person making such Company Takeover Proposal to the terms of this Section 6.3 and to limit its communication exclusively to such referral or (2) upon receipt of a bona fide, written Company Takeover Proposal from any person that did not result from a material breach of this Section 6.3(a), solely to ascertain facts or clarify terms with respect to a Company Takeover Proposal for the Company Board of Directors (acting on the recommendation of the Special Committee) or the Special Committee to be able to have sufficient information to make the determination described in Section 6.3(c)), (C) approve, adopt, publicly recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, any letter of intent or similar document, agreement, commitment or agreement in principle (whether written or oral, binding or nonbinding) to effect, or providing for the terms of, a Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.3(c)), (D) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation or similar provision in the Company Organizational Documents inapplicable to any person (other than Acquiror and its Affiliates) or to any transactions constituting or contemplated by a Company Takeover Proposal, except, prior to obtaining the Company Stockholder Approval, to the extent the Special Committee or the Company Board of Directors (acting at the recommendation of the Special Committee) determines in good faith that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, or (E) resolve or agree to do any of the foregoing. The Company shall not, and shall cause its Subsidiaries not to, release any third party from, or waive, amend or modify any provision of, or grant permission under, or knowingly fail to enforce, any confidentiality obligations with respect to a Company Takeover Proposal or any standstill provision in any agreement to which the Company or any of its Subsidiaries is a party; provided that, prior to the time the Company Stockholder Approval is obtained, but not after, the Company may waive any standstill or similar provisions to the extent necessary to permit a person or group to make to the Special Committee a Company Takeover Proposal, conditioned upon such person agreeing to disclosure of such Company Takeover Proposal to Acquiror, in each case as contemplated by this Section 6.3 (provided, further, that the Company may only take such action if the Company Board of Directors (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith

(after consultation with the Special Committee’s outside financial advisor and outside legal counsel) that the failure of the Special Committee to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law). None of the Company or its Subsidiaries shall enter into any confidentiality agreement or other agreement subsequent to the date hereof which prohibits the Company or any of its Subsidiaries from (x) providing to Acquiror or any of its Affiliates or Representatives the information required to be provided pursuant to this Section 6.3 or (y) otherwise complying with this Section 6.3. The Company, Acquiror and Parent hereby agree that all standstill or similar provisions in the Confidentiality Agreement, restrictions on who can be representatives of Parent thereunder and restrictions on communications between Parent and its representatives and Affiliates, on the one hand, and Family Stockholders and their representatives and Affiliates, on the other hand, shall, as of the date of this Agreement, terminate and be of no further force and effect.

(b) The Company shall, and shall cause its Subsidiaries to, promptly after the date hereof request any person that has executed a currently in-effect confidentiality or nondisclosure agreement after June 30, 2023 and prior to the date of this Agreement, and in connection with any actual or potential Company Takeover Proposal, to promptly after the date of such request return or destroy all confidential information in the possession of such person or its Representatives.

(c) Anything to the contrary contained in this Agreement or any of the Transaction Agreements notwithstanding, if at any time after the date of this Agreement and prior to the time that the Company Stockholder Approval is obtained, but not after, the Company or any of its Representatives receives a bona fide, written Company Takeover Proposal from any person that did not result from a material breach of this Section 6.3 and if the Company Board of Directors (acting on the recommendation of the Special Committee) or the Special Committee determines, in good faith, after consultation with the Special Committee’s outside financial advisor and outside legal counsel, that such Company Takeover Proposal constitutes or would reasonably be expected to result in a Company Superior Proposal, then the Company and its Representatives may, prior to the time the Company Stockholder Approval is obtained, but not after, (i) furnish information to the person who has made such Company Takeover Proposal (and its Representatives); provided that (A) such person has entered into an Acceptable Confidentiality Agreement and (B) the Company, to the extent permitted under applicable Law (including any applicable Antitrust Law), shall substantially concurrently with the delivery to such person (or its Representatives) provide to Acquiror any non-public materials concerning the Company or any of its Subsidiaries that is provided or made available to such person or its Representatives unless such non-public information has been previously provided or made available to Acquiror (which non-public information, for the avoidance of doubt, shall be subject to the Confidentiality Agreement, and may, in order to comply with applicable Law, be restricted to certain designated Representatives of Acquiror) and (ii) engage in or otherwise participate in discussions or negotiations with the person making such Company Takeover Proposal and its Representatives regarding such Company Takeover Proposal. The Company shall as promptly as reasonably practicable (and in any event within twenty-four (24) hours) notify Acquiror if the Company Board of Directors (acting on the recommendation of the Special Committee) or the Special Committee makes a determination that a Company Takeover Proposal constitutes or would reasonably be expected to result in a Company Superior Proposal.

(d) Without limiting the foregoing, the Company shall as promptly as practicable (and in any event within twenty-four (24) hours after receipt) notify Acquiror in the event that the Company, or any of its Representatives, receives a Company Takeover Proposal or an initial request for information relating to the Company or its Subsidiaries that constitutes or contemplates a Company Takeover Proposal, including the identity of the person making the Company Takeover Proposal and a description of the material terms and conditions thereof. The Company shall keep Acquiror reasonably informed, on a reasonably current basis, as to the status of (including any developments, discussions or negotiations) such Company Takeover Proposal (including by as promptly as practicable (and in any event within twenty-four (24) hours after receipt) providing to Acquiror a description of any changes to the material terms and conditions of such Company Takeover Proposal).

(e) Except as expressly permitted by Section 6.3(f) or Section 6.3(g), neither the Company Board of Directors (acting on the recommendation of the Special Committee) nor the Special Committee shall (i) (A) fail to include the Company Recommendation or the Special Committee Recommendation in the Proxy Statement, (B) change, qualify, withhold, withdraw or modify, or authorize or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Acquiror, the Company Recommendation or the Special Committee Recommendation or (C) adopt, approve or recommend to stockholders of the Company, or resolve to or publicly propose or announce its intention to adopt, approve or recommend to stockholders of the Company a Company Takeover Proposal (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”) or (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, joint venture agreement or other agreement), commitment or agreement in principle to effect, or providing for the terms of, any Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.3(c)).

(f) Anything to the contrary set forth in this Agreement or any other Transaction Agreement notwithstanding, prior to the time that the Company Stockholder Approval is obtained, but not after, each of the Company Board of Directors (acting on the recommendation of the Special Committee) or the Special Committee may, with respect to a bona fide Company Takeover Proposal that did not result from a material breach of Section 6.3, make an Adverse Recommendation Change or cause the Company to terminate this Agreement in accordance with Section 8.1(g) in order to substantially concurrently with such termination enter into a definitive agreement relating to such Company Takeover Proposal if and only if, prior to taking either such action, (i) the Company has complied in all material respects with its obligations under this Section 6.3(f), (ii) the Company Board of Directors (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, has determined, in good faith, after consultation with the Special Committee’s outside financial advisor and outside legal counsel, that such Company Takeover Proposal constitutes a Company Superior Proposal and (iii) the Company Board of Directors (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, determines, in good faith, after consultation with the Special Committee’s outside financial advisor and outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided that prior to making such Adverse Recommendation Change or effecting such termination), (A) the Company has given Acquiror at least five (5) Business Days’

prior notice of its intention to take such action, including the terms and conditions of, and the identity of the person making, any such Company Takeover Proposal and has contemporaneously provided to Acquiror a copy of the Company Takeover Proposal and a copy of any proposed definitive agreements to effect such Company Takeover Proposal and a copy of any financing commitments relating thereto (subject to customary redactions) (or, in each case, if not provided in writing to the Company, a written summary of the material terms and conditions thereof) (it being agreed that neither providing such notice nor, solely to the extent the Company has determined it is legally required, publicly disclosing that such notice has been provided shall be (in and of itself) considered an Adverse Recommendation Change), (B) the Special Committee, on behalf of the Company, shall have negotiated, in good faith, with Acquiror and its Representatives during such notice period (if, and to the extent, Acquiror has indicated its desire to negotiate to the Special Committee, on behalf of the Company) to enable Parent to propose revisions to the terms of this Agreement such that it would cause such Company Takeover Proposal to no longer be a Company Superior Proposal, (C) following the end of such notice period, the Company Board of Directors (acting on the recommendation of the Special Committee) or the Special Committee shall have considered, in good faith, any revisions to the terms of this Agreement proposed in writing by Acquiror (and not revoked), and shall have determined, in good faith, after consultation with the Special Committee’s outside financial advisor and outside legal counsel, that the Company Takeover Proposal would nevertheless continue to constitute a Company Superior Proposal if the revisions proposed in writing by Acquiror (and not revoked) were to be given effect and (D) in the event of any change to any of the financial terms (including the form, amount, mix and timing of payment of consideration) or any other material terms of such Company Takeover Proposal, the Company shall, in each case, have delivered to Acquiror an additional notice consistent with that described in clause (A) above of this proviso and a new notice period under clause (A) of this proviso shall commence (except that the five (5) Business Day notice period referred to in clause (A) above of this proviso shall instead be equal to the longer of (x) three (3) Business Days and (y) the period remaining under the notice period under clause (A) of this proviso immediately prior to the delivery of such additional notice under this clause (D)) during which time the Company shall be required to comply with the requirements of this Section 6.3(f) anew with respect to such additional notice, including clauses (A) through (D) above of this proviso; provided, however, that the Company shall not terminate this Agreement pursuant to this Section 6.3(f) and Section 8.1(g) unless the Company pays, or causes to be paid, to Acquiror the Termination Fee pursuant to Section 8.3(c) prior to or concurrently with such termination. Anything to the contrary contained herein notwithstanding, neither the Company nor any of its Subsidiaries shall enter into any definitive agreements to effect a Company Takeover Proposal unless this Agreement has been, or is substantially concurrently, terminated in accordance with its terms.

(g) Other than in connection with a Company Takeover Proposal, each of the Company Board of Directors (acting on the recommendation of the Special Committee) or the Special Committee may, at any time after the date of this Agreement and prior to the time the Company Stockholder Approval has been obtained, but not after, make an Adverse Recommendation Change in response to a Company Intervening Event (a “Company Intervening Event Recommendation Change”) if prior to taking such action, the Company Board of Directors (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, has determined, in good faith, after consultation with the Special Committee’s outside financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law; provided that prior to making such Company Intervening Event Recommendation Change, (A) the Company has given Acquiror at least five (5) Business Days’ prior written notice of its intention to take such action, and specifying the reasons therefor, including specifying in reasonable detail the facts and circumstances relating to such Company Intervening Event that render a Company Intervening Event Recommendation Change necessary, (B) the Special Committee, on behalf of the Company, shall have negotiated, in good faith, with Acquiror and its Representatives during such notice period to enable Parent to propose revisions to the terms of this Agreement (if, and to the extent, Acquiror has indicated its desire to negotiate to the Special Committee, on behalf of the Company) and (C) following the end of such notice period, the Company Board of Directors (acting on the recommendation of the Special Committee) or the Special Committee, as applicable shall have considered, in good faith, any revisions to the terms of this Agreement proposed in writing by Acquiror (and not revoked), and shall have determined, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to make a Company Intervening Event Recommendation Change would be inconsistent with its fiduciary duties under applicable Law.

(h) Nothing contained in this Section 6.3 or elsewhere in this Agreement or any of the other Transaction Agreements shall prohibit the Company Board of Directors (acting on the recommendation of the Special Committee) or the Special Committee from (i)(A) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a)(2)-(3) or Rule 14d-9 promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), (B) making any legally required (based upon the advice of outside counsel) disclosure to stockholders with regard to the transactions contemplated by this Agreement or a Company Takeover Proposal, or (C) making any “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder; provided that, in the case of clause (i) of this Section 6.3(h), no such action or disclosure that would amount to an Adverse Recommendation Change shall be permitted, made or taken other than in compliance with Section 6.3(f) or Section 6.3(g), as applicable, or (ii) engaging in any discussions or negotiations with (or making any recommendations to) any Family Stockholders or any of their Representatives regarding any Company Takeover Proposal (and no such discussions, negotiations or recommendations shall (in and of themselves) be considered an Adverse Recommendation Change).

Section 6.4 Employee Matters.

(a) For a period of twelve (12) months following the Effective Time (or, if earlier, the date of termination of the applicable Continuing Employee), Acquiror shall, or shall cause the Surviving Corporation or its Subsidiaries to, provide each employee of the Company or any of its Subsidiaries who continues as of the Effective Time to be employed by the Surviving Corporation or its Subsidiaries (each, a “Continuing Employee”) with (i) at least the same level of base salary or hourly wage rate, as the case may be, that was provided to such Continuing Employee immediately prior to the Effective Time, (ii) a target cash incentive opportunity that is no less favorable than the target cash incentive opportunity that was provided to such Continuing Employee immediately prior to the Effective Time, (iii) other employee benefits that are substantially comparable in the aggregate to those provided to such Continuing Employee by the

Company and any of its Subsidiaries immediately prior to the Effective Time (other than any equity or equity-based compensation, nonqualified deferred compensation, severance, termination, retention, incentive, change in control bonus, transaction bonus, defined benefit pension and post-employment welfare benefits), and (iv) severance benefits that are no less favorable than the severance benefits provided in accordance with the Company Benefit Plans listed on Section 6.4(a) of the Company Disclosure Schedule. Without limiting the generality of the foregoing, from and after the Effective Time, Acquiror shall, or shall cause the Surviving Corporation to, honor and continue all severance, retention, and termination plans, policies, programs, agreements and arrangements maintained by the Company or any of its Subsidiaries, in each case, in accordance with the terms and conditions of such arrangements as in effect immediately prior to the Effective Time, including with respect to any payments, benefits or rights arising as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event).

(b) Acquiror shall provide that, at the Effective Time, each Continuing Employee be given service credit for all purposes, including for eligibility to participate, benefit levels and eligibility for vesting under employee benefit plans and arrangements of the Surviving Corporation or its Subsidiaries (collectively, the “Surviving Corporation Benefit Plans”) with respect to his or her length of service with the Company (or its Subsidiaries) prior to the Closing Date; provided that the foregoing shall not (i) result in the duplication of benefits or (ii) be recognized with respect to benefit accruals under any defined benefit pension plan or for any purpose under any post-employment health or welfare benefit plan or under any long-term incentive arrangement implemented following the Effective Time.

(c) In addition, and without limiting the generality of the foregoing, after the Effective Time, Acquiror shall (i) cause each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all Surviving Corporation Benefit Plans to the extent coverage under such Surviving Corporation Benefit Plan replaces coverage under a comparable Company Benefit Plan in which such Continuing Employee participated immediately before the Effective Time; and (ii) for purposes of each Surviving Corporation Benefit Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee from and after the Effective Time, (A) cause all pre-existing condition limitations, exclusions, waiting periods and actively at work requirements of such Surviving Corporation Benefit Plan to be waived for such Continuing Employee and his or her covered dependents to the extent such pre-existing condition limitations, exclusions, waiting periods or actively at work requirements were waived or satisfied under the comparable Company Benefit Plan and (B) recognize, or cause to be recognized, all eligible expenses incurred by such Continuing Employee and his or her covered dependents under a Company Benefit Plan during the portion of the plan year prior to the date such Continuing Employee becomes eligible to participate in such Surviving Corporation Benefit Plan to be taken into account under such Surviving Corporation Benefit Plan for purposes of satisfying all deductible, co-insurance, co-payment and maximum out of pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Surviving Corporation Benefit Plan.

(d) For the avoidance of doubt, for purposes of any Company Benefit Plan containing a definition of “change in control” or “change of control” (or term of similar import) that relates to the Company, the occurrence of the Closing shall be deemed to constitute a “change in control” or “change of control” (or such term of similar import) of the Company under such Company Benefit Plan.

(e) The Parties hereto acknowledge and agree that all provisions contained in this Section 6.4 are included for the sole benefit of the Parties hereto, and that nothing in this Section 6.4, whether express or implied, (i) shall create any third-party beneficiary or other rights (A) in any other person, including any current or former employees or other service providers of the Company or any Subsidiary or Affiliate of the Company, any Company Associate, any Continuing Employee, or any dependent or beneficiary thereof, or (B) to continued employment with the Surviving Corporation or any of its Subsidiaries or its Affiliates, (ii) shall be treated as an amendment or other modification of any Company Benefit Plan or Surviving Corporation Benefit Plan, or (iii) shall limit the right of Acquiror or its Affiliates (including, following the Effective Time, the Surviving Corporation) to amend, terminate or otherwise modify any Company Benefit Plan or Surviving Corporation Benefit Plan. The Company will notify Acquiror of receipt of any notice of resignation of a Company Associate with a title of Vice President or above reasonably promptly after any of the Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, or head of Human Resources of the Company has knowledge that such resignation has been delivered to the Company.

Section 6.5 Reasonable Best Efforts; Regulatory Filings; Consents.

(a) Subject to the other terms of this Agreement, including Section 6.3, Section 6.5(b) and Section 6.5(d), Parent, Acquiror, Merger Sub and the Company shall (and shall cause their respective Affiliates to, if applicable) use their respective reasonable best efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including the Merger, the TRA Payment and the Recapitalization, as promptly as practicable, including to (i) promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to submit all notifications to and obtain all clearances, authorizations, consents, Orders and approvals of all Governmental Entities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, (ii) cooperate fully in promptly submitting all notifications and seeking to obtain all such clearances, authorizations, consents, Orders and approvals, (iii) provide such other information to any Governmental Entity as such Governmental Entity may reasonably request in connection herewith including responding to any request for additional information or documentary material under the Antitrust Laws as promptly as reasonably practicable and (iv) use reasonable best efforts to obtain and maintain all necessary consents, approvals or waivers from third parties (that are not Governmental Entities) in connection with the transactions contemplated by this Agreement, including the Merger, the TRA Payment and the Recapitalization. Each Party agrees to (A) make promptly its respective filings, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement and, in any event, no later than fifteen (15) Business Days after the execution of this Agreement, and (B) to supply as promptly as practicable to the appropriate Governmental Entities any additional information and documentary material that may be requested pursuant to the Antitrust Laws. Each Party agrees to make as promptly as practicable its respective filings and notifications, if any, under any other applicable Antitrust Law or foreign investment or trade regulation Law and to supply as promptly as practicable to the appropriate Governmental Entities any additional information and documentary material that may be requested pursuant to such applicable Antitrust Law or foreign investment or trade regulation Law. Nothing in this Agreement shall require the Company or any of its Subsidiaries to make any concession that would be effective prior to the Closing to obtain any consent or approval from any third party.

(b) Without limiting the generality of Parent, Acquiror, Merger Sub and the Company’s undertakings pursuant to Section 6.5(a) but subject to Section 6.5(c), Section 6.5(d) and the proviso below, Parent, Acquiror and the Company (if requested by Acquiror or Parent) shall use their respective reasonable best efforts to obtain all required approvals from Governmental Entities and avoid or eliminate each and every impediment under any Antitrust Law or foreign investment or trade regulation Law that may be asserted by any applicable Governmental Entity so as to enable the Parties hereto to close the Merger as promptly as practicable including taking any and all such actions with respect to proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, or otherwise, the sale, divestiture or disposition of such of its assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant hereto, and the entrance into such other arrangements, as are necessary or advisable in order to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that would prevent the consummation of the transactions contemplated hereby as soon as practicable; provided that, notwithstanding anything in this Agreement to the contrary, none of Parent, Acquiror, Merger Sub or any other Subsidiary of Parent shall be required to, and the Company and its Subsidiaries shall not without the prior written consent of Parent, take any action, or commit to take any action, or agree to any condition or limitation contemplated in this Section 6.5(b) (A) that is not conditioned upon the consummation of the Merger or (B) that would result in, or would be reasonably likely to result in, the sale, divestiture or disposition of assets, properties or businesses of the Parent, Acquiror, the Company or any of their respective Subsidiaries or the termination of any business (in any jurisdictions(s)) of Parent, Acquiror, the Company or any of their Subsidiaries where such sale, divestiture or disposition of assets, properties or businesses or termination of any business would, individually or in the aggregate, reasonably be expected to cause a material adverse effect on the business or operations of (i) the Company and its Subsidiaries, taken as a whole, or (ii) Parent, Acquiror, Merger Sub and any other Subsidiary of Parent, taken as a whole, with any such material adverse effect for the purposes of this provision to be measured in relation to the size of the Company and its Subsidiaries, taken as a whole, regardless of whether any such action, condition or limitation is in respect of Parent, Acquiror, Merger Sub, the Company, or their respective Subsidiaries (each of clause (A) or (B), a “Burdensome Condition”). In addition, in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by any Governmental Entity challenging the transactions contemplated by this Agreement or any of the other Transaction Agreements, each of the Parties shall, and shall cause its respective Affiliates to, in each case in accordance with and subject to Section 6.5(c) and Section 6.5(d), cooperate with each other in all respects and to use their respective reasonable best efforts to contest and defend on the merits any claim asserted in court by any Governmental Entity in order to avoid entry of, or to have vacated or terminated, any decree, Order or judgment (whether temporary, preliminary or permanent) that would prevent the Closing; provided that none of Parent, Acquiror, Merger Sub or any other Subsidiary of Parent shall be required to, and the Company and its Subsidiaries shall not, without the prior written consent of Acquiror, take any action under this Section 6.5(b) that would result in, or would be reasonably likely to result in, individually or in the aggregate, a Burdensome Condition. Acquiror shall be responsible for all filing fees and other similar fees required to be paid in connection with obtaining any consent, approval, order or authorization of, or making any declaration or filing with, any Governmental Entity in connection with the discharge of the Parties’ obligations under this Section 6.5(b).

(c) Each Party shall promptly notify the other Party of any substantive communication received from, or given by such Party or any of its Affiliates to, any Governmental Entity or person relating to the matters that are the subject of this Section 6.5 and shall permit the other Party (and its advisors or Affiliates) to review in advance any proposed substantive communication by such Party (and its advisors) to any Governmental Entity and shall consider in good faith the views of the other Party in connection with any such proposed communication. None of the Parties shall, and each Party shall cause its Affiliates not to, participate in any substantive meeting or conference, whether in person or by telephone, with any Governmental Entity in respect of any filings, investigation (including any settlement of the investigation), litigation or other inquiry unless it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate at such meeting. The Parties shall, and shall cause their Affiliates to, coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Party may reasonably request in connection with the foregoing. The Parties shall provide each other with copies of all substantive correspondence, filings or communications between them or any of their Representatives or Affiliates, on the one hand, and any Governmental Entity or members of its staff, on the other hand, with respect to this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby; provided that, notwithstanding the foregoing, the Parties shall not be required to provide each other with copies of their respective filings under the HSR Act or any other applicable Antitrust Law or foreign investment or trade regulation Law. Acquiror and the Company may, as each deems advisable and necessary, (i) redact or remove references concerning the valuation of the businesses of the Company and its Subsidiaries and (ii) reasonably designate any competitively sensitive or any confidential business material provided to the other under this Section 6.5(c) as “counsel only” or, as appropriate, as “outside counsel only.” This Section 6.5(c) shall not apply with regard to Tax matters.

(d) The Parties acknowledge and agree that Acquiror shall control and direct, and the Company will cooperate reasonably, subject to applicable Law, with such direction and control, all strategy and decisions with respect to obtaining all Regulatory Approvals, including, but not limited to, all filings (including where to file and the timing of such filings), strategies, processes, negotiation of settlements (if any), and related proceedings contemplated by this Section 6.5; provided that Acquiror shall consult with and consider in good faith the views of the Company regarding the form and content of any such filings, strategies, processes, negotiations and related proceedings. Notwithstanding the foregoing, Acquiror shall not, and shall cause its Affiliates not to, withdraw and refile any filing, extend any applicable waiting period or enter into any timing agreement or other agreement with any Governmental Entity without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

(e) Prior to the Closing, none of Parent, Acquiror, the Company or any of their respective Subsidiaries shall acquire, or agree to acquire, any businesses, assets or securities of a third party if such acquisition would, or would reasonably be expected to, prevent or materially delay satisfaction of the conditions set forth in Section 7.1(b) or Section 7.1(c) (or materially increase the risk of any such condition not being satisfied).

(f) Prior to the Effective Time, the Company shall, and shall cause its Subsidiaries to, reasonably cooperate with Acquiror and use reasonable best efforts to cause the delisting of the Company Shares from NYSE by the Surviving Corporation as promptly as practicable after the Effective Time and the deregistration of the Company Shares under the Exchange Act as promptly as practicable after such delisting.

Section 6.6 Preparation of the Proxy Statement and Schedule 13E-3; Company Special Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement in preliminary form (and shall use its reasonable best efforts to do so within thirty (30) days of the date of this Agreement). The Company and Parent shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC the Schedule 13E-3. The Company and Parent shall furnish all information required by the Exchange Act or other applicable Law concerning it and its Affiliates, respectively, as the other Party may reasonably request or as customarily included in a Proxy Statement or a Schedule 13E-3 prepared in connection with a transaction of the type contemplated by this Agreement.

(b) If at any time prior to the Company Special Meeting, any information relating to the Company or Parent, or any of their respective Affiliates or its or their respective Representatives, should be discovered by a Party, which information should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3, so that either the Proxy Statement or the Schedule 13E-3, as applicable, would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall as promptly as reasonably practicable following such discovery notify the other Party or Parties (as the case may be) and after such notification (i) the Company shall, as and to the extent required by applicable Law, promptly prepare an amendment or supplement to the Proxy Statement, (ii) the Company and Parent shall as and to the extent required by applicable Law, promptly prepare an amendment or supplement to the Schedule 13E-3 and (iii) the Company shall cause the Proxy Statement or Schedule 13E-3 as so amended or supplemented to be filed with the SEC and, if required by applicable Law, to be disseminated to its stockholders.

(c) The Company shall (i) provide Parent and its Representatives with a reasonable opportunity to review and comment on drafts of the Proxy Statement and other documents and communications related to the Company Special Meeting prior to filing, furnishing or delivering such documents with or such communications to the applicable Governmental Entity and dissemination of such documents or communications to the Company’s stockholders and (ii) consider in good faith any comments thereto reasonably proposed by Parent and its Representatives. The Company and Parent shall (A) provide each other with a reasonable opportunity to review and comment on drafts of the Schedule 13E-3 prior to filing it with the SEC and (B) consider in good faith any comments thereto reasonably proposed by the other Party and its Representatives.

(d) Each Party shall promptly notify each other Party of the receipt of any comments from the SEC with respect to the Proxy Statement or the Schedule 13E-3 and of any request by the SEC for any amendment or supplement to the Proxy Statement or the Schedule 13E-3 or for additional information and shall as promptly as reasonably practicable following receipt thereof provide the other Party with copies of all written correspondence between itself or any of its Representatives and the SEC with respect to the Proxy Statement or the Schedule 13E-3 (or where the correspondence is not written, a reasonably detailed description thereof) and provide the other Party and its Representatives a reasonable opportunity to participate in any discussions or meetings with the SEC (or portions of any such discussions or meetings that relate to the Proxy Statement or the Schedule 13E-3) unless pursuant to a telephone call initiated by the SEC or with respect to procedural or administrative matters. Each of the Company and Parent (as the case may be) shall, subject to the requirements of Section 6.6(c), promptly provide responses to the SEC with respect to any comments received on the Proxy Statement or the Schedule 13E-3 by the SEC and any requests by the SEC for any amendment or supplement to the Proxy Statement or the Schedule 13E-3 or for additional information. The Company will cause the Proxy Statement and the Schedule 13E-3 to be mailed to the Company’s stockholders as promptly as reasonably practicable after the resolution of any comments of the SEC or the staff of the SEC with respect to the preliminary Proxy Statement (or confirmation of no comments to, or further review of, the preliminary Proxy Statement by the SEC or the staff of the SEC) (such date, the “Clearance Date”) (and will use reasonable best efforts to cause such mailing to commence no later than five (5) Business Days following the Clearance Date, unless consented to in writing by Acquiror (such consent not to be unreasonably withheld, conditioned or delayed)).

(e) The Company shall take all action necessary in accordance with applicable Laws and the Company Organizational Documents to set a record date for, duly give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval (the “Company Special Meeting”) as promptly as reasonably practicable following the Clearance Date. The Company shall, subject to Section 6.6(f), convene the Company Special Meeting promptly (and use reasonable best efforts to do so on or around the twenty-fifth (25th) Business Day) following the commencement of the mailing of the Proxy Statement and Schedule 13E-3 to its stockholders unless otherwise consented to in writing by Acquiror (such consent not to be unreasonably withheld, conditioned or delayed). Unless the Company Board of Directors (acting on the recommendation of the Special Committee) or the Special Committee shall have made an Adverse Recommendation Change in accordance with Section 6.3(f) or Section 6.3(g), the Company shall include the Company Recommendation and the Special Committee Recommendation in the Proxy Statement and shall solicit, and use its reasonable best efforts to obtain, the Company Stockholder Approval at the Company Special Meeting.

(f) The Company shall reasonably cooperate with and keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement and Schedule 13E-3 to its stockholders. Notwithstanding anything to the contrary herein, the Company may adjourn or postpone the Company Special Meeting only (i) if, as of the time which the Company Special Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Special Meeting or to the extent that at such time the Company has not received proxies sufficient to allow receipt of the Company Stockholder Approval, (ii) to allow time for the filing and dissemination of any supplemental or amended disclosure document that is necessary or required to be filed and disseminated under applicable Law, the Company Certificate or the Company Bylaws, or (iii) with the prior written consent of Acquiror (not to be unreasonably withheld, conditioned or delayed); provided, however, that any such adjournment or postponement pursuant to clause (ii) shall be for not more than the amount of time that, in the good faith reasonable judgment of the Special Committee (after consultation with its outside legal counsel and after reasonably consulting with Acquiror and its outside legal counsel), is necessary to comply with applicable Law or the Company Certificate or the Company Bylaws. The Company shall, at the instruction of Acquiror, postpone or adjourn the Company Special Meeting (i) if there are not sufficient affirmative votes in person or by proxy at such meeting to adopt this Agreement to allow reasonable time for the solicitation of proxies for the purposes of obtaining the Company Stockholder Approval, provided Acquiror is then in compliance with its obligations under the Voting Agreement and (ii) for a reasonable time to allow sufficient time for Acquiror to exercise any of its rights and remedies under Sections 1.03 and 6.09 of the Voting Agreement in the event of any breach or threatened breach of the obligation to vote the Company Shares covered by the Voting Agreement. During any such period of adjournment or postponement, the Company shall continue to comply with its obligations under Section 6.3 and this Section 6.6. Without the prior written consent of Acquiror, the approval and adoption of this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization, shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s stockholders in connection with the approval and adoption thereof) that the Company shall propose to be acted on by the stockholders of the Company at the Company Special Meeting.

Section 6.7 Takeover Statutes. The Company shall not take any action that would cause the Merger to be subject to requirements imposed by any takeover statute. If any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar state anti-takeover Laws and regulations may become, or may purport to be, applicable to the Merger or the transactions contemplated by this Agreement or any of the other Transaction Agreements, the Company shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated by this Agreement and the other Transaction Agreements may be consummated as promptly as practicable on the terms contemplated by this Agreement and the other Transaction Agreements and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated by this Agreement and the other Transaction Agreements (including the Company granting any necessary approvals).

Section 6.8 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Parent and the Company shall consult with one another prior to issuing, and provide each other with the opportunity to review and comment upon, any public announcement, statement or other disclosure with respect to this Agreement or the Merger and shall not issue any such public announcement, statement or disclosure prior to such consultation, except as may be required by Law, by the rules and regulations of NYSE or in connection with a Company Superior Proposal, a Company Takeover Proposal or an Adverse Recommendation Change or any action taken pursuant thereto; provided that (a) each of the Company and Parent may make any public statements in response to questions by the press, analysts, investors or analyst or investor calls, so long as such statements are not inconsistent with previous statements made jointly by the Company and Acquiror (or made by one Party after having consulted with the other Party), (b) the restrictions set forth in this Section 6.8 shall not apply to any press release, public statement or other announcement issued or made, or proposed to be issued or made by the Company or Parent in connection with a Company Superior Proposal, a Company Takeover Proposal or an Adverse Recommendation Change to the extent made in compliance with Section 6.3 and (c) this Section 6.8 shall not apply to any disclosure of information concerning this Agreement in connection with any dispute between the Parties regarding this Agreement.

Section 6.9 Indemnification and Insurance.

(a) All rights to indemnification and exculpation from Liabilities for acts or omissions occurring at or prior to the Effective Time, and any rights to advancement of expenses, existing as of the date hereof in favor of any person who is or prior to the Effective Time becomes, or has been at any time prior to the date of this Agreement, a director or officer of the Company or any of the Company’s Subsidiaries, a person serving at the request of the Company or any of the Company’s Subsidiaries as a director, officer, employee, agent, trustee of another person (in each case, when acting in such capacity) (collectively, the “Company Indemnified Parties”) as provided in the Company Organizational Documents (or Company Subsidiary Organizational Documents) in effect as of the date hereof or any indemnification agreements in existence as of the date hereof (and made available to Acquiror), shall survive the Merger and continue in full force and effect in accordance with their terms for a period of six (6) years from and after the Effective Time, and shall not be amended, repealed or otherwise modified for a period of six (6) years from and after the Effective Time in any manner that would adversely affect the rights thereunder with respect to acts or omissions occurring at or prior to the Effective Time of such Company Indemnified Parties except to the extent required by applicable Law. From and after the Effective Time, Parent and Acquiror shall cause the Surviving Corporation to comply with and honor the foregoing obligations.

(b) For a period of six (6) years from and after the Effective Time, Parent and Acquiror shall cause the Surviving Corporation to indemnify and hold harmless each Company Indemnified Party against any costs or expenses (including attorneys’ fees), judgments, fines, losses, damages or Liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of (i) the Transaction Agreements or the transactions contemplated hereby or thereby or (ii) the fact that such person is or was a director, officer, or employee of the Company or any of the Company’s Subsidiaries, a fiduciary of a Company Benefit Plan or a person serving at the request of the Company or any of the Company’s Subsidiaries as a director, officer, employee, agent, trustee or fiduciary of another person and pertaining to matters existing or occurring or actions or omissions taken at or prior to the Effective Time, in each case, to the fullest extent permitted by the Company Organizational Documents (or Company Subsidiary Organizational Documents) made available to Acquiror and in effect as of the date hereof, and the Surviving Corporation shall, and Parent and Acquiror shall cause the Surviving Corporation to, also advance expenses (including attorneys’ fees) to the Company Indemnified Parties as incurred to the fullest extent permitted by the Company Organizational Documents (or Company Subsidiary Organizational Documents) made available to Acquiror and in effect as of the date hereof; provided that (i) if the DGCL requires or (ii) in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan), the Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined after final adjudication from which there is no further right to appeal that such Company Indemnified Party is not entitled to indemnification under this Section 6.9 or otherwise. The Surviving Corporation shall not, and Parent and Acquiror shall cause the Surviving Corporation not to, without the prior written consent of the applicable Company Indemnified Party (which shall not be unreasonably withheld, conditioned or delayed), settle, compromise or consent to the entry of any judgment in any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, for which such Company Indemnified Party would reasonably be expected to be entitled to indemnification hereunder, unless such settlement, compromise or consent (i) does not require such Company Indemnified Party to perform any covenant or refrain from engaging in any activity, (ii) does not include any statement as to, or an admission of, fault, violation, culpability, malfeasance or nonfeasance by, or on behalf of, such Company Indemnified Party, and (iii) includes a release of such Company Indemnified Party from all Liabilities relating to such Legal Proceeding. The Surviving Corporation shall provide the applicable Company Indemnified Party with the opportunity to reasonably participate in (but not control) the defense of any matter for which such Company Indemnified Party would reasonably be expected to and sought indemnification hereunder. Parent’s, Acquiror’s and the Surviving Corporation’s obligations under this Section 6.9(b) shall continue in full force and effect for the period beginning upon the Effective Time and ending six (6) years from the Effective Time; provided that all rights to indemnification in respect of any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, asserted or made within such period shall continue until the final disposition of such claim, action, suit, proceeding or investigation.

(c) Prior to the Effective Time, at the Company’s option, the Company shall, in reasonable consultation with Parent, or if the Company does not, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for non-cancelable directors’ and officers’ liability and fiduciary liability “tail” insurance (collectively, the “D&O Insurance”) covering the Company, the Company’s Subsidiaries and their respective insured persons with respect to acts, omissions and other matters occurring at or prior to the Effective Time, with terms and conditions, including limits and retentions, at least as favorable to the insureds thereunder as the Company’s directors’ and officers’ liability and fiduciary liability insurance in effect as of immediately prior to the Effective Time (“Current Insurance”) and for a claims reporting or discovery period of six (6) years from and after the Effective Time; provided, however, that the Company or the Surviving Corporation, as applicable, shall not pay an amount for the D&O Insurance in excess of three hundred percent (300%) of the aggregate annual premium for such insurance in effect as of the date of this Agreement (“Maximum Amount”); provided, further, that if the premium of the D&O Insurance would exceed the Maximum Amount, then the Company or the Surviving Corporation, as applicable, shall, in reasonable consultation with Parent, obtain directors’ and officers’ liability and fiduciary liability “tail” insurance with the most favorable coverage available for a cost not exceeding the Maximum Amount. If the D&O Insurance has been obtained by either the Company or the Surviving Corporation prior to or as of the Effective Time, Parent shall cause the D&O Insurance to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation. If the Company or the Surviving Corporation, as applicable, for any reason fails to obtain the D&O Insurance as of the Effective Time, the Surviving Corporation shall continue to maintain in effect, for a period of six (6) years from and after the Effective Time, either the Current Insurance or substitute directors’ and officers’ liability and fiduciary liability insurance, in each case, with the Company’s Current Insurance carrier(s) or with an insurance carrier(s) with the same or better credit rating as the Company’s Current Insurance carrier(s) and with terms and conditions, including limits and retentions, that are no less favorable to the insureds thereunder than the coverage provided under the Current Insurance for acts, omissions and other matters occurring at or prior to the Effective Time (including in connection with the approval of this Agreement and the other Transaction Agreements and the consummation of the Merger and the other transactions contemplated hereby and thereby); provided, however, that Parent and the Surviving Corporation shall not be required to pay an aggregate annual premium for such insurance in excess of the Maximum Amount; provided, further, that if the aggregate annual premium of such insurance coverage exceeds such amount, the Surviving Corporation shall be obligated to obtain insurance with the greatest coverage available, with respect to matters occurring at or prior to the Effective Time (including in connection with the approval of this Agreement and the consummation of the Merger), for a cost not exceeding such amount.

(d) The provisions of this Section 6.9 are (i) intended to be for the benefit of, and shall be enforceable by, each of the Company Indemnified Parties, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company Organizational Documents (or Company Subsidiary Organizational Documents), by Contract or otherwise. Notwithstanding anything in this Agreement to the contrary, following the Effective Time, no Party shall amend, or seek to amend, this Section 6.9 (except to the extent such amendment permits the Company to provide broader indemnification rights on a retroactive basis to the Company Indemnified Parties).

(e) In the event that the Surviving Corporation, Parent or Acquiror or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving person of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Parent, Acquiror or the Surviving Corporation, as applicable, shall cause proper provision to be made so that the successors and assigns or transferees of the Surviving Corporation or Acquiror, as the case may be, expressly assume or succeed to their respective obligations set forth in this Section 6.9.

Section 6.10 Control of Operations. Without in any way limiting any Party’s rights or obligations under this Agreement, the Parties understand and agree that (a) nothing contained in this Agreement shall give Parent or Acquiror, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the other Party’s or Parties’, respectively, operations prior to the Effective Time and (b) prior to the Effective Time, each of the Company, Parent and Acquiror shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations.

Section 6.11 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company (including each director and officer of the Company) to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law. The Company shall provide Acquiror with a reasonable opportunity to review any resolutions or other documents in respect of the actions described in this Section 6.11 and will implement any reasonable comments that are timely provided by Acquiror in respect thereof.

Section 6.12 Financing Cooperation.

(a) Prior to the Closing, the Company shall use its reasonable best efforts, and shall cause its Subsidiaries to use their reasonable best efforts, to provide, and the Company shall use its reasonable best efforts, and shall cause its Subsidiaries to use their respective reasonable best efforts, to cause each of their respective Representatives to provide to Parent, Acquiror and its Affiliates all customary cooperation that may be reasonably requested by Parent or Acquiror (including reasonable requests of the Debt Financing Sources or their counsel) to assist Parent, Acquiror and their respective Affiliates in arranging, obtaining, syndicating and consummating the Debt Financing (which may take the form of an amendment, restatement, amendment and restatement or other modification of one or both of the Company Term Loan Agreement or Company ABL Credit Agreement) or any other debt financing contemplated in lieu thereof (it being understood that the arrangement or receipt of any such financing is not a condition to the Merger or any of Acquiror’s obligations hereunder), including:

(i) furnishing Parent, Acquiror and its Affiliates and the Debt Financing Sources with such financial and other information regarding the Company and its Subsidiaries as Parent, Acquiror or its Affiliates may reasonably request in connection with any Debt Financing, including all historical financial and other customary information regarding the Company reasonably necessary to permit Parent or Acquiror to prepare pro forma financial statements customary for the Debt Financing and to obtain any corporate, securities or facility ratings from any ratings agencies reasonably required in connection with the Debt Financing;

(ii) reasonably assisting Parent, Acquiror, its Affiliates and the applicable Debt Financing Sources in the preparation of customary offering and syndication materials (including versions of such material which do not include material non-public information) for the Opco Debt Financing, including by providing customary information for due diligence purposes and customary letters authorizing the distribution of information relating to the Company and its Subsidiaries to the applicable Debt Financing Sources;

(iii) furnishing any documentation and other information regarding the Company and its Subsidiaries that the Debt Financing Sources reasonably determine is required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, in each case, at least four (4) Business Days prior to the Closing Date if requested by Acquiror in writing at least ten (10) Business Days prior to the Closing Date;

(iv) using reasonable best efforts to cause members of senior management of the Company and its Subsidiaries to participate in a reasonable number of rating agency presentations, due diligence sessions and drafting sessions, lender meetings, “road shows” and similar sessions and meetings or conference calls with prospective lenders, financing sources, investors, rating agencies and other Debt Financing Sources, in each case, that may be reasonably requested by Parent, Acquiror or its Affiliates in connection with the arrangement of the Debt Financing during normal business hours, with reasonable advance written notice to the Company and which shall be held virtually;

(v) reasonably assisting in the preparation and negotiation, and in the execution and delivery at Closing, of the definitive financing documents for the Opco Debt Financing pursuant to the Opco Debt Financing Commitment Letter (including any pledge and security documents and other definitive financing documents related thereto), including assistance with the preparation of schedules and exhibits thereto or other customary informational requirements relating to the Company and its Subsidiaries as are reasonably requested by Parent or the applicable Debt Financing Sources, and otherwise assisting in facilitating the creation and perfection of the security interests in the collateral contemplated by the Opco Debt Financing pursuant to the Opco Debt Financing Commitment Letter, in each case to the extent required to facilitate the satisfaction on a timely basis of the conditions to funding set forth in the Opco Debt Financing Commitment Letters that are within the Company’s control; provided that no such document or certificate, and no creation or perfection of any security interest in any of the equity of or assets owned by the Company and its Subsidiaries, shall be effective prior to the Effective Time;

(vi) allowing the evaluation of the Company and its Subsidiaries’ cash management and accounting systems and policies and procedures relating thereto, including inventory appraisals and field audits, for the purpose of establishing collateral arrangements, in each case as are reasonable and customary in connection with the Debt Financing contemplated by the Opco Debt Financing Commitment Letter; and

(vii) cooperating with Parent, and taking all corporate, limited liability company, partnership or other similar actions reasonably requested by Parent (using commercially reasonable efforts to cause directors and officers who will continue to hold such offices and positions from and after the Closing to execute resolutions or consents of the Company and its Subsidiaries with respect to entering into the definitive financing documents for the Debt Financing pursuant to the Debt Financing Commitment Letters) as reasonably necessary to authorize the consummation of the Opco Debt Financing pursuant to the Opco Debt Financing Commitment Letters.

(b) Notwithstanding any other provision set forth herein or in any other agreement between Acquiror or Parent, on the one hand, and the Company, on the other hand (or their respective Affiliates), the Company agrees that Acquiror and Parent may share confidential information with respect to the businesses of the Company and its Subsidiaries with the Debt Financing Sources, and that Parent, Acquiror and such Debt Financing Sources may share such information with potential financing sources in connection with any marketing efforts for the Debt Financing; provided, however, that the recipients of such information and any other information contemplated to be provided by Parent, Acquiror or any of its Affiliates pursuant to this Section 6.12(b) agree to customary confidentiality arrangements, including confidentiality provisions contained in customary bank books and offering memoranda. The Company, on behalf of itself and its Subsidiaries, hereby consents to the reasonable use of their logos in connection with the Debt Financing contemplated by the Debt Financing Commitment Letters; provided, however, that logos are used solely in a manner that is not intended to or reasonably likely to harm, disparage or otherwise adversely affect the Company, its Subsidiaries or the reputation or goodwill of the Company or its Subsidiaries.

(c) For the avoidance of doubt, the Company shall not be required to provide, or to cause its Subsidiaries or its or their respective Representatives to provide, cooperation under this Section 6.12 that unreasonably interferes, in the discretion of the Company, with the ongoing business or other operations of the Company or any of its Subsidiaries or provide information that is not prepared by the Company in the ordinary course of business. Nothing in this Section 6.12 shall require the Company or its Subsidiaries to (or to cause their respective Representatives to) (i) bear any out-of-pocket cost or expense or pay or bear any commitment, consent, or other fee in connection with the Debt Financing other than (A) out-of-pocket costs and expenses incurred in connection with the cooperation required by Section 6.12(a) to the extent contingent upon the Closing or for which the Company shall be reimbursed by Parent, Acquiror or its Affiliates in accordance with Section 6.12(d), or (B) such amounts with respect to the Opco Debt Financing effective solely as of the Effective Time (it being understood and agreed that in no event shall the Company or its Subsidiaries be required to bear any out-of-pocket cost or expense or pay or bear any commitment, consent or other fee in connection with the Topco Debt Financing or the Debt Financing in connection with the Parent Existing Credit Facility, other than out-of-pocket costs and expenses incurred in connection with the cooperation required by Section 6.12(a) to the extent contingent upon the Closing or for which the Company shall be reimbursed by Parent, Acquiror or its Affiliates in accordance with Section 6.12(d)), (ii) incur any liability or give any indemnities to any third party or otherwise commit to take any similar action, in each case, in connection with the Debt Financing, other than with respect to the Opco Debt Financing effective solely as of and after the Effective Time, (iii) enter into any binding agreement or commitment, other than (A) solely with respect to the Opco Debt Financing that would be effective as of and after the Effective Time and (B) customary authorization letters with respect to the Opco Debt Financing (which shall be in customary form) for purposes of effecting the cooperation envisioned under Section 6.12(a)), (iv) pass resolutions or consents to approve or authorize the execution of the Debt Financing or any definitive documentation related thereto, other than solely with respect to the Opco Debt Financing, those that are subject to the occurrence of the Closing passed by directors or officers continuing in their positions following the Closing, (v) conflict with the Company or its Subsidiaries’ organizational documents, (vi) waive or amend any terms of this Agreement or any other Transaction Agreement or any other Contract to which any of them is a party other than as expressly contemplated by Section 6.13 of this Agreement, (vii) take any action that would cause a breach of this Agreement or any of the Transaction Agreements or that would reasonably be expected to result in any condition specified in Article VII to fail to be satisfied, (viii) take any action that would result in the contravention of, or that could result in a violation or breach of, or a default (with or without notice, lapse of time or both) under, any material Contract to which the Company or any of its Subsidiaries is party or by which it is bound or applicable Law, (ix) provide or prepare any (1) projections or pro forma financial statements, (2) financial statements other than the reports required to be filed or otherwise so transmitted, as applicable, by it with the SEC or (3) information not readily available, (x) deliver or cause to be delivered any opinion of counsel in connection with the Debt Financing or solvency certificate or similar certificate or representation, (xi) deliver or cause to be delivered any solvency certificate or similar certificate other than from financial officers of UQF who will continue to hold such positions from and after the Closing and who assisted with the Debt Financing, or (xii) take any action that would or would reasonably be expected to (A) cause any natural person serving as a director, manager, partner, officer, employee or agent of the Company or any of its Subsidiaries to incur any personal liability or (B) require the Company or any of its Subsidiaries to provide access to, or disclose, information that reasonably, in the reasonable judgment of the Company, would be expected to result in the waiver of any attorney-client, work product or other applicable privilege or protection; provided that, in each case, the Company shall provide Parent and Acquiror written notice of any information so withheld and shall use commercially reasonable efforts to disclose such information in a manner that is not reasonably likely to violate applicable Law, breach the applicable Contract, jeopardize the applicable privilege or violate the applicable confidentiality obligation.

(d) Acquiror shall, promptly upon written request by the Company, (i) reimburse the Company for all reasonable and documented out-of-pocket costs and expenses incurred by the Company and its Subsidiaries and its and their respective Representatives in connection with their respective obligations under this Section 6.12 and Section 6.13 and (ii) indemnify, defend and hold harmless the Company and its Subsidiaries and their respective Representatives to the fullest extent permitted by applicable Law from and against any and all Liability suffered, sustained or incurred by, or asserted against, any of them, directly or indirectly relating to, or arising out of, this Section 6.12 and Section 6.13, the arrangement of the Debt Financing or providing any of the information utilized in connection therewith, whether in respect of direct claims, third-party claims or otherwise, other than to the extent any of the foregoing arises from (A) the Willful Breach of the obligations of the Company, its Subsidiaries and their respective Representatives under this Section 6.12 or any Fraud, intentional misrepresentation, willful misconduct, bad faith or gross negligence of the Company, its Subsidiaries or their respective Representatives, in each case, as determined in a final, non-appealable judgment of a court of competent jurisdiction or (B) material misstatements or omissions in the written financial information provided by the Company, its Subsidiaries or their respective Representatives pursuant to Section 6.12(a) in connection with the Debt Financing.

(e) Notwithstanding anything to the contrary in this Agreement, (i) the condition set forth in Section 7.2(b), as it applies to the Company’s obligations under this Section 6.12, shall be deemed satisfied unless (A) with respect to the Opco Debt Financing, the Opco Debt Financing (if any) has not been consummated prior to the Outside Date, the principal cause of which is the Willful Breach by the Company of its obligations under this Section 6.12, and (B) Acquiror has notified the Company in writing of such Willful Breach, and, (1) in such notice, proposed in good faith and in reasonable detail the reasonable actions to be taken by the Company to cure such breach and (2) the Company has either not cured such breach or taken such reasonable actions in accordance with its obligations under this Section 6.12 on or prior to the fifteenth (15th) Business Day after Parent has provided written notice as specified in this clause (B) and (ii) Parent and Merger Sub acknowledge and agree that obtaining the Opco Debt Financing is not a condition to any of their obligations under this Agreement or any other Transaction Agreement.

Section 6.13 Treatment of Certain Company Indebtedness.

(a) The Company shall, and shall cause the Company’s Subsidiaries to, deliver all notices and take all other actions reasonably requested by Acquiror that are required to, in accordance with the terms thereof, terminate all commitments outstanding under the Company Credit Agreements, repay in full of all obligations, if any, outstanding thereunder, and facilitate the release of all Liens, if any, securing such obligations, and the release of all guarantees, if any, in connection therewith, in each case, on or prior to the Closing Date as of the Effective Time. In furtherance and not in limitation of the foregoing, the Company shall, and shall cause the Company’s Subsidiaries to, use reasonable best efforts to deliver to Acquiror on the Closing Date, an executed payoff letter with respect to each Company Credit Agreement (the “Payoff Letters”) in form and substance reasonably acceptable to Acquiror (and drafts reasonably in advance thereof no later than three (3) Business Days prior to the Closing Date), from the applicable agent on behalf of the persons to whom such Indebtedness is owed, which Payoff Letters together with any related release documentation shall, among other things, include the payoff amount and provide that all Liens (and guarantees), if any, granted in connection therewith relating to the assets, rights and properties of the Company and the Company’s Subsidiaries securing such Indebtedness and any other obligations secured thereby, shall, upon the payment of the amount set forth in the applicable Payoff Letter on the Closing Date, be automatically released and terminated; provided that if any such Liens require a filing in the public records in order to effectuate such release, the Company shall use reasonable best efforts to cause the applicable lender to provide the same. At Acquiror’s reasonable request, the Company and its Subsidiaries shall cooperate to assign any liens evidenced by mortgages, without representation or warranty, to a lender designated by Parent. Nothing in this Section 6.13(a) shall require the Company or any of the Company’s Subsidiaries to pay or deposit any amounts required under the Payoff Letters except to the extent such amounts have been previously provided by Parent to the Company or the Company’s Subsidiaries, which shall be in the form of the Debt Financing (or proceeds thereof), as applicable, in accordance with this Agreement. Notwithstanding the foregoing, nothing in this Section 6.13(a) shall be required to the extent the Debt Financing consists of amendments, restatements, amendments and restatements, supplements or other modifications to the applicable Company Credit Agreement.

(b) Without limiting its other obligations set forth in this Agreement, the Company shall, and shall cause each of the Company’s Subsidiaries to, use its reasonable best efforts to assist Acquiror with obtaining any consents required in connection with this Agreement or the transactions contemplated hereby, including the Merger, the TRA Payment and the Recapitalization, under or with respect to the Company’s or any of its Subsidiaries’ equipment loan financings that Acquiror elects to remain outstanding following the Closing Date. From and after the date hereof until the Closing, the Company shall, and shall cause each of the Company’s Subsidiaries to, use its reasonable best efforts to, as promptly as practicable, coordinate with Parent and Acquiror to effectuate any assignments of the obligations, liabilities and duties of the Company as the named lessee or guarantor under the existing equipment loan financings to the Company’s applicable Subsidiaries, and such entity shall assume and agree to perform and discharge all such obligations, liabilities and duties as if it were the original lessee; provided that this sentence shall not require Company or its Subsidiaries to (i) bear any out-of-pocket cost or expense or pay or bear any commitment, consent, or other fee, other than such amounts for which the Company shall be reimbursed by Parent, Acquiror or its Affiliates in accordance with Section 6.12(d), (ii) agree to any unfavorable change to any such equipment loan financings that is effective prior to the Closing or (iii) take any action that would (x) reasonably expected to delay, prevent or impede the funding of the Debt Financing (or satisfaction of the conditions precedent to the Debt Financing) on the Closing Date or make such funding materially less likely to occur or (y) delay in any material respect the Closing.

(c) Upon the request of Parent, the Company shall (or shall cause its Subsidiaries to, as applicable) (i) provide a current, written summary of the outstanding currency, commodity and interest rate hedges of the Company and its Subsidiaries within three (3) Business Days of such request and (ii) provide reasonable cooperation in good faith with the Parent to negotiate the terms on which certain existing currency, commodity or interest rate hedges of the Company or the Company’s Subsidiaries, as identified in writing by the Parent from time to time, are to be terminated in connection with Closing; provided that in no event shall the Company or its Subsidiaries be required to terminate such hedges prior to the occurrence of the Effective Time pursuant to this Section 6.13(c) or pay any monetary amount or make any concession effective before the Effective Time. The Company and its Subsidiaries shall not terminate any outstanding currency, commodity or interest rate hedges without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed.

Section 6.14 Transaction Litigation. The Company shall (a) promptly notify Parent of any stockholder litigation (whether directly or on behalf of the Company or otherwise) against the Company or its directors or officers, arising after the date hereof related to this Agreement, the other Transaction Agreements or the transactions contemplated hereby or thereby (including the Merger, the TRA Payment and the Recapitalization), (b) keep Parent reasonably informed with respect to the status thereof and (c) give Parent the opportunity to participate in, subject to a customary joint defense agreement, the defense or settlement of any such litigation. Notwithstanding anything to the contrary contained herein, the Company shall not settle any such litigation (including any payment of fees) without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) unless such settlement is solely for monetary damages entirely paid for with proceeds of insurance (other than the deductible under an insurance policy or insurance policies in effect as of the date hereof); provided, however, that Parent shall not be obligated to consent to any settlement that does not include a full release of Parent and its Affiliates or that imposes equitable relief upon Parent or its Affiliates (including, after the Effective Time, the Surviving Corporation and its Subsidiaries).

Section 6.15 Obligations of Acquiror, Merger Sub and Surviving Corporation. Parent shall cause Acquiror, Merger Sub or the Surviving Corporation, as applicable, to perform its obligations under this Agreement and the other Transaction Agreements, and, prior to the Effective Time, Merger Sub shall not engage in any activities of any nature except as provided in, or contemplated by, this Agreement and the other Transaction Agreements. Acquiror shall, immediately following the execution and delivery of this Agreement, deliver or cause to be delivered the irrevocable written consent of the sole stockholder of Merger Sub approving and adopting this Agreement in accordance with the DGCL and the organizational documents of Merger Sub. A breach of this Agreement by any of Parent, Acquiror or Merger Sub shall constitute a breach of this Agreement by each of the foregoing.

Section 6.16 Notification of Certain Matters.

(a) Each of the Company and Acquiror shall promptly notify the other of (i) any written notice or other communication received by such Party (or any of its controlled Affiliates or, to such Party’s knowledge, any of its other Affiliates or Representatives) from any person alleging that the consent of such person is or may be required in connection with the Merger, if the failure to obtain such consent would reasonably be expected to materially affect, impede or impair the consummation of the Merger and (ii) any Legal Proceedings commenced or, to such Party’s knowledge, threatened against, the Company or Acquiror or any of their respective Affiliates, that seek to materially impede or delay the consummation of the Merger, or that make allegations that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

(b) The Company shall promptly notify Acquiror of (i) any known inaccuracy of any representation or warranty of the Company contained herein in any material respect at any time during the term hereof and (ii) any known failure of the Company (or its Subsidiaries) to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by it hereunder, in each case, if and only to the extent that such inaccuracy, or such failure, would reasonably be expected to cause either of the conditions to the obligations of Acquiror and Merger Sub to consummate the transactions contemplated hereby set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied. For the avoidance of doubt, the delivery of any notice pursuant to this Section 6.16(b) shall not affect or be deemed to modify any representation or warranty (or cure any inaccuracy thereof) of the Company set forth in this Agreement or the conditions to the obligations of Acquiror and Merger Sub to consummate the transactions contemplated by this Agreement or the remedies available to the Parties hereunder.

(c) Acquiror shall promptly notify the Company of (i) any known inaccuracy of any representation or warranty of Parent, Acquiror or Merger Sub contained herein in any material respect at any time during the term hereof and (ii) any known failure of Parent, Acquiror or Merger Sub to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by it hereunder, in each case, if and only to the extent that such inaccuracy, or such failure, would reasonably be expected to cause either of the conditions to the obligations of Acquiror and Merger Sub to consummate the transactions contemplated hereby set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied. For the avoidance of doubt, the delivery of any notice pursuant to this Section 6.16(c) shall not affect or be deemed to modify any representation or warranty (or cure any inaccuracy thereof) of Parent, Acquiror or Merger Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the transactions contemplated by this Agreement or the remedies available to the Parties hereunder.

(d) This Section 6.16 shall not apply to (i) Antitrust Laws, which are governed by Section 6.5, (ii) notification procedures relating to a Company Takeover Proposal, which are governed by Section 6.3 or (iii) stockholder litigation, which is governed by Section 6.14.

Section 6.17 Financing Obligation.

(a) Each of Acquiror and Parent shall, and shall cause their applicable Subsidiaries to, use reasonable best efforts to obtain the Debt Financing on or prior to the Closing Date in an amount, when taken together with available cash on hand and other sources of funds available to Parent and Acquiror to consummate the Merger and the other transactions contemplated by this Agreement and the other Transaction Agreements, sufficient to pay the Required Amount, including by (i) complying with its obligations under, and maintaining in effect the Debt Financing Letters and the Parent Existing Credit Agreement, (ii) negotiating and entering into definitive agreements with respect to the Debt Financing (other than the Parent Existing Credit Agreement) on terms and conditions (including any “market flex” provisions) contained in the applicable Debt Financing Commitment Letter or such other terms and conditions as Parent may determine, so long as such other terms and conditions would not constitute a Prohibited Modification, (iii) satisfying, or causing to be satisfied (or, if applicable, obtaining waivers of), on or prior to the Closing Date all conditions applicable to Acquiror, Parent or their Subsidiaries contained in each of the Debt Financing Commitment Letters (or any definitive agreements including the Topco Financing Documents) and the Parent Existing Credit Agreement, including the payment of any commitment, fees required as a condition to the initial funding of the Debt Financing, (iv) in the event that all conditions contained in the Debt Financing Letters and any related definitive agreements (including the Topco Financing Documents) and the Parent Existing Credit Agreement have been satisfied (except those that, by their nature, are to be satisfied at the Closing) or waived, consummating the Debt Financing at or prior to the Closing, (v) enforcing its rights under the Debt Financing Letters and the definitive agreements (including the Topco Financing Documents) and the Parent Existing Credit Agreement and (vi) otherwise taking, or causing to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper and advisable to arrange and obtain the Debt Financing at or prior to the Closing.

(b) At the Company’s written request, Parent shall (i) keep the Company informed as promptly as practicable in reasonable detail with respect to all material activity concerning the status of its efforts to arrange the Debt Financing and (ii) provide the Company with copies of all executed definitive agreements related to the Debt Financing when available (including the Topco Financing Documents). Acquiror shall give the Company prompt written notice (A) upon having knowledge of any actual violation, breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any violation, breach or default) by any party to the Debt Financing Letters, the

Topco Financing Documents or the Parent Existing Credit Agreement or any early termination of the commitments under any of the foregoing (other than any termination in accordance with the terms of the Debt Financing Letters), (B) of any written notice or other written communication from any Debt Financing Source or party to the Parent Existing Credit Agreement with respect to any (1) actual or threatened breach, default, termination or repudiation of any provision of the Debt Financing Letters, the definitive agreements with respect thereto (including the Topco Financing Documents) or the Parent Existing Credit Agreement by any party to any of the foregoing, or (2) dispute or disagreement between or among any parties to the Debt Financing Letters or any definitive agreements related to the Debt Financing (including the Topco Financing Documents and the Parent Existing Credit Agreement) other than in respect of disputes regarding the negotiation of the definitive documentation in respect thereof that would reasonably be expected to prevent or delay the Closing or (C) (1) the occurrence of an event or development that could reasonably be expected to adversely impact the ability of Parent to obtain or (2) if for any reason Parent has determined in good faith that it will not be able to obtain, all or any portion of the Debt Financing on the terms contemplated by each of the Debt Financing Commitment Letters or the Parent Existing Credit Agreement, as applicable, in an amount sufficient, when taken together with available cash on hand and other sources of funds available to Parent and Acquiror to consummate the Merger and the other transactions contemplated by this Agreement, to pay the Required Amount. Parent shall provide any information reasonably requested by the Company relating to any of the circumstances referred to in the previous sentence as soon as reasonably practicable after the date that the Company delivers a written request to Acquiror; provided that Acquiror shall not be required to provide access to, or disclose, information that reasonably, in the reasonable judgment of the Acquiror, would be expected to result in the waiver of any attorney-client, work product or other applicable privilege or protection; provided that, in each case, the Acquiror shall provide the Company written notice of any information so withheld and shall use commercially reasonable efforts to disclose such information in a manner that is not reasonably likely to jeopardize the applicable privilege or violate the applicable confidentiality obligation.

(c) Prior to the Closing Date, neither of Parent nor Acquiror shall, without the prior written consent of the Company, amend, modify, supplement, waive (or otherwise grant consent under) the Debt Financing Letters, the definitive agreements with respect thereto (including the Topco Financing Documents) or the Parent Existing Credit Agreement or replace all or any portion of the commitments in respect of the Debt Financing to the extent such amendment, modification, supplement, replacement or waiver would reasonably be expected to (v) reduce the aggregate amount of the Debt Financing to an amount that would result in Acquiror having insufficient funds, when taken together with available cash on hand and other sources of funds available to Parent and Acquiror to consummate the Merger or the other transactions contemplated by this Agreement and the other Transaction Agreements, to pay the Required Amount, (w) otherwise adversely affect the ability of Parent or Acquiror to consummate the transactions contemplated by this Agreement and the other Transaction Agreements on the Closing Date, including the ability to pay the Required Amount in full, (x) (i) impose new or additional conditions precedent to the initial funding of the Debt Financing (which, for the avoidance of doubt, shall include any funding under the Parent Existing Credit Agreement) or (ii) otherwise modify the conditions precedent to the initial funding of the Debt Financing (as in effect on the date hereof) (which, for the avoidance of doubt, shall include any funding under the Parent Existing Credit Agreement) in a manner reasonably expected to delay, prevent or impede the funding of the Debt Financing (or satisfaction of the conditions precedent to the Debt Financing) on the Closing Date or make such funding materially less likely to occur, (y) delay in any material respect the Closing or (z) adversely impact the ability of the Acquiror or the Company, as applicable, to enforce its rights against the other parties to the Debt Financing Letters or the definitive agreements with respect to the Debt Financing (clauses (v) through and (z), “Prohibited Modifications”); provided, however, subject to compliance with the other provisions of Section 6.17, Parent and Acquiror may amend, modify, supplement or waive any provision of the Debt Financing Commitment Letters to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the applicable Debt Financing Commitment Letter as of the date hereof as contemplated by the Debt Financing Letters on the date hereof. As soon as reasonably practicable, Acquiror will provide the Company with true, correct and complete executed copies of any amendment or supplement to, or modification of or waiver under, the Debt Financing Letters, the definitive agreements with respect thereto (including the Topco Financing Documents) or the Parent Existing Credit Agreement (it being agreed that copies of any fee letters may be delivered in redacted form consistent with the Debt Financing Letters delivered on the date hereof). In such event, the term “Debt Financing” as used in this Agreement shall be deemed to include the Debt Financing, as amended, modified, supplemented, or waived, and the term “Debt Financing Commitment Letters” as used in this Agreement shall be deemed to include the Debt Financing Commitment Letters, as amended, modified, supplemented, or waived.

(d) If all or any portion of the Debt Financing becomes unavailable on the terms and conditions of the applicable Debt Financing Commitment Letters (except in accordance with its terms), the definitive agreements with respect thereto (including the Topco Financing Documents), or the Parent Existing Credit Agreement, Acquiror shall (i) promptly notify as soon as reasonably practicable the Company of such event and (ii) use its reasonable best efforts to obtain, on or prior to the Closing Date alternative financing from the same or alternative sources, in an amount sufficient, when added to any portion of the Debt Financing that is and will be available and cash on hand and other sources of available funds available to Parent and Acquiror to pay in cash the Required Amount on terms and conditions that would not constitute a Prohibited Modification; provided that nothing contained in this Section 6.17(d) shall require, and in no event shall the “reasonable best efforts” of Parent, Acquiror or any of their Subsidiaries be deemed or construed to require, Parent, Acquiror or any such Subsidiary to seek or (i) accept interest rates, yield or fees protection less favorable to the Parent and Acquiror than provided for in the Debt Financing Commitment Letters as in effect on the date of this Agreement or (ii) terms taken as a whole, less favorable to Parent and Acquiror than the terms and conditions described in each Debt Financing Commitment Letter (including the exercise of “market flex” provisions) as in effect on the date of this Agreement, as determined in the reasonable judgment of Acquiror. In such event, the term “Debt Financing” as used in this Agreement shall be deemed to include any such alternative debt financing, the term “Debt Financing Sources” as used in this Agreement (including with respect to Opco Debt Financing Sources and Topco Debt Financing Sources, as may be applicable), shall be deemed to include any such alternative debt financing sources, and the term “Debt Financing Commitment Letters” as used in this Agreement shall be deemed to include any commitment letter entered into in respect of any such alternative debt financing.

(e) Parent and Acquiror expressly acknowledge and agree that (i) obtaining the Debt Financing or any other financing is not a condition to the Closing and (ii) notwithstanding anything contained in this Agreement or any of the other Transaction Agreements to the contrary, Parent and Acquiror’s obligations hereunder and thereunder are not conditioned in any manner upon Parent or Acquiror obtaining the Debt Financing, or any other financing.

(f) Parent and its Subsidiaries (as defined in the Parent Existing Credit Agreement) shall (i) not incur any indebtedness constituting Consolidated Total Financial Indebtedness (as defined in the Parent Existing Credit Agreement) such that, after giving pro forma effect thereto and the transactions contemplated hereby (including, for the avoidance of doubt, the incurrence of all amounts in connection with the Debt Financing), would cause Leverage Ratio (as defined in the Parent Existing Credit Agreement) to exceed 3.50:1.00, (ii) maintain €300,000,000 of unused aggregate revolving commitments under the Parent Existing Credit Agreement which are permitted to be borrowed to fund the Required Amount upon the consummation of the transactions contemplated by the Transaction Agreements, (iii) deliver all information and confirmations required by Section 22.6 of the Parent Existing Credit Agreement in connection with the transactions contemplated by this Agreement and (iv) comply with the Parent Existing Credit Agreement in a manner that would not cause the occurrence of any Default (as defined in the Parent Existing Credit Agreement) or Event of Default (as defined in the Parent Existing Credit Agreement) thereunder.

Section 6.18 Recordation and Transfer of Intellectual Property. Prior to the Closing Date, the Company shall, at the Company’s sole cost and expense, use reasonable best efforts to effect all necessary assignments, transfers and corrective changes of ownership and recordals with all patent, trademark, and copyright offices and other similar authorities where Company Registrations are (a) legally owned by any person other than the Company or its Subsidiaries (including, for clarity and to the extent applicable, the ON THE BORDER marks and related Trademarks) or (b) still recorded in the name of legal predecessors of the Company or its Subsidiaries or any person other than the Company or its Subsidiaries.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the fulfillment (or waiver by each of the Company and Acquiror, to the extent not prohibited under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) No Legal Prohibition. No Order by any court of competent jurisdiction, any federal, state or comparable foreign Governmental Entity of competent jurisdiction or any other material Governmental Entity of competent jurisdiction (i) in the United States or (ii) in any jurisdiction where Parent or the Company has material sales or operations shall have been entered and shall continue to be in effect that temporarily or permanently prohibits, enjoins or makes illegal the consummation of the Merger, the TRA Payment, the termination of the Tax Receivable Agreement, the Recapitalization or the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement (any of the foregoing, a “Legal Restraint”).

(c) Regulatory Approval. (i) Any waiting period (and extensions thereof) applicable to the Merger or the Recapitalization under the HSR Act shall have expired or been terminated; and (ii) all other clearances or approvals under applicable Antitrust Laws in the jurisdictions set forth on Section 7.1(c) of the Company Disclosure Schedule (collectively, “Regulatory Approvals”), shall have been obtained, or are deemed obtained, or the applicable Governmental Entity shall have confirmed that it does not have jurisdiction over the transactions contemplated by this Agreement and the other Transaction Agreements.

Section 7.2 Conditions to Obligations of Parent, Acquiror and Merger Sub. The respective obligations of Parent, Acquiror and Merger Sub to effect the Merger shall be subject to the fulfillment (or waiver by Acquiror, to the extent not prohibited under applicable Law) on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in (i) Article IV (other than in the Company Fundamental Representations, Section 4.2(a) (Capital Stock), Section 4.2(b) (Capital Stock), Section 4.2(c) (Capital Stock), Section 4.2(d) (Capital Stock), Section 4.2(f) (Capital Stock) (but solely with respect to the capitalization of the Company, Company LLC and UQF and not with respect to the capitalization of any other Subsidiary of the Company), the first sentence of Section 4.2(g) (Capital Stock) (but solely with respect to the Company, Company LLC and UQF and not with respect to any other Subsidiary of the Company), Section 4.3 (Corporate Authority Relative to this Agreement; No Violation) and Section 4.13(b) (Absence of Certain Changes or Events)) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, other than for failures to be so true and correct (without regard to materiality, Company Material Adverse Effect and similar qualifiers contained in such representations and warranties) that would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect; (ii) the Company Fundamental Representations shall be true and correct in all material respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date; (iii) Section 4.3 (Corporate Authority Relative to this Agreement; No Violation) and Section 4.13(b) (Absence of Certain Changes or Events) shall be true and correct in all respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date; and (iv) Section 4.2(a) (Capital Stock), Section 4.2(b) (Capital Stock), Section 4.2(c) (Capital Stock), Section 4.2(d) (Capital Stock), Section 4.2(f) (Capital Stock) (but solely with respect to the capitalization of the Company, Company LLC and UQF and not with respect to the capitalization of any other Subsidiary of the Company) and the first sentence of Section 4.2(g) (Capital Stock) (but solely with respect to the Company, Company LLC and UQF and not with respect to any other Subsidiary of the Company) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for any de minimis inaccuracies; provided that, in the case of clauses (i), (ii), (iii) and (iv) above, representations and warranties that are made as of a particular date or period need be true and correct (in the manner set forth in clauses (i), (ii), (iii) or (iv) above, as applicable) only as of such date or period.

(b) Performance of Obligations. The Company shall have performed or complied with in all material respects all covenants required by this Agreement and the other Transaction Agreements to be performed or complied with by it prior to the Closing.

(c) No Company Material Adverse Effect. No Company Material Adverse Effect shall have arisen or occurred following the date of this Agreement that is continuing.

(d) Closing Certificate. The Company shall have delivered to Acquiror a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.

(e) Burdensome Condition. No Burdensome Condition shall be a condition to receipt of (or otherwise included in) any Regulatory Approval.

(f) Closing Transactions. The TRA Payment, the termination of the Tax Receivable Agreement and the Recapitalization will be consummated substantially concurrently with the Closing, and the Closing Provisions of the Fourth A&R Company LLC Operating Agreement shall become effective substantially concurrently with Closing; provided, however, that (i) except in the case of clause (ii), this Section 7.2(f) shall not be a condition to the obligations of Parent, Acquiror or Merger Sub if the reason that the condition in this Section 7.2(f) is not satisfied is because Parent has not complied with its obligations under Section 1.1 of the Implementation Agreement or the first sentence of Section 3.2(b) of this Agreement and all other conditions in Section 7.1 and Section 7.2 to the consummation of the Merger have been satisfied or waived or would be satisfied if the Closing were to occur and (ii) if the Redemption Shortfall Amount would exceed at the Closing the Redemption Note Cap, then the condition to the obligations of Parent, Acquiror and Merger Sub in this Section 7.2(f) shall not be satisfied at such time.

(g) Certain Representations and Warranties in the Implementation Agreement. The representations and warranties of the Stockholders (as defined in the Implementation Agreement) set forth in (i) Sections 2.1(a)(ii) and 2.1(a)(iii) of the Implementation Agreement shall be true and correct in all material respects both at and as of the date of this Agreement and as of the Closing as though made as of the Closing with respect to each Stockholder and (ii) Section 2.1(c) of the Implementation Agreement shall be true and correct in all respects both at and as of the date of this Agreement and as of immediately prior to the Purchase with respect to each Stockholder (with such representation being deemed so true and correct if the aggregate ownership of Common Units by the Stockholders is so true and correct, irrespective of whether solely the allocation of such ownership of Common Units as between the Stockholders is not so true and correct).

(h) Implementation Agreement Closing Certificate. Each Stockholder (as defined in the Implementation Agreement) shall have delivered to Acquiror a certificate, dated as of the Closing Date and signed by an authorized signatory of each such Stockholder, certifying that the condition set forth in Section 7.2(g) has been satisfied.

Section 7.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the fulfillment (or waiver by the Company, to the extent permissible under applicable Law) on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Parent, Acquiror and Merger Sub set forth in (i) Article V (other than in Section 5.1, Section 5.2 (other than Section 5.2(c)(iii)), Section 5.8, and Section 5.9) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, other than for failures to be so true and correct (without regard to materiality, Acquiror Material Adverse Effect and similar qualifiers contained in such representations and warranties) that would not, individually or in the aggregate, have or reasonably be expected to have an Acquiror Material Adverse Effect and (ii) Section 5.1, Section 5.2 (other than Section 5.2(c)(iii)) Section 5.8, and Section 5.9 shall be true and correct in all material respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date; provided that representations and warranties that are made as of a particular date or period need be true and correct (in the manner set forth in clauses (i) and (ii) above, as applicable) only as of such date or period.

(b) Performance of Obligations of Acquiror and Merger Sub. Each of Parent, Acquiror and Merger Sub shall have performed or complied with in all material respects all covenants required by this Agreement and the other Transaction Agreements to be performed or complied with by it prior to the Closing.

(c) Closing Certificate. Acquiror shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

Section 7.4 Frustration of Closing Conditions. None of Parent, Acquiror, Merger Sub or the Company may rely, either as a basis for not consummating the Merger or the other transactions contemplated by this Agreement or the other Transaction Agreements or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was primarily caused by such Party’s Willful Breach of this Agreement or any of the other Transaction Agreements.

ARTICLE VIII

TERMINATION

Section 8.1 Termination or Abandonment. Anything in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, as follows:

(a) by the mutual written consent of the Company and Acquiror;

(b) by either the Company or Acquiror, if the Effective Time shall not have occurred on or prior to April 20, 2027 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to a Party if the failure of the Closing to have occurred on or before the Outside Date was primarily due to the failure of such Party to perform any of its obligations under this Agreement or any of the other Transaction Agreements;

(c) by either the Company or Acquiror if, prior to the Effective Time, any Legal Restraint permanently restraining, enjoining or otherwise prohibiting or making illegal the Merger or otherwise prohibiting the consummation of the Merger shall have become final and non-appealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 8.1(c) shall have complied in all material respects with its obligations under Section 6.5 to contest, appeal and remove such Legal Restraint; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a Party if the issuance of the Legal Restraint or the occurrence of any such other action was primarily due to the failure of such Party to perform any of its obligations under this Agreement or any of the other Transaction Agreements;

(d) by either the Company or Acquiror, if the Company Stockholder Approval shall not have been obtained at the Company Special Meeting (or at any adjournment or postponement thereof) at which a vote was taken on the matter;

(e) by the Company if (i) Parent, Acquiror or Merger Sub has breached any representation, warranty, covenant or other agreement contained in this Agreement or any of the other Transaction Agreements, which breach would result in the condition in Section 7.3(a) or Section 7.3(b) not being satisfied and (ii) which breach, failure to perform or inaccuracy (A) is either not curable or (B) if capable of being cured, is not cured by the earlier of (I) the Outside Date and (II) the date that is twenty (20) Business Days following written notice from the Company to Acquiror; provided, however, that the right to terminate the Agreement pursuant to this Section 8.1(e) shall not be available to the Company if it is then in breach of any representations, warranties, covenants or agreements under this Agreement or any of the other Transaction Agreements (which breach would result in the condition set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c) not being satisfied);

(f) by Acquiror (i) if the Company has breached any representation, warranty, covenant or other agreement contained in this Agreement (other than a Willful Breach of Section 6.3) or any of the other Transaction Agreements, which breach would result in the condition in Section 7.2(a), Section 7.2(b) or Section 7.2(c) not being satisfied and (ii) which breach, failure to perform, or inaccuracy (A) is either not curable or (B) if capable of being cured, is not cured by the earlier of (I) the Outside Date and (II) the date that is twenty (20) Business Days following written notice from Acquiror to the Company; provided, however, that the right to terminate the Agreement pursuant to this Section 8.1(f) shall not be available to the Acquiror if Parent, Acquiror, or Merger Sub is then in breach of any representations, warranties, covenants or agreements under this Agreement or any of the other Transaction Agreements (which breach would result in the condition set forth in Section 7.3(a) or Section 7.3(b) not being satisfied);

(g) by the Company, prior to receipt of the Company Stockholder Approval, in order to substantially concurrently with such termination enter into a definitive agreement relating to a Company Superior Proposal to the extent permitted by and subject to the terms of Section 6.3(f) so long as the Company pays, or causes to be paid, to Acquiror the Termination Fee pursuant to Section 8.3(c) prior to or concurrently with, and as a condition to the effectiveness of, such termination; or

(h) by Acquiror, (i) at any time following an Adverse Recommendation Change or (ii) if the Company shall have Willfully Breached Section 6.3; provided that Acquiror’s right to terminate this Agreement pursuant to this Section 8.1(h) shall expire upon receipt of the Company Stockholder Approval.

The Party seeking to terminate this Agreement pursuant to this Section 8.1 shall give written notice of such termination to the other Parties in accordance with Section 9.7, specifying the provision of this Agreement pursuant to which such termination is effected.

Section 8.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall terminate (except that the Confidentiality Agreement and the provisions of Section 6.12(d), this Section 8.2, Section 8.3 and Article IX shall survive any termination), and there shall be no other Liability on the part of the Company, on the one hand, or Parent, Acquiror or Merger Sub, on the other hand, to the other except (a) as provided in Section 8.3 or (b) Liability arising out of or resulting from any Fraud or Willful Breach of any provision of this Agreement occurring prior to termination (in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity); and, provided, further, that such termination shall not relieve any Party for any Liability that such Party has under any other Transaction Agreement to which such Party is a party in accordance with such Transaction Agreement.

Section 8.3 Termination Fees and Remedies.

(a) If (i) Acquiror or the Company terminates this Agreement pursuant to Section 8.1(b) (and the Company Special Meeting and vote thereat has not been held) or Section 8.1(d) or Acquiror terminates this Agreement pursuant to Section 8.1(f) (or this Agreement is terminated under any other provision of Section 8.1, and at such time could have been terminated under any of the foregoing Sections under the foregoing circumstances), (ii) a Company Takeover Proposal shall have been made or publicly made known after the date of this Agreement and not, as applicable, (A) in the case of a Company Takeover Proposal that has not been publicly made known after the date of this Agreement, withdrawn in good faith (provided, however, that in the event that such withdrawal (i) is made in writing, a copy shall have been delivered to Acquiror and (ii) is made orally, an executive officer of the Company shall confirm in writing to Acquiror such oral withdrawal in reasonable detail), or (B) in the case of a proposal made known publicly, publicly withdrawn, in each case of (A) and (B), prior to such termination (in the case of a termination pursuant to Section 8.1(b) or Section 8.1(f)) or the later of the Company Special Meeting and any postponement or adjournment thereof (in the case of a termination pursuant to Section 8.1(d)) and (iii) at any time on or prior to the first (1st) anniversary of such termination, the Company or any of its Subsidiaries enters into a definitive agreement to effect, or consummates, any Company Takeover Proposal (provided that references in the definition of “Company Takeover Proposal” to twenty percent (20%) shall be deemed to be fifty percent (50%)) with any person (a “Company Takeover Transaction”), then the Company shall pay or cause to be paid to Acquiror or its designee the Termination Fee, by wire transfer (to an account designated by Acquiror) in immediately available funds, upon the consummation of such Company Takeover Transaction.

(b) If Acquiror terminates this Agreement pursuant to Section 8.1(h), the Company shall pay or cause to be paid to Acquiror or its designee the Termination Fee, by wire transfer (to an account designated by Acquiror) in immediately available funds, within three (3) Business Days after such termination.

(c) If this Agreement is terminated by the Company pursuant to Section 8.1(g), the Company shall pay or cause to be paid to Acquiror or its designee the Termination Fee, by wire transfer (to an account designated by Acquiror) in immediately available funds, prior to or concurrently with, and as a condition to the effectiveness of, such termination.

(d) “Termination Fee” shall mean a cash amount equal to $50,000,000. Anything to the contrary in this Agreement or any other Transaction Agreement notwithstanding, if the Termination Fee shall become due and payable in accordance with this Section 8.3, from and after such termination and payment of the Termination Fee in full pursuant to and in accordance with this Section 8.3, the Termination Fee shall be the sole and exclusive monetary remedy of each of Parent and Acquiror and each of their respective Affiliates against the Company and the Company’s Subsidiaries, or any of their respective former, current or future directors, officers, employees, Affiliates or Representatives (in each case, solely in their capacities as such) (the “Company Related Parties”), in connection with this Agreement or any of the Transaction Agreements (or the termination hereof or thereof), and upon payment of the Termination Fee, Company Related Parties shall have no further Liability of any kind for any reason in connection with this Agreement or any of the Transaction Agreements (or the termination hereof or thereof) other than as provided under this Section 8.3(e) except in the case of Fraud or Willful Breach and each of Parent and Acquiror agree, on behalf of itself and its Affiliates and their respective Representatives, that, following payment by the Company to Acquiror of the Termination Fee, no person affiliated with Parent shall be entitled to bring or maintain any Legal Proceeding against any Company Related Party relating to, or arising out of, this Agreement or any of the other Transaction Agreements, except in each case for Fraud or Willful Breach. In no event shall Acquiror or its designee be entitled to more than one (1) payment of the Termination Fee in connection with a termination of this Agreement pursuant to which such Termination Fee is payable.

(e) Each of the Parties acknowledges that the payment of the Termination Fee is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate the applicable Party(ies) in the circumstances in which the Termination Fee is due and payable, and which do not involve Fraud or Willful Breach of this Agreement, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. The Company acknowledges that the agreements contained in this Section 8.3 are an integral part of the Merger, and that, without these agreements, Parent, Acquiror and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner any amount due pursuant to this Section 8.3, then (i) the Company shall reimburse the Acquiror or its designee for all reasonable costs and expenses (including reasonable disbursements and fees of outside legal counsel) incurred in the collection of such overdue amount, including in connection with any related claims, actions or proceedings commenced and (ii) the Company shall pay to Acquiror or its designee interest on such amount from and including the date payment of such amount was due but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus three percent (3.00%).

ARTICLE IX

MISCELLANEOUS

Section 9.1 No Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, except for covenants and agreements which contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time (including, for the avoidance of doubt, Section 6.9 (Indemnification and Insurance)).

Section 9.2 Expenses. Except as set forth in Section 6.5(b), Section 6.12, Section 6.13 and Section 8.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the other transactions contemplated by this Agreement and the other Transaction Agreements shall be paid by the Party incurring or required to incur such expenses.

Section 9.3 Counterparts; Effectiveness. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery, DocuSign, .pdf or otherwise) to the other Parties. Signatures to this Agreement transmitted by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 9.4 Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether at Law, in Contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Each of the Parties agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 9.5 Jurisdiction; Specific Enforcement.

(a) Each of the Parties (i) consents to submit itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (the “Chosen Courts”), with respect to any dispute arising out of, relating to or in connection with this Agreement or the other Transaction Agreements or any transaction contemplated hereby or thereby, including the Merger, the TRA Payment and the Recapitalization, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, and (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement, the other Transaction Agreements or any transaction contemplated hereby or thereby, including the Merger, the TRA Payment and the Recapitalization, in any court other than any such Chosen Court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any Legal Proceeding arising out of this Agreement, the other Transaction Agreements or the transactions contemplated hereby or thereby in the Chosen Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such Chosen Court that any such Legal Proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Each of the Parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.7 shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the other Transaction Agreements or the transactions contemplated hereby or thereby, including the Merger, the TRA Payment and the Recapitalization. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement and the other Transaction Agreements were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and the other Transaction Agreements and to enforce specifically the terms and provisions of this Agreement and the other Transaction Agreements (including the right of a Party to cause the other Parties to consummate the Merger and the other transactions contemplated by this Agreement and the other Transaction Agreements on the terms and subject to the conditions set forth herein) exclusively in the courts designated in this Section 9.5(a) without proof of actual damages, and all such rights and remedies at law or in equity shall be cumulative, except as may be limited by Section 8.3. Nothing contained in this Section 9.5(a) shall be deemed to be an election of remedies. The Parties further agree that no Party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.5(a); and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each Party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement or any other Transaction Agreement by any other Party and to specifically enforce the terms and provisions of this Agreement or any other Transaction Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the terms, provisions, covenants and obligations of this Agreement. Each Party further agrees not to assert that a remedy of specific performance is unenforceable, invalid, contrary to applicable Law or inequitable for any reason, nor to assert that a remedy of monetary damages or other remedy at law would provide an adequate remedy for any such breach. The Parties acknowledge and agree that the right of specific performance or injunctive relief contemplated by this Section 9.5(a) is an integral part of the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization, and without that right, none of the Company, Acquiror, Parent or Merger Sub would have entered into this Agreement.

(b) EACH OF PARENT, ACQUIROR AND MERGER SUB HEREBY IRREVOCABLY DESIGNATES REGISTERED AGENT SOLUTIONS, INC. (IN SUCH CAPACITY (OR ANY PERSON THAT PARENT APPOINTS AS PROCESS AGENT PURSUANT TO THE NEXT SENTENCE, IN SUCH CAPACITY), THE “PROCESS AGENT”), WITH AN OFFICE AT 838 WALKER ROAD, SUITE 21-2, DOVER, KENT COUNTY, DELAWARE 19904, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION, PROCEEDING OR CLAIM BASED UPON, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO EACH OTHER SUCH PARTY IN THE MANNER PROVIDED IN SECTION 9.7 OF THIS AGREEMENT. EACH PARTY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH PARTY WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN DOVER, DELAWARE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW OR THIS SECTION 9.5. EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING APPOINTMENT FOR SERVICE OF PROCESS IS INTENDED TO BE IRREVOCABLE (SUBJECT TO A CHANGE IN PROCESS AGENT MADE PURSUANT TO THIS SECTION 9.5) UNDER THE LAWS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA.

Section 9.6 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, INCLUDING THE MERGER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.7 Notices. All notices and other communications hereunder shall be in writing in one of the following formats and shall be deemed given (a) upon actual delivery if personally delivered to the Party to be notified; (b) when sent if sent by email to the Party to be notified (with notice deemed given upon transmission; provided that no “bounceback” or notice of non-delivery is received); or (c) when delivered if sent by a courier (with confirmation of delivery); in each case to the Party to be notified at the following address:

If to Parent, Acquiror or Merger Sub, to:

c/o Intersnack Group GmbH & Co. KG

Intersnack Group GmbH & Co. KG

Klaus-Bungert-Str. 8a Süd

D - 40468 Düsseldorf

Attention:   Group Legal Director

Email:     [***]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

(212) 735-3000

Attention:  Neil Stronski

June Dipchand

Marissa Spalding

Email:    Neil.Stronski@skadden.com

June.Dipchand@skadden.com

Marissa.Spalding@skadden.com

If to the Company, to:

Utz Brands, Inc.

900 High Street

Hanover, PA 17331

Attention: Howard Friedman, Chief Executive Officer;

Theresa Shea, Executive Vice President, Chief Legal

Officer and Corporate Secretary

Email:   [***]

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention:  Scott R. Williams

 Anika Hermann Bargfrede

Email:     swilliams@sidley.com

 abargfrede@sidley.com

or to such other address as any Party shall specify by written notice so given. Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or three (3) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 9.8 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties hereto without the prior written consent of the other Parties; provided that each of Merger Sub and Acquiror may assign any of their rights hereunder to a wholly-owned direct or indirect Subsidiary of Parent upon prior written notice to the Company, but no such assignment shall relieve Parent, Acquiror or Merger Sub of any of its obligations hereunder, and any assignee must assume all obligations of the assignor under this Agreement in writing. Subject to the first sentence of this Section 9.8, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 9.8 shall be null and void. Notwithstanding anything to the contrary in this Agreement, the Surviving Corporation shall be entitled to consummate the Restricted Cash Awards Assignment and Assumption (as defined in the Fourth A&R Company LLC Operating Agreement) in accordance with Section 8.10(b)(iv) of the Fourth A&R Company LLC Operating Agreement without the prior written consent of the other Parties.

Section 9.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 9.10 Entire Agreement. This Agreement together with the exhibits hereto, schedules hereto, the other Transaction Agreements and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof.

Section 9.11 Amendments; Waivers. Subject to the provisions of applicable Law, at any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Company, Parent, Acquiror and Merger Sub; provided that, without the further approval of the stockholders of the Company and the sole stockholder of Merger Sub, no such amendment or waiver shall be made or given after the Company Stockholder Approval that requires the approval of the stockholders of the Company or the sole stockholder of Merger Sub under the DGCL, as applicable, unless the required further approval is obtained. At any time and from time to time prior to the Effective Time, either the Company, on the one hand, or Parent, Acquiror and Merger Sub, on the other hand, may, to the extent not prohibited by applicable Law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of Parent, Acquiror or Merger Sub, in the case of an extension by the Company, or of the Company, in the case of an extension by Parent, Acquiror and Merger Sub, as applicable, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of any such Party contained herein. The foregoing notwithstanding, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 9.12 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.13 No Third-Party Beneficiaries. Except for (a) the right of the Company Indemnified Parties to enforce the provisions of Section 6.9 (Indemnification and Insurance), which, after the Effective Time, shall be for the benefit of each Company Indemnified Party, such Company Indemnified Party’s heirs, executors or administrators and each Company Indemnified Party’s representatives, (b) at and after the Effective Time, the rights of the holders of shares of Class A Common Stock to receive the Merger Consideration in accordance with the terms and conditions of this Agreement and any rights of holders of shares of Class A Common Stock to dividends or other distributions declared in accordance with the terms of Section 6.1(a)(ii) with a record date prior to the Closing Date to which holders of shares of Class A Common Stock as of such record date become entitled and that remain unpaid as of the Closing Date, (c) at and after the Effective Time, the rights of the holders of Company Options and Company Restricted Stock Units to receive the payments contemplated by the applicable provisions of Section 3.3, in each case in accordance with the terms and conditions of this Agreement, (d) the right of the Company, on behalf of holders of Class A Shares (each of whom shall be an express third-party beneficiary of this Agreement solely to the extent required for this clause (d) to be enforceable) to pursue claims for damages, costs, expenses and liabilities of any kind suffered by such persons in the event of a Willful Breach of this Agreement by Parent, Acquiror or Merger Sub of their obligations hereunder, which may include, in addition to any other remedies available at law or in equity, a payment from Parent, Acquiror or Merger Sub in an amount representing, or based on the loss of, the premium the holders of Class A Shares would be entitled to receive pursuant to the terms hereof (provided that (x) such holders shall not be entitled to pursue such damages, costs, expenses, liabilities or other relief on their own behalf, and the Company, in its sole and absolute discretion, shall have the sole and exclusive authority to pursue and enforce such rights on behalf of such holders and (y) any amounts received by the Company in connection therewith may be retained by the Company, as contemplated by the DGCL), (e) the rights of the Debt Financing Sources contemplated by Section 9.15, and (f) the rights of the Company Related Parties under Section 8.3(d), each of Parent, Acquiror, Merger Sub and the Company agrees that (i) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and (ii) this Agreement is not intended to, and does not, confer upon any person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Each of the persons identified in clauses (a) through (f) of this Section 9.13 shall be an express third-party beneficiary of this Agreement in accordance with such clauses and the provisions referenced therein; provided that the persons named in clauses (a), (b) and (c) of this Section 9.13 shall be entitled to enforce their rights under this Agreement only from and after the Effective Time. In the event of a Willful Breach by Parent, Acquiror or Merger Sub, Parent, Acquiror and Merger Sub shall be liable for all damages, costs, expenses and liabilities suffered by the Company, which the Parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs. For the avoidance of doubt, nothing in this Section 9.13 shall eliminate any claims that holders of Company Common Stock may have under the Exchange Act.

Section 9.14 Interpretation.

(a) It is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Company Disclosure Schedule is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Schedule in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in this Agreement or included in the Company Disclosure Schedule is or is not material for purposes of this Agreement.

(b) For the purposes of this Agreement, (i) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term; (ii) references to the terms Article, Section, paragraph, Exhibit and Schedule are references to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (iii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires; (iv) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (vi) unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive; (vii) the word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date; (viii) references to “written” or “in writing” include in electronic form; (ix) the phrase “has had” shall refer only to the period covered by such representation or warranty; (x) a reference to any person includes such person’s successors and permitted assigns; (xi) references to “$” shall mean U.S. dollars; (xii) any reference to “days” means calendar days unless Business Days are expressly specified; (xiii) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; if the day at the end of the period is not a Business Day, then such period shall end on the close of the next immediately following Business Day; (xiv) references in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes; provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date; (xv) the phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to immediately prior to the execution and delivery of this Agreement, unless the context requires otherwise; and (xvi) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Each of the Parties has participated in the negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

(c) This Agreement has been prepared in the English language only. Where a German term has been inserted with respect to a certain English term, such German term shall be authoritative for the interpretation throughout this Agreement.

(d) Notwithstanding anything in this Agreement or any of the other Transaction Agreements to the contrary, the Parties agree that the Debt Financing is the responsibility of Parent, Acquiror and Merger Sub and not the Company or any Company Subsidiary and that (a) the Company makes no representations or warranties relating to the Debt Financing (including whether the Company has authorized the Debt Financing or whether any of the transactions contemplated by the Debt Financing conflict with or violate any obligation of the Company or any Company Subsidiary or Contract to which the Company or any Company Subsidiary is a party), (b) except for Section 6.12, none of the covenants of the Company in this Agreement or any other Transaction Agreement require the Company to take any action relating to the Debt Financing, (c) for purposes of the representations and warranties and covenants and obligations of the Company hereunder, the transactions contemplated by this Agreement or the other Transaction Agreements shall not include the Debt Financing and (d) the Company is not making any representations or warranties with respect to the Fourth A&R Company LLC Operating Agreement under Section 4.3(f)(i) or (ii).

Section 9.15 Financing Parties. Notwithstanding anything in this Agreement to the contrary, each of the Parties, on behalf of itself and each of its Affiliates, hereby (a) agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim or any proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Opco Debt Financing Sources, arising out of or relating to, this Agreement, the Opco Debt

Financing or any of the agreements (including the Opco Debt Financing Letters and definitive debt financing agreements) entered into in connection with the Opco Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than exclusively in the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof) and irrevocably submits itself and its property with respect to any such proceeding to the exclusive jurisdiction of such courts, (b) agrees that any such proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), (c) agrees that service of process upon such person in any such proceeding shall be effective if notice is given in accordance with Section 9.7, (d) irrevocably waives, to the fullest extent that it may effectively do so, the defense of improper venue or forum non conveniens to the maintenance of such action in any court, (e) agrees that notwithstanding anything to the contrary contained herein, none of the Company, any of its Affiliates or any of their respective stockholders, partners, members, officers, directors, employees, controlling persons, agents and Representatives shall have any rights or claims against any Opco Debt Financing Source relating to or arising out of this Agreement, the Opco Debt Financing, the Opco Debt Financing Letters, any definitive debt financing agreement related thereto or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether at law or equity, in contract, in tort or otherwise; provided that nothing in this Section 9.15 shall limit the rights of Parent, Acquiror, Merger Sub, the Surviving Corporation or their respective Affiliates under any definitive debt financing agreement from and after the Closing, (f) KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY PROCEEDING BROUGHT AGAINST ANY OPCO DEBT FINANCING SOURCE IN ANY WAY ARISING OUT OF OR RELATING TO, THIS AGREEMENT, THE OPCO DEBT FINANCING, THE OPCO DEBT FINANCING LETTERS, ANY DEFINITIVE DEBT FINANCING AGREEMENT RELATED THERETO OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE PERFORMANCE OF ANY SERVICES THEREUNDER, (g) agrees that no Opco Debt Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature in connection with this Agreement, the Opco Debt Financing, the Opco Debt Financing Letters, any definitive debt financing agreement related thereto or any of the transactions contemplated hereby or thereby or the performance of any services thereunder and (h) agrees that the Opco Debt Financing Sources are express third-party beneficiaries of, and may enforce, any of the provisions herein reflecting the foregoing agreements in this Section 9.15 (and such provisions shall not be amended in any respect that is adverse to the Debt Financing Sources without the prior written consent of the applicable Debt Financing Sources). This Section 9.15 shall not limit the rights of the parties to the Debt Financing under the Debt Financing Letters or other definitive debt financing agreements or the rights of the parties to the Company Credit Agreements.

Section 9.16 Certain Special Committee Matters. Prior to the Closing, any (a) waiver, consent or approval by the Company under this Agreement shall only be effective if it was approved by the Special Committee and (b) determination as to whether any condition to the obligations of the Company set forth in Section 7.1 or Section 7.3 has been satisfied (and any disputes relating thereto or arising therefrom), and any enforcement or any defense of any enforcement of any rights under this Agreement by the Company, including pursuant to Section 8.1, Section 8.3, Section 9.5 or Section 9.13, shall be controlled by the Special Committee. For the avoidance of doubt, prior to the Closing, this Agreement shall not be amended or modified without the prior written consent of the Special Committee (in addition to the other consents required pursuant to Section 9.11).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

UTZ BRANDS, INC.

By:	/s/ Howard Friedman
Name: Howard Friedman
Title: Chief Executive Officer

IDAHO USA, INC.

By:	/s/ Johan van Winkel
Name: Johan van Winkel
Title: Chief Executive Officer

By:	/s/ Henrik Bauwens
Name: Henrik Bauwens
Title: Chief Financial Officer and Secretary

IDAHO MERGER SUB, INC.

By:	/s/ Johan van Winkel
Name: Johan van Winkel
Title: Chief Executive Officer

By:	/s/ Henrik Bauwens
Name: Henrik Bauwens
Title: Chief Financial Officer and Secretary

INTERSNACK GROUP GMBH & CO. KG

By:	/s/ Johan van Winkel
Name: Johan van Winkel
Title: Executive Chairman

By:	/s/ Henrik Bauwens
Name: Henrik Bauwens
Title: Managing Director

EXHIBIT A

FORM OF CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

AMENDED & RESTATED

CERTIFICATE OF INCORPORATION

OF

UTZ BRANDS, INC.

[•], 2026

FIRST: The name of the corporation is Utz Brands, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 838 Walker Road, Suite 21-2, Dover, Kent County, DE 19904. The name of its registered agent at that address is Registered Agent Solutions, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (as amended from time to time, the “DGCL”).

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock, each having a par value of $0.01 per share.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

1. The business and affairs of the Corporation shall be managed by or under the direction of the Corporation’s Board of Directors (the “Board of Directors”).

2. The directors shall have concurrent power with the stockholders to adopt, amend or repeal the bylaws of the Corporation (as amended and restated from time to time, the “Bylaws”).

3. The number of directors constituting the Corporation’s Board of Directors shall be as from time to time fixed by, or in the manner provided in, the Bylaws. Election of directors need not be by written ballot unless the Bylaws so provide.

4. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and the Bylaws; provided, however, that no Bylaws hereafter adopted, amended or repealed by the stockholders shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been so adopted, amended or repealed.

SIXTH: The following provisions of this Article SIXTH shall apply with respect to matters arising prior to or on [•], 2026, whether asserted or claimed prior to, at or after such date, and shall continue in effect for such matters until [•], 2032:

1. To the fullest extent permitted by law, no director or officer of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as applicable. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director of the Corporation, as applicable, shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the amendment nor the repeal of this Article SIXTH shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing prior to such amendment or repeal.

SEVENTH: The followings provision of this Article SEVENTH shall apply with respect to matters arising after [•], 2032:

1. No director or Officer (as defined below) shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or Officer, except for liability of: (i) a director or Officer for any breach of the director’s or Officer’s duty of loyalty to the Corporation or its stockholders, (ii) a director or Officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL or (iv) a director or Officer for any transaction from which the director or Officer derived an improper personal benefit or (v) an Officer in any action by or in the right of the Corporation. Any amendment, repeal or elimination of this Article SEVENTH shall not affect its application with respect to an act or omission by a director or Officer occurring before such amendment, repeal or elimination. All references in this Article SEVENTH to an “Officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the DGCL.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books and records of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

EXHIBIT B

FORM OF BYLAWS OF THE SURVIVING CORPORATION

AMENDED AND RESTATED

BYLAWS

OF

UTZ BRANDS, INC.,

a Delaware corporation

Adopted as of [•], 2026

AMENDED AND RESTATED

BYLAWS

OF

UTZ BRANDS, INC.

(hereinafter called the “Corporation”)

ARTICLE X

OFFICES

Section 10.1 Registered Office. The registered office of the Corporation shall be 838 Walker Road, Suite 21-2, Dover, Kent County, DE 19904. The name of its registered agent at that address is Registered Agent Solutions, Inc.

Section 10.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine.

ARTICLE XI

MEETINGS OF STOCKHOLDERS

Section 11.1 Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 11.2 Annual Meetings. The annual meeting of stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the annual meeting of stockholders.

Section 11.3 Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), special meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors, if there be one, (ii) the Chief Executive Officer, (iii) the Chief Financial Officer, (iv) the President, if there be one, (v) any Vice President, if there be one, (vi) the Secretary or (vii) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of (i) the Board of Directors, (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings or (iii) stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote on the matter for which such special meeting of stockholders is called. Such request shall state the purpose or purposes of the proposed meeting. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

Section 11.4 Notice. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with Section 232 of the DGCL, and such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at such meeting, if such date is different from the record date for determining stockholders entitled to notice of such meeting and, in the case of a special meeting of stockholders, the purpose or purposes for which the meeting is called. Unless otherwise required by law, notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of such meeting.

Section 11.5 Adjournments and Postponements. Any meeting of the stockholders may be adjourned or postponed from time to time by the chairman of such meeting or by the Board of Directors, without the need for approval thereof by stockholders to reconvene or convene, respectively at the same or some other place. Notice need not be given of any such adjourned or postponed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned or postponed meeting are (i) with respect to an adjourned meeting, (a) announced at the meeting at which the adjournment is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (c) set forth in the notice of meeting given in accordance with Section 2.4, or (ii) with respect to a postponed meeting, are publicly announced. At the adjourned or postponed meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment or postponement is for more than thirty (30) days, notice of the adjourned or postponed meeting in accordance with the requirements of Section 2.4 shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment or postponement, a new record date for stockholders entitled to vote is fixed for the adjourned or postponed meeting, the Board of Directors shall fix a new record date for notice of such adjourned or postponed meeting in accordance with Section 2.11, and shall give notice of the adjourned or postponed meeting to each stockholder of record entitled to vote at such adjourned or postponed meeting as of the record date fixed for notice of such adjourned or postponed meeting.

Section 11.6 Quorum. Unless otherwise required by the DGCL, other applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, in the manner provided in Section 2.5, until a quorum shall be present or represented.

Section 11.7 Voting. Unless otherwise required by law, the Certificate of Incorporation or the bylaws of the Corporation, as amended and restated from time to time (these “Bylaws”), any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock present at the meeting in person or represented by proxy and entitled to vote on such question, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 2.11(a), each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 2.8. The Board of Directors, in its discretion, or the chairman of a meeting of the stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 11.8 Proxies. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three (3) years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(i) A stockholder, or such stockholder’s authorized officer, director, employee or agent, may execute a document (as defined in the DGCL) authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished in the manner permitted by the DGCL (including by electronic signature (as defined in the DGCL)) by the stockholder or such stockholder’s authorized officer, director, employee or agent.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

(iii) The authorization of a person to act as proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL; provided that such authorization shall set forth, or be delivered with information enabling the Corporation to determine, the identity of the stockholder granting such authorization.

Any copy, facsimile telecommunication or other reliable reproduction of the document (including any electronic transmission) authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original document.

Section 11.9 Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be executed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228(d) of the DGCL. A consent must be set forth in writing or in an electronic transmission. No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner required by this Section 2.9 within sixty (60) days of the first date on which a consent is so delivered to the Corporation. Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made, if evidence of such instruction or provision is provided to the Corporation. If the person is not a stockholder of record when the consent is executed, the consent shall not be valid unless the person is a stockholder of record as of the record date for determining stockholders entitled to consent to the action. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this Section 2.9.

Section 11.10 List of Stockholders Entitled to Vote. The Corporation shall prepare, not later than the tenth (10th) day before each meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be arranged in alphabetical order, and show the address of each stockholder and the number of shares registered in the name of each stockholder; provided that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 11.11 Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix, as the record date for stockholders entitled to notice of such adjourned meeting, the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting in accordance with the foregoing provisions of this Section 2.11.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 228(d) of the DGCL. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 11.12 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by Section 2.10 or the books and records of the Corporation, or to vote in person or by proxy at any meeting of stockholders. As used herein, the stock ledger of the Corporation shall refer to one (1) or more records administered by or on behalf of the Corporation in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder and all issuances and transfer of stock of the Corporation are recorded in accordance with Section 224 of the DGCL.

Section 11.13 Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if there shall be one, or if there shall not be a Chairman of the Board of Directors or in his or her absence, the Chief Executive Officer. The Board of Directors shall have the authority to appoint a temporary chairman to serve at any meeting of the stockholders if the Chairman of the Board of Directors or the Chief Executive Officer is unable to do so for any reason. Except to the extent inconsistent with any rules and regulations adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by stockholders.

Section 11.14 Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman of the Board of Directors or the Chief Executive Officer shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall execute and deliver to the Corporation a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

ARTICLE XII

DIRECTORS

Section 12.1 Number and Election of Directors. The Board of Directors shall consist of not less than one nor more than fifteen members, each of whom shall be a natural person, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. Except as provided in Section 3.2, directors shall be elected by a plurality of the votes cast at each annual meeting of stockholders and each director so elected shall hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the Certificate of Incorporation.

Section 12.2 Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies on the Board of Directors or any committee thereof resulting from the death, resignation or removal of a director, or from an increase in the number of directors constituting the Board of Directors or such committee or otherwise, may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall, in the case of the Board of Directors, hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal and, in the case of any committee of the Board of Directors, shall hold office until their successors are duly appointed by the Board of Directors or until their earlier death, resignation or removal.

Section 12.3 Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation except as may be otherwise provided in the DGCL, the Certificate of Incorporation or these Bylaws.

Section 12.4 Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if there be one, the Chief Executive Officer, or by any director. Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, the Chief Executive Officer or any director serving on such committee. Notice of any special meeting stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) not less than twenty-four (24) hours before the date of the meeting, by telephone, or in the form of a writing or electronic transmission, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 12.5 Organization. At each meeting of the Board of Directors or any committee thereof, the Chairman of the Board of Directors or the chairman of such committee, as the case may be, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall act as chairman of such meeting. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.

Section 12.6 Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, if there be one, the Chief Executive Officer or the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect when delivered or, if such resignation specifies a later effective time or an effective time, determined upon the happening of an event or events, in which case, such resignation takes effect upon such effective time. Unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

Section 12.7 Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the vote of a majority of the directors or committee members, as applicable, present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 12.8 Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, (a) any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and (b) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person, whether or not then a director, may provide, through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event) no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

Section 12.9 Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.

Section 12.10 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to (a) approve, adopt or recommend to the stockholders any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopt, amend or repeal any of these Bylaws. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 12.11 Subcommittees. Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board of Directors designating a committee, such committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except for references to committees and members of committees in Section 3.10, every reference in these Bylaws to a committee of the Board of Directors or a member of a committee shall be deemed to include a reference to a subcommittee or member of a subcommittee.

Section 12.12 Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

Section 12.13 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes such contract or transaction.

ARTICLE XIII

OFFICERS

Section 13.1 General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Chief Financial Officer and a Secretary. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 13.2 Election. The Board of Directors, at its first meeting held after each annual meeting of stockholders (or action by written consent of stockholders in lieu of the annual meeting of stockholders), shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 13.3 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 13.4 Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation. Except where by law the signature of the Chief Executive Officer is required, the Chairman of the Board of Directors shall possess the same power as the Chief Executive Officer to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the Chief Executive Officer, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the Chief Executive Officer. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.

Section 13.5 Chief Executive Officer. The Chief Executive Officer shall, subject to the oversight and control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and, if the Chief Executive Officer is also a director, the Board of Directors. If there be no Chairman of the Board of Directors, or if the Board of Directors shall otherwise designate, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board of Directors.

Section 13.6 Vice Presidents. At the request of the Chief Executive Officer or in the Chief Executive Officer’s absence or in the event of the Chief Executive Officer’s inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer or in the event of the inability or refusal of the Chief Executive Officer to act, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 13.7 Chief Financial Officer. The Chief Financial Officer shall have the custody of the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Chief Executive Officer taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Chief Financial Officer and for the restoration to the Corporation, in case of the Chief Financial Officer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Chief Financial Officer’s possession or under the Chief Financial Officer’s control belonging to the Corporation.

Section 13.8 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 13.9 Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 13.10 Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, any Vice President, if there be one, or the Chief Financial Officer, and in the absence of the Chief Financial Officer or in the event of the Chief Financial Officer’s inability or refusal to act, shall perform the duties of the Chief Financial Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

Section 13.11 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE XIV

STOCK

Section 14.1 Form of Certificates. Except as otherwise provided in a resolution approved by the Board of Directors, all shares of capital stock of the Corporation shall be uncertificated shares.

Section 14.2 Signatures. In the event the Board of Directors determines that the shares of capital stock of the Corporation shall be certificated pursuant to Section 5.1, any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 14.3 Lost Certificates. In the event the Board of Directors determines that the shares of capital stock of the Corporation shall be certificated pursuant to Section 5.1, the Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 14.4 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock (if and as applicable), only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock (if and as applicable), every certificate exchanged, returned or surrendered to the Corporation shall be marked “Canceled,” with the date of cancellation, by the Secretary or Assistant Secretary (if there be one) of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 14.5 Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 14.6 Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 14.7 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE XV

NOTICES

Section 15.1 Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given in writing directed to such director’s, committee member’s or stockholder’s mailing address (or by electronic transmission directed to such director’s, committee member’s or stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given: (a) if mailed, when the notice is deposited in the United States mail, postage prepaid, (b) if delivered by courier service, the earlier of when the notice is received or left at such director’s, committee member’s or stockholder’s address or (c) if given by electronic mail, when directed to such director’s, committee member’s or stockholder’s electronic mail address unless such director, committee member or stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the under applicable law, the Certificate of Incorporation or these Bylaws. Without limiting the manner by which notice otherwise may be given effectively to stockholders, but subject to Section 232(e) of the DGCL, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. The Corporation may give notice by electronic mail in accordance with the first sentence of this Section 6.1 without obtaining the consent required by the second sentence of this Section 6.1. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder. Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (x) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (y) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

Section 15.2 Waivers of Notice. Whenever any notice is required, by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders of the Corporation or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE XVI

GENERAL PROVISIONS

Section 16.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 3.8), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 16.2 Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 16.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 16.4 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE XVII

INDEMNIFICATION

Section 17.1 Exculpation and Indemnification for Pre-Closing Matters. The provisions set forth on Annex A shall apply with respect to matters occurring prior to or on the date of adoption of these Bylaws, whether asserted or claimed prior to, at or after such date, and shall continue in effect for such matters until such date that is six (6) years following the date of adoption of these Bylaws. Notwithstanding anything to the contrary in this Article VIII, Section 8.2, Section 8.3, Section 8.4, Section 8.5, Section 8.6, Section 8.7, Section 8.8, Section 8.9 Section 8.10, Section 8.11, Section 8.12 and Section 8.13 shall solely apply with respect to actions or inactions occurring following the date of adoption of these Bylaws.

Section 17.2 Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 8.4, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 17.3 Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 8.4, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 17.4 Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.2 or 8.3, as the case may be. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 17.5 Good Faith Defined. For purposes of any determination under Section 8.4, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 8.5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 8.2 or 8.3, as the case may be.

Section 17.6 Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 8.4, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 8.2 or 8.3. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.2 or 8.3, as the case may be. Neither a contrary determination in the specific case under Section 8.4 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 8.6 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 17.7 Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a director or officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 17.8 Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 8.2 and Section 8.3 shall be made to the fullest extent permitted by law. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or these Bylaws shall not be eliminated or impaired by an amendment to or repeal or elimination of a provision of the Certificate of Incorporation or these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 8.2 or Section 8.3 but whom the Corporation has the power or obligation to indemnify, under the provisions of the DGCL, or otherwise.

Section 17.9 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII. For purposes of this Section 8.9, insurance shall include any insurance provided directly or indirectly (including pursuant to any fronting or reinsurance arrangement) by or through a captive insurance company in accordance with the requirements of Section 145(g) of the DGCL.

Section 17.10 Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 17.11 Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 17.12 Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8.6), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 17.13 Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

ARTICLE XVIII

AMENDMENTS

Section 18.1 Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new bylaws of the Corporation may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new bylaws of the Corporation be contained in the notice of a meeting of the stockholders or Board of Directors, as the case may be, called for the purpose of acting upon any proposed alteration, amendment, repeal or adoption of new bylaws of the Corporation. All such alterations, amendments, repeals or adoptions of new bylaws of the Corporation must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office. Any amendment to these Bylaws adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.

Section 18.2 Entire Board of Directors. As used in this Article IX and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

* * *

Adopted as of: [•], 2026

ANNEX A

Indemnification and Exculpation for Pre-Closing Matters

Section 1. Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or any other type whatsoever (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; except as provided in Section 3 of this Annex A with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 2. Advancement of Expenses.

In addition to the right to indemnification conferred in Section 1 of this Annex A, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Annex A (which shall be governed by Section 3 of this Annex A) (hereinafter an “advancement of expenses”); provided, however, that, if (x) the DGCL requires or (y) in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined after final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to indemnification under this Annex A or otherwise.

Section 3. Claims.

If a claim under Section 1 or 2 of this Annex A is not paid in full by the Corporation within (i) sixty (60) days after a written claim for indemnification has been received by the Corporation or (ii) twenty (20) days after a claim for an advancement of expenses has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense of the Corporation that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Annex A or otherwise shall be on the Corporation

Section 4. General.

(a) The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Annex A, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Annex A, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

(b) Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the indemnitee as a director and/or officer of the Corporation or as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Annex A, irrespective of any right of recovery the indemnitee may have from the indemnitee-related entities. Under no circumstance shall the Corporation be entitled to any right of subrogation against or contribution by the indemnitee-related entities and no right of advancement, indemnification or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation under this Annex A. In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Corporation, and the indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 4(b) of this Annex A, entitled to enforce this Section 4(b) of this Annex A.

For purposes of this Section 4(b) of this Annex A, the following terms shall have the following meanings:

(1)

The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation.

(2)

The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to applicable law, any agreement, certificate of incorporation, by-laws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

Section 5. Contract Rights.

The rights conferred upon indemnitees in this Annex A shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Annex A that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 6. Insurance.

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 7. Indemnification and Advancement of Expenses for Employees and Agents.

The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Annex A with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 8. Certain Definitions. Solely for the purposes of this Annex A, the following definitions shall apply:

(a) “advancement of expenses” shall have the meaning set forth in Section 2 of this Annex A.

(b) “Board” means the Board of Directors of the Corporation, as may be designated from time to time.

(c) “Corporation” means Utz Brands, Inc.

(d) “DGCL” means the General Corporation Law of the State of Delaware.

(e) “ERISA” means the Employee Retirement Income and Security Act of 1974, as amended.

(f) “final adjudication” shall have the meaning set forth in Section 2 of this Annex A.

(g) “indemnitee” shall have the meaning set forth in Section 1 of this Annex A.

(h) “indemnitee-related entities” shall have the meaning set forth in Section 4(b)(1) of this Annex A.

(i) “jointly indemnifiable claims” shall have the meaning set forth in Section 4(b)(2) of this Annex A.

(j) “proceeding” shall have the meaning set forth in Section 1 of this Annex A.

(k) “undertaking” shall have the meaning set forth in Section 2 of this Annex A.

EXHIBIT C

FAMILY STOCKHOLDERS

[Omitted]

C-1

Exhibit 2.2

IMPLEMENTATION AGREEMENT

by and among

UTZ BRANDS, INC.,

UTZ BRANDS HOLDINGS, LLC,

IDAHO USA, INC.,

INTERSNACK GROUP GMBH & CO. KG,

SERIES U OF UM PARTNERS, LLC

AND

SERIES R OF UM PARTNERS, LLC

Dated as of July 20, 2026

SCHEDULES

Schedule A	Ownership
Schedule B	Additional Agreements

IMPLEMENTATION AGREEMENT

THIS IMPLEMENTATION AGREEMENT (this “Agreement”), is made as of July 20, 2026, by and among Utz Brands, Inc., a Delaware corporation (the “Company”), Intersnack Group GmbH & Co. KG, a German limited partnership (Kommanditgesellschaft) (“Parent”), Utz Brands Holdings, LLC, a Delaware limited liability company (“Company LLC”), Idaho USA, Inc., a Delaware corporation (“Acquiror” and, together with Parent, the “Acquiror Parties”), Series U of UM Partners, LLC, a series of a Delaware limited liability company (“Series U”), and Series R of UM Partners, LLC, a series of a Delaware limited liability company (“Series R”, and, together with Series U, the “Stockholders”). The foregoing are collectively referred to herein as the “Parties” and, individually, as a “Party.” Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Acquiror, Idaho Merger Sub, Inc., a Delaware corporation and direct or indirect wholly-owned subsidiary of Acquiror (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms and this Agreement, the “Merger Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, at the Effective Time, Merger Sub will merge with and into the Company with the Company surviving the merger (the “Merger”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent, Acquiror and certain stockholders of the Company, including the Stockholders, have entered into a Voting Agreement, dated as of the date hereof (the “Voting Agreement”), pursuant to which, among other things and subject to the terms thereof, such stockholders are agreeing to vote all of the Company Shares beneficially owned by them in favor of the approval and adoption of the Merger Agreement, the other Transaction Agreements and the transactions contemplated thereby, including the Merger, the TRA Payment (as defined below) and the Recapitalization, at the Company Special Meeting;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Company LLC, the Stockholders and the TRA Party Representative (as defined in the TRA Amendment (as defined below)) have entered into Amendment No. 2 to the Tax Receivable Agreement, dated as of the date hereof (the “TRA Amendment”), providing for, among other things, the termination of the Tax Receivable Agreement, dated as of August 28, 2020, by and among the Company, Company LLC, the Stockholders and the TRA Party Representative (the “Tax Receivable Agreement”), effective as of and concurrently with the closing of the Merger (the “Closing”), in exchange for the payment by wire transfer of immediately available funds by the Surviving Corporation to the Stockholders of an aggregate amount of $44,000,000 (collectively, the “TRA Payment”), with the allocation of the TRA Payment payable to Series U and to Series R set forth in the TRA Amendment;

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WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Company LLC and each of the Stockholders have entered into (a) Amendment No. 1 to the Third A&R Company LLC Operating Agreement of Company LLC (such Amendment No. 1, the “Amendment No. 1 to Third A&R Company Operating Agreement” and, the Third A&R Company LLC Operating Agreement, as so amended by Amendment No. 1 to Third A&R Company LLC Operating Agreement, the “Amended Company LLC Operating Agreement”), effective as of the date hereof, by and among the Company, Company LLC and the Stockholders and (b) the Fourth Amended and Restated Limited Liability Company Agreement of Company LLC, dated as of the date hereof, by and among the Company, Company LLC and the Stockholders (the “Fourth A&R Company LLC Operating Agreement”), with (i) Section 2.8 thereunder being effective immediately upon execution thereof and (ii) the remaining provisions thereunder to be effective immediately following the TRA Payment, substantially concurrently with the Closing (clause (b)(ii), the “Closing Provisions”);

WHEREAS, concurrently with the execution and delivery of this Agreement, each of the Stockholders and the Company have entered into a common unit purchase agreement (the “Purchase Agreement”), with the Purchase (as defined below) thereunder occurring substantially concurrently with the Closing and immediately following the payment of the TRA Payment and the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement, pursuant to which, among other things, Series U and Series R will pay, in the aggregate, $33,000,007.50, by wire transfer of immediately available funds, to the Surviving Corporation in exchange for the sale by the Surviving Corporation to Series U and Series R, in the aggregate, of 2,315,790 common units of Company LLC (the “Common Units”), based on a per-Common Unit price of fourteen dollars and twenty-five cents ($14.25) (collectively, the “Purchase”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Company LLC have entered into a redemption agreement (the “Redemption Agreement” and, collectively with this Agreement, the Merger Agreement, the Voting Agreement, the TRA Amendment, Amendment No. 1 to Third A&R Company LLC Operating Agreement, the Fourth A&R Company LLC Operating Agreement and the Purchase Agreement, the “Transaction Agreements”), with the Redemption (as defined below) thereunder occurring substantially concurrently with the Closing and immediately following the Purchase, pursuant to which, among other things, Company LLC will redeem from the Surviving Corporation a number of Common Units in exchange for an aggregate amount of cash and the Redemption Promissory Note (as defined in the Redemption Agreement), if required, calculated using the same price per Common Unit as utilized to calculate the number of Common Units to be sold in the Purchase, such that, immediately following the Closing and the Recapitalization, the Surviving Corporation, on the one hand, and the Stockholders, in the aggregate, on the other hand, will each own fifty percent (50.00%) of the issued and outstanding Common Units (the “Redemption” and, together with the Purchase, the “Recapitalization”); and

WHEREAS, (i) the Parties are entering into this Agreement setting forth their intentions and obligations relating to the transactions contemplated hereby and (ii) the Stockholders are consenting to certain transactions as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties agree as follows:

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ARTICLE 1

DELIVERABLES; CONSUMMATION OF THE TRANSACTIONS

Section 1.1 Delivery. At or prior to the Effective Time and the filing of the Certificate of Merger, subject to the terms and conditions of the applicable Transaction Agreements, Parent shall (a) deliver, or cause to be delivered, to the Company, by wire transfer of immediately available funds to an account specified in writing by the Company, funds sufficient to make the TRA Payment and (b) cause the Opco Debt Financing (or alternative debt financing pursuant to Section 6.17 of the Merger Agreement) proceeds to be delivered to Company LLC or UQF sufficient to (i) pay the Redemption Amount (less any amount that may be required to be provided as a Redemption Promissory Note (as defined in the Redemption Agreement), if applicable) and (ii) repay any Indebtedness of Company LLC and its Subsidiaries contemplated to be repaid in connection with, or that otherwise becomes due because of, the transactions contemplated by the Transaction Agreements, and any fees and expenses required to be paid by the Company or any of its Subsidiaries at Closing in connection with the transactions contemplated by the Transaction Agreements (it being understood that if the Redemption Shortfall Amount would exceed the Redemption Note Cap at the time the Closing would otherwise occur, Parent shall not be required to effect the Closing at such time).

Section 1.2 Deliverables; Consummation of the Transactions. The Parties agree that, at the Closing, the applicable Parties shall do (or cause to be done), in accordance with (and subject to) the terms of this Agreement and the other Transaction Agreements to which each such Party is a party, all things and acts necessary for such Parties (as applicable) to effect the following transactions substantially concurrently with the Closing and in the order set forth below:

(a) the parties to the Merger Agreement shall consummate the Merger in accordance with the terms and conditions of the Merger Agreement;

(b) the Surviving Corporation shall pay (or cause to be paid) the TRA Payment to the Stockholders, in the aggregate, in accordance with the terms and conditions of the TRA Amendment;

(c) the Closing Provisions of the Fourth A&R Company LLC Operating Agreement shall become effective;

(d) each of the Stockholders and the Surviving Corporation shall consummate the Purchase immediately following the TRA Payment and effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement, in accordance with the terms and conditions of the Purchase Agreement; and

(e) the Surviving Corporation and Company LLC shall consummate the Redemption immediately following the Purchase, in accordance with the terms and conditions of the Redemption Agreement.

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The actions and transactions set forth in this Section 1.2 shall become effective substantially concurrently, in the order described herein, and each shall be contingent upon the substantially concurrent effectiveness, in the order described herein, of each other action or transaction set forth in this Section 1.2.

The Parties agree and acknowledge that (i) the consummation of the TRA Payment, the termination of the Tax Receivable Agreement and the consummation of the Recapitalization substantially concurrently with the Closing and the Closing Provisions of the Fourth A&R Company LLC Operating Agreement becoming effective substantially concurrently with the Closing as provided in Section 7.2(f) of the Merger Agreement (and subject to the terms thereof), (ii) the representations and warranties of the Stockholders set forth in (A) Section 2.1(a)(ii) and Section 2.1(a)(iii) (Organization; Authorization) being true and correct in all material respects both at and as of the date of this Agreement and as of the Closing as though made as of the Closing with respect to each Stockholder and (B) Section 2.1(c) (Ownership) being true and correct in all respects both at and as of the date of this Agreement and as of immediately prior to the Purchase as though made as of immediately prior to the Purchase with respect to each Stockholder (with such representation being deemed so true and correct if the aggregate ownership of Common Units by the Stockholders is so true and correct, irrespective of whether solely the allocation of such ownership of Common Units as between the Stockholders is not so true and correct) and (iii) Acquiror’s receipt of the Implementation Agreement Closing Certificate (as defined below) are, pursuant to Sections 7.2(f) through (h) of the Merger Agreement, conditions to the obligation of Parent, Acquiror and Merger Sub to effect the Merger, subject in each case to the terms set forth in the Merger Agreement. Notwithstanding anything in this Agreement or any other Transaction Agreement, the Acquiror Parties acknowledge and agree that (i) obtaining the Debt Financing is not a condition to the Closing or the consummation of any of the transactions contemplated by any of the Transaction Agreements and (ii) their obligations hereunder are not conditioned in any manner upon Parent or Acquiror obtaining the Debt Financing or any other financing.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Stockholders. Each of the Stockholders represents and warrants to each other Party, severally with respect to such Stockholder and not jointly, as of the date of this Agreement and as of the Closing (except with respect to Section 2.1(c), which shall be as of the date of this Agreement and as of immediately prior to the Purchase), as follows:

(a) Organization; Authorization.

(i) Such Stockholder is a series of a Delaware limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Such Stockholder has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority, individually or in the aggregate, has not prevented, materially delayed or materially impaired, and would not reasonably be expected to prevent, materially delay or materially impair, individually or in the aggregate, the ability of such Stockholder to consummate the transactions contemplated by this Agreement or any of the other Transaction Agreements to which such Stockholder

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is a party (with respect to either Stockholder, a “Stockholder Material Adverse Effect”). Such Stockholder is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly qualified or licensed, have such approvals and be in good standing (with respect to jurisdictions that recognize such concept) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Stockholder Material Adverse Effect.

(ii) Such Stockholder has the requisite limited liability company power and authority to enter into this Agreement and the other Transaction Agreements to which such Stockholder is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Transaction Agreements to which such Stockholder is a party by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary limited liability company action on the part of such Stockholder and no other limited liability company proceedings on the part of such Stockholder or vote of such Stockholder’s members are necessary to authorize the execution and delivery by such Stockholder of this Agreement, the other Transaction Agreements to which such Stockholder is a party and the consummation by such Stockholder of the transactions contemplated hereby and thereby.

(iii) This Agreement and the Transaction Agreements to which such Stockholder is a party have been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by each other party thereto, constitute valid and binding agreements of such Stockholder, enforceable against such Stockholder in accordance with their terms, subject to the limitations on enforceability arising from (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles; or (B) Laws governing specific performance, injunctive relief, and other equitable remedies (the “Bankruptcy and Equity Exception”).

(b) No Violation; No Other Approvals.

(i) The execution and delivery by such Stockholder of this Agreement and the other Transaction Agreements to which such Stockholder is a party does not, and (assuming the Series Stockholder Approvals (as defined herein) are obtained) the consummation by such Stockholder of the transactions contemplated hereby and thereby and compliance by such Stockholder with the provisions of this Agreement and the other Transaction Agreements to which it is a party will not (i) result in any violation of, or default by such Stockholder (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, ability of a third party to make an adverse modification or acceleration of any obligation of such Stockholder under, or require the consent of any other person under, or give rise by the terms thereof to the loss of a benefit of such Stockholder under any material Contract binding upon such Stockholder or by which or to which any of its properties, rights or assets are bound or

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subject, (ii) result in the creation of any Liens (other than Permitted Liens and any Liens arising under applicable federal and state securities Laws), in each case, upon any of the properties or assets of such Stockholder, (iii) conflict with or result in any violation by such Stockholder of any provision of such Stockholder’s organizational documents or (iv) conflict with or violate any applicable Laws, except, in the case of each of clause (i), (ii) and (iv), as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Stockholder Material Adverse Effect; provided that, for purposes of this Section 2.1(b)(i) (with respect to clauses (i) and (iv)), no effect shall be given to any violations, defaults, rights of termination, cancellation, first offer or first refusal, modifications, accelerations, consents or losses of benefit that arise solely as a result of the identity of, or any facts or circumstances solely relating to, Parent or any of its Affiliates. For purposes of this Agreement, “Affiliate” shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership interests or other ownership interests, by Contract or otherwise. For purposes of this Agreement and any other Transaction Agreement, the Stockholders shall not be considered Affiliates of the Company or its Subsidiaries or of Parent, Acquiror, Merger Sub or any of their respective Subsidiaries, and the Company and its Subsidiaries shall not be considered Affiliates of the Stockholders or of Parent, Acquiror, Merger Sub or any of their respective Subsidiaries.

(ii) Other than in connection with or in compliance with (i) the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”), (ii) the U.S. Securities Act of 1933, as amended, and the rules promulgated thereunder (the “Securities Act”) (iii) applicable state securities and “blue sky” laws, (iv) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) and any other requisite clearances or approvals under any other applicable antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act (“Antitrust Laws”), and (v) such consents, approvals, authorizations, permits, filings, registrations or notifications as may be required as a result of the identity of Parent or any of its Affiliates (collectively, the “Series Stockholder Approvals”), no authorization, consent, Order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity (the “Regulatory Filing or Consents”) is necessary, under applicable Law, for the consummation by such Stockholder of the transactions contemplated by this Agreement and the other Transaction Agreements, except for such Regulatory Filings and Consents that (A) are not required to be obtained or made prior to the Closing or (B) if not obtained or made have not had, and would not reasonably be expected to have, individually or in the aggregate, a Stockholder Material Adverse Effect.

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(c) Ownership. Such Stockholder owns (beneficially and of record) those Common Units set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of all Liens (other than immaterial Liens and restrictions pursuant to applicable federal, state and other securities laws or under the Amended Company LLC Operating Agreement or the Fourth A&R Company LLC Operating Agreement (other than the Closing Provisions of the Fourth A&R Company LLC Operating Agreement), as applicable).

(d) Finders or Brokers. Neither such Stockholder nor any of its Affiliates has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement or the other Transaction Agreements who would be entitled to any fee or any commission payable by any person other than the Stockholders in connection with or upon consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization.

(e) Absence of Certain Arrangements. As of the date hereof, other than this Agreement and the other Transaction Agreements to which such Stockholder is a party, there are no Contracts or commitments to enter into any Contract between or among such Stockholder or any of its Affiliates, on the one hand, and (i) any director, officer, employee or stockholder of the Company or (ii) any of Parent, Acquiror or their respective Affiliates or directors or officers, in each case, on the other hand, relating to the Merger or the other transactions contemplated hereby or the operations of the Surviving Corporation after the Effective Time. As of the date hereof, other than this Agreement and the other Transaction Agreements, neither such Stockholder nor any of its Affiliates has entered into any Contract or commitment to enter into any Contract pursuant to which (A) any other stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or (B) any other stockholder of the Company agrees to vote to approve and adopt the Merger Agreement or the other Transaction Agreements or approve the Merger or agrees to vote against any Company Takeover Proposal.

(f) No Misrepresentation. The information supplied or to be supplied by such Stockholder expressly for inclusion in the Proxy Statement or the Schedule 13E-3, as applicable, will not, on the date that the Proxy Statement and Schedule 13E-3 is first mailed to the stockholders of the Company and on the date of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by such Stockholder with respect to statements made therein based on information supplied by the Company, Company LLC, the Acquiror Parties or any of their respective Affiliates or Representatives in writing expressly for inclusion (whether directly or incorporated by reference) therein.

(g) Acknowledgment. Such Stockholder understands and acknowledges that each of the other Parties is entering into the Transaction Agreements to which it is a party in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

Section 2.2 Representations and Warranties of Company LLC. Except as disclosed in the disclosure letter delivered by the Company to Acquiror and the Stockholders immediately prior to the execution of this Agreement (the “Implementation Agreement Company Disclosure Letter”) (provided that disclosure in any section or subsection of the Implementation Agreement Company Disclosure Letter shall apply only to the corresponding section or subsection of this Agreement except to the extent that the relevance of such disclosure to another section or subsection of this

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Section 2.2 is reasonably apparent on the face of such disclosure; provided, further, that any listing of any fact, item or exception disclosed in any section of the Implementation Agreement Company Disclosure Letter shall not be construed as an admission of liability under any applicable Law or for any other purpose and shall not be construed as an admission that such fact, item or exception is in fact material or creates a measure of materiality for purpose of this Agreement or otherwise), Company LLC represents and warrants to each other Party, as of the date of this Agreement and as of the Closing, as follows:

(a) Organization; Authorization.

(i) Company LLC is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Company LLC has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Company LLC is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly qualified or licensed, have such approvals and be in good standing (with respect to jurisdictions that recognize such concept) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(ii) Company LLC has the requisite limited liability company power and authority to enter into this Agreement and the other Transaction Agreements to which it is a party and, subject to the receipt of the Company Stockholder Approval and assuming the validity of the Family Consent, to consummate the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization. The execution, delivery and performance of this Agreement and the other Transaction Agreements to which Company LLC is a party by Company LLC and, assuming the validity of the Family Consent and the accuracy of the representations and warranties of Parent, Acquiror and Merger Sub in Section 5.7 of the Merger Agreement, the consummation of the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization, have been duly and validly authorized by all necessary limited liability company action on the part of Company LLC and no other limited liability company proceedings on the part of Company LLC or vote of Company LLC’s members (in their capacity as such and not as counterparties to the Transaction Agreements) are necessary to authorize the execution and delivery by Company LLC of this Agreement and the other Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization.

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(iii) This Agreement and the Transaction Agreements to which Company LLC is a party have been duly executed and delivered by Company LLC, as applicable, and, assuming the due authorization, execution and delivery by each other party thereto (other than the Company and its Subsidiaries), constitute valid and binding agreements of Company LLC enforceable against Company LLC in accordance with their terms, subject to the Bankruptcy and Equity Exception.

(b) No Violation; No Other Approvals.

(i) The execution and delivery by Company LLC of this Agreement and the other Transaction Agreements to which Company LLC is a party does not, and (assuming the Company Approvals (as defined herein) are obtained) the consummation of the transactions contemplated hereby and thereby and compliance with the provisions of this Agreement and the other Transaction Agreements to which it is a party will not (i) result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, ability of a third party to make an adverse modification or acceleration of any obligation under, or require the consent of any other person under, or give rise by the terms thereof to the loss of a benefit under any Company Material Contract, (ii) result in the creation of any Liens (other than Permitted Liens and any Liens arising under applicable federal and state securities Laws), in each case, upon any of the properties or assets of Company LLC or any of its Subsidiaries, (iii) conflict with or result in any violation of any provision of the Company LLC Organizational Documents or (iv) conflict with or violate any applicable Laws except, in the case of clauses (i), (ii) and (iv), as (x) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (y) would not reasonably be expected to prevent, materially delay or materially impair the ability of Company LLC to consummate the transactions contemplated by this Agreement and the other Transaction Agreements to which it is a party, including the Merger, the TRA Payment and the Recapitalization; provided that, for purposes of this Section 2.2(b)(i) (with respect to clause (i) and (iv)), no effect shall be given to any conflicts, violations, defaults, terminations, rights of termination, cancellation, first offer or first refusal, modifications, accelerations, consents or losses of benefit that arise solely as a result of the identity of, or any facts or circumstances solely relating to, Parent or any of its Affiliates, provided, further, that clause (y) shall not apply with respect to the representation and warranty in clause (iv).

(ii) Other than in connection with or in compliance with (A) the filing of the Certificate of Merger with the Delaware Secretary, (B) the filing of the Proxy Statement and the Schedule 13E-3 and any amendments or supplements thereto with the SEC, (C) the Exchange Act, (D) the Securities Act, (E) applicable state securities and “blue sky” laws, (F) the rules and regulations of NYSE, (G) the HSR Act and any other requisite clearances or approvals under any other applicable Antitrust Laws, (H) the Company Stockholder Approval, (I) the Family Consent, (J) such consents, approvals, authorizations, permits, filings, registrations or notifications as may be required as a result of the identity of Parent or any of its Affiliates and (K) the approvals set forth in Section 2.2(b)(ii) of the Implementation Agreement Company Disclosure Letter (collectively, the “Company Approvals”), no Regulatory Filing and Consent is necessary, under applicable Law, for the consummation by Company LLC of the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization, except for such Regulatory Filings and Consents that (A) are not required to be obtained or made prior to consummation of the Merger, the TRA Payment and the Recapitalization, or (B) if not obtained or made have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(c) Ownership. Company LLC owns (beneficially and of record) all of the equity interests in Utz Quality Foods, LLC, a Delaware limited liability company, free and clear of all Liens (other than immaterial Liens and restrictions pursuant to applicable federal, state and other securities laws).

(d) Finders or Brokers . Company LLC and its Subsidiaries have not employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement or the other Transaction Agreements who would be entitled to any fee or any commission payable by any person in connection with or upon consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization.

(e) No Misrepresentation. The information supplied or to be supplied by Company LLC expressly for inclusion in the Proxy Statement or the Schedule 13E-3, as applicable, will not, on the date that the Proxy Statement and Schedule 13E-3 is first mailed to the stockholders of the Company, and on the date of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Company LLC with respect to statements made therein based on information supplied by the Stockholders or any of their respective Affiliates or Representatives, or the Acquiror Parties or any of their respective Affiliates or Representatives in writing expressly for inclusion (whether directly or incorporated by reference) therein.

(f) Acknowledgment. Company LLC understands and acknowledges that each of the other Parties is entering into the Transaction Agreements to which it is a party in reliance upon Company LLC’s execution, delivery and performance of this Agreement.

Section 2.3 Representations and Warranties of the Company. Except as disclosed in the Implementation Agreement Company Disclosure Letter (provided, that disclosure in any section or subsection of the Implementation Agreement Company Disclosure Letter shall apply only to the corresponding section or subsection of this Agreement except to the extent that the relevance of such disclosure to another section or subsection of this Section 2.3 is reasonably apparent on the face of such disclosure; provided, further, that any listing of any fact, item or exception disclosed in any section of the Implementation Agreement Company Disclosure Letter shall not be construed as an admission of liability under any applicable Law or for any other purpose and shall not be construed as an admission that such fact, item or exception is in fact material or creates a measure of materiality for purpose of this Agreement or otherwise), the Company represents and warrants to each other Party, as of the date of this Agreement and as of the Closing (except with respect to Section 2.3(c), which shall be as of the date of this Agreement and as of immediately prior to the Closing), as follows:

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(a) Organization; Authorization.

(i) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly qualified or licensed, have such approvals and be in good standing (with respect to jurisdictions that recognize such concept) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(ii) The Company has the requisite corporate power and authority to enter into this Agreement and the other Transaction Agreements to which the Company is a party and, subject to the receipt of the Company Stockholder Approval and assuming the validity of the Family Consent, to consummate the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization. The execution, delivery and performance of this Agreement and the other Transaction Agreements to which the Company is a party by the Company and the consummation of the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization, have been duly and validly authorized by the Company Board of Directors (acting on the Special Committee Recommendation) and the Special Committee and, other than the Company Stockholder Approval and the filing of the Certificate of Merger with the Delaware Secretary, assuming the accuracy of the representations and warranties in Section 5.7 of the Merger Agreement and the validity of the Family Consent , no other corporate proceedings on the part of the Company or vote of the Company’s stockholders (in their capacity as such and not as counterparties to the Transaction Agreements) are necessary to authorize the execution and delivery by the Company of this Agreement, the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization.

(iii) This Agreement and the Transaction Agreements to which the Company is a party have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by each other party thereto, constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to the Bankruptcy and Equity Exception.

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(b) No Violation; No Other Approvals.

(i) The execution and delivery by the Company of this Agreement and the other Transaction Agreements to which the Company is a party does not, and (assuming the Company Approvals are obtained) the consummation of the transactions contemplated hereby and thereby and compliance with the provisions of this Agreement and the other Transaction Agreements to which it is a party will not (i) result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, ability of a third party to make an adverse modification or acceleration of any obligation under, or require the consent of any other person under, or give rise by the terms thereof to the loss of a benefit under any Company Material Contract, (ii) result in the creation of any Liens (other than Permitted Liens and any Liens arising under applicable federal and state securities Laws), in each case, upon any of the properties or assets of the Company or any of its Subsidiaries, (iii) conflict with or result in any violation of any provision of the Company Organizational Documents or (iv) conflict with or violate any applicable Laws except, in the case of clauses (i), (ii) and (iv), as (x) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (y) would not reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and the other Transaction Agreements to which it is a party, including the Merger, the TRA Payment and the Recapitalization; provided that, for purposes of this Section 2.3(b)(i) (with respect to clauses (i) and (iv)), no effect shall be given to any conflicts, violations, defaults, rights of termination, cancellation, first offer or first refusal, modifications, accelerations, consents or losses of benefit that arise solely as a result of the identity of, or any facts or circumstances solely relating to, Parent or any of its Affiliates, provided, further, that clause (y) shall not apply with respect to the representation and warranty in clause (iv).

(ii) Other than in connection with or in compliance with the Company Approvals, no Regulatory Filing and Consent is necessary, under applicable Law, for the consummation by the Company of the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization, except for such Regulatory Filings and Consents that (A) are not required to be obtained or made prior to consummation of the Merger, the TRA Payment and the Recapitalization, or (B) if not obtained or made have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Ownership. The Company owns (beneficially and of record) those Common Units set forth opposite the Company’s name on Schedule A hereto, free and clear of all Liens (other than immaterial Liens and restrictions pursuant to applicable federal, state and other securities laws or under the Amended Company LLC Operating Agreement or the Fourth A&R Company LLC Operating Agreement (other than the Closing Provisions of the Fourth A&R Company LLC Operating Agreement), as applicable).

(d) Finders or Brokers. Neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement or the other Transaction Agreements who would be entitled to any fee or any commission payable by any person other than the Company in connection with or upon consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization.

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(e) No Misrepresentation. The information supplied or to be supplied by the Company expressly for inclusion in the Proxy Statement or the Schedule 13E-3, as applicable, will not, on the date that the Proxy Statement and Schedule 13E-3 is first mailed to the stockholders of the Company, and on the date of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by the Stockholders or any of their respective Affiliates or Representatives, or the Acquiror Parties or any of their respective Affiliates or Representatives in writing expressly for inclusion (whether directly or incorporated by reference) therein.

(f) Acknowledgment. The Company understands and acknowledges that each of the other Parties is entering into the Transaction Agreements to which it is a party in reliance upon the Company’s execution, delivery and performance of this Agreement.

Section 2.4 Representations and Warranties of Parent and Acquiror. Each of Parent and Acquiror represents and warrants to each other Party, as of the date of this Agreement and as of the Closing, as follows:

(a) Organization; Authorization.

(i) Parent is a German limited partnership (Kommanditgesellschaft) with a German limited liability company (Gesellschaft mit beschraenkter Haftung) as general partner (Gesellschaft mit beschraenkter Haftung & Compagnie Kommanditgesellschaft), and Acquiror is a Delaware corporation. Parent is registered with the commercial register of the local court (Amtsgericht) of Dusseldorf, Germany, under register number HRA 20277. Acquiror is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Acquiror has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect. Each Acquiror Party is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly qualified or licensed, have such approvals and be in good standing (with respect to jurisdictions that recognize such concept) has not had, and would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

(ii) Each of Parent and Acquiror has the requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it is a party and to consummate the transactions contemplated by this Agreement and the other Transaction Agreements to which it is a party, including the Merger, the TRA Payment and the Recapitalization. The execution, delivery and performance of this Agreement and the other Transaction Agreements to which Parent is a party by Parent and

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Acquiror is a party by Acquiror, as applicable, and the consummation by each of them of the transactions contemplated hereby and thereby, including the Merger, the TRA Payment and the Recapitalization, have been duly and validly authorized by the board of directors (or similar governing body) of Parent and the Acquiror Board of Directors and no other corporate or similar proceedings on the part of either of Parent or Acquiror or vote of Parent’s or Acquiror’s stockholders are necessary to authorize the execution and delivery by Parent and Acquiror of this Agreement, the other Transaction Agreements to which they are a party and the consummation of the transactions contemplated hereby and thereby (including the Merger, the TRA Payment and the Recapitalization).

(iii) This Agreement and the Transaction Agreements to which each of the Acquiror Parties is a party have been duly executed and delivered by each of the Acquiror Parties, as applicable, and, assuming due execution and delivery by each other party thereto, constitute valid and binding agreements of each of the Acquiror Parties, as applicable, enforceable against each of the Acquiror Parties, as applicable, in accordance with their terms, subject to the Bankruptcy and Equity Exception.

(b) No Violation; No Other Approvals.

(i) The execution and delivery by each of Parent and Acquiror of this Agreement and the Transaction Agreements to which it is a party does not, and (assuming the Acquiror Approvals (as defined herein) are obtained) the consummation of the Merger and the other transactions contemplated hereby and thereby and compliance with the provisions of this Agreement and the other Transaction Agreements to which it is a party will not (i) conflict with or result in any violation of any provision of Parent’s or Acquiror’s constituent documents, (ii) conflict with or result in a violation of any material Contract to which Parent or Acquiror or any of their respective Subsidiaries is a party or (iii) conflict with or violate any applicable Laws, except in the case of clauses (ii) and (iii), for such conflicts or violations as have not had, and would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

(ii) Other than in connection with or in compliance with (A) the filing of the Certificate of Merger with the Delaware Secretary, (B) the Exchange Act, (C) the Securities Act, (D) applicable state securities and “blue sky” laws, (E) the HSR Act and any other requisite clearances or approvals under any other applicable Antitrust Laws, and (F) the approval and adoption of this Agreement by Acquiror as the sole stockholder of Merger Sub, which will occur immediately following the execution of this Agreement (collectively, the “Acquiror Approvals”), no Regulatory Filing or Consent is necessary, under applicable Law, for the consummation by Acquiror of the transactions contemplated by this Agreement or the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization, except for (A) such Regulatory Filings and Consents that are not required to be obtained or made prior to consummation of the Merger, the TRA Payment and the Recapitalization, or (B) that, if not obtained or made, have not had, and would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

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(c) Purpose. Acquiror was formed solely for the purpose of the transactions contemplated by the Merger Agreement and Acquiror, since its formation, (i) has not engaged in any other business activities, (ii) has no other operations or assets and (iii) has not incurred any material liabilities or obligations, in each case, other than in connection with the Debt Financing and as contemplated by this Agreement or any other Transaction Agreement to which Acquiror is a party.

(d) Ownership. Parent directly or indirectly owns (beneficially and of record) all of the outstanding equity interests in Acquiror, free and clear of all Liens (other than immaterial Liens and restrictions pursuant to applicable federal, state and other securities laws).

(e) Finders or Brokers. No Acquiror Party has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement or the other Transaction Agreements who would be entitled to any fee or any commission payable by any person other than the Acquiror Parties (or their applicable Affiliates) in connection with or upon consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization.

(f) No Misrepresentation. The information supplied or to be supplied by the Acquiror Parties in writing expressly for inclusion in the Proxy Statement or the Schedule 13E-3, as applicable, will not, on the date that the Proxy Statement and Schedule 13E-3 is first mailed to the stockholders of the Company, and on the date of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Acquiror Parties with respect to statements made therein based on information supplied by the Stockholders or any of their respective Affiliates or Representatives, or the Company or Company LLC or any of their respective Affiliates or Representatives in writing expressly for inclusion (whether directly or incorporated by reference) therein.

(g) Acknowledgment. Each Acquiror Party understands and acknowledges that each of the other Parties is entering into the Transaction Agreements to which it is a party in reliance upon such Acquiror Party’s execution, delivery and performance of this Agreement.

ARTICLE 3

ADDITIONAL COVENANTS AND AGREEMENTS

Section 3.1 Reasonable Best Efforts; Regulatory Filings; Consents.

(a) Subject to the other terms of this Agreement, including Section 3.1(b) and 3.1(d), each Stockholder shall (and shall cause its Affiliates to, if applicable) use its reasonable best efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Agreements as promptly as practicable, including to (i) promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and the other Transaction Agreements and applicable

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Laws to submit all notifications to and obtain all clearances, authorizations, consents, Orders and approvals of all Governmental Entities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other Transaction Agreements and to consummate the Merger, the TRA Payment and the Recapitalization, (ii) cooperate fully in promptly submitting all notifications and seeking to obtain all such clearances, authorizations, consents, Orders and approvals, (iii) provide such other information to any Governmental Entity as such Governmental Entity may reasonably request in connection herewith including responding to any request for additional information or documentary material under the Antitrust Laws as promptly as reasonably practicable and (iv) use reasonable best efforts to obtain and maintain all necessary consents, approvals or waivers from third parties (that are not Governmental Entities) in connection with the transactions contemplated by this Agreement and the other Transaction Agreements. Each Stockholder agrees to and to cause its Affiliates to (A) make promptly its filings, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement and the other Transaction Agreements, including the Recapitalization, no later than fifteen (15) Business Days after the execution of this Agreement, and (B) to supply as promptly as practicable to the appropriate Governmental Entities any additional information and documentary material that may be requested pursuant to Antitrust Laws. Each Stockholder agrees to and to cause its Affiliates to make as promptly as practicable its respective filings and notifications, if any, under any other applicable Antitrust Law or foreign investment or trade regulation Law and to supply as promptly as practicable to the appropriate Governmental Entities any additional information and documentary material that may be requested pursuant to such applicable Antitrust Law or foreign investment or trade regulation Law. Nothing in this Agreement shall require either Stockholder or any of its Affiliates to make any concession that would be effective prior to the Closing to obtain any consent or approval from any third party. For the avoidance of doubt, any action taken by either Stockholder or any of its Affiliates that is permitted pursuant to (and is in compliance with) the terms and conditions of Section 6.3 of the Merger Agreement or Section 5.08 of the Voting Agreement shall not be deemed to be a breach by such Stockholder (or its applicable Affiliate) of its reasonable best efforts obligation set forth in the first sentence of this Section 3.1(a). Each of the Acquiror Parties and the Company shall comply with its obligations under Section 6.5 of the Merger Agreement.

(b) Without limiting the generality of each Stockholder’s undertakings pursuant to Section 3.1(a) but subject to Section 3.1(c) and Section 3.1(d) and the provisos in this Section 3.1(b), each Stockholder shall use its reasonable best efforts to obtain all required approvals from Governmental Entities and avoid or eliminate each and every impediment under any Antitrust Law or foreign investment or trade regulation Law that may be asserted by any applicable Governmental Entity so as to enable the Parties to close the transactions contemplated by this Agreement and the other Transaction Agreements, as promptly as practicable including taking any and all such actions with respect to proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, or otherwise, the sale, divestiture or disposition of such of its and its Affiliates’ assets, properties or businesses, and the entrance into such other arrangements, as are necessary or advisable in order to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that would prevent the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements, as soon as practicable; provided that, notwithstanding anything in this Agreement to the contrary, neither Stockholder nor any of its Affiliates shall be required to take any action, or commit to take any action, or agree to any

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condition or limitation contemplated in this Section 3.1(b) (A) that is not conditioned upon the consummation of the transactions contemplated by the Transaction Agreements or (B) that would require such Stockholder or its Affiliates to (I) sell, dispose of or otherwise transfer any of their respective ownership interests in Company LLC, (II) enter into any agreement with respect to Company LLC or its Subsidiaries that would be material to the business or operations of Company LLC and its Subsidiaries (taken as a whole) or (III) dispose of any assets of Company LLC or its Subsidiaries that would be material to Company LLC and its Subsidiaries (taken as a whole) or any material assets of Stockholder (clauses (A) or (B), a “Burdensome Condition”). In addition, in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by any Governmental Entity challenging the transactions contemplated by this Agreement or any of the other Transaction Agreements, each Stockholder shall, and shall cause its Affiliates to, in each case in accordance with and subject to the first sentence of this Section 3.1(b), Section 3.1(c) and Section 3.1(d), cooperate with the Acquiror Parties and the Company in all respects (and the Acquiror Parties and the Company agree to so cooperate in all respects with each such Stockholder) and to use its reasonable best efforts to contest and defend on the merits any claim asserted in court by any Governmental Entity in order to avoid entry of, or to have vacated or terminated, any decree, Order or judgment (whether temporary, preliminary or permanent) that would prevent the Closing or the consummation of the transactions contemplated by this Agreement or any of the other Transaction Agreements; provided that neither Stockholder nor any of its Affiliates shall be required to take any action under this Section 3.1(b) that would result in, or would be reasonably likely to result in, individually or in the aggregate, a Burdensome Condition.

(c) Each Stockholder shall promptly notify Acquiror and the Company of any substantive communication received from, or given by such Stockholder or any of its Affiliates to, any Governmental Entity or person relating to the matters that are the subject of this Section 3.1 and shall permit Acquiror and the Company (and their respective advisors or Affiliates) to review in advance any proposed substantive communication by such Stockholder (and its advisors) to any Governmental Entity and shall consider in good faith the views of Acquiror and the Company in connection with any such proposed communication. No Stockholder shall, and such Stockholder shall cause its Affiliates not to, participate in any substantive meeting or conference, whether in person or by telephone, with any Governmental Entity in respect of any filings, investigation (including any settlement of the investigation), litigation or other inquiry unless such Stockholder consults with Acquiror and the Company in advance and, to the extent permitted by such Governmental Entity, gives Acquiror and the Company the opportunity to attend and participate at such meeting. Each Stockholder shall, and shall cause its Affiliates to, coordinate and cooperate fully with each other in exchanging such information and providing such assistance as Acquiror or the Company may reasonably request in connection with the foregoing. Each Stockholder shall provide Acquiror and the Company with copies of all substantive correspondence, filings or communications between such Stockholder or any of its Representatives or Affiliates, on the one hand, and any Governmental Entity or members of its staff, on the other hand, with respect to this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby; provided that, notwithstanding the foregoing, the Stockholders shall not be required to provide Acquiror or the Company with copies of their respective filings under the HSR Act or any other applicable Antitrust Law or foreign investment or trade regulation Law. Each Stockholder may, as each deems advisable and necessary, (A) redact or remove references concerning the valuation of the businesses of the Company and its Subsidiaries and (B) reasonably designate any competitively sensitive or any confidential business material provided to the other Parties under this Section 3.1(c) as “counsel only” or, as appropriate, as “outside counsel only.”

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(d) Each Stockholder acknowledges and agrees that Acquiror shall control and direct, and such Stockholder will cooperate reasonably, subject to applicable Law, with such direction and control, all strategy and decisions with respect to obtaining all Regulatory Approvals, including, but not limited to, all filings (including where to file and the timing of such filings), strategies, processes, negotiation of settlements (if any), and related proceedings required by this Section 3.1; provided that Acquiror shall consult with and consider in good faith the views of the Stockholders regarding the form and content of any such filings, strategies, processes, negotiations and related proceedings. Notwithstanding the foregoing, Acquiror shall not, and shall cause its Affiliates not to, withdraw and refile any filing, extend any applicable waiting period or enter into any timing agreement or other agreement with any Governmental Entity without the prior written consent of the Company and the Stockholders, such consent not to be unreasonably withheld, conditioned or delayed.

(e) Prior to the Closing, neither Stockholder nor any of its Affiliates shall acquire, or agree to acquire, any businesses, assets or securities of a third party if such acquisition would, or would reasonably be expected to, prevent or materially delay satisfaction of the conditions set forth in Section 7.1(b) or Section 7.1(c) of the Merger Agreement (or materially increase the risk of any such condition not being satisfied) or the ability for the applicable Parties to consummate the transactions set forth in the Transaction Agreements.

(f) Prior to the Closing, neither Acquiror Party nor any of its Affiliates shall acquire, or agree to acquire, any businesses, assets or securities of a third party if such acquisition would, or would reasonably be expected to, prevent or materially delay satisfaction of the conditions set forth in Section 7.1(b) or Section 7.1(c) of the Merger Agreement (or materially increase the risk of any such condition not being satisfied) or the ability for the applicable Parties to consummate the Merger, the TRA Payment or the Recapitalization.

Section 3.2 Preparation of the Proxy Statement and Schedule 13E-3.

(a) Each Party shall furnish all information required by the Exchange Act or other applicable Law concerning such Party and its Affiliates, respectively, as Acquiror or the Company may reasonably request or as customarily included in a Proxy Statement or a Schedule 13E-3 prepared in connection with a transaction of the type contemplated by this Agreement or any other Transaction Agreement.

(b) If at any time prior to the Company Special Meeting, any information relating to any Party or any of its respective Affiliates or its or their respective Representatives, should be discovered by such Party, which information should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3, so that either the Proxy Statement or the Schedule 13E-3, as applicable, would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, such Party that discovers such information shall as promptly as reasonably practicable following such discovery notify the other Parties and after such notification (i) the Company shall, as and to the extent required by applicable Law, promptly prepare an amendment or supplement to the Proxy Statement, (ii) the Company and Parent shall, as and to the extent required by applicable Law, promptly prepare an amendment or supplement to the Schedule 13E-3 and (iii) the Company shall cause the Proxy Statement or Schedule 13E-3, as so amended or supplemented, to be filed with the SEC and, if required by applicable Law, to be disseminated to its stockholders.

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Section 3.3 No Transfer of Class V Common Stock or Common Units. During the period beginning on the date hereof and ending as of the termination of this Agreement in accordance with Article 4, except as consented to in advance in writing by each of Parent and the Company, and notwithstanding any provision in the Amended Company LLC Operating Agreement to the contrary, each Stockholder agrees not to, directly or indirectly, (a) offer, sell, transfer, assign, tender in any tender or exchange offer, pledge, hypothecate, exchange, encumber or otherwise dispose of (including by merger, business combination, consolidation, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily (“Transfer”), any shares of Class V Common Stock of the Company or any Common Units held by such Stockholder, or beneficial ownership (as defined in the Voting Agreement), voting power or any other interest thereof or therein (including by operation of law), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of, any of such Stockholder’s shares of Class V Common Stock of the Company or Common Units, (b) exercise any removal rights with respect to the Board of Directors of the Company under the IRA or (c) take any action to change the composition of the Special Committee. The Parties hereby agree and acknowledge that any Transfer of any shares of Class V Common Stock of the Company or any Common Units held by such Stockholder (or, other than pursuant to the Voting Agreement, any beneficial ownership, voting power or any other interest thereof or therein (including by operation of law)) shall be void ab initio and shall not be recognized on the books and records of the Company, Company LLC or such Stockholder, as applicable.

Section 3.4 Consent to Transaction.

(a) Series U, in its capacity as the Seller Representative (as defined in the Investor Rights Agreement, dated as of August 28, 2020 and amended as of October 21, 2021 and October 30, 2024, by and among the Company, Series U, Series R, Collier Creek Partners LLC, the Founder Holders and the CCH Independent Directors (each as defined therein) (as may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “IRA”)) under the IRA, hereby consents to the execution, delivery and performance of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby for all purposes under the IRA and the Amended Company LLC Operating Agreement, including pursuant to Section 2.2 of the IRA and the adoption of an amendment to the Amended and Restated By-Laws of the Company, dated as of March 21, 2023, relating to the establishment of the meeting process and rules for the Company Special Meeting during the pendency of the Merger and matters related thereto; provided that the foregoing shall not constitute consent to any liquidation or dissolution of the Company, Company LLC or its Subsidiaries, any relocation of the corporate headquarters of the Company, Company LLC or its Subsidiaries from its current headquarters location or any name change of the Company, Company LLC or its Subsidiaries.

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(b) Each Stockholder, in its capacity as a member of Company LLC, hereby consents to the execution, delivery and performance of (i) this Agreement, (ii) the other Transaction Agreements (and, if applicable, the Redemption Promissory Note), (iii) the executed commitment letter (including all attachments thereto), dated as of the date hereof, from the Opco Debt Financing Sources party thereto and delivered to the Stockholders on the date hereof (the “Opco Debt Financing Commitment Letter”) pursuant to which and subject to the terms and conditions thereof such Opco Debt Financing Sources have agreed to lend the amounts set forth therein (the “Opco Debt Financing”) for the purpose of funding the repayment of the Indebtedness of Company LLC and its Subsidiaries, the Redemption and any fees, expenses or other amounts incurred or payable by Company LLC and its Subsidiaries related to such repayment, this Agreement, any other Transaction Agreement or the Opco Debt Financing (but excluding any fees or expenses of the Acquiror Parties or the Company), and (iv) any fee letters related to the Opco Debt Financing (collectively, together with the Opco Debt Financing Commitment Letter, the “Opco Debt Financing Letters”), and, in each case of clauses (i), (ii), (iii) and (iv), the consummation of the transactions contemplated hereby and thereby, for all purposes under the Company LLC Organizational Documents (including the IRA).

Section 3.5 Tax Characterization. For federal and applicable state and local income tax purposes, the Parties agree to treat (i) the Purchase as a purchase and sale of Common Units by Series U from the Company in exchange for $28,050,006.38 and by Series R from the Company in exchange for $4,950,001.12 described in Sections 741 and 1001 of the Code, and (ii) the Redemption as a distribution of cash by Company LLC to the Company described in Section 731(a) of the Code. The Parties understand and agree that they shall treat, and shall cause their respective Affiliates to treat, such transactions consistently with the foregoing for all federal income tax purposes, except as otherwise required by Law.

Section 3.6 Conduct of Business of each Stockholder.

(a) During the period from the date hereof through the termination of this Agreement in accordance with Article 4, except as required by applicable Law or as required by this Agreement or any other Transaction Agreement, or unless the prior written consent of each of Acquiror and the Company has been obtained, each Stockholder shall not, and shall cause its Affiliates not to:

(i) amend the Amended Company LLC Operating Agreement (except with respect to the automatic effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement in accordance with the terms thereof immediately following the payment of the TRA Payment substantially concurrently with the Closing) or otherwise take any action to exempt any person from any provision of the Amended Company LLC Operating Agreement;

(ii) amend its limited liability company agreement or certificate of formation in a manner that would reasonably be expected to prevent, materially delay or materially impair the ability of such Stockholder to consummate the transactions contemplated by this Agreement and the other Transaction Agreements to which it is a party;

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(iii) incur any indebtedness for borrowed money that would be payable by the Company or Company LLC or any of their respective Subsidiaries;

(iv) issue, sell, transfer, grant any right to acquire or otherwise permit to become outstanding any additional equity interests or securities convertible or exchangeable into, or exercisable for, any of its equity interests or any options, warrants or other rights of any kind to acquire any of its equity interests;

(v) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; or

(vi) authorize, offer to any third party, agree or commit (in writing or otherwise) to take any of the foregoing actions prohibited by this Section 3.6(a).

The Company’s consent under this Section 3.6(a) is only required with respect to any actions that would prevent, materially delay, or materially impair the consummation of any of the transactions contemplated by any of the Transaction Agreements.

(b) During the period from the date hereof through the termination of this Agreement in accordance with Article 4, except as required by applicable Law or as required by this Agreement or any other Transaction Agreement, or unless the prior written consent of each Stockholder and the Company has been obtained, each Acquiror Party shall not, and shall cause its Affiliates not to (except that Section 3.6(b)(iii) shall apply only to Acquiror and Merger Sub):

(i) amend its organizational documents, except to the extent as has not had, and would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect;

(ii) other than the OpCo Debt Financing (and any alternative financing with respect thereto pursuant to, and in accordance with, Section 6.17 of the Merger Agreement) and the Redemption Promissory Note (if required under the Redemption Agreement), incur any indebtedness for borrowed money that would be payable by Company LLC or any of its Subsidiaries;

(iii) issue, sell, transfer, grant any right to acquire or otherwise permit to become outstanding any additional equity interests or securities convertible or exchangeable into, or exercisable for, any of its equity interests or any options, warrants or other rights of any kind to acquire any of its equity interests, in each case to a Third Party;

(iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of either Acquiror Party; or

(v) authorize, offer to any third party, agree or commit (in writing or otherwise) to take any of the foregoing actions prohibited by this Section 3.6(b).

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The Company’s consent under this Section 3.6(b) is only required with respect to any actions that would prevent, materially delay, or materially impair the consummation of any of the transactions contemplated by any of the Transaction Agreements.

(c) During the period from the date hereof through the termination of this Agreement in accordance with Article 4, the Company covenants to the Stockholders that it will comply with Section 6.1 of the Merger Agreement.

Section 3.7 Financing Cooperation.

(a) Each Stockholder shall use its reasonable best efforts, and shall cause its Affiliates to use their reasonable best efforts, to provide, and each Stockholder and its Affiliates shall use their respective reasonable best efforts to cause each of their respective Representatives to provide, to Parent and its Affiliates all cooperation and assistance that may be reasonably requested by Parent (including reasonable requests of the Debt Financing Sources or their counsel) in connection with Parent and its Affiliates arranging, obtaining, syndicating and consummating the Debt Financing pursuant to Section 6.12 of the Merger Agreement, including using reasonable best efforts to furnish any documentation and other information regarding such Stockholder and its Affiliates that the Debt Financing Sources reasonably determine is required under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case, at least four (4) business days prior to the Closing if requested by Parent in writing at least ten (10) business days prior to the Closing; provided, however, that nothing in this Section 3.7 shall require either Stockholder or any of its Affiliates to incur any liability or obligation for the Debt Financing or provide or agree to provide any indemnity or guaranty in connection with the Debt Financing.

(b) The Acquiror Parties shall provide to the Stockholders the proposed definitive agreements to be executed in connection with obtaining the OpCo Debt Financing, as promptly as practicable upon receipt thereof, and the opportunity for the Stockholders and their advisors to review and comment on such definitive agreements. The Acquiror Parties shall consider in good faith any such comments by the Stockholders and their advisors on such agreements and documents.

Section 3.8 Public Announcements. The Parties agree that the Stockholders shall have the opportunity to review and comment on the initial joint press release with respect to the execution of the Merger Agreement referred to in Section 6.8 of the Merger Agreement and the Acquiror and the Company shall consider in good faith the Stockholders’ comments. Each Stockholder shall consult with Parent and the Company prior to issuing, and provide Parent and the Company with the opportunity to review and comment upon, any public announcement, statement or other disclosure with respect to this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby, and shall not issue any such public announcement, statement or disclosure prior to such consultation, except as may be required by Law (in which case such Stockholder shall provide to Parent and the Company a draft of such public announcement or statement as far in advance as reasonably practicable) or in connection with a Company Superior Proposal, a Company Takeover Proposal or an Adverse Recommendation Change or any action taken pursuant thereto; provided that (a) each Stockholder may make any public statements in response to questions by the press, analysts, investors or analyst or investor calls, so long as such statements are not inconsistent with previous statements made jointly by the Company and Acquiror (or made by either the Company or Acquiror after having consulted with Acquiror or the Company, respectively), and (b) this Section 3.8 shall not apply to any disclosure of information concerning this Agreement in connection with any dispute among the Parties regarding this Agreement.

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Section 3.9 Confidentiality.

(a) Except as required by applicable Law, each of the Stockholders, on the one hand, and the Acquiror Parties, on the other hand (each, in such capacity, a “Receiving Party”) shall hold all Proprietary Information (as defined below) of the Acquiror Parties or the Stockholders (each, respectively, in such capacity, a “Disclosing Party”) in confidence and shall not, unless authorized in writing by the Disclosing Party, (i) disclose any such Proprietary Information to any third party or (ii) use any such Proprietary Information except as required under the terms of this Agreement or any other Transaction Agreement to which such Receiving Party is a party; provided, however, that (A) each Receiving Party may disclose such Proprietary Information to such Receiving Party’s Affiliates, attorneys, accountants, consultants and other advisors who have a need to know such Propriety Information in connection with the consummation of the transactions contemplated by this Agreement or any other Transaction Agreement to which such Receiving Party is a party and who are bound by an obligation of confidentiality with respect to such Proprietary Information; provided that such Receiving Party shall be responsible for any breach by any of its Affiliates, attorneys, accountants, consultants or other advisors of the provisions of this Section 3.9, (B) each Receiving Party may disclose such Proprietary Information as required in response to any summons, subpoena or other legal requirement; provided that such Receiving Party shall promptly notify the Disclosing Party in writing, so that the Disclosing Party may seek a protective order or appropriate remedy, and (C) each Receiving Party may disclose such Proprietary Information to the extent necessary for such Receiving Party to prepare and file its Tax Returns, to respond to any inquiries regarding such Tax Returns from any taxing authority or to prosecute or defend any action, proceeding or audit by any taxing authority with respect to such Tax Returns.

(b) “Proprietary Information” shall include, with respect to any Disclosing Party, (i) all information concerning such Disclosing Party or any of its Affiliates that is furnished directly or indirectly by such Disclosing Party or any of its Affiliates or Representatives to a Receiving Party or any of its Affiliates or Representatives, including, without limitation, trade secrets, software programs, intellectual property, data files, source code, computer chips, system designs and product designs, whether or not marked as confidential, whether furnished before, on or after the date hereof, whether oral, written or electronic, and regardless of the manner in which it is furnished, together with any notes, reports, summaries, analyses, compilations, forecasts, studies, interpretations, memoranda or other materials prepared by a Receiving Party or any of its Affiliates or any of its and their respective Representatives and (ii) the terms, conditions or subject matter of this Agreement or any other Transaction Agreement (subject to clause (C) of the following sentence). Proprietary Information does not include (A) information that was or becomes available to such Receiving Party on a non-confidential basis, and not in violation of any legal, fiduciary or contractual duty, from a source other than the Disclosing Party of any of its Affiliates or any of its or their respective Representatives; provided that such other source is not known by such Receiving Party or any of such Receiving Party’s Affiliates or its or their respective

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Representatives to be bound by a confidentiality obligation to a Disclosing Party or any of its Affiliates or any of its or their respective Representatives; (B) information that was or becomes generally available to and known by the public (other than as a result of a breach by such Receiving Party or any of such Receiving Party’s Affiliates or any of its or their respective Representatives of this Agreement or any other Transaction Agreement); and (C) the terms of this Agreement or any of the other Transaction Agreements (or the discussions or negotiations with respect to this Agreement or any of the other Transaction Agreements) to the extent such terms, discussions or negotiations have been publicly filed with the SEC by the Company.

(c) Nothing in this Section 3.9 is intended to limit the ability of either Stockholder or any of the Family Members or any of their respective Representatives to have discussions with, or disclose information to, the Company or the Special Committee or any of their respective Representatives, subject to any confidentiality obligations as between such Stockholder and the Company.

(d) Nothing in this Section 3.9 is intended to limit the ability of either Acquiror Party to have discussions with, or disclose information to, the Company or the Special Committee or any of their respective Representatives, subject to any confidentiality obligations as between such Acquiror Party and the Company or the Special Committee (including as may be set forth in the Confidentiality Agreement or the Merger Agreement).

Section 3.10 Notification of Certain Matters. Each Party shall promptly notify the other Parties of (i) any written notice or other communication received by such Party (or any of its Affiliates or Representatives) from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization, if the failure to obtain such consent would reasonably be expected to materially affect, impede or impair the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization, and (ii) any Legal Proceedings commenced or, to such Party’s knowledge, threatened against, such Party or any of its Affiliates, that seek to materially impede or delay the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization, or that make allegations that would reasonably be expected to prevent, materially delay or materially impair the ability of such Party to consummate the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization.

Section 3.11 Transaction Litigation. Each Party shall (a) promptly notify the other Parties of any stockholder litigation (whether directly or on behalf of the Company or otherwise) against such Party and/or its directors or officers (if applicable), arising after the date hereof related to this Agreement, the other Transaction Agreements or the transactions contemplated hereby or thereby (including the Merger, the TRA Payment and the Recapitalization), (b) keep the other Parties reasonably informed with respect to the status thereof and (c) give the other Parties the opportunity to participate in (but not control), subject to a customary joint defense agreement, the defense or settlement of any such litigation. Notwithstanding anything to the contrary contained herein, no Party shall settle any such litigation (including any payment of fees) without the prior written consent of the other Parties (such consent not to be unreasonably withheld, conditioned or delayed)

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unless such settlement is solely for monetary damages entirely paid for by such Party or with proceeds of insurance (other than the deductible under an insurance policy or insurance policies in effect as of the date hereof); provided, however, that the other Parties shall not be obligated to consent to any settlement that does not include a full release of such other Parties and their respective Affiliates or that imposes equitable relief upon such other Parties or their respective Affiliates (including, after the Effective Time and with respect to the applicable Parties, the Surviving Corporation and its Subsidiaries).

Section 3.12 Additional Agreements. Acquiror Parties and the Stockholders shall each use reasonable best efforts to mutually agree to the matters identified on Schedule B.

Section 3.13 Federal Income Tax Audits of Company LLC. In the case of any federal income tax adjustment with respect to Company LLC for a taxable year or period ending on or before the Closing Date, the Parties (other than Acquiror) shall make (or cause to be made) a timely and proper election under Section 6226(a) of the Code (and any corresponding elections under state or local law) to treat a “partnership adjustment” as an adjustment to be taken into account by each member of Company LLC (including former members) in accordance with Section 6226(b) of the Code (and any corresponding or similar provision of state or local law).

Section 3.14 754 Election. Company LLC shall make, and the Parties shall cause Company LLC to make, a protective election under Section 754 of the Code (and any similar provisions of state or local Law) on the Tax Return of Company LLC for the taxable year (or portion thereof) of Company LLC that includes the Closing Date to ensure that such election remains in place for such taxable year. The Parties shall take all actions required to be taken to timely make such election and shall not revoke or seek to revoke such election.

Section 3.15 Merger Agreement Amendments. Each Acquiror Party agrees that it will not enter into any amendment to the Merger Agreement without the prior written consent of the Stockholders (such consent not to be unreasonably withheld, conditioned or delayed, other than with respect to subsection (iv), in which case such consent shall be in the sole discretion of such Stockholders) if such amendment (i) decreases the Merger Consideration or changes the form of the Merger Consideration, (ii) extends the Outside Date, as applicable, to a date later than the date set forth in the Merger Agreement (as it exists on the date of this Agreement), (iii) amends Section 6.3 (No Solicitation by the Company), Section 6.17 (Financing Obligation), Article VII (Conditions to Consummation of the Merger) (but excluding Section 7.1(a) (Stockholder Approval)) or Section 8.1 (Termination or Abandonment) of the Merger Agreement or the definition of any defined terms used in the foregoing provisions, in each case, in a manner that adversely affects the Stockholders or Company LLC or its Subsidiaries following the Closing, (iv) amends Section 7.1(a) (Stockholder Approval) or Section 9.8 (Assignment; Binding Effect) of the Merger Agreement, or (v) amends in the Merger Agreement the definition of Transaction Agreements or any other definition used in this Agreement or any Transaction Agreement, in each case, in an manner that adversely affects the Stockholders or Company LLC or its Subsidiaries following the Closing; provided, that the Stockholders shall have no right to consent to any increase in the Merger Consideration. The Acquiror Parties shall not assign any of its rights, interests or obligations under Section 9.8 of the Merger Agreement, other than to a Subsidiary of Parent or pursuant to the Restricted Cash Awards Assignment and Assumption (as defined in the Closing Provisions of the Fourth A&R Company LLC Operating Agreement) in accordance with Section 8.10(b)(iv) of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement, in each case, without the prior written consent of the Stockholders.

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Section 3.16 Further Assurances. Subject to the terms and conditions of this Agreement and the other Transaction Agreements, each Party shall use reasonable best efforts to execute and deliver, or cause to be executed and delivered, further documents and instruments to be executed and delivered by such Party and use reasonable best efforts to consummate and make effective the transactions contemplated by this Agreement and to carry out the purposes and intent of this Agreement and the other Transaction Agreements (to the extent applicable to such Party), including the Merger, the TRA Payment and the Recapitalization, and the other agreements contemplated hereby and thereby.

Section 3.17 Additional Acquiror Party Matters. The Acquiror Parties agree that they shall not (in each case, to the extent applicable), without the prior written consent of the Stockholders (such consent not to be unreasonably withheld, conditioned or delayed with respect to Sections 3.17(b) or (c)):

(a) waive the conditions set forth in Sections 7.1(a) or 7.2(c) of the Merger Agreement;

(b) waive the conditions set in Sections 7.2(a) or 7.2(b) of the Merger Agreement; or

(c) cause Company LLC to incur indebtedness for borrowed money in excess of the total indebtedness for borrowed money set forth in the Opco Debt Financing Letters (or any commitment letter for alternative financing with respect thereto pursuant to, and in accordance with, Section 6.17 of the Merger Agreement) and the Redemption Promissory Note (if required pursuant to the Redemption Agreement).

Section 3.18 Governance Matters. Without limiting the generality of the applicable Parties’ rights and obligations under this Agreement or the other Transaction Agreements, the Parties shall take all steps (including passing all resolutions) necessary to implement the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement, with effect substantially concurrently with the Closing.

Section 3.19 Bringdown Certificates.

(a) At the Closing, the Stockholders shall deliver to the Acquiror a certificate signed by an authorized signatory of each Stockholder certifying that: (i) the representations and warranties of each Stockholder set forth in Section 2.1(a) (Organization; Authorization) (other than Section 2.1(a)(ii) and Section 2.1(a)(iii)); Section 2.1(b) (No Violation; No Other Approvals) (other than Section 2.1(b)(i)(i)); Section 2.1(d) (Finders or Brokers); and Section 2.1(e) (Absence of Certain Arrangements) are true and correct in all material respects both at and as of the date of this Agreement and as of the Closing as though made as of the Closing with respect to each Stockholder; (ii) the representations and warranties of each Stockholder set forth in Section 2.1 (other than Section 2.1(a)) (Organization; Authorization); Section 2.1(b) (No Violation; No Other Approvals) (other than Section 2.1(b)(i)(i)); Section 2.1(c) (Ownership); Section 2.1(d) (Finders or Brokers); and Section 2.1(e) (Absence of Certain Arrangements) are true and correct both at

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and as of the date of this Agreement and at and as of the Closing as though made as of the Closing, except for failures to be so true and correct (without regard to materiality, Stockholder Material Adverse Effect and similar qualifiers contained in such representations and warranties) that would not, individually or in the aggregate, have or reasonably be expected to have a Stockholder Material Adverse Effect, (iii) each Stockholder has complied with, in all material respects, all covenants required by this Agreement to be performed or complied with by it prior to the Closing and (iv) the Stockholders acknowledge and agree that, substantially concurrently with the Closing (and in the sequence set forth in Section 1.2) and without any further action by any Person (but assuming the consummation of the TRA Payment), the Closing Provisions of the Fourth A&R Company LLC Operating Agreement shall become effective, the Purchase shall occur in accordance with the terms of the Purchase Agreement and the Redemption shall occur in accordance with the terms of the Redemption Agreement (the “Stockholders Bringdown Certificate”).

(b) At the Closing, the Stockholders shall deliver to the Acquiror a certificate signed by an authorized signatory of each Stockholder certifying that the representations and warranties of each Stockholder set forth in: (i) Section 2.1(a)(ii) and Section 2.1(a)(iii) (Organization; Authorization) are true and correct in all material respects both at and as of the date of this Agreement and as of the Closing as though made as of the Closing with respect to each Stockholder and (ii) Section 2.1(c) (Ownership) are true and correct in all respects both at and as of the date of this Agreement and as of immediately prior to the Purchase as though made as of immediately prior to the Purchase with respect to each Stockholder (with such representation being deemed so true and correct if the aggregate ownership of Common Units by the Stockholders is so true and correct, irrespective of whether solely the allocation of such ownership of Common Units as between the Stockholders is not so true and correct) (the “Implementation Closing Certificate”).

(c) At the Closing, the Acquiror Parties shall deliver to the Stockholders a certificate signed by an authorized signatory of each Acquiror Party certifying that: (i) the representations and warranties of each Acquiror Party set forth in Section 2.4(a) (Organization; Authorization); Section 2.4(b) (No Violation; No Other Approvals) (other than Section 2.4(b)(i)(ii)); and Section 2.4(d) (Finders or Brokers) are true and correct in all material respects both at and as of the date of this Agreement and as of the Closing as though made as of the Closing with respect to each Acquiror Party, (ii) the representations and warranties of each Acquiror Party set forth in Section 2.4 (other than Section 2.4(a) (Organization; Authorization), Section 2.4(b) (No Violation; No Other Approvals) (other than Section 2.4(b)(i)(ii)) and Section 2.4(d) (Finders or Brokers)) are true and correct both at and as of the date of this Agreement and at and as of the Closing as though made as of the Closing, except for failures to be so true and correct (without regard to materiality, Acquiror Material Adverse Effect and similar qualifiers contained in such representations and warranties) that would not, individually or in the aggregate, have or reasonably be expected to have an Acquiror Material Adverse Effect, (iii) each Acquiror Party has complied with, in all material respects, all covenants required by this Agreement to be performed or complied with by it prior to the Closing, (iv) the Acquiror Parties acknowledge and agree, on behalf of the Surviving Corporation, that, substantially concurrently with the Closing (and in the sequence set forth in Section 1.2) and without any further action by any Person (but assuming the consummation of the TRA Payments), the Closing Provisions of the Fourth A&R Company LLC Operating Agreement shall become effective, the Purchase shall occur in accordance with the terms of the Purchase Agreement and the Redemption shall occur in accordance with the terms of the Redemption Agreement and (v) the Merger is substantially concurrently being consummated in accordance with the terms of the Merger Agreement.

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(d) At the Closing, the Company and Company LLC shall deliver to the Stockholders a certificate signed by an authorized signatory of each of the Company and Company LLC certifying that: (i) the representations and warranties of Company LLC set forth in Section 2.2(c) (Ownership) are true and correct in all respects both at and as of the date of this Agreement and as of the Closing as though made as of the Closing, (ii) the representations and warranties of the Company set forth in Section 2.3(c) (Ownership) are true and correct in all respects both at and as of the date of this Agreement and as of immediately prior to the Closing as though made as of immediately prior to the Closing, (iii) each of the Company and Company LLC has complied with, in all material respects, all covenants required by this Agreement to be performed or complied with by it prior to the Closing, (iv) each of the Company and Company LLC acknowledge and agree that, substantially concurrently with the Closing (and in the sequence set forth in Section 1.2) and without any further action by any Person (but assuming the consummation of the TRA Payment), the Closing Provisions of the Fourth A&R Company LLC Operating Agreement shall become effective, the Purchase shall occur in accordance with the terms of the Purchase Agreement and the Redemption shall occur in accordance with the terms of the Redemption Agreement and (v) the Merger is substantially concurrently being consummated in accordance with the terms of the Merger Agreement.

(e) The delivery of the certificate contemplated by clause (b) of this Section 3.19 is, pursuant to Section 7.2(h) of the Merger Agreement, a condition to the obligation of Parent, Acquiror and Merger Sub to effect the Merger. For the avoidance of doubt, the delivery of the certificates contemplated by clauses (a), (c) and (d) of this Section 3.19 is not a condition to the Closing or the consummation of the TRA Payment, the Recapitalization or the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement; provided however, that the failure by any of the Acquiror Parties, the Company, Company LLC or any Stockholder to deliver such certificates shall not relieve such Party from any liability or obligation resulting from such failure and such other Parties shall be entitled to pursue all rights and remedies available at law or in equity against such Party in connection with such failure.

Section 3.20 Redemption Statement. No later than five (5) Business Days prior to the Closing Date, Company LLC shall prepare, or cause to be prepared, in good faith and deliver to the Acquiror Parties and the Stockholders a statement (the “Redemption Statement”) setting forth in reasonable detail (a) the aggregate number of issued and outstanding Common Units held by each of the Stockholders and the Company as of (1) the date of such delivery, (2) immediately prior to the Closing and after giving effect to the consummation of the Merger and the transactions contemplated by Section 3.3 of the Merger Agreement and Section 1.1(c) of Amendment No. 1 to the Third A&R Company LLC Operating Agreement and (3) immediately following the consummation of the Purchase pursuant to the Purchase Agreement, (b) the number of Common Units to be redeemed by Company LLC from the Company through the Redemption, which shall be an amount equal to the number of issued and outstanding Common Units held by the Company immediately following the Purchase (and immediately prior to the Redemption), minus the number of issued and outstanding Common Units held by the Stockholders (in the aggregate) immediately following the Purchase (the “Redeemed Units”), and (c) the aggregate amount of cash (together with the aggregate principal amount of the Redemption Promissory Note (if required pursuant to

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the Redemption Agreement)) to be paid (or issued (as applicable)) by Company LLC to the Company for such Redeemed Units, which shall be an amount (in the aggregate) equal to the number of Redeemed Units multiplied by the per-Common Unit price of $14.25. The Acquiror Parties and the Stockholders agree that immediately following the Closing, the Purchase and the Redemption, the Company, on the one hand, and the Stockholders in the aggregate, on the other hand, will each own fifty percent (50%) of the issued and outstanding Common Units. The Acquiror Parties and the Stockholders shall exchange and discuss in good faith their comments on, and any objections to, the calculations and amounts set forth in the Redemption Statement, and each shall provide a copy of such comments and objections to the Company. No later than two (2) Business Days prior to the Closing Date, Acquiror Parties and the Stockholders shall mutually agree in writing to any modifications to the Redemption Statement, which must be consistent with clauses (b) and (c) above, and the Redemption Statement as so modified will be the Redemption Statement for purposes of the Redemption Agreement.

Section 3.21 Company Capitalization. The Company acknowledges and agrees that at the close of business on July 15, 2026: (a) 88,613,213 shares of Class A Common Stock were issued and outstanding; (b) no shares of Class B Common Stock were issued and outstanding; (c) 55,349,000 shares of Class V Common Stock were issued and outstanding; (d) no shares of Company Common Stock were held by the Company or any of its Subsidiaries in its or their treasury; (e) no shares of Preferred Stock were issued and outstanding; (f) 649,930 shares of Class A Common Stock were underlying outstanding and unexercised Company Options; (g) 3,275,946 shares of Class A Common Stock were underlying Company Restricted Stock Units (if applicable, assuming performance is calculated at the maximum level of performance); (h) 861,655 shares of Class A Common Stock were reserved for future issuance under the Company ESPP; (i) 2,009,189 shares of Class A Common Stock were otherwise reserved for issuance pursuant to the Company Stock Plan; and (j) 55,349,000 shares of Class A Common Stock were reserved for future issuance upon the exchanges of Common Units pursuant to the Company Organizational Documents and the Company LLC Organizational Documents (other than the Closing Provisions of the Fourth A&R Company LLC Operating Agreement). Prior the Closing, without the prior written consent of Parent and the Stockholders (which such consent each of Parent and the Stockholders are entitled to provide or withhold in their respective sole discretions), the Company shall not the issue, sell, grant any right to acquire or otherwise permit to become outstanding any additional shares of its capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants or other rights of any kind to acquire any shares of its capital stock, except (A) pursuant to the settlement or exercise of Company Options or Company Restricted Stock Units in accordance with their terms as in effect on the date of this Agreement, (B) pursuant to any purchases of shares of Class A Common Stock pursuant to the Company ESPP in accordance with Section 3.3(d) of the Merger Agreement, (C) as required to comply with any Company Benefit Plan or other written agreement as in effect on the date of this Agreement or (D) issuances of a corresponding number of Common Units to the Company as the number of shares of Class A Common Stock issued in accordance with this second sentence of this Section 3.21, as required by Section 4.3 of the Company Certificate and Section 4.6 of the Amended Company LLC Operating Agreement.

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Section 3.22 W-9s. At or prior to the Closing, (a) each of the Stockholders shall deliver to the Company and Acquiror a properly completed and executed IRS Form W-9 and (b) the Company shall deliver to the Stockholders and Acquiror a properly completed and executed IRS Form W-9.

ARTICLE 4

TERMINATION

Section 4.1 Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with the terms thereof, (b) the mutual written consent of the Parties and (c) immediately following both the Closing and the consummation of the transactions set forth in Section 1.2 of this Agreement, including the Merger, the TRA Payment, the Recapitalization and the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement (except, with respect to this clause (c), for covenants and agreements which provide for performance after the Closing or otherwise by their terms survive the Closing, including Section 3.5, Section 3.13 and Section 3.14).

Section 4.2 Effect of Termination. In the event of termination of this Agreement pursuant to this Article 4, this Agreement shall forthwith become null and void and have no effect (except for, in the case of termination of this Agreement pursuant to Section 4.1(c), covenants and agreements which provide for performance after the Closing or otherwise by their terms survive the Closing, including Section 3.5, Section 3.13 and Section 3.14), without any liability on the part of any Party; provided, however, that no such termination shall relieve any Party for any liability or obligation (i) that such Party has under any other Transaction Agreement to which such Party is a party in accordance with such Transaction Agreement; or (ii) for Fraud (as defined below) or any Willful Breach of any provision of this Agreement by such Party occurring prior to termination (in which case, the aggrieved Party shall be entitled to all rights and remedies available at law or in equity), including, in the case of a termination of this Agreement pursuant to Section 4.1(a) where the Company is an aggrieved Party, in addition to any other remedies of the Company available at law or in equity, the right of the Company to pursue a payment from such Party in an amount representing, or based on the loss of, the premium the holders of shares of Class A Common Stock would be entitled to receive pursuant to the terms of the Merger Agreement; provided, further, that in no event shall the aggregate monetary damages required to be paid to the Company by the Stockholders pursuant to this clause (ii) (and subject to the next succeeding proviso) exceed $50,000,000; provided, further, that the Company will only be permitted to recover damages based on the loss of premium against the Stockholders pursuant to this clause (ii) if the Fraud or Willful Breach of any provision of this Agreement by the Stockholders resulted in a condition to the Closing in the Merger Agreement not being satisfied. “Fraud” means, with respect to any Party, actual and intentional fraud under Delaware law with respect to the making of the representations and warranties of such Party expressly set forth herein (as qualified by such Party’s disclosure letter delivered in connection with this Agreement), and shall exclude constructive fraud, negligent misrepresentation, equitable fraud, promissory fraud, unfair dealing fraud, fraud premised on constructive knowledge or negligence.

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ARTICLE 5

MISCELLANEOUS

Section 5.1 No Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing, except for covenants and agreements which provide for performance after the Closing or otherwise by their terms survive the Closing.

Section 5.2 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring or required to incur such expenses. The Stockholders agree and acknowledge that in no event shall the Acquiror Parties, their Affiliates, and following Closing, the Company, Company LLC and their Subsidiaries, be responsible or liable for any fees and expenses of any attorneys, accountants, bankers, consultants and other advisors which are incurred by or on behalf of the Stockholders or the Family Stockholders in connection with any of the Transaction Agreements or any of the transactions contemplated thereby. The Acquiror Parties agree and acknowledge that in no event shall the Stockholders, Company LLC or its Subsidiaries following the Closing be responsible or liable for any fees or expenses of any attorneys, accountants, bankers, consultants and other advisors which are incurred by or on behalf of the Company or the Special Committee in connection with any of the Transaction Agreements or any of the transactions contemplated thereby.

Section 5.3 Counterparts; Effectiveness. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery, DocuSign, .pdf or otherwise) to the other Parties. Signatures to this Agreement transmitted by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 5.4 Governing Law. This Agreement, and all claims or causes of action (whether at Law, in Contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Each of the Parties agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

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Section 5.5 Jurisdiction; Specific Enforcement.

(a) Each of the Parties (i) consents to submit itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (the “Chosen Courts”), with respect to any dispute arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, and (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement or any transaction contemplated by this Agreement, in any court other than any such Chosen Court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any Legal Proceeding arising out of this Agreement or the transactions contemplated hereby in the Chosen Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such Chosen Court that any such Legal Proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Each of the Parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.7 shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby. EACH OF PARENT AND ACQUIROR HEREBY IRREVOCABLY DESIGNATES REGISTERED AGENT SOLUTIONS, INC. (IN SUCH CAPACITY (OR ANY PERSON THAT PARENT APPOINTS AS PROCESS AGENT PURSUANT TO THE NEXT SENTENCE, IN SUCH CAPACITY), THE “PROCESS AGENT”), WITH AN OFFICE AT 838 WALKER ROAD, SUITE 21-2, DOVER, KENT COUNTY, DELAWARE 19904, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION, PROCEEDING OR CLAIM BASED UPON, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO EACH OTHER SUCH PARTY IN THE MANNER PROVIDED IN SECTION 5.7 OF THIS AGREEMENT. EACH PARTY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH PARTY WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN DOVER, DELAWARE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW OR THIS SECTION 5.5(a). EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING APPOINTMENT FOR SERVICE OF PROCESS IS INTENDED TO BE IRREVOCABLE (SUBJECT TO A CHANGE IN AGENT MADE PURSUANT TO THIS SECTION 5.5(a)) UNDER THE LAWS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA.

(b) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including the right of a Party to cause the other Parties to consummate the transactions contemplated by this Agreement and the other Transaction Agreements on the terms and subject to the conditions set forth herein or therein) exclusively in the courts designated in Section 5.5(a) without proof of actual damages,

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and all such rights and remedies at law or in equity shall be cumulative. Nothing contained in this Section 5.5(b) shall be deemed to be an election of remedies. The Parties further agree that no Party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.5; and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each Party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by any other Party and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the terms, provisions, covenants and obligations of this Agreement. Each Party further agrees not to assert that a remedy of specific performance is unenforceable, invalid, contrary to applicable Law or inequitable for any reason, nor to assert that a remedy of monetary damages or other remedy at law would provide an adequate remedy for any such breach. The Parties acknowledge and agree that the right of specific performance or injunctive relief contemplated by this Section 5.5 is an integral part of the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger, the TRA Payment and the Recapitalization, and without that right, none of the Company, Parent, Acquiror or the Stockholders would have entered into this Agreement or any of the Transaction Agreements.

Section 5.6 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 5.7 Notices. All notices and other communications hereunder shall be in writing in one of the following formats and shall be deemed given (a) upon actual delivery if personally delivered to the Party to be notified; (b) when sent if sent by email to the Party to be notified (with notice deemed given upon transmission; provided that no “bounceback” or notice of non-delivery is received); or (c) when delivered if sent by a courier (with confirmation of delivery); in each case to the Party to be notified at the following address:

if to the Company or Company LLC (prior to the Closing)::

Utz Brands, Inc.

900 High Street

33

Hanover, PA 17331

Attention:  Howard Friedman, Chief Executive Officer;

 Theresa Shea, Executive Vice President, Chief Legal

 Officer and Corporate Secretary

Email:    [***]

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention:   Scott R. Williams

     Anika Hermann Bargfrede

Email:    swilliams@sidley.com

     abargfrede@sidley.com

if to Parent or Acquiror (or, following the Closing, the Company or Company LLC):

c/o Intersnack Group GmbH & Co. KG

Intersnack Group GmbH & Co. KG

Klaus-Bungert-Str. 8a Süd

D - 40468 Düsseldorf

Attention:  Group Legal Director

Email:    [***]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

(212) 735-3000

Attention:  Neil Stronski

      June Dipchand

      Marissa Spalding

Email:    Neil.Stronski@skadden.com

      June.Dipchand@skadden.com

      Marissa.Spalding@skadden.com

if to either Stockholder:

c/o Sageworth

1861 Santa Barbara Drive

Lancaster, PA 17601

Attention:  Dylan Lissette

      Tim Brown

Email:    [***]

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with a copy (which shall not constitute notice) to:

Cozen O’Connor LLP

One Liberty Place

1650 Market Street Suite 2800

Philadelphia, PA 19103

Attention:  Larry P. Laubach

      Seth Popick

      Eileen Salimbene

Email:     LLaubach@cozen.com

      spopick@cozen.com

      esalimbene@cozen.com

or to such other address as any Party shall specify by written notice so given. Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or three (3) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 5.8 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties without the prior written consent of the other Parties; provided that Acquiror may assign any of its rights hereunder to a wholly-owned direct or indirect Subsidiary of Parent upon prior written notice to the other Parties, but no such assignment shall relieve Acquiror of any of its obligations hereunder, and any assignee must assume all obligations of the assignor under this Agreement in writing. Subject to the first sentence of this Section 5.8, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Any purported assignment not permitted under this Section 5.8 shall be null and void.

Section 5.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 5.10 Entire Agreement. This Agreement together with the exhibits hereto, schedules hereto and the other Transaction Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof, and supersede all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof.

Section 5.11 Amendments; Waivers.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties.

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Acquiror and the Company may, to the extent not prohibited by applicable Law and except as otherwise set forth herein, by mutual written agreement (a) extend the time for the performance of any of the obligations or other acts of any Stockholder hereunder, (b) waive any inaccuracies in the representations and warranties of any Stockholder contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of any Stockholder contained herein. Acquiror and the Stockholders may, to the extent not prohibited by applicable Law and except as otherwise set forth herein, by mutual written agreement (x) extend the time for the performance of any of the obligations or other acts of the Company or Company LLC hereunder, (y) waive any inaccuracies in the representations and warranties of the Company or Company LLC contained herein or in any document delivered pursuant hereto and (z) waive compliance with any of the agreements or conditions of the Company or Company LLC contained herein. The Company and the Stockholders may, to the extent not prohibited by applicable Law and except as otherwise set forth herein, by mutual written agreement (i) extend the time for the performance of any of the obligations or other acts of Acquiror hereunder, (ii) waive any inaccuracies in the representations and warranties of Acquiror contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions of Acquiror contained herein. The foregoing notwithstanding, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

(b) Prior to the Closing, if requested in writing (and consented to) by each of Parent, Acquiror and the Stockholders, then the Company and Company LLC will enter into amendments to the Closing Provisions of the Fourth A&R Company LLC Operating Agreement to be effective as of immediately following the TRA Payment; provided that such amendments (i) would not, and would not reasonably be expected to, (A) breach any of the Transaction Agreements or require consent under any of the Debt Financing Documents or (B) prevent, materially delay or materially impair the Closing; or (ii) in the good faith judgment of the Special Committee, adversely affect (A) the fairness to the Company or the Unaffiliated Company Stockholders of, or the advisability of, the Transaction Agreements and the transactions contemplated thereby or (B) the ability of the Special Committee to determine that the Transaction Agreements and the transactions contemplated thereby are in the best interests of the Company and the Unaffiliated Company Stockholders and make the Special Committee Recommendation or the ability of the Company Board of Directors to determine that the Transaction Agreements and the transactions contemplated thereby are in the best interests of the Company and the Unaffiliated Company Stockholders and make the Company Recommendation.

Section 5.12 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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Section 5.13 No Third-Party Beneficiaries.

(a) Each Party agrees that (i) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and (ii) this Agreement is not intended to, and does not, confer upon any person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Notwithstanding the foregoing, the Company shall have the right, on behalf of holders of shares of Class A Common Stock (each of whom shall be an express third-party beneficiary of this Agreement solely to the extent required for this sentence to be enforceable) to pursue and enforce the right set forth in Section 4.2 in accordance with and subject to the limitations contained in Section 4.2 to a payment from an Acquiror Party (pursuant to Section 9.13 of the Merger Agreement) or a Stockholder in an amount representing, or based on the loss of, the premium the holders of shares of Class A Common Stock would be entitled to receive pursuant to the Merger Agreement; provided that (x) such holders shall not be entitled to pursue such damages, costs, expenses, liabilities or other relief on their own behalf, and the Company, in its sole and absolute discretion, shall have the sole and exclusive authority to pursue and enforce such rights on behalf of such holders and (y) any amounts received by the Company in connection therewith may be retained by the Company, as contemplated by the DGCL.

(b) Notwithstanding anything in this Agreement or any of the other Transaction Agreements to the contrary, the Parties agree that neither the Company nor Company LLC is making any representations or warranties with respect to the Fourth A&R Company LLC Operating Agreement under Section 2.2(b)(i)(i), Section 2.2(b)(i)(ii), Section 2.3(b)(i)(i) or Section 2.3(b)(i)(ii) of this Agreement.

Section 5.14 Interpretation. For the purposes of this Agreement, (a) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term; (b) references to the terms Article, Section, paragraph, Exhibit and Schedule are references to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (c) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires; (d) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (e) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (f) unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive; (g) the word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date; (h) references to “written” or “in writing” include in electronic form; (i) the phrase “has had” shall refer only to the period covered by such representation; (j) a reference to any person includes such person’s successors and permitted assigns; (k) references to “$” shall mean U.S. dollars; (l) any reference to “days” means calendar days unless Business Days are expressly specified; (m) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; if the day at the end of the period is not a Business Day, then such period shall end on the close of the next immediately following Business Day; (n) references in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes, unless otherwise provided; and (o) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined

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therein. Each of the Parties has participated in the negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement. This Agreement has been prepared in the English language only. Where a German term has been inserted with respect to a certain English term, such German term shall be authoritative for the interpretation throughout this Agreement.

Section 5.15 Certain Special Committee Matters. Prior to the Closing, any (a) waiver, consent or approval by the Company or Company LLC under this Agreement shall only be effective if it was approved by the Special Committee and (b) any enforcement or any defense of any enforcement of any rights under this Agreement by the Company or Company LLC will be controlled by the Special Committee. For the avoidance of doubt, prior to the Closing this Agreement shall not be amended or modified without the prior written consent of the Special Committee (in addition to the approvals of the Parties required pursuant to Section 5.11).

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the Parties have entered into this Implementation Agreement as of the date first set forth above.

UTZ BRANDS, INC.

By:	/s/ Howard Friedman
Name: Howard Friedman
Title: Chief Executive Officer

UTZ BRANDS HOLDINGS, LLC

By:	/s/ Howard Friedman
Name: Howard Friedman
Title: Chief Executive Officer

[Signature Page to Implementation Agreement]

INTERSNACK GROUP GMBH & CO. KG

By:	/s/ Johan van Winkel
Name: Johan van Winkel
Title: Executive Chairman

By:	/s/ Henrik Bauwens
Name: Henrik Bauwens
Title: Managing Director

IDAHO USA, INC.

By:	/s/ Johan van Winkel
Name: Johan van Winkel
Title: Chief Executive Officer

By:	/s/ Henrik Bauwens
Name: Henrik Bauwens
Title: Chief Financial Officer and Secretary

[Signature Page to Implementation Agreement]

SERIES U OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: President and Chief Executive Officer

SERIES R OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: President and Chief Executive Officer

[Signature Page to Implementation Agreement]

SCHEDULE A

Ownership

Stockholder	Common Units
Series U of UM Partners, LLC	47,046,650
Series R of UM Partners, LLC	8,302,350
Utz Brands, Inc.	88,613,213

SCHEDULE B

Additional Agreements

[Omitted]

Exhibit 3.1

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED BY-LAWS

OF

UTZ BRANDS, INC.

(Effective as of July 20, 2026)

The Amended and Restated By-Laws (the “By-Laws”) of Utz Brands, Inc., a Delaware corporation (the “Corporation”), are hereby amended as follows:

1.	The first sentence of Article I, Section 2 of the By-Laws is hereby amended and restated as follows, with new text bolded and italicized for ease of reference:

“Except as otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”) or the certificate of incorporation of the Corporation (as amended or restated from time to time, the “Certificate of Incorporation”), and subject to the rights of the holders of any class or series of Preferred Stock (as defined in the Certificate of Incorporation), special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board or an authorized committee thereof, the Chairman of the Board or the Chief Executive Officer of the Corporation.”

2.	Article I, Section 5 of the By-Laws is hereby amended and restated as follows, with new text bolded and italicized for ease of reference:

“The Chairman of the Board, or in the absence of the Chairman of the Board or at the Chairman of the Board’s direction, the Chief Executive Officer, or in the Chief Executive Officer’s absence or at the Chief Executive Officer’s direction, any officer of the Corporation shall call all meetings of the stockholders to order and shall act as chairman of any such meetings; provided, however, that from the date of the execution of that certain Agreement and Plan of Merger, dated as of July 20, 2026, by and among the Corporation, Idaho USA, Inc., a Delaware corporation, Idaho Merger Sub, Inc., a Delaware corporation, and Intersnack Group GmbH & Co. KG, a German limited partnership (the “Merger Agreement”), until the earlier of the Closing (as defined in the Merger Agreement) and the valid termination of the Merger Agreement in accordance with its terms, except as otherwise required by the DGCL or the Certificate of Incorporation, and subject to the rights of the holders of any class or series of Preferred Stock, the Chairman of the Special Committee of the Board formed on January 23, 2026 (or his designee) shall call any special meetings of the stockholders to order and shall act as chairman of any such meetings. The Secretary of the Corporation or, in such officer’s absence, an Assistant Secretary, shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting. The Board or an authorized committee thereof may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Unless otherwise determined by the Board or an authorized committee thereof prior to the meeting, the chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, convening the meeting and (for any or no reason) recessing or adjourning the meeting (whether or not a quorum is present), announcing the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote, imposing restrictions on the persons (other than stockholders of record of the Corporation or their duly appointed proxies) who may attend any such meeting, establishing procedures for the transaction of business at the meeting (including the dismissal of business not properly presented), maintaining order at the meeting and safety of those present, restricting entry to the meeting after the time fixed for commencement thereof and limiting the circumstances in which any person may make a statement or ask questions at any meeting of stockholders. Unless and to the extent determined by the Board or an authorized committee thereof or the chairman over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of July 20, 2026, by and among Idaho USA, Inc., a Delaware corporation (“Acquiror”); the persons listed on the signature pages hereto (each, a “Stockholder”, and collectively, the “Stockholders”), each such Stockholder being a stockholder of Utz Brands, Inc., a Delaware corporation (the “Company”); the Company; and Intersnack Group GmbH & Co. KG, a German limited partnership (Kommanditgesellschaft) (“Parent” and, together with Acquiror, the “Acquiror Parties”).

WHEREAS, as of the date hereof, each Stockholder is the record or “beneficial” owner (as defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934 (as amended, and the rules promulgated thereunder the “Exchange Act”)) of the number of shares of Class A Common Stock of the Company, par value $0.0001 (the “Class A Shares”), and, if applicable, the number of shares of Class V Common Stock of the Company, par value $0.0001 (the “Class V Shares”, and together with the Class A Shares, with respect to each Stockholder, his, her or its “Company Shares”), as set forth opposite such Stockholder’s name on Exhibit A hereto;

WHEREAS, concurrently with the execution and delivery of this Agreement, Acquiror, Idaho Merger Sub, Inc., a Delaware corporation and direct or indirect wholly-owned Subsidiary of Acquiror (“Merger Sub”), Parent and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, at the Effective Time, Merger Sub will merge with and into the Company with the Company surviving the merger (the “Merger”);

WHEREAS, the affirmative vote of (i) the holders of a majority of the issued and outstanding shares of Company Common Stock and (ii) a majority of the votes cast by the disinterested stockholders (as such term is defined in Section 144 of the DGCL) (which, for the avoidance of doubt, shall exclude any stockholder that is not an Unaffiliated Company Stockholder), in each case, in favor of the approval and adoption of the Merger Agreement, the other Transaction Agreements and the transactions contemplated thereby, including the Merger, the TRA Payment and the Recapitalization, is a condition to the consummation of the Merger;

WHEREAS, as of the date hereof and subject to the terms and conditions herein, each Stockholder has determined to vote in favor of the approval and adoption of the Merger Agreement, the other Transaction Agreements and the transactions contemplated thereby, including the Merger, the TRA Payment and the Recapitalization, and in furtherance thereof has agreed to enter into this Agreement; and

WHEREAS, in order to induce Parent, Acquiror and the Company to enter into the Merger Agreement, Parent, Acquiror and the Company have requested each Stockholder, and each Stockholder has agreed to, enter into this Agreement with respect to all Company Shares, now or hereafter owned (whether beneficially or of record) by each such Stockholder.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1

VOTING AGREEMENT; GRANT OF PROXY

Section 1.01 Voting Agreement. From the date hereof until the termination of this Agreement in accordance with Section 6.03, each Stockholder shall (x) appear (either in person or by proxy) at each meeting (whether annual or special and each adjourned or postponed meeting and including the Company Special Meeting) of the stockholders of the Company concerning proposals related to the Merger, the Merger Agreement, the other Transaction Agreements and the transactions contemplated thereby, any Company Takeover Proposal or any other transaction contemplated by the Merger Agreement or any other Transaction Agreement or at which any matter set forth in this Section 1.01 is being considered, however called, or otherwise cause all of the Company Shares owned (whether beneficially or of record) at such time by such Stockholder to be counted as present thereat for purposes of calculating a quorum, and respond to each request by the Company for written consent, if any, and (y) vote or cause to be voted (including by proxy or written consent, if applicable, with respect to) all Company Shares (including any New Company Shares (as defined below), as applicable) owned (whether beneficially or of record) at such time by such Stockholder:

(a) with respect to each meeting (or with respect to any action by written consent) at or for which a vote of such Stockholder is requested for the approval and adoption of the Merger Agreement, the other Transaction Agreements and the transactions contemplated thereby, including the Merger, the TRA Payment and the Recapitalization (a “Merger Proposal”), in favor of such Merger Proposal (and, in the event that such Merger Proposal is presented as more than one proposal, in favor of each proposal that is part of such Merger Proposal), and in favor of any other transactions or matters expressly contemplated by the Merger Agreement;

(b) in favor of any proposal to adjourn or postpone any meeting of the stockholders of the Company if the Company or Acquiror requests such postponement or adjournment in accordance with Section 6.6(f) of the Merger Agreement;

(c) in favor of any other proposal necessary for the consummation of the Merger, the TRA Payment, the Recapitalization and the other transactions contemplated by the Merger Agreement and the other Transaction Agreements considered and voted upon by the stockholders of the Company at any meeting of the stockholders of the Company (or with respect to any action by written consent);

(d) against any Company Takeover Proposal, without regard to the terms of such Company Takeover Proposal, or any other transaction, proposal, agreement or action made in opposition to approval or adoption of the Merger Agreement, any other Transaction Agreement or in competition with the Merger, the TRA Payment, the Recapitalization and the other transactions or matters expressly contemplated by the Merger Agreement or any other Transaction Agreement;

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(e) against any other action, agreement or transaction that would or would reasonably be expected, to materially impede, interfere with, delay, postpone or adversely affect the consummation of the Merger, the TRA Payment and the Recapitalization, or the performance by such Stockholder of his, her or its obligations under this Agreement; and

(f) against any action, proposal, transaction or agreement that would or would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or any other Transaction Agreement, or of such Stockholder contained in this Agreement or any other Transaction Agreement to which such Stockholder is a party (clauses (a) through (f) of this Section 1.01, the “Required Votes”).

For the avoidance of doubt, except as expressly set forth in this Section 1.01, no Stockholder shall be restricted from voting in any manner with respect to any other matters presented or submitted to the stockholders of the Company.

Section 1.02 Solicitation. Each Stockholder further agrees that, until the termination of this Agreement, subject to Section 6.17, such Stockholder will not:

(a) solicit proxies or, other than in such Stockholder’s capacity as a director of the Company, as applicable, become a “participant” in a “solicitation” (as such terms are defined in Schedule 14A and Rule 14a-1, respectively, under the Exchange Act) in connection with either any proposal to approve the Merger Agreement and the Merger or any other Transaction Agreement and any transaction contemplated thereby, including the TRA Payment and the Recapitalization, or any Company Takeover Proposal;

(b) initiate a stockholders’ vote with respect to a Company Takeover Proposal;

(c) enter into any written agreement, arrangement or understanding that would result in such Stockholder becoming a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to a Company Takeover Proposal; provided that nothing herein (including Section 5.04) shall prohibit (i) any Stockholder or any of his, her or its Representatives from participating at the Special Committee’s direction in any discussions or negotiations (including with respect to a possible stockholders’ consent or voting agreement) in connection with any Company Takeover Proposal in the event that the Company becomes, and only while the Company is, expressly permitted to engage in such discussions or negotiations pursuant to Section 6.3(c) or Section 6.3(f) of the Merger Agreement with respect to such Company Takeover Proposal, (ii) any Stockholder or any of his, her or its Representatives from engaging in discussions or negotiations expressly permitted by Section 5.08 (but subject to the terms thereof), or (iii) any Stockholder from entering into any written agreement that would result in such Stockholder becoming a member of such “group” if at the time of entering into such written agreement the Company substantially concurrently terminates the Merger Agreement to enter into a definitive agreement relating to a Company Superior Proposal pursuant to Section 8.1(g) of the Merger Agreement; or

(d) authorize, resolve, agree or commit to do any of the foregoing.

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Section 1.03 Irrevocable Proxy. Each Stockholder hereby revokes any and all previous proxies granted by such Stockholder with respect to Company Shares owned (whether beneficially or of record) by him, her or it as of the date of this Agreement. In the event, but only in the event, that Stockholder fails to comply with any of his, her or its obligations set forth in Section 1.01 (and Stockholder shall give prompt written notice of such failure in accordance with Section 6.05 and, in any event, before the closing of the voting at the Company Special Meeting with sufficient time to allow Parent to exercise its rights under this Section 1.03), then each Stockholder hereby irrevocably grants to, and appoints, Parent and any designee of Parent (determined in Parent’s sole discretion) as such Stockholder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in such Stockholder’s name, to appear, vote, or cause to be voted (including by proxy or written consent, if applicable) (until the termination of this Agreement in accordance with Section 6.03) any Company Shares owned (whether beneficially or of record) by such Stockholder solely to the extent, and in the manner, expressly set forth with respect to the Required Votes in Section 1.01. In the event that a proxy granted by any Stockholder pursuant to this Section 1.03 becomes effective, Parent agrees that it shall promptly take the actions (and vote the Company Shares in the manner) the Stockholder was required to by Section 1.01 and shall confirm in writing to the Company as promptly as reasonably practicable thereafter that it has taken the actions (and voted the Company Shares in the manner) the Stockholder was required to by Section 1.01. The proxy granted by any Stockholder pursuant to this Section 1.03, if it becomes effective, except upon the termination of this Agreement in accordance with Section 6.03, is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Each Stockholder hereby affirms that such irrevocable proxy, if it becomes effective, is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 6.03, is intended to be irrevocable. Each Stockholder agrees, subject to this Section 1.03 and unless and until this Agreement is terminated in accordance with Section 6.03, to vote his, her or its Company Shares (including any New Company Shares) in accordance with Section 1.01(a) through Section 1.01(f) above and to otherwise comply with Section 1.01. The parties hereto agree that the foregoing is a voting agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants to the Company and the Acquiror Parties, severally with respect to such Stockholder, and not jointly, that:

Section 2.01 Authorization.

(a) Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform his, her or its covenants and other obligations hereunder. The execution and delivery of this Agreement by such Stockholder, the performance by such Stockholder of his, her or its covenants and obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder (to the extent such Stockholder is not a natural person), and no additional proceedings or actions on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of his, her or its covenants or other obligations hereunder, or the consummation by such Stockholder of the transactions contemplated hereby.

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(b) This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Parent, Acquiror and the Company, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity. No consent of Stockholder’s spouse (if Stockholder is a natural person) is necessary under any community property or other applicable Laws for Stockholder to enter into, and perform, his or her obligations under this Agreement.

Section 2.02 Non-Contravention. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not (a) violate any Law applicable to such Stockholder, (b) require any further consent or other action by any person under any provision of any agreement or other instrument binding on such Stockholder or (c) result in the creation of any lien, mortgage, encumbrance, pledge or security interest of any kind (collectively, “Liens”) upon such Stockholder’s Company Shares.

Section 2.03 Actions and Proceedings. As of the date hereof, there are no (a) Legal Proceedings pending or, to the knowledge of such Stockholder, threatened against such Stockholder or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder or impair the exercise by Parent, Acquiror or the Company of its respective rights under this Agreement or the ability of such Stockholder to fully perform his, her or its covenants and obligations pursuant to this Agreement.

Section 2.04 No Inconsistent Agreements. Except for this Agreement, such Stockholder has not:

(a) granted any proxies or powers of attorney, or any other authorization or consent with respect to any or all of his, her or its Company Shares with respect to the matters set forth in Section 1.01; or

(b) (i) deposited any of his, her or its Company Shares into a separate voting trust or (ii) entered into a voting agreement with respect to any of his, her or its Company Shares (or any other agreement or arrangement with respect to the voting of such Company Shares) with respect to the matters set forth in Section 1.01.

Section 2.05 Ownership. As of the date hereof, such Stockholder owns (whether beneficially or of record) those Company Shares set forth opposite such Stockholder’s name on Exhibit A hereto. Such Stockholder is the sole beneficial owner and has (and, other than in connection with Transfers (as defined below) of Class A Shares to Permitted Transferees (as defined below) in accordance with the terms hereof, will have at all times through the Closing)

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sole beneficial ownership, sole voting power (including the right to control such vote as contemplated herein) and sole power of disposition with respect to such Company Shares (and any New Company Shares), and sole power to issue instructions with respect to the matters set forth in Article 1 hereof and sole power to agree to all of the matters set forth in this Agreement, free and clear of any Liens (other than such Liens created by this Agreement, Liens applicable to the Company Shares that may exist pursuant to securities Laws, Liens under the Company’s organizational documents, customary Liens pursuant to the terms of any custody or similar agreement applicable to the Company Shares held in brokerage accounts, Liens under the Amended Company LLC Operating Agreement or Liens imposed pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions (collectively, “Permitted Liens”)). No person other than such Stockholder has any right to direct or approve the voting or disposition of any of such Stockholder’s Company Shares with respect to the matters set forth in Section 1.01. Such Stockholder has not entered into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer (as defined below) with respect to any of the Company Shares owned (whether beneficially or of record) by such Stockholder, other than with respect to the Class V Shares as set forth in Section 4.6 and Article IX of the Amended Company LLC Operating Agreement.

Section 2.06 Broker Fees. There is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of such Stockholder who is entitled to any financial advisor’s, brokerage, finder’s or other fee or commission in connection with this Agreement, the Merger Agreement or any other Transaction Agreement and the transactions contemplated hereby and thereby that would be payable by any Person other than such Stockholder (and/or any other Stockholder).

Section 2.07 Acknowledgement. Such Stockholder understands and acknowledges that each of Parent, the Company and Acquiror is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR PARTIES

Each of Parent and Acquiror represents and warrants to the Company and each Stockholder that:

Section 3.01 Authorization.

(a) Such Acquiror Party has all requisite corporate or similar power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by such Acquiror Party has been duly authorized by all necessary corporate or similar action on the part of such Acquiror Party, and no other corporate or similar proceedings or actions on the part of such Acquiror Party are necessary to authorize the execution and delivery by such Acquiror Party of this Agreement or the consummation of the transactions contemplated hereby.

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(b) This Agreement has been duly executed and delivered by such Acquiror Party and, assuming the due authorization, execution and delivery by each Stockholder, the other Acquiror Party and the Company, constitutes a legal, valid and binding obligation of such Acquiror Party, enforceable against it in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity.

Section 3.02 Non-Contravention. The execution, delivery and performance by such Acquiror Party of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate any Law, (b) require any consent or other action by any person under any provision of any agreement or other instrument binding on such Acquiror Party or (c) result in the creation of any Lien upon any of the properties or assets of such Acquiror Party.

Section 3.03 Actions and Proceedings. As of the date hereof, there are no (a) Legal Proceedings pending or, to the knowledge of such Acquiror Party, threatened against such Acquiror Party or any of its Affiliates or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder or impair the exercise by any of the Stockholders or the Company of their respective rights under this Agreement or the ability of such Acquiror Party to fully perform its covenants and obligations pursuant to this Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Acquiror Parties and each Stockholder that:

Section 4.01 Authorization.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings or actions on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each Stockholder and the Acquiror Parties, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity.

Section 4.02 Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate any Law, (b) require any consent or other action by any person under any provision of any agreement or other instrument binding on the Company or (c) result in the creation of any Lien upon any of the properties or assets of the Company.

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Section 4.03 Actions and Proceedings. As of the date hereof, there are no (a) Legal Proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Affiliates or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder or impair the exercise by any of the Stockholders or the Acquiror Parties of their respective rights under this Agreement or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

ARTICLE 5

COVENANTS OF THE STOCKHOLDERS

Each Stockholder hereby covenants and agrees, severally with respect to such Stockholder, and not jointly, that:

Section 5.01 No Proxies for or Encumbrances on Company Shares. Such Stockholder shall not, without the prior written consent of Parent and the Company, directly or indirectly, (i) grant any proxies (other than as set forth in this Agreement), consents or powers of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any Company Shares or deposit any Company Shares, in each case, with respect to the matters set forth in Section 1.01 in a voting trust, (ii) create or permit to exist any Lien (other than Permitted Liens), or take or agree to take any other action, that would or would reasonably be expected to prevent such Stockholder from voting the Company Shares owned (whether beneficially or of record) by him, her or it in accordance with this Agreement or from complying in all material respects with his, her or its other obligations under this Agreement, or (iii) enter into any hedge, swap or other transaction or Contract which is designed to (or is reasonably expected to) lead to or result in a transfer of the economic consequences of ownership of any Company Shares, whether any such transaction is to be settled by delivery of Company Shares, in cash or otherwise.

Section 5.02 No Transfer of Company Shares.

(a) During the period beginning on the date hereof and ending as of the termination of this Agreement in accordance with Section 6.03, except as consented to in advance in writing by Parent and the Company, such Stockholder agrees not to, directly or indirectly, offer, sell, transfer, assign, tender in any tender or exchange offer, pledge, hypothecate, exchange, encumber or otherwise dispose of (including by merger, business combination, consolidation, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily (“Transfer”) such Stockholder’s Company Shares or any New Company Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), other than, in the case of a Stockholder’s Class A Shares only, to a Permitted Transferee (as defined below), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of, any of such Stockholder’s Company Shares or New Company Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law); provided, that, such Transfer of Class A Shares may be made to a Permitted

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Transferee only if (i) such Permitted Transferee agrees in writing to be bound by the terms of this Agreement as if he, she or it were a party hereto; (ii) such written instrument expressly provides each of the Company and Parent with the ability to enforce the obligations of such Stockholder and the Permitted Transferee with respect to such Class A Shares, including causing such Class A Shares to vote in accordance with the Required Votes; and (iii) prompt notice of such Transfer to such Permitted Transferee is delivered to Parent and the Company pursuant to Section 6.05.

(b) From and after the date of this Agreement and ending as of the termination of this Agreement in accordance with Section 6.03, such Stockholder agrees not to request the Company to register or otherwise recognize the transfer (book-entry or otherwise) of any of such Stockholder’s Company Shares or any certificate or uncertificated interest representing any of such Stockholder’s Company Shares, except for Transfers of Class A Shares as permitted by, and in accordance with, this Agreement, and the Company agrees to direct the stock transfer agent not to register or otherwise recognize any transfer (book-entry or otherwise), except for Transfers of Class A Shares as permitted by, and in accordance with, this Agreement. The Stockholder authorizes the Company to instruct the transfer agent not to recognize any Transfers of Company Shares on the Company’s books and records except for Transfers of Class A Shares as permitted by, and in accordance with, this Agreement. The Company agrees to promptly provide such instruction to the transfer agent following the execution of this Agreement.

(c) Any attempted Transfer of Company Shares in violation of this Section 5.02 shall be null and void ab initio.

(d) A “Permitted Transferee” means, with respect to a Stockholder, (i) any person by will or the laws of intestacy, (ii) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild of the spouse of any child, adopted child, grandchild or adopted grandchild of such Stockholder (if such Stockholder is a natural person), (iii) any trust, the beneficiaries of which include only such Stockholder and his or her family members (including the persons named in clause (ii)) (if such Stockholder is a natural person), (iv) any partnership or limited liability company, all partners or members of which include only such Stockholder and his or her family members (including the persons named in clause (ii)) and any trust named in clause (iii) (if such Stockholder is a natural person), (v) if such Stockholder is an entity, any of its partners (including limited or general partners), members, stockholders and affiliates in connection with a pro rata distribution of such Company Shares (including any New Company Shares), (vi) an entity qualified as a 501(c)(3) charitable organization, in connection with a bona fide gift or gifts thereto, and (vii) in the event that such Stockholder is a natural person, to any person by operation of law pursuant to a qualified domestic order, divorce settlement, divorce decree or similar separation agreement. For the avoidance of doubt, a Permitted Transferee may Transfer Company Shares to his, her or its own Permitted Transferees in accordance with the terms and subject to the conditions of this Section 5.02.

Section 5.03 Additional Company Shares. Each Stockholder agrees that any Company Shares (or other voting securities of the Company or any other securities exchangeable for, or convertible into, any voting securities of the Company) that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the termination of this Agreement in accordance with Section 6.03 (“New Company Shares”) shall be subject to the terms and conditions of this Agreement to the

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same extent as the Company Shares currently owned by such Stockholder (it being understood, for the avoidance of doubt, that any such New Company Shares shall be subject to the terms of this Agreement as though owned by such Stockholder on the date hereof, and the representations and warranties in Article 2 above shall be true and correct as of the date that beneficial ownership of such New Company Shares is acquired).

Section 5.04 No Solicitation. Each Stockholder hereby agrees that, during the term of this Agreement, such Stockholder shall not take any action, in his, her or its capacity as a stockholder of the Company, that the Company otherwise is then-prohibited from taking under Section 6.3 of the Merger Agreement.

Section 5.05 Disclosure. Each Stockholder hereby consents to and authorizes the publication and disclosure by the Acquiror Parties and the Company in the Proxy Statement, the Schedule 13e-3 or other disclosure document or filing required by applicable Law to be filed with the SEC or any other Governmental Entity in connection with this Agreement, the Merger Agreement, any other Transaction Agreement or the transactions contemplated hereby or thereby, of such Stockholder’s identity and ownership, this Agreement and the nature of such Stockholder’s commitments, arrangements and understandings pursuant to this Agreement and such other information required in connection with such disclosure; provided, that the Company and Acquiror shall (with respect to any of its disclosures) give such Stockholder and his, her or its legal counsel a reasonable opportunity to review and comment on such disclosures and shall consider such comments in good faith prior to any such disclosures being made public (provided, that by executing this Agreement, such Stockholder hereby consents to the filing of this Agreement by the Company in the Proxy Statement, the Schedule 13e-3 or other disclosure document or filing required by applicable Law to be filed with the SEC or other Governmental Entity in connection with this Agreement, the Merger Agreement, the other Transaction Agreements or the transactions contemplated hereby or thereby). As promptly as practicable after obtaining actual knowledge thereof, each Stockholder shall notify the Acquiror Parties and the Company of any required corrections with respect to such information previously supplied by such Stockholder to the Acquiror Parties or the Company hereunder, if and to the extent that any such information shall have become false or misleading in any material respect (whether expressly or by omission). Each Stockholder will promptly provide any information reasonably requested by Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the Merger (including filings with the SEC).

Section 5.06 Appraisal and Dissenter’s Rights. Each Stockholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to such Stockholder’s Company Shares or New Company Shares.

Section 5.07 Share Dividends, etc. In the event of a stock split, stock dividend or stock distribution, or any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, in each case affecting the Company Shares, the terms “Company Shares” and “New Company Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and stock distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

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Section 5.08 Company Takeover Proposals. Notwithstanding anything in this Agreement or any other Transaction Agreement to the contrary, (a) each Stockholder and his, her or its Representatives may (and shall if requested by the Special Committee and not otherwise prohibited by this Agreement) evaluate any bona fide Company Takeover Proposal or any bona fide inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, and engage in discussions and negotiations with (and provide information to) (i) any Family Stockholders or any of their Representatives regarding any such bona fide Company Takeover Proposal, inquiry, proposal or offer, and (ii) the Company or any of its Subsidiaries or any of their respective Representatives regarding any such bona fide Company Takeover Proposal, inquiry, proposal or offer, in each case, including any potential arrangements that may be entered into by any Family Stockholder in connection with such Company Takeover Proposal, inquiry, proposal or offer; provided, however, that, in the case of each of clauses (a)(i) and (a)(ii), each Stockholder and his, her or its Affiliates and Representatives shall not discuss or negotiate with any person or his, her or its Representatives who made any such bona fide Company Takeover Proposal, inquiry, proposal or offer except as expressly contemplated by the following clause (b) and the other provisions of this Section 5.08 and Section 5.04, and (b) if the Company is permitted to engage in discussions or negotiations with a person relating to a Company Takeover Proposal under Section 6.3 of the Merger Agreement, each Stockholder and his, her or its Representatives may, solely during the period the Company is permitted to engage in such discussions or negotiations with such person under Section 6.3 of the Merger Agreement, (i) engage in any discussions or negotiations with such person and his, her or its Representatives solely during the time the Company is permitted to engage in discussions or negotiations with such person under Section 6.3 of the Merger Agreement, (ii) enter into a confidentiality agreement with such person; provided that the Stockholders and their respective Affiliates and Representatives shall not enter into a confidentiality agreement or other agreement with any such person or any other person which prohibits a Stockholder or his, her or its Affiliates or Representatives from providing to Acquiror or its Representatives the materials and other information required to be provided to Acquiror and its Representatives pursuant to this Section 5.08, and (iii) take any actions the Company or any of its Representatives is permitted to take relating to such Company Takeover Proposal (including the negotiation of any arrangements to be entered into by any of the Family Stockholders in connection with any such Company Takeover Proposal). In the event that a Stockholder or any legal, financial or other third-party professional advisor engaged by such Stockholder in connection with the transactions set forth in the Implementation Agreement (collectively with respect to a given Stockholder, such Stockholder’s “Stockholder Related Persons”) receives or otherwise becomes aware of a Company Takeover Proposal or any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal (including any inquiry, proposal, offer or request with respect to any potential arrangements to be entered into by any of the Family Stockholders in connection with any such Company Takeover Proposal), or any request for information relating thereto, the applicable Stockholder shall (A) as promptly as reasonably practicable (and in any event within twenty-four (24) hours) notify Acquiror of such Company Takeover Proposal, inquiry, proposal, offer or request, the identity of such person making such Company Takeover Proposal, inquiry, proposal, offer or request and provide a description of the material terms and conditions thereof (as well as any material terms and conditions of any arrangement that such person proposes relating to any Stockholder in connection with such Company Takeover Proposal), but in each case only to the extent that such Stockholder or any of his, her or its Stockholder Related Persons receives or

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otherwise becomes aware of such information, and (B) not engage in discussions or negotiations with, provide information to, or enter into any agreements with, such person or his, her or its Affiliates or Representatives except as permitted by Section 5.04 or this Section 5.08. The Stockholders shall keep Acquiror reasonably informed, on a reasonably current basis, as to the status (including any developments, discussions or negotiations, but only to the extent that such Stockholder or any of his, her or its Stockholder Related Persons receives or otherwise becomes aware of such information) of, such Company Takeover Proposal, inquiry, proposal, offer or request (including by as promptly as practicable (and in any event within twenty-four (24) hours of receipt) providing Acquiror a description of any changes to the material terms and conditions of such Company Takeover Proposal as well as any material terms and conditions of any arrangement that such person proposes relating to any Stockholder in connection with such Company Takeover Proposal, but only to the extent such Stockholder or any of his, her or its Stockholder Related Persons receives or otherwise becomes aware of such information). During the periods contemplated by the first proviso of Section 6.3(f) of the Merger Agreement, each Stockholder shall provide Acquiror any proposed definitive agreements to be entered into by any of the Stockholders in connection with any such Company Takeover Proposal and negotiate, in good faith, with the Acquiror and its Representatives (if, and to the extent, Acquiror has indicated its desire to negotiate) revisions to the terms of the agreements to which any such Stockholder is a party in connection with this Agreement, the Merger Agreement and other Transaction Agreements; provided, however, that no Stockholder shall be required to waive or amend any provisions in any such agreements. For the avoidance of doubt, none of the actions that the Stockholders (in their capacity as such) are permitted to take under this Section 5.08 shall be considered, in and of itself, an Adverse Recommendation Change.

ARTICLE 6

MISCELLANEOUS

Section 6.01 Definitional and Interpretive Provisions.

(a) Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

(b) For the purposes of this Agreement, (i) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term; (ii) references to the terms Article, Section, paragraph and Exhibit are references to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified; (iii) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires; (iv) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (vi) unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive; (vii) the word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date; (viii) references to “written” or “in writing” include in electronic form; (ix) a reference to any person includes such

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person’s successors and permitted assigns; (x) references to “$” shall mean U.S. dollars; (xi) any reference to “days” means calendar days unless Business Days are expressly specified; (xii) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; if the day at the end of the period is not a Business Day, then such period shall end on the close of the next immediately following Business Day; (xiii) references in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, and which is in effect on the date such Law or specific provision is applied; and (xiv) the phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to immediately prior to the execution and delivery of this Agreement, unless the context requires otherwise. Each of the parties hereto has participated in the negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement. This Agreement has been prepared in the English language only. Where a German term has been inserted with respect to a certain English term, such German term shall be authoritative for the interpretation throughout this Agreement.

(c) For purposes of this Agreement, the term “beneficially owned” (and correlative terms) has the meaning ascribed to it in Rule 13d-3 adopted by the SEC under the Exchange Act.

Section 6.02 Further Assurances. The Company (with respect to Section 5.02(b)), the Acquiror Parties and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

Section 6.03 Amendments; Waivers; Termination. Subject to the provisions of applicable Law, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto. The foregoing notwithstanding, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. This Agreement shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with the terms thereof, (ii) with respect to a given Stockholder, the written consent of Acquiror, the Company and such Stockholder and (iii) the receipt of the Company Stockholder Approval; provided, that, notwithstanding anything in this Agreement to the contrary, the termination of this Agreement shall not relieve any party hereto of liability for any Fraud or Willful Breach of this Agreement prior to such termination (which shall include, in the case of clause (i) and the Company as an aggrieved party and Parent as a breaching party, in addition to any other remedies available at law or in equity, the right to pursue claims for a payment from Parent (and in no event, shall the Company have the right to pursue any claims for such payment against all or any of the Stockholders arising out of any breach of this Agreement by any Stockholder) in an amount

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representing, or based on the loss of, the premium the holders of Class A Shares would be entitled to receive pursuant to the terms of the Merger Agreement). Subject to the foregoing, upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any party hereto. Notwithstanding the preceding sentence, Article 6 of this Agreement (except for Section 6.02) shall survive any termination of this Agreement. “Fraud” means, with respect to any party, actual and intentional fraud under Delaware law with respect to the making of the representations and warranties of such party expressly set forth herein, and shall exclude constructive fraud, negligent misrepresentation, equitable fraud, promissory fraud, unfair dealing fraud, fraud premised on constructive knowledge or negligence.

Section 6.04 No Survival. None of the representations, warranties, covenants and agreements in this Agreement shall survive the termination of this Agreement in accordance with Section 6.03.

Section 6.05 Notices. All notices and other communications hereunder shall be in writing in one of the following formats and shall be deemed given (a) upon actual delivery if personally delivered to the party hereto to be notified; (b) when sent if sent by email to the party hereto to be notified (with notice deemed given upon transmission; provided that no “bounceback” or notice of non-delivery is received); or (c) when delivered if sent by a courier (with confirmation of delivery); in each case to the party hereto to be notified at the following address:

If to the Acquiror Parties, to:

c/o Intersnack Group GmbH & Co. KG

Klaus-Bungert-Str. 8a Süd

D - 40468 Düsseldorf

Attention:  Group Legal Director

Email:    [***]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

(212) 735-3000

Attention:   Neil Stronski

June Dipchand

Marissa Spalding

Email:    Neil.Stronski@skadden.com

June.Dipchand@skadden.com

Marissa.Spalding@skadden.com

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If to the Company, to:

Utz Brands, Inc.

900 High Street

Hanover, PA 17331

Attention:   Howard Friedman, Chief Executive Officer;

Theresa Shea, Executive Vice President, Chief Legal

Officer and Corporate Secretary

Email:    [***]

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention:   Scott R. Williams

Anika Hermann Bargfrede

Email:    swilliams@sidley.com

abargfrede@sidley.com

If to any Stockholder, to the address specified for such Stockholder on Exhibit A hereto, with a copy (which shall not constitute notice) to:

Cozen O’Connor

1650 Market Street, Suite 2800

Philadelphia, PA 19103

Attention:   Larry P. Laubach

Seth Popick

Eileen Salimbene

Email:    llaubach@cozen.com

spopick@cozen.com

esalimbene@cozen.com

or to such other address as any party hereto shall specify by written notice so given. Any party hereto may notify any other party hereto of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or three (3) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 6.06 Expenses. All costs and expenses incurred in connection with this Agreement and the other transactions contemplated by this Agreement shall be paid by the party hereto incurring or required to incur or satisfy such expenses.

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Section 6.07 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties hereto; provided that Acquiror may assign any of its rights hereunder to a wholly-owned direct or indirect Subsidiary of Parent upon prior written notice to the other parties hereto, but no such assignment shall relieve Acquiror of any of its obligations hereunder, and any assignee must assume all obligations of the assignor under this Agreement in writing. Subject to the first sentence of this Section 6.07, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 6.07 shall be null and void.

Section 6.08 Governing Law. This Agreement, and all claims or causes of action (whether at Law, in Contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 6.09 Jurisdiction; Specific Enforcement. Each of the parties hereto (a) consents to submit himself, herself or itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (the “Chosen Courts”), with respect to any dispute arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby, (b) agrees that he, she or it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, and (c) agrees that he, she or it will not bring any action arising out of, relating to or in connection with this Agreement or any transaction contemplated by this Agreement in any court other than any such Chosen Court. Parent, Acquiror, the Company and each Stockholder agrees that a final non-appealable judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any Legal Proceeding arising out of this Agreement or the transactions contemplated hereby in the Chosen Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such Chosen Court that any such Legal Proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Each of the parties hereto hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.05 shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to he, she or it, including monetary damages, each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including the right of a party hereto to enforce the terms and provisions of this Agreement and compliance therewith and to cause the other parties hereto to consummate the actions and transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein) exclusively in the courts designated in this Section 6.09 without proof of actual damages, and all such rights and remedies at law or in equity shall be cumulative. Nothing contained in this Section 6.09 shall be deemed to be an election of remedies. The parties hereto

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further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.09; and each party hereto waives any objection to the imposition of such relief or any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each party hereto hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by any other party hereto and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the terms, provisions, covenants and obligations of this Agreement. Each party hereto further agrees not to assert that a remedy of specific performance is unenforceable, invalid, contrary to applicable Law or inequitable for any reason, nor to assert that a remedy of monetary damages or other remedy at law would provide an adequate remedy for any such breach. The parties hereto acknowledge and agree that the right of specific performance or injunctive relief contemplated by this Section 6.09 is an integral part of the transactions contemplated by this Agreement and the other Transaction Agreements and without that right, none of the parties hereto would have entered into any of the Transaction Agreements. EACH OF THE ACQUIROR PARTIES HEREBY IRREVOCABLY DESIGNATES REGISTERED AGENT SOLUTIONS, INC. (IN SUCH CAPACITY (OR ANY PERSON THAT PARENT APPOINTS AS PROCESS AGENT PURSUANT TO THE NEXT SENTENCE, IN SUCH CAPACITY), THE “PROCESS AGENT”), WITH AN OFFICE AT 838 WALKER ROAD, SUITE 21-2, DOVER, KENT COUNTY, DELAWARE 19904, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION, PROCEEDING OR CLAIM BASED UPON, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO EACH OTHER SUCH PARTY IN THE MANNER PROVIDED IN SECTION 6.05 OF THIS AGREEMENT. EACH PARTY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH PARTY WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN DOVER, DELAWARE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW OR THIS SECTION 6.09. EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING APPOINTMENT FOR SERVICE OF PROCESS IS INTENDED TO BE IRREVOCABLE (SUBJECT TO A CHANGE IN AGENT MADE PURSUANT TO THIS SECTION 6.09) UNDER THE LAWS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA.

Section 6.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH

17

PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 6.11 Counterparts; Effectiveness. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by telecopy, electronic delivery, DocuSign, .pdf or otherwise) to the other parties hereto. Signatures to this Agreement transmitted by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (a) the Merger Agreement is executed by all parties thereto, (b) this Agreement is executed by all parties hereto, and (c) the Implementation Agreement is executed by all parties thereto.

Section 6.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 6.13 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties hereto only and shall be given no substantive or interpretive effect whatsoever.

Section 6.14 Entire Agreement. This Agreement, together with the exhibits hereto and the other Transaction Agreements constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersede all other prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof.

Section 6.15 No Third-Party Beneficiaries. Each of Parent, Acquiror, the Company and each Stockholder agrees that (a) his, her or its respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

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Notwithstanding the foregoing, the Company shall have the right, on behalf of holders of Class A Shares (each of whom shall be an express third-party beneficiary of this Agreement solely to the extent required for this sentence to be enforceable) to pursue claims for damages, costs, expenses and liabilities of any kind suffered by such persons in the event of a Willful Breach of this Agreement by any Acquiror Party of its obligations hereunder, which may include, in addition to any other remedies available at law or in equity, a payment from such Acquiror Party (pursuant to Section 9.13 of the Merger Agreement) in an amount representing, or based on the loss of, the premium the holders of Class A Shares would be entitled to receive pursuant to the terms of the Merger Agreement (provided that (x) such holders shall not be entitled to pursue such damages, costs, expenses, liabilities or other relief on their own behalf, and the Company, in its sole and absolute discretion, shall have the sole and exclusive authority to pursue and enforce such rights on behalf of such holders and (y) any amounts received by the Company in connection therewith may be retained by the Company, as contemplated by the DGCL), provided that in no event, shall the Company have the right to pursue any claims for such payment against all or any of the Stockholders arising out of any breach of this Agreement by any Stockholder.

Section 6.16 Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent, Acquiror or the Company any direct or indirect ownership or incidence of ownership of or with respect to any Company Shares beneficially owned by a Stockholder. All rights, ownership and economic benefits of and relating to such Company Shares shall remain vested in and belong to each Stockholder, and Parent, Acquiror and the Company shall not have any authority to direct such Stockholder in the voting or disposition of such Company Shares except as otherwise provided herein.

Section 6.17 Capacity. Each Stockholder is entering into this Agreement solely in his, her or its capacity as the record holder or beneficial owner of the Company Shares and nothing herein shall limit, restrict or otherwise affect any actions taken by such Stockholder (or, if Stockholder is an entity, its officers, directors or managers) in his or her capacity as director, officer or employee of the Company (if applicable) (including from acting in such capacity or voting in such capacity in his or her sole discretion on any matter, including causing the Company or any of its Subsidiaries to exercise rights under the Merger Agreement (in accordance with the terms thereof)), and no such actions or omissions shall be deemed a breach of this Agreement. Furthermore, nothing in this Agreement shall be construed to prohibit, limit or restrict any Stockholder (or, if Stockholder is an entity, its officers, directors or managers), in his or her capacity as a director or officer of the Company or any of its Subsidiaries (if applicable), from exercising such Stockholder’s fiduciary duties as a director or officer of the Company or any of its Subsidiaries, in each case, however, in accordance with the applicable terms of the Merger Agreement.

Section 6.18 No Liability. Each Stockholder (solely in its capacity as a stockholder of the Company) shall not be liable for claims, losses, damages, expenses and other liabilities or obligations resulting from breaches of the Merger Agreement by the Company.

Section 6.19 No Other Representations; Obligations of Acquiror Parties. The Acquiror Parties, the Company and each Stockholder acknowledge and agree that, except for the representations and warranties expressly set forth in Article 2, Article 3 and Article 4 of this Agreement, as applicable, none of the Acquiror Parties, the Company nor any Stockholder makes,

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has made, or shall be deemed to have made, any representation or warranty in this Agreement. The Acquiror Parties, the Company and each Stockholder acknowledge and agree that each is not entering into this Agreement in reliance on any representation or warranty, express or implied, except for the representations and warranties expressly set forth in Article 2, Article 3 or Article 4, as applicable. A breach of this Agreement by any of Parent or Acquiror shall constitute a breach of this Agreement by each of the foregoing.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

IDAHO USA, INC.

By:	/s/ Johan van Winkel
Name: Johan van Winkel
Title: Chief Executive Officer

By:	/s/ Herink Bauwens
Name: Henrik Bauwens
Title: Chief Financial Officer and Secretary

INTERSNACK GROUP GMBH & CO. KG

By:	/s/ Johan van Winkel
Name: Johan van Winkel
Title: Executive Chairman

By:	/s/ Herink Bauwens
Name: Henrik Bauwens
Title: Managing Director

[Signature Page to Voting Agreement]

UTZ BRANDS, INC.

By:	/s/ Howard Friedman
Name: Howard Friedman
Title: Chief Executive Officer

[Signature Page to Voting Agreement]

SERIES U OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: President and Chief Executive Officer

SERIES R OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: President and Chief Executive Officer

DYLAN B. LISSETTE

/s/ Dylan B. Lissette

TIMOTHY P. BROWN

/s/ Timothy P. Brown

RICE FAMILY FOUNDATION

By:	/s/ Stacie R. Lissette
Name: Stacie R. Lissette
Title: Trustee

[Signature Page to Voting Agreement]

Exhibit A

Stockholder Information

Stockholder	Company Shares	Notice Address
Series U of UM Partners, LLC	3,570,000 Class A Shares 47,046,650 Class V Shares	c/o Sageworth 1861 Santa Barbara Drive Lancaster, PA 17601
Series R of UM Partners, LLC	630,000 Class A Shares 8,302,350 Class V Shares	c/o Sageworth 1861 Santa Barbara Drive Lancaster, PA 17601
Dylan B. Lissette	143,803 Class A Shares	c/o Sageworth 1861 Santa Barbara Drive Lancaster, PA 17601
Timothy P. Brown	67,573 Class A Shares	c/o Sageworth 1861 Santa Barbara Drive Lancaster, PA 17601
Rice Family Foundation	900,000 Class A Shares	c/o Sageworth 1861 Santa Barbara Drive Lancaster, PA 17601

Exhibit A

Exhibit 10.2

AMENDMENT NO. 2 TO

TAX RECEIVABLE AGREEMENT

July 20, 2026

This Amendment No. 2 to the Tax Receivable Agreement (as defined below) is dated effective as of July 20, 2026 (this “Amendment”), and is entered into by and among Utz Brands, Inc., a Delaware corporation (the “Corporate Taxpayer”), Utz Brands Holdings, LLC, a Delaware limited liability company (“OpCo”), Series U of UM Partners, LLC, a series of a Delaware limited liability company (“Series U”), Series R of UM Partners, LLC, a series of a Delaware limited liability company (“Series R”, and, together with Series U, the “TRA Parties”), and Series U in its capacity as the TRA Party Representative. Each of the Corporate Taxpayer, OpCo, the TRA Parties and the TRA Party Representative are referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

WHEREAS, the Corporate Taxpayer, OpCo, the TRA Parties and Series U in its capacity as the TRA Party Representative previously entered into that certain Tax Receivable Agreement, dated as of August 28, 2020, as amended by Amendment No. 1 effective as of January 3, 2022 (the “Tax Receivable Agreement”);

WHEREAS, Section 7.6(b) of the Tax Receivable Agreement provides that the Tax Receivable Agreement may only be amended if such amendment is approved in writing by each of (i) the Corporate Taxpayer (as determined by a majority of the disinterested directors on the board of directors of the Corporate Taxpayer (the “Board”) in accordance with the DGCL with respect to the matter being considered by the Board, such majority being the TRA Disinterested Majority), and (ii) the TRA Parties who collectively would be entitled to receive at least two-thirds of the total amount of the Early Termination Payments payable to all TRA Parties under the Tax Receivable Agreement if the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange prior to the date of a given amendment; provided, that no such amendment shall be effective if such amendment will have a disproportionate effect on the payments one or more TRA Parties will be entitled to receive under the Tax Receivable Agreement unless such amendment is consented to in writing by such TRA Parties disproportionately affected;

WHEREAS, the Corporate Taxpayer (as determined by the TRA Disinterested Majority) has approved in writing amending the Tax Receivable Agreement in accordance with the terms of this Amendment;

WHEREAS, Series U and Series R represent the TRA Parties who collectively would be entitled to receive at least two-thirds of the total amount of the Early Termination Payments payable to all TRA Parties under the Tax Receivable Agreement if the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange prior to the date of this Amendment;

WHEREAS, the Board has determined that, in accordance with Section 7.6(b) of the Tax Receivable Agreement, this Amendment will not have a disproportionate effect on the payments one or more TRA Parties will be entitled to receive under the Tax Receivable Agreement, due to, among other reasons, the fact that the Early Termination Payment will be waived with respect to all TRA Parties proportionately; and

WHEREAS, in connection with the execution of that certain Agreement and Plan of Merger, by and among the Corporate Taxpayer, Idaho USA, Inc., a Delaware corporation (“Acquiror”), Idaho Merger Sub, Inc., a Delaware corporation and direct or indirect wholly-owned Subsidiary of Acquiror, and Intersnack Group GmbH & Co. KG, a German limited partnership (Kommanditgesellschaft) (“Parent”), dated as of the date hereof (the “Merger Agreement”), the Parties desire to amend the Tax Receivable Agreement as set forth in this Amendment to, among other things, terminate the Corporate Taxpayer’s, OpCo’s, the TRA Parties’ and the TRA Party Representative’s rights and obligations in respect of the Tax Receivable Agreement and to release the Corporate Taxpayer and OpCo from all obligations thereunder in exchange for the TRA Payments (defined below), subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties agree as follows:

Section 1. Definitions. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Tax Receivable Agreement.

Section 2. Amendments to the Tax Receivable Agreement.

(a) Article IV of the Tax Receivable Agreement is hereby amended by inserting a new Section 4.4 to read in its entirety as set forth below:

“Section 4.4. Termination Upon Specified Change of Control.

(a) Notwithstanding anything herein to the contrary contained in this TRA Agreement, effective as of and concurrently with the consummation of the merger (the “Closing”) contemplated by that certain Agreement and Plan of Merger, dated as of July 20, 2026, by and among the Corporate Taxpayer, Idaho USA, Inc., a Delaware corporation (“Acquiror”), Idaho Merger Sub, Inc., a Delaware corporation and direct or indirect wholly-owned Subsidiary of Acquiror, and Intersnack Group GmbH & Co. KG, a German limited partnership (Kommanditgesellschaft) (“Parent”) (the “Merger Agreement,” and such merger, the “Specified Change of Control”), (i) this TRA Agreement (other than clause (A) of the fourth sentence of Section 2.2(b), Article VI, Section 7.1, Section 7.4, Section 7.8 and Section 7.13) shall terminate in its entirety, and (ii) the Corporate Taxpayer, OpCo, the TRA Parties and any other party hereto shall have no further rights or obligations under this TRA Agreement, including with respect to the payment of all or any portion of any Early Termination Payment or any other amounts owed pursuant to this TRA Agreement, other than, in each case, solely with respect to the TRA Parties’ right to receive, and the Corporate Taxpayer’s obligation to pay, the TRA Payments (defined below) in the aggregate as set forth in Section 4.4(b) of this TRA Agreement. For the avoidance of doubt, if the Closing occurs, the Specified Change of Control shall not constitute a “Change of Control” for purposes of this TRA Agreement (and Section 4.1(b) shall not apply in connection with the Specified Change of Control) and no Early Termination Payment or other amount otherwise payable under this TRA Agreement shall be payable in connection with the Closing or otherwise.

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(b) In exchange for the termination of this TRA Agreement effective as of and concurrently with the consummation of the Closing pursuant to Section 4.4(a) of this TRA Agreement (including extinguishment of all Tax Benefit Payments and Early Termination Payments set forth in Articles III and IV of this TRA Agreement), concurrently with the Closing, the TRA Parties shall receive payment by wire transfer of immediately available funds from the Corporate Taxpayer of an aggregate amount of $44,000,000 (the “TRA Payments”), with the applicable portion of such TRA Payments payable to each TRA Party set forth on Schedule 4.4(b), and the Corporate Taxpayer shall concurrently with the Closing, but prior to the TRA Parties’ obligation to consummate the purchase and otherwise perform the Purchase Agreement (as defined in the Merger Agreement) (and such obligation to consummate and perform is conditioned upon the TRA Parties’ receipt of the aggregate amount of the TRA Payments), make such TRA Payments. The TRA Parties can provide a letter of direction to the Corporate Taxpayer if they choose to net settle the $33,000,007.50 payable by the TRA Parties to the Corporate Taxpayer under the Purchase Agreement with $33,000,007.50 of the TRA Payments payable by the Corporate Taxpayer to the TRA Parties pursuant to this TRA Agreement (but without affecting the Corporate Taxpayer’s obligation to pay the balance of the TRA Payments, being $10,999,992.50 in the aggregate, to the TRA Parties). For the avoidance of doubt, the TRA Payments shall be treated as payable pursuant to this TRA Agreement for purposes of Section 7.10 of this TRA Agreement. The TRA Parties may re-allocate the portion of the TRA Payments payable to each of the TRA Parties as set forth on Schedule 4.4(b) by providing written notice thereof (and a revised Schedule 4.4(b), which shall in no event include aggregate TRA Payments greater than $44,000,000.00) to the Corporate Taxpayer and Acquiror no later than five (5) Business Days (as defined in the Merger Agreement) prior to the Closing and, in such event, such revised Schedule 4.4(b) shall be Schedule 4.4(b) for all purposes hereunder. If the Merger Agreement terminates in accordance with its terms, this Section 4.4 and the last sentence of Section 7.6(b) shall terminate and be null and void and Schedule 4.4(b) shall be deleted from this TRA Agreement.”

(b) Section 7.6(b) of the Tax Receivable Agreement is hereby amended to add the following sentence at the end of such section:

“Notwithstanding the foregoing, the parties hereto agree that, unless and until the Merger Agreement is terminated in accordance with its terms prior to the Closing, none of the provisions of this TRA Agreement may be amended or modified, and this TRA Agreement may not be terminated (except as expressly provided in Section 4.4(a) of this TRA Agreement) or waived in any respect, by any party hereto without the prior written consent of Acquiror (which consent may be withheld by Acquiror in its sole discretion), and Acquiror is an express third-party beneficiary of this TRA Agreement, and this TRA Agreement (including this Section 7.6(b)) is enforceable by Acquiror in all respects.”

(c) The Tax Receivable Agreement is hereby amended to attach a new Schedule 4.4(b) in the form attached hereto as Exhibit A.

Section 3. Intended Tax Treatment. The Parties agree that the TRA Payments shall be allocated and are intended to be treated as attributable to the sale of the Assigned Company Units pursuant to the Business Combination Agreement and Units that were exchanged by the TRA Parties in an Exchange prior to the Closing and shall be treated for all tax purposes as additional contingent consideration (without Interest Amount) to such TRA Party from the Corporate Taxpayer for the prior acquisition by the Corporate Taxpayer of the Assigned Company Units and the relevant Units in the relevant Exchange, with a portion of such additional contingent consideration treated as Imputed Interest to the extent required by law, and no portion of such

3

payments is attributable to Units held by the TRA Parties immediately prior to the Closing or any Interest Amount (the “Intended Tax Treatment”). The Parties shall file all Tax Returns in a manner consistent with the Intended Tax Treatment and shall not take a position on any Tax Return or in connection with any administrative or judicial or similar proceeding in respect of Taxes that is inconsistent with the Intended Tax Treatment, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code; provided, however, that nothing contained herein shall prevent the Parties from reasonably settling any proposed deficiency or adjustment by any Taxing Authority relating to the Intended Tax Treatment and the Parties shall not be required to litigate before any court any proposed deficiency or adjustment by any tax authority challenging such proposed deficiency or adjustment. The Corporate Taxpayer and OpCo shall provide the TRA Parties with such information and assistance as the TRA Parties may reasonably request in connection with tax reporting matters, the determination of liability for Taxes or in connection with any audit, inquiry or examination with respect to Taxes relating to the payments contemplated by this Amendment or previously made pursuant to the TRA Agreement. The provisions of this Section 3 shall survive any termination of the Tax Receivable Agreement.

Section 4. Effect of this Amendment. The Parties intend that this Amendment constitute an amendment of the Tax Receivable Agreement in accordance with Section 7.6(b) thereof. This Amendment shall be deemed effective as of the date hereof. Except as expressly amended by this Amendment, the Tax Receivable Agreement remains in full force and effect and nothing in this Amendment shall otherwise affect any other provision of the Tax Receivable Agreement or the rights and obligations of the Parties thereunder. If the Merger Agreement is terminated in accordance with its terms prior to the Closing having occurred, this Amendment shall be void ab initio and of no force and effect and the Tax Receivable Agreement shall remain in full force and effect as if such Amendment had not become effective.

Section 5. Further Agreement. Each TRA Party hereby agrees and acknowledges that this Amendment does not have a disproportionate effect on the payments such TRA Party will be entitled to receive under the Tax Receivable Agreement, in any capacity, relative to any other Party. The TRA Parties represent that (a) such TRA Parties constitute the TRA Parties who would be entitled to receive at least two-thirds of the total amount of the Early Termination Payments payable to all TRA Parties under the Tax Receivable Agreement if the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange prior to this Amendment and (b) this Amendment does not have a disproportionate effect on the payments one or more TRA Parties will be entitled to receive under the Tax Receivable Agreement.

Section 6. Incorporation by Reference. Sections 7.1 (Notices), 7.2 (Counterparts), 7.4 (Governing Law), 7.5 (Severability), 7.6 (Successors; Assignment; Amendments; Waivers), 7.8 (Waiver of Jury Trial; Jurisdiction), and Section 7.13 (TRA Party Representative) of the Tax Receivable Agreement are incorporated herein by reference, mutatis mutandis.

Section 7. No Assignment. Notwithstanding anything to the contrary in Section 7.6 of the Tax Receivable Agreement, unless and until the Merger Agreement is terminated in accordance with its terms prior to the Closing, none of the TRA Parties may directly or indirectly assign all or any portion of such TRA Party’s interest in the Tax Receivable Agreement or this Amendment.

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Section 8. Third-Party Beneficiaries. This Amendment shall be binding upon and inure solely to the benefit of each Party and their respective successors and permitted assigns, and nothing in this Amendment, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Amendment. Notwithstanding the foregoing, the Parties agree that, unless and until the Merger Agreement is terminated in accordance with its terms prior to the Closing, Acquiror is an express third-party beneficiary of this Amendment, and this Amendment is enforceable by Acquiror in all respects. Unless and until the Merger Agreement is terminated in accordance with its terms prior to the Closing, (a) none of the provisions of this Amendment may be amended or modified, and (b) this Amendment may not be terminated or waived in any respect, by any Party without the prior written consent of Acquiror (which consent may be withheld by Acquiror in its sole discretion).

[Signature pages follow.]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above.

CORPORATE TAXPAYER:

UTZ BRANDS, INC.

By:	/s/ Howard Friedman
Name:	Howard Friedman
Title:	Chief Executive Officer

[Signature Page to Amendment No. 2 to Tax Receivable Agreement]

OPCO:

UTZ BRANDS HOLDINGS, LLC

By:	/s/ Howard Friedman
Name:	Howard Friedman
Title:	Chief Executive Officer

[Signature Page to Amendment No. 2 to Tax Receivable Agreement]

TRA PARTIES:

SERIES U OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name:	Dylan B. Lissette
Title:	President and Chief Executive Officer

SERIES R OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name:	Dylan B. Lissette
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 2 to Tax Receivable Agreement]

TRA PARTY REPRESENTATIVE:

SERIES U OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name:	Dylan B. Lissette
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 2 to Tax Receivable Agreement]

Schedule 4.4(b)

TRA Party	TRA Payment Amount
Series U of UM Partners, LLC	$38,193,538.00
Series R of UM Partners, LLC	$5,806,462.00

TOTAL	$44,000,000.00

Exhibit 10.3

AMENDMENT NO. 1

TO TAX RECEIVABLE AGREEMENT

This Amendment No. 1 to Tax Receivable Agreement (this “Amendment”), effective of as of January 3, 2022, amends that certain Tax Receivable Agreement dated as of August 28, 2020 (the “TRA Agreement”) among Utz Brands, Inc., a Delaware corporation (the “Corporate Taxpayer”), Utz Brands Holdings, LLC, a Delaware limited liability company (“OpCo”), Series U of UM Partners, LLC, a series of a Delaware limited liability company (“Series U”), Series R of UM Partners, LLC, a series of a Delaware limited liability company (“Series R”) (each of Series U and Series R, a “TRA Party” and together the “TRA Parties”), Series U in its capacity as the TRA Party Representative, and each of the other Persons from time to time that become a party to the TRA Agreement.

Background

WHEREAS, the Corporate Taxpayer has determined, after consultation with the TRA Party Representative, that LIBOR is no longer a widely recognized benchmark rate for newly originated loans in the U.S. loan market in U.S. dollars;

WHEREAS, the Corporate Taxpayer, OpCo, the TRA Parties and the TRA Party Representative desire to amend the TRA Agreement to establish in accordance with the TRA Agreement a Replacement Rate, which will replace LIBOR for all purposes under the TRA Agreement; and

WHEREAS, the TRA Party Representative has determined that this Amendment is necessary and appropriate.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Amendment, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the TRA Agreement.

2. Section 1.1 of the TRA Agreement is hereby amended by deleting the defined term “LIBOR” and replacing it with the following defined term:

“SOFR Rate” means during any period, the average daily secured overnight financing rate published by the SOFR Administrator on the SOFR Administrator’s Website plus 0.11448% (11.448 basis points) (or if there shall at any time, for any reason, no longer exist the average daily secured overnight financing rate published by the SOFR Administrator, a comparable replacement rate determined by the Corporate Taxpayer at such time, which determination shall be conclusive absent manifest error); provided, that at no time shall the SOFR Rate be less than 0%. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the average daily secured overnight financing rate). “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the average daily secured overnight financing rate identified as such by the SOFR Administrator from time to time. If the Corporate Taxpayer has made the determination, after consultation with the TRA Party Representative, that the SOFR Rate is no longer a widely recognized benchmark rate for newly originated loans in the U.S. loan market in U.S. dollars, then the Corporate Taxpayer shall, subject to the prior written consent of the TRA Party Representative, which consent shall not be unreasonably withheld or delayed, establish a replacement interest rate (the “Second Replacement Rate”), after giving due consideration to any evolving or then prevailing conventions for similar loans in the U.S. loan market in U.S. dollars for such alternative benchmark, and including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then prevailing convention for similar loans in the U.S. loan market in U.S. dollars for such benchmark, which adjustment, method for calculating such adjustment and benchmark shall be published on an information service as selected from time to time by the Corporate Taxpayer, subject to the prior written consent of the TRA Party Representative, which consent shall not be unreasonably withheld or delayed. The Second Replacement Rate shall, subject to the next two sentences, replace the SOFR Rate for all purposes under this TRA Agreement. In connection with the establishment and application of the Second Replacement Rate, this TRA Agreement shall be amended, with the consent of the Corporate Taxpayer, OpCo and the TRA Party Representative (which consent of the TRA Party Representative shall not be unreasonably withheld or delayed), as necessary or appropriate, in the reasonable judgment of the Corporate Taxpayer, to replace the definition of SOFR Rate and otherwise to effect the provisions of this definition. The Second Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Corporate Taxpayer, such Second Replacement Rate shall be applied as otherwise reasonably determined by the Corporate Taxpayer, after consultation with the TRA Party Representative.

3. All references in the TRA Agreement to “LIBOR” shall be deleted and replaced with a reference to “SOFR Rate.”

4. Except as expressly amended by this Amendment, the TRA Agreement shall continue in full force and effect in accordance with the provisions thereof. All references in the TRA Agreement to this Agreement or words of similar import shall refer to the TRA Agreement as amended by this Amendment.

5. This Amendment may be executed in one or more counterparts with each such counterpart deemed to be an original hereof and all of such counterparts deemed to be one and the same instrument. Any counterpart signature page delivered by pdf, facsimile or other electronic transmission shall be deemed to be and have the same force and effect as an originally executed signature page.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 effective as of the date first written above.

Corporate Taxpaver:

UTZ BRANDS, INC.

By:	/s/ Theresa R. Shea
Name:	Theresa R. Shea
Title:	Executive Vice President, General Counsel and Secretary

OpCo:

UTZ BRANDS HOLDINGS, LLC

By:	/s/ Theresa R. Shea
Name:	Theresa R. Shea
Title:	Executive Vice President, General Counsel and Secretary

TRA Parties:

SERIES U OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name:	Dylan B. Lissette
Title:	President and Chief Executive Officer

SERIES R OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name:	Dylan B. Lissette
Title:	President and Chief Executive Officer

TRA Party Representative:

SERIES U OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name:	Dylan B. Lissette
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. I to Tax Receivable Agreement]

Exhibit 10.4

AMENDMENT NO. 1

TO

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

UTZ BRANDS HOLDINGS, LLC

This AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) of Utz Brands Holdings, LLC, a Delaware limited liability company (the “Company”), is entered into as of July 20, 2026 (the “Signing Date”), by and among the Company, Series U of UM Partners, LLC, a series of a Delaware limited liability company (“Series U”), Series R of UM Partners, LLC, a series of a Delaware limited liability company (“Series R”, and together with Series U and each of Series R’s and Series U’s respective Permitted Transferees who become Members pursuant to the terms of the Amended LLC Agreement (as defined below), the “Continuing Members”), and Utz Brands, Inc., a Delaware corporation (together with its Permitted Transferees who become Members pursuant to the terms of the Amended LLC Agreement, “PubCo”). Capitalized terms used in this Amendment and not defined herein have the meanings ascribed to them in the Existing LLC Agreement (as defined below).

RECITALS

WHEREAS, the Company was formed as a limited liability company under the Act pursuant to the filing of the Certificate of Formation with the office of the Secretary of State on September 14, 2016, and was originally governed by the Limited Liability Company Agreement of the Company, dated as of September 19, 2016 (the “Initial LLC Agreement”);

WHEREAS, the Company and the Continuing Members entered into that certain Amended and Restated Limited Liability Company Agreement, effective as of December 30, 2019 (the “A&R LLC Agreement”), which amended and restated the Initial LLC Agreement;

WHEREAS, the Company and the Continuing Members entered into that certain Second Amended and Restated Limited Liability Company Agreement, effective as of December 31, 2019 (the “Second A&R LLC Agreement”), which amended and restated the A&R LLC Agreement;

WHEREAS, the Company, the Continuing Members and PubCo entered into that certain Third Amended and Restated Limited Liability Company Agreement, effective as of August 28, 2020 (the “Existing LLC Agreement”), which amended and restated the Second A&R LLC Agreement;

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WHEREAS, concurrently with the execution and delivery of this Amendment, PubCo, Idaho USA, Inc., a Delaware corporation (“Acquiror”), Idaho Merger Sub, Inc., a Delaware corporation and direct wholly-owned Subsidiary of Acquiror (“Merger Sub”), and Intersnack Group GmbH & Co. KG, a German limited partnership (Kommanditgesellschaft) (“Intersnack”) have entered into that certain Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, at the Effective Time (as defined in the Merger Agreement), Merger Sub will merge with and into PubCo with PubCo surviving the merger (the “Merger”);

WHEREAS, in connection with the transactions contemplated by, and simultaneously with the execution of, this Amendment and the Merger Agreement, Intersnack, Acquiror, the Company, PubCo and the Continuing Members have entered into the Implementation Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Implementation Agreement”), pursuant to which (among other things) the parties thereto have agreed to effect the Recapitalization (as defined in the Merger Agreement) substantially concurrently with the Closing (as defined in the Merger Agreement); and

WHEREAS, pursuant to Section 12.1 of the Existing LLC Agreement, the parties hereto desire to amend the Existing LLC Agreement as provided in this Amendment (the Existing LLC Agreement, as so amended, the “Amended LLC Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

AMENDMENTS

1.1 Amendments Effective Immediately.

(a) Section 1.1 of the Existing LLCA is hereby amended to add the following underlined text to the definition of “Change of Control” as follows:

““Change of Control” means the occurrence of any transaction or series of related transactions in which: (a) any Person or any group of Persons (other than PubCo) acting together that would constitute a “group” for purposes of Section 13(d) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of PubCo or the Company representing more than 50% of the combined voting power of PubCo’s or the Company’s, as applicable, then outstanding voting securities (excluding a transaction or series of related transactions described in clause (b) that would not constitute a Change of Control), (b) there is consummated a merger or consolidation of PubCo or the Company with any other Person, and, immediately after the consummation of such merger or consolidation, the outstanding voting securities of PubCo or the Company, as applicable, immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if PubCo or the Company, as applicable (or its successor) is a Subsidiary of such Person, the ultimate parent thereof, or (c) there is consummated an agreement or series of related agreements for the

2

sale or transfer, directly or indirectly, by PubCo of all or substantially all of PubCo’s assets (including the Company). Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of (i) the consummation of any transaction or series of related transactions immediately following which the record holders of the shares of PubCo immediately prior to such transaction or series of related transactions continue to have substantially the same proportionate ownership in, and voting control over, and own substantially all of the shares of, an entity which owns, directly or indirectly, all or substantially all of the assets of PubCo immediately following such transaction or series of related transactions or (ii) any acquisition or disposition of any securities of PubCo by the Continuing Members or any of their Permitted Transferees; provided that any such acquisition does not violate Section 2.1(a) of the Standstill Agreement. Notwithstanding the foregoing, the Members and the Company agree that the transactions contemplated by the Merger Agreement and the other Transaction Agreements (as defined in the Merger Agreement), including the Merger, shall not constitute a “Change of Control.”

(b) Section 1.1 of the Existing LLCA is hereby amended to add the following definition of “Merger Agreement” immediately following the definition of “Member Nonrecourse Deductions”, as follows:

““Merger Agreement” means the Agreement and Plan of Merger, dated as of July 20, 2026, by and among PubCo, Idaho USA, Inc., a Delaware corporation (“Acquiror”), Idaho Merger Sub, Inc., a Delaware corporation and direct or indirect wholly-owned Subsidiary of Acquiror (“Merger Sub”), and Intersnack Group GmbH & Co. KG, a German limited partnership (Kommanditgesellschaft), pursuant to which, among other things, upon the terms and subject to the conditions thereof, at the Effective Time (as defined therein), Merger Sub will merge with and into PubCo with PubCo surviving the merger (the “Merger”).”

(c) Section 4.1 of the Existing LLC Agreement is hereby amended to add the following immediately after Section 4.1(e)(iii):

“(iv) Notwithstanding anything to the contrary contained in this Section 4.1(e), immediately prior to the Effective Time (as defined in the Merger Agreement), the Company shall issue to PubCo a number of Common Units equal to the sum of (x) the number of shares of Class A Common Stock underlying each Company Option (as defined in the Merger Agreement) outstanding and unexercised as of immediately prior to the Effective Time that has an exercise price that is less than the Merger Consideration (as defined in the Merger Agreement) equal to (i) the aggregate payment to the holder of each such Company Options of the spread between the Merger Consideration and the exercise price of each such Company Option, divided by (ii) the Merger Consideration, rounded up to the next whole Common Unit, plus (y) the number of shares of Class A Common Stock subject to each Director RSU (as defined in the Merger Agreement) outstanding as of immediately prior to the Effective Time, on account of such Company Options and Director RSUs being cashed out by PubCo in connection with the Merger Agreement.”

(d) Section 4.6 of the Existing LLC Agreement is hereby amended to add the following immediately after Section 4.6(j):

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“(k) No Exchange or COC Exchange During Pendency of Merger Agreement. Notwithstanding anything in this LLC Agreement to the contrary, until the earlier of (a) the termination of the Merger Agreement in accordance with its terms and (b) the effectiveness of the Closing Provisions (as defined below) of the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 20, 2026 (the “Fourth A&R Company LLC Operating Agreement”), by and among the Company and the Parties, with (i) Section 2.8 thereunder being effective immediately upon execution thereof and (ii) the remaining provisions thereunder to be effective immediately following the TRA Payment, substantially concurrently with the Closing (clause (ii), the “Closing Provisions”), (i) no Member shall exercise any Exchange rights under Section 4.6(a)(i) without the prior written consent of the Managing Member and Intersnack, and (ii) PubCo (as the Managing Member) shall not exercise any COC Exchange rights under Section 4.6(a)(iv); provided, however, that following the Closing the Company shall be managed pursuant to the terms of the Fourth A&R Company LLC Operating Agreement. Any attempted or purported Exchange or COC Exchange shall, to the fullest extent permitted by Law, be null and void and of no force or effect whatsoever.”

(e) Section 6.1 of the Existing LLC Agreement is hereby amended to add the following immediately after Section 6.1(c):

“(d) Distributions Related to PubCo Dividends. Substantially concurrently with, and subject to, the declaration by PubCo of any dividend payable to the holders of Class A Common Stock, PubCo as the Managing Member shall declare a related quarterly pro rata distribution payable to the Members (each, a “Class A Dividend”) and, to the extent that any such Class A Dividend is declared prior to the Closing of the Merger, but is payable thereafter, the Company shall hold such related distribution payable as a liability due and payable to PubCo (and any successor by merger or otherwise thereof) and the Continuing Members, and shall make payment to PubCo and the Continuing Members of their respective pro rata portion thereof (as of the record date of such distribution) at least one (1) Business Day prior to the date that payment of the Class A Dividend is required to be made to the holders of Class A Common Stock.”

(f) Section 7.5 of the Existing LLC Agreement is hereby amended to add the following underlined text:

“Section 7.5 Resignation or Termination of Managing Member. PubCo shall not, by any means, resign as, cease to be or be replaced as Managing Member except in compliance with this Section 7.5. No termination or replacement of PubCo as Managing Member shall be effective unless proper provision is made, in compliance with this LLC Agreement, so that the obligations of PubCo, its successor by merger (if applicable) and any new Managing Member and the rights of all Members under this LLC Agreement and applicable Law remain in full force and effect. No appointment of a Person other than PubCo (or its successor by merger, as applicable) as Managing Member shall be effective unless (a) the new Managing Member executes a joinder to this LLC Agreement and agrees to be bound by the terms and conditions in this LLC Agreement, and (b) PubCo (or its successor by merger, as applicable) and the new Managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against PubCo (or its successor by merger, as applicable) and the new Managing Member (as applicable), to cause (i) PubCo to comply with all PubCo’s obligations under this LLC Agreement (including its obligations under Section 4.6) other than those that must necessarily be taken solely in its capacity as Managing Member and (ii) the new Managing Member to comply with all the Managing Member’s obligations under this LLC Agreement. Notwithstanding the

4

foregoing in this Section 7.5, until the earlier of (a) the termination of the Merger Agreement in accordance with its terms and (b) immediately prior to the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement, PubCo shall not resign or, without its prior written consent, be terminated as the Managing Member. Upon the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement, PubCo shall be removed as the Managing Member and the Company shall be managed pursuant to the terms of the Fourth A&R Company LLC Operating Agreement.”

(g) Article IX of the Existing LLC Agreement is hereby amended to add the following immediately after Section 9.4:

“Section 9.5 No Transfers During Pendency of Merger Agreement. Notwithstanding anything in this LLC Agreement to the contrary (including Section 9.1(b)), until the earlier of (a) the termination of the Merger Agreement in accordance with its terms and (b) the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement, no Member shall Transfer (including through a Permitted Transfer or Foundation Transfer) (i) all or any portion of its Units or (ii) all or any portion of its shares of Class V Common Stock, in each case without the prior written consent of the other Members and Intersnack. Any attempted or purported Transfer of all or a portion of a Member’s Units or Class V Common Stock in violation of this Section 9.5 shall, to the fullest extent permitted by Law, be null and void and of no force or effect whatsoever.”

(h) Section 12.13 of the Existing LLC Agreement is hereby amended to add the following underlined text:

Section 12.13 No Third Party Beneficiaries. Except as provided in Section 7.4 and Section 10.3(a), this LLC Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein, express or implied, shall give or be construed to give any Person, other than the Parties and such permitted assigns, any legal or equitable rights under this LLC Agreement; provided that, notwithstanding the foregoing, the Parties agree that Intersnack is an express third-party beneficiary of Section 4.6(k) and Section 9.5.

1.2 Effect of Termination of Merger Agreement. Notwithstanding anything in this Amendment, the Merger Agreement or any of the other Transaction Agreements (as defined in the Merger Agreement) to the contrary, if the Merger Agreement is terminated in accordance with its terms prior to the Effective Time, this Amendment shall automatically terminate in its entirety and be of no further force or effect.

ARTICLE II

GENERAL PROVISIONS

2.1 Effectiveness; Interpretation.

(a) This Amendment is effective as of the Signing Date.

(b) Except as provided in this Amendment, the provisions of the Existing LLC Agreement remain unchanged. In the event of an inconsistency between this Amendment and the Existing LLC Agreement, the provisions of this Amendment shall control.

5

(c) The Parties agree and acknowledge that (A) the Fourth Amended and Restated Limited Liability Company Agreement of the Company (the “Fourth A&R Company LLC Operating Agreement”), dated as of the date hereof, by and among the parties hereto, with (i) Section 2.8 thereunder being effective immediately upon execution thereof and (ii) the remaining provisions thereunder to be effective immediately following the TRA Payment, substantially concurrently with the Closing (clause (ii), the “Closing Provisions”), is being entered into concurrently with the execution and delivery of this Amendment, (B) from the execution hereof until the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement, this Amendment and Section 2.8 of the Fourth A&R Company LLC Operating Agreement shall each be simultaneously in full force and effect and neither shall supersede the other and (C) upon the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement, the Existing LLC Agreement (as amended by this Amendment) will be automatically amended and restated in its entirety by the Closing Provisions of the Fourth A&R Company LLC Operating Agreement.

(d) This Amendment, together with the Existing LLC Agreement (as amended by this Amendment) and the Transaction Agreements, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter.

(e) All notices, demands and other communications to be given or delivered under this Amendment shall be in writing and shall be deemed to have been given (i) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (ii) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (iii) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 2.1(e), notices, demands and other communications shall be sent to the addresses indicated below:

If to the Company or the Managing Member:

Utz Brands, Inc.

900 High Street

Hanover, PA 17331

Attention:    Howard Friedman, Chief Executive Officer;

Theresa Shea, Executive Vice President, Chief Legal

Officer and Corporate Secretary

Email:      [***]

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with a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention:    Scott R. Williams

Anika Hermann Bargfrede

Email:      swilliams@sidley.com

abargfrede@sidley.com

If to the Continuing Members:

c/o Sageworth

1861 Santa Barbara Drive

Lancaster, PA 17601

Attention:    Dylan Lissette

Tim Brown

Email:      [***]

with a copy (which shall not constitute notice) to:

Cozen O’Connor

One Liberty Place

1650 Market Street, Suite 2800

Philadelphia, PA 19103

Attention:    Larry P. Laubach

Seth Popick

Eileen Salimbene

Email:      LLaubach@cozen.com

spopick@cozen.com

esalimbene@cozen.com

(f) This Amendment (and the provisions of the Existing LLCA that are amended by this Amendment) may only be altered, modified or amended with the written approval of the parties hereto and Intersnack. No party hereto may assign any of its rights or obligations hereunder.

(g) The parties hereto agree that Intersnack is an express third-party beneficiary of Section 2.1(f), and Section 2.1(f) is enforceable by Intersnack in all respects.

(h) Sections 12.6, 12.7, 12.8, 12.10, 12.11 and 12.13 of the Existing LLC Agreement are incorporated into this Amendment mutatis mutandis.

[Remainder of page intentionally left blank. Signature pages follow.]

7

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date set forth hereinabove.

COMPANY:

UTZ BRANDS HOLDINGS, LLC

By:	/s/ Howard Friedman
Name:	Howard Friedman
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement]

PUBCO:

UTZ BRANDS, INC.

By:	/s/ Howard Friedman
Name:	Howard Friedman
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement]

CONTINUING MEMBERS:

SERIES U OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name:	Dylan B. Lissette
Title:	President and Chief Executive Officer

SERIES R OF UM PARTNERS, LLC

By:	/s/ Dyland B. Lissette
Name:	Dylan B. Lissette
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement]

Exhibit 10.5

FOURTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

UTZ BRANDS HOLDINGS, LLC

DATED AS OF JULY 20, 2026

THE LIMITED LIABILITY COMPANY INTERESTS IN UTZ BRANDS HOLDINGS, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS, AND HAVE BEEN OR ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND CANNOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS AND (II) THE TERMS AND CONDITIONS OF THIS FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF UTZ BRANDS HOLDINGS, LLC. THE LIMITED LIABILITY COMPANY INTERESTS IN UTZ BRANDS HOLDINGS, LLC CANNOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THIS FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF UTZ BRANDS HOLDINGS, LLC. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

i

ARTICLE V ALLOCATIONS AND DISTRIBUTIONS

5.1	Allocations of Profits and Losses	21
5.2	Special Allocations	21
5.3	Allocations for Tax Purposes in General	23
5.4	Other Allocation Rules	24
5.5	Distributions	25
5.6	Distributions In-Kind	30
5.7	Termination of Consent Rights	30

ARTICLE VI EXCULPATION; INDEMNIFICATION

6.1	Exculpation and Indemnification for Pre-Closing Matters	30
6.2	Exculpation and Indemnification	30
6.3	Fiduciary Duties; Other Business Opportunities	32
6.4	Insurance Coverages	33

ARTICLE VII BOARD AND OFFICERS

7.1	Management of the Company	33
7.2	Number and Appointment of Managers; Removal; Vacancies	34
7.3	Executive Chair	36
7.4	Place of Meetings	36
7.5	Regular Meetings	37
7.6	Special Meetings	37
7.7	Waiver	37
7.8	Quorum; Conduct of Business at Meetings of Managers; Voting	37
7.9	Certain Matters Requiring Majority Vote of the Board	37
7.10	Other Actions	39
7.11	Action by Written Consent	40
7.12	Officers	40
7.13	Standard of Care	40
7.14	No Duty to Consult	40
7.15	Third Party Reliance	40
7.16	Compensation of Managers and Executive Chair	41
7.17	Subsidiary Boards	41

ARTICLE VIII MEMBERS; CERTAIN MATTERS REQUIRING MEMBER APPROVAL

8.1	Limitations	41
8.2	Liability	41
8.3	Representations and Warranties	41
8.4	No State Law Partnership	42
8.5	Additional Members	42
8.6	Meetings of Members and Voting	43
8.7	Certain Matters Requiring 20% Member Approval	43
8.8	Certain Matters Requiring Specified Member Approval	44

8.9	Certain Matters Requiring Unanimous Member Approval	45
8.10	Certain Costs and Expenses	45
8.11	Certain Post-Closing Merger Agreement Matters	49

ARTICLE IX TRANSFER OF INTERESTS

9.1	Restrictions on Transfers of Common Units by Members and other Persons	50
9.2	Effect of Assignment	51
9.3	Overriding Provisions	51
9.4	Substitute Members	52
9.5	Release of Liability	52
9.6	Drag-Along Rights	52
9.7	Call Option	55
9.8	Put Option	58
9.9	Change of Control Put Option Exercise	62
9.10	Put Option/Change of Control Put Option (Failure to Pay)	63

ARTICLE X DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY

10.1	Events of Dissolution	63
10.2	Procedure for Winding Up and Dissolution	64
10.3	Deficit Capital Accounts	64
10.4	Claims of Members	64
10.5	Termination	64
10.6	Filing of Certificate of Cancellation	64

ARTICLE XI BOOKS, RECORDS, ACCOUNTING, INFORMATION RIGHTS AND TAX ELECTIONS

11.1	Bank Accounts	65
11.2	Books and Records; Access	65
11.3	Financial Reports	65
11.4	Annual Accounting Period	66
11.5	Tax Matters	66
11.6	Budget and Business Plan	69

ARTICLE XII AMENDMENTS

12.1	Approval of Amendments	69
12.2	Amendment of Certificate of Formation	70

ARTICLE XIII

RESTRICTIVE COVENANTS

13.1	Non-Competition	70
13.2	Exceptions	70
13.3	Acknowledgment	71

ARTICLE XIV GENERAL PROVISIONS

14.1	Confidential Information	71
14.2	Further Assurances	73
14.3	Notifications	73
14.4	Specific Performance	73
14.5	Complete Agreement	73
14.6	Governing Law; Venue; Waiver of Jury Trial	74
14.7	Binding Provisions	74
14.8	Construction	74
14.9	Severability	75
14.10	Counterparts	75
14.11	No Third-Party Beneficiaries	75
14.12	Mutual Drafting	75
14.13	Waiver of Partition	76
14.14	Rights and Remedies Cumulative	76
14.15	Survival	76

SCHEDULE A	Members

EXHIBIT A	Form of Spousal Consent
EXHIBIT B	Form of Joinder Agreement
EXHIBIT C	Form of Call Option Exercise Notice
EXHIBIT D	Form of Common Unit Transfer Agreement
EXHIBIT E	Form of Put Option Exercise Notice
EXHIBIT F	Form of Change of Control Put Option Exercise Notice
EXHIBIT G	2027 Budget and Business Plan
EXHIBIT H	Indemnification and Exculpation for Pre-Closing Matters

ANNEX 1	Example Adjusted EBITDA Calculation
ANNEX 2	Example Option Price Valuation
ANNEX 3	Example Estimated Option Closing Statement
ANNEX 4	Option Price Calculation Procedures

SCHEDULE 13.2	Restrictive Covenant Exceptions

FOURTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

UTZ BRANDS HOLDINGS, LLC

This FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, supplemented or restated from time to time in accordance with the terms hereof, this “Agreement”) of Utz Brands Holdings, LLC (f/k/a UM-U Intermediate, LLC), a Delaware limited liability company (the “Company”), is dated as of July 20, 2026 (but, except for Section 2.8 (which Section 2.8 is effective as of the date of this Agreement), is not effective until the Closing of the Merger (each as defined below)) (the date this Agreement becomes effective, the “Effective Date”), by and among the Company, Series U of UM Partners, LLC, a series of a Delaware limited liability company (“Series U”), Series R of UM Partners, LLC, a series of a Delaware limited liability company (“Series R”, and together with Series U and each of Series R’s and Series U’s respective Permitted Transferees who become Members pursuant to the terms of this Agreement, the “Continuing Members”), Utz Brands, Inc., a Delaware corporation (together with its Permitted Transferees who become Members pursuant to the terms of this Agreement, the “Intersnack Member”), and such other Persons as may be admitted as members of the Company after the Effective Date in accordance with the terms hereof (collectively, the “Members”), and the Members are set forth on Schedule A. Capitalized terms used in this Agreement are defined in this Agreement as set forth or as cross-referenced in Article I below.

RECITALS

WHEREAS, the Company was formed as a limited liability company under the Act pursuant to the filing of the Certificate of Formation with the office of the Secretary of State on September 14, 2016, and was originally governed by the Limited Liability Company Agreement of the Company, dated as of September 19, 2016 (the “Initial LLC Agreement”);

WHEREAS, the Company and the Continuing Members entered into that certain Amended and Restated Limited Liability Company Agreement, effective as of December 30, 2019 (the “A&R LLC Agreement”), which amended and restated the Initial LLC Agreement;

WHEREAS, the Company and the Continuing Members entered into that certain Second Amended and Restated Limited Liability Company Agreement, effective as of December 31, 2019 (the “Second A&R LLC Agreement”), which amended and restated the A&R LLC Agreement;

WHEREAS, the Company, the Intersnack Member and the Continuing Members entered into that certain Third Amended and Restated Limited Liability Company Agreement, effective as of August 28, 2020 (as amended by Amendment No. 1, the “Prior LLC Agreement”), which amended and restated the Second A&R LLC Agreement, which such Prior LLC Agreement was further amended by Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement, dated as of July 20, 2026 (“Amendment No. 1”);

WHEREAS, in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of July 20, 2026, by and among the Intersnack Member, Idaho USA, Inc., a Delaware corporation (“Acquiror”), Idaho Merger Sub, Inc., a Delaware corporation and direct wholly-owned Subsidiary of Acquiror (“Merger Sub”), and Intersnack Group GmbH & Co. KG, a German limited partnership (Kommanditgesellschaft) (“Intersnack”) (the “Merger Agreement”), substantially concurrently with the Closing (as defined in the Merger Agreement) but immediately prior to the effectiveness of this Agreement (other than Section 2.8, which is effective as of the date of this Agreement), Merger Sub merged with and into the Intersnack Member with the Intersnack Member surviving as a wholly-owned Subsidiary of Acquiror;

WHEREAS, in connection with the transactions contemplated by, and simultaneously with the execution of, the Merger Agreement, Acquiror, Intersnack, the Company, the Intersnack Member and the Continuing Members entered into the Implementation Agreement, dated as of July 20, 2026 (the “Implementation Agreement”), pursuant to which (among other things) the parties thereto agreed to cause the effectiveness of this Agreement (other than Section 2.8, which is effective as of the date of this Agreement) and effect the Recapitalization (as defined in the Implementation Agreement) substantially concurrently with the Closing;

WHEREAS, immediately prior to the effectiveness of this Agreement (other than Section 2.8, which is effective as of the date of this Agreement) on the Effective Date and substantially concurrently with the Closing, the Company, the Intersnack Member, the Continuing Members and the TRA Party Representative (as defined in the TRA Amendment (as defined in the Implementation Agreement)) consummated the transactions contemplated by the TRA Amendment (as defined in the Implementation Agreement);

WHEREAS, immediately following the effectiveness of this Agreement (other than Section 2.8, which is effective as of the date of this Agreement) on the Effective Date, (a) the applicable parties thereto will consummate the transactions contemplated by the Purchase Agreement and the Redemption Agreement (each as defined in the Implementation Agreement), including the Recapitalization, such that, immediately following the consummation of such transactions, the Intersnack Member, on the one hand, and the Continuing Members, together, on the other hand, will each hold fifty percent (50%) of the issued and outstanding Common Units of the Company and (b) promptly thereafter, Schedule A shall be updated to reflect the consummation of such transactions;

WHEREAS, upon the effectiveness of this Agreement (other than Section 2.8, which is effective as of the date of this Agreement) on the Effective Date, this Agreement replaces and supersedes any and all prior limited liability company and/or operating agreements of the Company, whether written or oral, including the Prior LLC Agreement; and

WHEREAS, the parties hereto desire to enter into this Agreement to provide, among other things, for the management and operation of the business and affairs of the Company following the consummation of the transactions contemplated by the Merger Agreement, the Implementation Agreement, the TRA Amendment, the Purchase Agreement and the Redemption Agreement (including the Recapitalization) and to set forth the rights, preferences, privileges, agreements and obligations of the parties hereto in respect thereof.

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NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINED TERMS

1.1 Defined Terms. The following capitalized terms shall have the meanings specified in this Section 1.1. Other capitalized terms are defined in other provisions of this Agreement and those terms shall have the meanings respectively ascribed to them in such provisions.

“Act” means the Delaware Limited Liability Company Act, as then in effect.

“Adjusted Basis” has the meaning ascribed to such term under Section 1011 of the Code.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account at the end of any Fiscal Year, with the following adjustments: (a) credit to such Capital Account any amount that such Member is obligated to restore under Section 1.704-1(b)(2)(ii)(c) of the Regulations, as well as any addition thereto pursuant to the next to last sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations after taking into account thereunder any changes during such year in Company Minimum Gain and Member Minimum Gain; and (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations. This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Adjusted EBITDA” means, with respect to the applicable Fiscal Year, as determined in accordance with the Option Accounting Policies, the consolidated net income (or loss) of the Company and its Subsidiaries for such Fiscal Year, plus, to the extent deducted in calculating such net income (or loss), without duplication:

a)

interest expense or similar charges paid or payable in respect of any Indebtedness (including any charges in respect of the incurrence of Indebtedness or with respect to the amortization of capitalized debt issuance costs, factoring costs and the fees paid for guarantees, hedges or letters of credit) for such Fiscal Year;

b)	income tax expense for such Fiscal Year;

c)	depreciation expense for such Fiscal Year; and

d)	amortization expense for such Fiscal Year;

plus or minus, to remove the impact of, without duplication:

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i.	all interest income for such Fiscal Year;

ii.	all gains or losses from discontinued operations or the disposition thereof;

iii.	all extraordinary or non-recurring income, costs or expenses;

iv.	all non-cash income, expenses or deductions;

v.	all gains or losses from the sale, exchange or other disposition of assets outside the Ordinary Course of Business;

vi.

all income, costs, expenses, charges, liabilities or accruals resulting from, arising out of, or related to any acquisition, joint venture, disposition or similar transaction by the Company or any of its Subsidiaries, including investment banking fees, legal fees, accounting fees, financing fees, retention bonuses, stay bonuses, success fees, change-of-control payments, transaction bonuses and other transaction-related expenses;

vii.

all non-recurring restructuring, integration, severance, facility closure, relocation, business optimization, strategic initiative, litigation settlement, cyber incident, casualty event, disaster recovery, start-up, expansion or similar charges;

viii.	all gains, costs, expenses or losses attributable to closed facilities or other activities not expected to continue;

ix.	all other one time, irregular and non-recurring items, which do not represent normal, cash generating activities and occur outside the Ordinary Course of Business; and

x.

all other adjustments that are consistent with the Company and its Subsidiaries’ past practices and that would be permitted in the calculation of “Adjusted EBITDA” under customary public company reporting practices, including adjustments disclosed in the historical financial statements, management reports or quality of earnings reports of the Company and its Subsidiaries.

For the avoidance of doubt, Adjusted EBITDA shall be calculated excluding any effects of purchase accounting adjustments arising from the consummation of the transactions contemplated by the Transaction Agreements (as defined in the Implementation Agreement).

Adjusted EBITDA shall also exclude any pro forma adjustments, any write-offs or impairment related to brand IP and intangibles, and any expenses related to discontinued products.

An illustrative example of the calculation of Adjusted EBITDA, and specific policies to be adhered to in connection therewith, is set forth on Annex 1.

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“Affiliate” means with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of equity interests, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings to the foregoing. Notwithstanding the foregoing or anything else to the contrary in this Agreement, none of the Members or their Affiliates, solely by virtue of being Members of the Company, shall be considered (a) an Affiliate of any other Member or such other Member’s Affiliates or (b) an Affiliate of the Company or any of its Subsidiaries, unless such Member, together with its Permitted Transferees, owns more than fifty percent (50%) of the Common Units; provided that the Company shall not be an Affiliate of the Intersnack Member together with its Permitted Transferees for purposes of Sections 9.7, 9.8 and 9.9.

“Assumed Tax Rate” for each Fiscal Year means the highest effective marginal combined U.S. federal, state and local income tax rate (including, if applicable, under Section 1411 of the Code) applicable to an individual resident in Pennsylvania (or if the highest effective marginal combined U.S. federal, state and local income tax rate applicable to a U.S. corporation is higher, such combined corporate income tax rate), in each case taking into account all jurisdictions in which the Company is required to file income tax returns and the relevant apportionment information, in effect for the applicable Fiscal Year, taking into account (a) the character of any income, gains, deductions, losses or credits, and the deductibility of state income taxes (provided that, for administrative convenience, it shall be assumed that no portion of any state or local taxes shall be deductible for so long as the limitation set forth in Sections 164(b)(6)(B) and 164(b)(7) of the Code as of the Effective Date remains applicable), and (b) deductions under Code Section 199A, as applicable. The Assumed Tax Rate for each Fiscal Year shall be the same for all Members regardless of the actual combined income tax rate of the Member or its direct or indirect owners.

“Bankruptcy” means, with respect to any Person, such Person: (a) is adjudicated insolvent or admits in writing its inability generally to pay its debts as they become due; (b) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (c) institutes or has instituted against it (voluntarily or involuntarily), or consents or acquiesces to, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency Law or other similar Law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (ii) is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof; or (d) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee custodian or other similar official for it or for all or substantially all its assets.

“Board” means the Board of Managers of the Company.

“Business Day” means any calendar day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Düsseldorf, Germany are authorized or required to close.

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“Capital Account” means the account maintained by the Company with respect to a Member in accordance with Section 4.5.

“Capital Contribution” means, with respect to any Member, the amount of cash and the Fair Market Value of any property (other than cash) contributed to the Company by such Member, net of any liabilities assumed by the Company for such Member in connection with such contribution, as set forth from time to time in the books and records of the Company. Any reference to the Capital Contribution of a Member will include any Capital Contributions made by a predecessor holder of such Member’s Common Units to the extent that such Capital Contribution was made in respect of Units Transferred to such Member in accordance with the terms of this Agreement.

“Cash” means, without duplication, the aggregate amount of all cash and cash equivalents of the Company and its Subsidiaries reflected as cash and cash equivalents on the consolidated balance sheet of the Company as of the applicable date, as prepared in accordance with the Option Accounting Policies.

“Certificate of Formation” means the certificate of formation of the Company as in effect on the Effective Date, as the same may be amended, supplemented, modified and/or restated from time to time.

“Change of Control” means, with respect to the applicable Person, in any transaction or series of related transactions (i) the acquisition by any Third Party or any group of Third Parties acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provisions thereto, of beneficial ownership, directly or indirectly, of more than fifty percent (50%) of the aggregate voting power of all classes of voting securities of such Person, (ii) the reorganization, merger, combination or consolidation of such Person with respect to which all of the Persons who were the direct or indirect beneficial owners of the voting securities of such Person immediately prior to such reorganization, merger, combination or consolidation do not, following such reorganization, merger, combination or consolidation, beneficially own, directly or indirectly, more than fifty percent (50%) of the aggregate voting power of all classes of voting securities of such Person resulting from such reorganization, merger, combination or consolidation or (iii) the direct or indirect sale, license, lease or other disposition of assets representing all or substantially all of the assets of such Person to a Third Party.

“Code” means the U.S. Internal Revenue Code of 1986.

“Company Minimum Gain” has the meaning ascribed to “partnership minimum gain” under Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

“Company Property” means all interests in property, whether real or personal, tangible or intangible, and rights of any type owned therein or held by the Company or any of its Subsidiaries.

“Contract” means any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation that is legally binding.

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“Covered Person” means, as of any time of determination: (a) a then-current or former stockholder, member, partner, manager, director or officer of the Company or any of its Subsidiaries; (b) an Affiliate of a then-current or former stockholder, manager, partner, member or director of the Company or any of its Subsidiaries; (c) any then-current or former officer, manager, director, stockholder, partner, member, employee, advisor, representative or agent of a current or former member (or any of their respective Affiliates) of the Company or any of its Subsidiaries (including the Tax Matters Member and any Designated Individual); or (d) to the extent determined by the Board, any then-current or former equityholder, representative, employee, advisor or agent of the Company or any of its Subsidiaries.

“Depreciation” means, for each Fiscal Year or other taxable period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for U.S. federal income tax purposes with respect to an asset for such Fiscal Year or other taxable period, except that (a) with respect to any such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Regulations Section 1.704-3(d), Depreciation for such Fiscal Year or other taxable period shall be the amount of book basis recovered for such Fiscal Year or other taxable period under the rules prescribed by Regulations Section 1.704-3(d)(2), and (b) with respect to any other such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes at the beginning of such Fiscal Year or other taxable period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other taxable period bears to such beginning Adjusted Basis; provided, however, that if the Adjusted Basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year or other taxable period is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.

“Designated Individual” means any individual that is appointed as a “designated individual” of the Company in accordance with Section 301.6223-1(b)(3)(ii) of the Regulations.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Fair Market Value” means with respect to any asset as of any given date of determination, the fair market value thereof as determined in good faith by the Board.

“Family Member” means with respect to any natural person, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such person or any trust or other estate planning vehicle for the sole benefit of such persons or of which one or more of the foregoing are the sole beneficiaries.

“Fiscal Year” means the fiscal year of the Company, which shall end on the Sunday that is closest to December 31, unless the fiscal year is otherwise modified by the Board.

“GAAP” means generally accepted accounting principles in the United States.

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“Geographic Territory” shall mean the fifty states of the United States of America, the District of Columbia and the territories of Puerto Rico and the United States Virgin Islands.

“Governmental Authority” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case, having jurisdiction over the Company or any of its Subsidiaries or any of the property or other assets of the Company or any of its Subsidiaries (including any Company Property).

“Gross Asset Value” means, with respect to any asset, the asset’s Adjusted Basis for U.S. federal income tax purposes, except as follows:

(a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset as of the date of such contribution;

(b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values (taking into account Section 7701(g) of the Code) in accordance with the rules set forth in Section 1.704-1(b)(2)(iv)(f) of the Regulations, except as otherwise provided in this Agreement, as of the following times: (i) the acquisition of a Common Unit (or additional Common Units) by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company; (ii) the grant of a Common Unit (other than a de minimis interest in the Company) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity or in anticipation of becoming a Member of the Company (within the meaning of Section 1.704-1(b)(2)(iv)(d) of the Regulations); (iii) the distribution by the Company to a Member of more than a de minimis amount of Company assets; (iv) the liquidation of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g)(1) of the Regulations; (v) the acquisition of a Common Unit by any new or existing Member upon the exercise of a noncompensatory option in accordance with Section 1.704-1(b)(2)(iv)(s) of the Regulations; or (vi) any other event to the extent determined by the Board to be permitted and necessary or appropriate to properly reflect Gross Asset Values in accordance with the standards set forth in Section 1.704-1(b)(2)(iv)(g) of the Regulations; provided, however, that adjustments pursuant to clauses (i), (ii), (iii) and (v) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any noncompensatory options are outstanding upon the occurrence of an event described in this clause (b)(i) through (b)(vi) (other than, if applicable, the noncompensatory options being exercised that give rise to the occurrence of such event), the Company shall adjust the Gross Asset Values of its properties in accordance with Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704- 1(b)(2)(iv)(h)(2) of the Regulations;

(c) the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of such distribution;

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(d) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the Adjusted Basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and clause (f) in the definition of “Profits” or “Losses” below or Section 5.2(h); provided, however, that the Gross Asset Value of a Company asset shall not be adjusted pursuant to this clause to the extent the Board determines that an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d); and

(e) if the Gross Asset Value of a Company asset has been determined or adjusted pursuant to clauses (a), (b) or (d) of this definition of Gross Asset Value, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Losses and other items allocated pursuant to Article V.

“Intersnack” means Intersnack Group GmbH & Co. KG.

“Indebtedness” means, without duplication and determined in accordance with the Option Accounting Policies, the aggregate amount of the following items with respect to the Company and its Subsidiaries, as of the applicable date: (a) indebtedness for borrowed money and other indebtedness in the forms of surety bonds or performance bonds; (b) all reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, letters of credit and bankers’ acceptances; (c) any capitalized lease obligations and sale leaseback obligations classified as such under GAAP; (d) any unpaid fees, discounts, accrued charges, and other amounts owed to a factoring company in connection with the assignment or factoring of receivables; (e) obligations arising out of interest rate, currency swap, hedging arrangements or any other arrangements designed to provide protection against fluctuations in interest or currency rates; (f) all unpaid declared and approved distributions or dividends; (g) all indebtedness of a Third Party secured by a lien on any property or assets of the Company or any of its Subsidiaries or otherwise assumed or guaranteed by the Company or any of its Subsidiaries; (h) guarantees of any of the foregoing; and (i) any other item that the Members mutually agree shall constitute Indebtedness.

“Involuntary Transfer” means any Transfer, other than by a voluntary act of a Member, including any Transfer, proceeding or action by or in which a Member shall be deprived or divested of any right, title or interest in or to any of the Common Units resulting from (a) any seizure under levy of attachment or execution, (b) any foreclosure upon a pledge of, or a security interest in, Common Units, (c) any Bankruptcy or (d) any Transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property. The term “Involuntary Transferee” and other forms of the word “Involuntary Transfer” shall have the correlative meanings.

“Law” means all laws, statutes, ordinances, rules and regulations of the United States, any foreign country and each state, commonwealth, city, county, municipality or other political subdivision thereof.

“Majority Vote of the Board” means, with respect to actions to be approved by the Board, the affirmative vote or approval of a majority of the total number of Managers that comprise the size of the entire Board at the relevant determination time (including any vacancies on the Board that have not yet been filled), which, in the case of a four (4) person Board, would require the affirmative vote or approval of at least three (3) Managers.

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“Manager” means an individual serving as a member of the Board, including the Intersnack Managers and the Continuing Member Managers.

“Member Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” under Sections 1.704-2(i)(2) and 1.704-2(i)(3) of the Regulations. It is further understood that the determination of Member Minimum Gain and the net increase or decrease in Member Minimum Gain shall be made in the same manner as required for such determination of Company Minimum Gain under Sections 1.704-2(d) and 1.704-2(g)(3) of the Regulations, as set forth in Section 1.704-2(i)(3) of the Regulations.

“Member Nonrecourse Debt” has the meaning ascribed to “partner nonrecourse debt minimum gain” under Section 1.704-2(b)(4) of the Regulations.

“Member Nonrecourse Deductions” has the meaning ascribed to “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

“Nonrecourse Deductions” has the meaning ascribed to “nonrecourse deductions” in Sections 1.704-2(b) and 1.704-2(c) of the Regulations.

“Nonrecourse Liability” has the meaning ascribed under Section 1.704-2(b)(3) of the Regulations.

“Option Accounting Policies” means GAAP, applied in a manner consistent with the accounting policies, principles, practices and methodologies applied in connection with the preparation of the Audited Financial Statements of the Company and its Subsidiaries for a given Fiscal Year and as clarified in Annexes 1 through 3 attached hereto.

“Option Price” means, with respect to a given Put Option, Change of Control Put Option or Call Option, (a) the applicable Option Price Valuation (as finally determined in accordance with Annex 4 attached hereto) multiplied by (b) (i) the number of Put Units or Called Units, as applicable, divided by (ii) the number of then-issued and outstanding Common Units of the Company (including the number of such Put Units or Called Units).

“Option Price Valuation” means, with respect to a given Put Option, Change of Control Put Option or Call Option, (a) (i) the average of the Adjusted EBITDA for each of the two (2) Fiscal Years preceding the Fiscal Year in which the Put Option, Change of Control Put Option or Call Option (as applicable) is exercised, with the immediately preceding Fiscal Year weighted double, and the earlier preceding Fiscal Year of such two (2) Fiscal Years weighted single multiplied by (ii) twelve and one half (12.5), minus (b) Indebtedness of the Company and its Subsidiaries, plus (c) Cash of the Company and its Subsidiaries (each of clauses (b) and (c), determined as of the end of the Fiscal Year immediately preceding the Fiscal Year in which the Put Option, Change of Control Put Option or Call Option (as applicable) is exercised). An illustrative example of the calculation of an Option Price Valuation, and specific policies to be adhered to in connection therewith, is set forth on Annex 2.

“Ordinary Course of Business” means the ordinary course of business of the Company and its Subsidiaries (together with their respective predecessors) consistent with past practice.

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“Permitted Transferee” means any Member and (a) with respect to the Intersnack Member, any Affiliate of Intersnack that is wholly-owned by Intersnack, and (b) with respect to any Continuing Member, (i) any member of the Rice Family, (ii) any Affiliate of a member of the Rice Family that is wholly-owned by the Rice Family, and (iii) any trust or other estate planning vehicle for the sole benefit of one or more of the member(s) of the Rice Family or of which one or more member(s) of the Rice Family are the sole beneficiaries.

“Person” means any individual, corporation, partnership, association, limited liability company, trust, estate or other entity.

“Profits” or “Losses” means, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication): (a) any income or gain of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss; (b) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss; (c) in the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the Company asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the Company asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 5.2, be taken into account for purposes of computing Profits or Losses; (d) gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value; (e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such period; (f) to the extent an adjustment to the adjusted tax basis of any asset pursuant to Section 734(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations, to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (g) any items of income, gain, loss or deduction which are specifically allocated pursuant to the provisions of Section 5.2 shall not be taken into account in computing Profits or Losses for any Fiscal Year, but such items available to be specially allocated pursuant to Section 5.2 will be determined by applying rules analogous to those set forth in clauses (a) through (f) above.

“Regulations” means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

“Rice Family” means Michael W. Rice or any Family Member of Michael W. Rice.

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“Sale of the Company” means the first to occur of any of the following, whether in one transaction or a series of related transactions: (a) the merger, reorganization, combination or consolidation of the Company into or with, or any other acquisition of the Company by, one or more Third Parties, in any case which involves the direct or indirect Transfer by the Members, collectively, of all the Common Units or (b) the direct or indirect sale, transfer or lease, whether in a single transaction or pursuant to a series of related transactions, of Company Property or businesses constituting all or substantially all of the Company Property or businesses of the Company and its Subsidiaries, taken as a whole; provided that, unless otherwise determined by the Board, neither a transfer of assets in connection with a securitization financing nor an initial public offering shall constitute a Sale of the Company.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Subsidiary” means (a) any corporation, partnership, limited liability company or other entity a majority of the capital stock or other equity interests of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Company or any direct or indirect Subsidiary of the Company, (b) a partnership in which the Company or any direct or indirect Subsidiary is a general partner or (c) a limited liability company in which the Company or any direct or indirect Subsidiary is a managing member or manager.

“Tax Amount” means, with respect to a Fiscal Year, the excess, if any, of (a) the product of (i) an amount, if positive, equal to the product of (A) the taxable income of the Company allocable to a Member pursuant to this Agreement (taking into account corrective allocations made pursuant to Section 5.3(e)) with respect to the relevant Fiscal Year (or portion thereof) (determined based upon a good faith estimate by the Board and updated to reflect the final Company tax returns filed for such Fiscal Year), and, for purposes of this definition, (w) including adjustments to taxable income in respect of Section 704(c) of the Code, (x) excluding adjustments to taxable income in respect of Section 743(b) of the Code, (y) calculated as if allocations of such taxable income were, for such Fiscal Year (or portion thereof), the sole source of income and loss for such Member (or, as appropriate, of its direct or indirect partners or members), and (z) taking into account the carryover of items of loss, deduction and expense, including the utilization of any excess business interest expense under Code Section 163(j), but excluding the carryover of items of loss deduction or expense subject to Code Sections 461(l), 172, and 163(d), or any similar provision for which the limitation and carryforward is determined at the direct or indirect Member level, previously allocated to such Member for a Fiscal Year (or portion thereof) to the extent not previously taken into account for purposes of determining the Tax Amount for a Fiscal Year (or portion thereof) multiplied by (B) one-fourth (1/4) in the case of the first quarter of the applicable Fiscal Year, one-half (1/2) in the case of the second quarter of the applicable Fiscal Year, three-fourths (3/4) in the case of the third quarter of the applicable Fiscal Year, and one (1) in the case of the fourth quarter of the applicable Fiscal Year times (ii) the Assumed Tax Rate with respect to such Fiscal Year (or portion thereof), over (b) the amount of distributions previously made to such Member pursuant to Section 5.5 with respect to such Fiscal Year (or portion thereof) or pursuant to Sections 5.5(a) and 5.5(c) with respect to any Fiscal Year. For each Continuing Member that is treated as a partnership for applicable state and/or local income or franchise tax purposes, there shall be added to the amount in clause (a) of this definition, if the information described in clause (2) of this definition below is timely provided, an amount sufficient to enable such Continuing Member to

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pay its applicable state and local entity-level income and franchise tax liability (without duplication) imposed on entities treated as partnerships for applicable state and/or local income or franchise tax purposes, to the extent arising from allocations of taxable income of the Company for the relevant Fiscal Year as a result of such Continuing Member’s ownership of Common Units, calculated (1) using the conventions set forth in clauses (w)-(z) of this definition above and (2) based on information timely provided by such Continuing Member to the Board sufficient for the Board to calculate such amount, assuming the highest effective marginal state and local income and franchise tax rates imposed on an entity treated as a partnership for state or local income or franchise tax purposes in the applicable jurisdiction; provided that (I) the aggregate amount described in this sentence shall in no event be greater than $100,000 per Fiscal Year in the aggregate for all Continuing Members and (II) the aggregate amount payable under Section 5.5(a) to all Members solely as a result of the amount added to clause (a) as described in this sentence shall in no event be greater than $400,000 per Fiscal Year in the aggregate for all Members, and if such cap in clause (I) or (II) of this sentence is exceeded, the required reduction shall be applied pro rata among the Continuing Members, in the case of clause (I), or all the Members, in the case of clause (II), based on their respective numbers of Common Units.

“Tax Distribution Date” means April 10, June 10, September 10, and December 10 of each calendar year, which shall be adjusted by the Board as reasonably necessary to take into account changes in estimated tax payment due dates for U.S. federal income taxes under applicable Law (but in no event shall the Board make adjustments such that there are more than four (4) Tax Distribution Dates in any calendar year); provided, however, that if a Tax Distribution Date in a given calendar year is not a Business Day, such Tax Distribution Date shall be the Business Day immediately prior to such date.

“Third Party” means a Person that is not, immediately prior to the consummation of an action or transaction involving such Person, an Affiliate of the Company or any of its Members; provided that neither the Company nor any of its Subsidiaries shall be a Third Party.

“Transfer” any direct or indirect sale, hypothecation, mortgage, pledge, assignment, attachment, exchange, gift, bequest, disposition or other transfer (including the creation of any derivative or synthetic interest, including a participation or other similar interest or any hypothecation, lien, grant of security interest or encumbrance), whether by operation of Law or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings. An indirect “Transfer” shall also include any transfer of an equity interest in any Member or in any Person that directly or indirectly holds an equity interest in the Company. Notwithstanding anything to the contrary in this definition of “Transfer,” in no event shall any direct or indirect sale, hypothecation, mortgage, pledge, assignment, attachment, exchange, gift, bequest, disposition or other transfer (including the creation of any derivative or synthetic interest, including a participation or other similar interest or any hypothecation, lien, grant of security interest or encumbrance), whether by operation of Law or otherwise, of the equity interests of Intersnack be deemed to be a Transfer hereunder; provided, however, that Section 9.9 shall apply to any Change of Control Transaction.

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1.2 Index of Defined Terms.

Defined Term	Section

20% Member Approval	Section 8.7
2026 Fourth Quarter Distribution	Section 5.5(b)(iii)
2026 Shortfall Amount	Section 5.5(b)(iii)
A&R LLC Agreement	Recitals
Accounting Firm	Annex 4
Acquired Business	Section 13.2(c)
Acquiror	Recitals
Additional Member	Section 8.5(a)
Agreement	Preamble, Exhibit A
Amendment No. 1	Recitals
Annual Distribution Amount	Section 5.5(b)(ii)
Audited Financial Statements	Section 11.3(d)
Block Notice	Section 9.8(f)
Budget	Section 7.9(b)
Business Plan	Section 7.9(b)
Call Option	Section 9.7(a)
Call Option Approval	Section 9.7(f)
Call Option Closing	Section 9.7(g)
Call Option Closing Date	Section 9.7(g)
Call Option Exercise Notice	Section 9.7(b)
Call Option Exercise Period	Section 9.7(b)
Called Units	Section 9.7(c)(ii)
Cash Available For Tax Distributions	Section 5.5(a)(i)
Change of Control Notice	Section 9.9
Change of Control Put	Section 9.9
Change of Control Put Exercise Notice	Section 9.9
Change of Control Put Option	Section 9.9, Section 9.9
Change of Control Put Option Exercise Notice	Section 9.9
Change of Control Transaction	Section 9.9
Common Unit Transfer Agreement	Section 9.7(j)(ii)
Common Units	Section 3.1(a)
Company	Preamble, Exhibit A, Exhibit B
Company Group Business Liabilities	Section 8.10(a)
Company Group Operations	Section 8.10(a)
Confidential Information	Section 14.1(c)
Continuing Member Managers	Section 7.2(a)(ii)
Continuing Members	Preamble
Delivering Party	Annex 4
Designated Initial Manager	Section 7.2(b)
Designated Initial Managers	Section 7.2(b)
Disclosing Person	Section 14.1(a)
Dispute Notice	Annex 4
Disputed Item	Annex 4

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Distributable Reserves	Section 5.5(b)(i)
Drag Sale	Section 9.6(a)
Drag-Along Notice	Section 9.6(b)
Drag-Along Right	Section 9.6(a)
Dragged Members	Section 9.6(a)
Dragging Member	Section 9.6(a)
Effective Date	Preamble
ERISA	Section 9.3(b)(ii)
Estimated Option Closing Statement	Annex 4
Excluded Expenses	Section 8.10(a)
Executive Chair	Section 7.3
Implementation Agreement	Recitals
Imputed Underpayment	Section 11.5(c)
Indebtedness Multiple	Section 8.7(h)
Indemnifiable Losses	Section 6.2(c)
Initial Annual Distribution Period	Section 5.5(b)(ii)
Initial LLC Agreement	Recitals
Intersnack	Recitals
Intersnack Managers	Section 7.2(a)(i)
Intersnack Member	Preamble
Intersnack Member Indemnitees	Section 8.10(a)
Joinder Agreement	Section 8.5(b)
Judgment	Section 8.10(b)(iii)
Liquidity Limitations	Section 5.5(a)(i)
LLC Agreement	Exhibit B
Material Subsidiary	Section 8.7(d)
Member	Exhibit B
Members	Preamble
Merger Agreement	Recitals
Merger Sub	Recitals
notice	Section 14.3
Ordinary Distribution	Section 5.5(b)(i)
Out of Perimeter Company Contract	Section 8.10(b)(ii)
Out of Perimeter Litigation	Section 8.10(a)
Post-Consolidation Put Threshold	Section 9.8(c)(ii)
Prior LLC Agreement	Recitals
Proposed Calculation	Annex 4
Protected Person	Section 14.1(a)(i)
Push-Out Election	Section 11.5(c)
Put Option	Section 9.8(a)
Put Option Approval	Section 9.8(g)
Put Option Closing	Section 9.8(h)
Put Option Closing Date	Section 9.8(h)
Put Option Exercise Notice	Section 9.8(b)
Put Option Exercise Period	Section 9.8(b)
Put Units	Section 9.8(c)(ii)

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Quarterly Excess Amount	Section 5.5(b)(ii)
Receiving Party	Annex 4
Regulatory Allocations	Section 5.2(i)
Representatives	Section 14.1(b)
Restricted Business	Section 13.1
Restricted Cash Award Recipients	Section 8.10(b)(iv)
Restricted Cash Awards Assignment and Assumption	Section 8.10(b)(iv)
Restricted Parties	Section 13.1
Restricted Period	Section 13.1
Second A&R LLC Agreement	Recitals
Series R	Preamble
Series U	Preamble
Shortfall Amount	Section 5.5(b)(ii)
Specified Member Approval	Section 8.8
Spousal Consent	Section 3.7
Subsequent Call Option Exercise	Section 9.8(f)(vi)
Survival Provisions	Section 14.15
Tax Audit	Section 11.5(f)
Tax Distribution	Section 5.5(a)(i)
Tax Matters Member	Section 11.5(c)
Unanimous Member Approval	Section 8.9

ARTICLE II

ORGANIZATION

2.1 Formation and Continuation. The Company was formed as a limited liability company under the Act by the filing of a Certificate of Formation on September 14, 2016. Pursuant to the provisions of the Act and this Agreement, the Members hereby enter into this Agreement to set forth the rights and obligations of the parties hereto and certain other matters related thereto. Except as otherwise provided in this Agreement, the rights and obligations of the Members and the Board and the administration and termination of the Company shall be governed by the Act.

2.2 Name of the Company. The name of the Company is “Utz Brands Holdings, LLC”. The Company may do business under that name and under any other name or names which the Board may select from time to time.

2.3 Purpose. The business and purpose of the Company shall be to engage in any business or activity in which a limited liability company organized under the Laws of the State of Delaware may lawfully engage, and shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

2.4 Term. The term of the Company began upon the acceptance of the Certificate of Formation by the Secretary of State and shall continue in existence until terminated pursuant to Section 10.5.

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2.5 Registered Office; Principal Place of Business; Registered Agent. The registered office of the Company in the State of Delaware is Registered Agent Solutions, Inc., 9 E. Loockerman Street, Suite 311, Dover, Kent County, Delaware 19901, or at such other place as the Board may select from time to time. The principal place of business of the Company shall be located at 900 High Street, Hanover, Pennsylvania 17331, or such other place as is determined by the Board from time to time. The name and address for service of process on the Company in the State of Delaware is Registered Agent Solutions, Inc., 9 E. Loockerman Street, Suite 311, Dover, Kent County, Delaware 19901, or such other qualified Person and address as the Board may designate from time to time.

2.6 Business Transactions of a Member or Manager with the Company. In accordance with Section 18-107 of the Act, but subject at all times to the terms and conditions of this Agreement, a Member or Manager may, but shall not be obligated to, lend money to, borrow money from, act as surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact business with the Company and, subject to applicable Law, approval of the Board and the terms and conditions of this Agreement (including Section 7.9(f)(v) and Section 8.7(h)), shall have the same rights and obligations with respect to any such matter as a Person who is not a Member or Manager.

2.7 Operation of the Company as a Separate Enterprise. The Company shall, consistent with the terms of this Agreement, conduct its business and operations separate and apart from that of any other Person, including any of the Members and any Affiliates of any of the Members, including by: (a) not allowing funds or other assets of the Company to be commingled with the funds or other assets of, owned by or registered in the name of, any other Person; (b) maintaining books, bank accounts and financial records of the Company separate from those of any other Person; (c) observing customary formalities, including maintaining current records of Company affairs, minutes of Company and Board meetings and written consents of the Members and Managers; (d) acting on behalf of the Company pursuant to, and in accordance with, this Agreement; and (e) causing the Company to conduct its dealings with Third Parties in its own name and in all respects hold itself out as a separate and independent legal entity.

2.8 Effectiveness of Agreement.

(a) Except for this Section 2.8 (which shall be effective upon execution and delivery of this Agreement), this Agreement shall not become effective until the Closing on the Effective Date. In the event that the Merger Agreement is terminated in accordance with its terms, then this Agreement shall terminate, and become null and void ab initio, concurrently with the termination of the Merger Agreement, automatically and without any action of the parties hereto, and none of the Company, the Continuing Members or the Intersnack Member shall thereafter have any obligations or liabilities under this Agreement.

(b) Prior to the Effective Date, if requested in writing (and consented to) by each of Intersnack and the Continuing Members, then the Intersnack Member, the Continuing Members and the Company will enter into amendments to this Agreement to be effective immediately following the TRA Payment (as defined in the Merger Agreement); provided that such amendments (i) would not, and would not reasonably be expected to, (A) breach any of the Transaction Agreements or require consent under any of the Debt Financing Documents or (B)

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prevent, materially delay or materially impair the Closing; or (ii) in the good faith judgment of the Special Committee, would not adversely affect (A) the fairness to the Company or the Unaffiliated Company Stockholders of, or the advisability of, the Transaction Agreements and the transactions contemplated thereby or (B) the ability of the Special Committee to determine that the Transaction Agreements and the transactions contemplated thereby are in the best interests of the Company and the Unaffiliated Company Stockholders and make the Special Committee Recommendation or the ability of the Company Board of Directors to determine that the Transaction Agreements and the transactions contemplated thereby are in the best interests of the Company and the Unaffiliated Company Stockholders and make the Company Recommendation.

(c) Prior to the Closing, any (i) waiver, consent or approval by the Company or Intersnack Member under this Agreement shall only be effective if it was approved by the Special Committee, (ii) any amendment to this Agreement shall only be effective if it was approved by the Special Committee and (iii) any enforcement or any defense of any enforcement of any rights under this Agreement by the Company or the Intersnack Member will be controlled by the Special Committee. For the avoidance of doubt, Intersnack shall control the right to designate any individuals to serve as substitute initial Intersnack Managers under the proviso to Section 7.2(b).

(d) Capitalized terms used in this Section 2.8 and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement. Article I of this Agreement, to the extent containing any defined term used in this Section 2.8, shall be effective as of the date of this Agreement. Article XIV of this Agreement, to the extent applicable to any section of this Section 2.8, shall be effective as of the date of this Agreement.

(e) Upon the occurrence of the Closing, Section 2.8(b), Section 2.8(c) and Section 2.8(d) shall terminate and be of no further force or effect.

ARTICLE III

COMMON UNITS

3.1 Capital Structure.

(a) The capital structure of the Company shall consist of one (1) class of interests comprised of common units of the Company (the “Common Units”) which shall constitute limited liability company interests under the Act. All Common Units shall be identical with each other in every respect. The Company shall not issue any additional Common Units or any other ownership or other interests except in accordance with this Agreement. The name, address and number of Common Units of each Member shall be as set forth on Schedule A attached hereto, which shall be updated from time to time by the Board, without further action by the Members, as necessary to reflect changes in the information thereon that occur pursuant to this Agreement and that otherwise are not in violation of the terms of this Agreement or the Act.

(b) Without in any way limiting any approval or limitation required or set forth in this Agreement, in the event of an equity split, recapitalization, reorganization, merger, consolidation, combination, exchange of Common Units, liquidation, spin-off or other change in organizational structure affecting the Common Units (including any conversion of the Company to a corporation), the number of Common Units shall be appropriately adjusted to the extent necessary to preserve the economic rights of the Members under this Agreement.

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3.2 Issuances of Additional Common Units. Only upon compliance with the requirements of Section 8.7 is the Company authorized to issue Common Units to any Person and any such Common Units shall be issued at such prices per Common Unit as may be determined in good faith by the Board and in exchange for contributions of cash or property, the provision of services or such other consideration as may be determined in good faith by the Board.

3.3 Voting Rights. Each Member holding a Common Unit or fraction thereof shall be entitled to (a) one (1) vote per whole Common Unit held by such Member and/or (b) a fraction of a vote corresponding in absolute value to the fraction of a Common Unit held by such Member, in each case, in person or by proxy or pursuant to an action by written consent, on all matters upon which Members have a right to vote or approve as set forth in this Agreement and on all matters for which members of a limited liability company are provided a vote by non-waivable provisions of the Act.

3.4 Member’s Interest. A Member’s Common Units shall for all purposes be personal property. A Member shall not have any interest in any specific Company Property.

3.5 Reacquired Common Units. Except as otherwise set forth in this Agreement, any Common Units redeemed, purchased or otherwise acquired by the Company, in any manner whatsoever, shall be canceled.

3.6 Common Units Not Certificated. Common Units shall not be certificated unless otherwise determined by the Board. If the Board determines that one or more Common Units shall be certificated, each such certificate shall be in such form (and with such legends) as the Board may determine.

3.7 Spousal Consent. Notwithstanding anything contained in this Agreement to the contrary, it shall be a condition precedent for admittance (and continued admittance) of any natural Person as a Member that the spouse of such natural Person, if any, execute and deliver to the Company a spousal consent in the form attached hereto as Exhibit A or such other form approved by the Board, if required by the Board (“Spousal Consent”).

ARTICLE IV

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

4.1 Common Units. Each Member owns the number of Common Units set forth opposite such Member’s name on Schedule A. No Member will be obligated to make any Capital Contributions after the Effective Date unless otherwise agreed in a separate writing between such Member and the Company that has been approved by the Board and subject to compliance with this Agreement.

4.2 No Interest on Capital Contributions. Members shall not be paid interest on their Capital Contributions or amounts attributable to their respective Capital Accounts.

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4.3 Return of Capital Contributions. Except as otherwise provided in this Agreement, no Member shall have the right to receive the return of any Capital Contribution until the Company has been liquidated, dissolved, wound-up or terminated, and then only in accordance with Section 10.2.

4.4 Withdrawal of Funds or Loans. No Member shall be entitled to borrow or withdraw any amount from the Company without the prior written approval of the Board.

4.5 Capital Accounts.

(a) A separate Capital Account shall be maintained for each Member on the books of the Company, and adjustments to such Capital Accounts shall be made as follows:

(i) a Member’s Capital Account shall be credited with any amounts of money contributed by the Member to the Company, the Fair Market Value of any other property contributed to the Company (net of liabilities secured by the property that the Company is considered to assume or take subject to under Section 752 of the Code), the amount of any Company liabilities assumed by the Member (other than liabilities that are secured by any Company Property distributed to such Member), and the Member’s allocable share of any Profits; and

(ii) a Member’s Capital Account shall be debited with the amount of any money distributed to the Member, the Fair Market Value of Company Property distributed to the Member (net of liabilities secured by such property that the Member is considered to assume or take subject to under Section 752 of the Code), the amount of any liabilities of the Member assumed by the Company (other than liabilities that are secured by property contributed by such Member), and the Member’s allocable share of Losses.

(b) Upon the Transfer of Common Units in accordance with this Agreement, the amount of the Capital Account of the Transferring Member that is attributable to the Transferred Common Units will be carried over to the Transferee Member.

(c) The foregoing provisions of this Section 4.5 and Sections 5.1 through 5.4 are intended to comply with Section 1.704-1(b)(2)(iv) of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations. If the Board, upon the advice of the Company’s tax advisors, shall determine that it is prudent to modify the manner in which the Capital Accounts are computed in order to comply with Section 1.704-1(b)(2)(iv) of the Regulations, the Board may make such modification; provided, however, that such modification is not reasonably likely to have more than a de minimis effect on the amounts distributable to any Members pursuant to Section 5.5 or Section 10.2; provided, further, that neither the Members nor any Manager shall have any liability to any other Member for any exercise of or failure to exercise any such discretion to make any modifications permitted under this Section 4.5.

4.6 No Rights of Creditors. The provisions of this Article IV are intended to solely benefit the Members and shall not be construed as conferring any benefit upon any creditor of the Company or any of its Subsidiaries, or any other Person (and no such creditor or other Person shall be a Third Party beneficiary of this Agreement), and no Member or Manager shall have any duty or obligation to any creditor of the Company or any of its Subsidiaries or any other Person to make any additional Capital Contributions or to cause the Company to approve the making of any additional Capital Contributions.

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ARTICLE V

ALLOCATIONS AND DISTRIBUTIONS

5.1 Allocations of Profits and Losses. After giving effect to the allocations under Section 5.2 and subject to Section 5.3 and Section 5.4, Profits and Losses for any Fiscal Year (or other applicable period) (and, to the extent reasonably determined by the Board to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of income, gain, loss, deduction or credit includable in the computation of Profits and Losses) for each Fiscal Year shall be allocated among the Members during such Fiscal Year in a manner such that, after giving effect to all distributions through the end of such Fiscal Year, the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible, equal to (a) the amount such Member would receive pursuant to Section 10.2 if all assets of the Company on hand at the end of such Fiscal Year were sold for cash equal to their Gross Asset Values, all liabilities of the Company were satisfied in cash in accordance with their terms (limited with respect to each Nonrecourse Liability to the Fair Market Value of the assets securing such liability), and all remaining or resulting cash was distributed, in accordance with Section 10.2, to the Members immediately after making such allocation, minus (b) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets, and the amount any such Member is treated as obligated to contribute to the Company, computed immediately after the hypothetical sale of assets.

5.2 Special Allocations.

(a) Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members on a pro rata basis in accordance with the number of Common Units owned by each Member. The amount of Nonrecourse Deductions for a Fiscal Year period shall equal the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with the provisions of Regulations Section 1.704-2(d).

(b) Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Regulations. If more than one (1) Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 5.2(b) is intended to comply with the provisions of Section 1.704-2(i) of the Regulations and shall be interpreted consistently therewith.

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(c) Notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in Company Minimum Gain during any Fiscal Year (or if there was a net decrease in Company Minimum Gain for a prior Fiscal Year and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.2(c)), each Member shall be specially allocated items of Company income and gain for such Fiscal Year in an amount equal to such Member’s share of the net decrease in Company Minimum Gain during such Fiscal Year (as determined pursuant to Section 1.704-2(g)(2) of the Regulations). This Section 5.2(c) is intended to constitute a minimum gain chargeback under Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(d) Notwithstanding any other provision of this Agreement except Section 5.2(c), if there is a net decrease in Member Minimum Gain during any Fiscal Year (or if there was a net decrease in Member Minimum Gain for a prior Fiscal Year and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.2(d)), each Member shall be specially allocated items of Company income and gain for such year in an amount equal to such Member’s share of the net decrease in Member Minimum Gain (as determined pursuant to Section 1.704-2(i)(4) of the Regulations). This Section 5.2(d) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(e) Notwithstanding any provision hereof to the contrary except Section 5.2(a) and Section 5.2(b), no Losses or other items of loss or expense shall be allocated to any Member to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of such Fiscal Year. All Losses and other items of loss and expense in excess of the limitation set forth in this Section 5.2(e) shall be allocated to the Members who do not have an Adjusted Capital Account Deficit in proportion to their relative positive Capital Accounts but only to the extent that such Losses and other items of loss and expense do not cause any such Member to have an Adjusted Capital Account Deficit.

(f) Notwithstanding any provision hereof to the contrary except Section 5.2(c) and Section 5.2(d), in the event any Member unexpectedly receives any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Section 1.704-1(b)(2)(ii)(d) of the Regulations, items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Fiscal Year) shall be specially allocated to such Member in an amount and manner sufficient to eliminate any Adjusted Capital Account Deficit of that Member as quickly as possible; provided that an allocation pursuant to this Section 5.2(f) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in Section 5.1 and Section 5.2 have been tentatively made as if this Section 5.2(f) were not in this Agreement. This Section 5.2(f) is intended to constitute a qualified income offset under Section 1.704-1(b)(2)(ii) of the Regulations and shall be interpreted consistently therewith.

(g) If any Member has a deficit balance in its Capital Account at the end of any Fiscal Year that is in excess of the amount that the Member is deemed to be obligated to restore pursuant to the penultimate sentence of Sections 1.704-2(g)(1) and (i) (5) of the Regulations, that Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 5.2(g) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in Section 5.1 and Section 5.2 have been made as if Section 5.2(f) and this Section 5.2(g) were not in this Agreement.

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(h) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) of the Regulations, to be taken into account in determining Capital Accounts as a result of a distribution to any Member in complete liquidation of such Member’s Common Units in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be allocated to the Members in accordance with Section 1.704-1(b)(2)(iv)(m)(2) of the Regulations if such section applies or to the Member to whom such distribution was made if Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations applies.

(i) The allocations set forth in Sections 5.2(a) through 5.2(g) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Regulations. Notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Regulatory Allocations (and anticipated future Regulatory Allocations) shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. In general, the Members anticipate that this shall be accomplished by specially allocating other Profits and Loss among the Members so that the net amount of Regulatory Allocations and such special allocations to each such Member is zero. This Section 5.2(i) is intended to minimize to the extent possible and to the extent necessary any economic distortions that may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

(j) To the extent any interest accrued or payable by the Company in connection with a Redemption Promissory Note described in Section 8.11(b) gives rise to a deduction or loss to the Company, the Board may determine that such deduction or loss be specially allocated to the Intersnack Member and, in such event, to also allocate offsetting items of income or gain to the Intersnack Member under Section 5.1, so that, to the extent possible, the net amount of such allocation of deduction or loss and such offsetting items of income and gain to the Intersnack Member should be equal to the net amount that would have been allocated to the Intersnack Member if the special allocations under this Section 5.2(j) had not occurred.

5.3 Allocations for Tax Purposes in General.

(a) Except as otherwise provided in this Section 5.3, each item of income, gain, loss and deduction of the Company for U.S. federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated under Sections 5.1 and 5.2.

(b) In accordance with Section 704(c) of the Code and the Regulations thereunder (including the Regulations applying the principles of Section 704(c) of the Code to changes in Gross Asset Values), items of income, gain, loss and deduction with respect to any Company property having a Gross Asset Value that differs from such property’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the Members to account for any such difference using (i) the “traditional method” without curative allocations under Section 1.704-3(b) of the Regulations or (ii) any other permissible method or methods determined by the Board (with the prior written consent of each of the Intersnack Member and the Continuing Members, in each case, not to be unreasonably withheld, conditioned or delayed) to be appropriate and in accordance with the applicable Regulations.

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(c) Any (i) recapture of depreciation or any other item of deduction shall be allocated, in accordance with Sections 1.1245-1(e) and 1.1254-5 of the Regulations, to the Members who received the benefit of such deductions and (ii) tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members according to their interests in such items as reasonably determined by the Board taking into account the principles of Sections 1.704-1(b)(4)(ii), 1.704-1(b)(3)(iv), and 1.704-1(b)(4)(viii) of the Regulations.

(d) Allocations pursuant to this Section 5.3 are solely for purposes of U.S. federal, state and local income taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

(e) If, as a result of an exercise of a noncompensatory option to acquire an interest in the Company, a Capital Account reallocation is required under Section 1.704-1(b)(2)(iv)(s)(3) of the Regulations, the Company shall make corrective allocations pursuant to Section 1.704-1(b)(4)(x) of the Regulations. If, pursuant to Section 5.2(i), the Company causes a Capital Account reallocation in accordance with principles similar to those set forth in Section 1.704-1(b)(2)(iv)(s)(3) of the Regulations, the Company shall make corrective allocations in accordance with principles similar to those set forth in Section 1.704-1(b)(4)(x) of the Regulations.

(f) Any adjustment to the adjusted tax basis of Company property pursuant to Section 743(b) of the Code resulting from a transfer of Common Units shall be handled in accordance with Section 1.743-1(j) of the Regulations.

5.4 Other Allocation Rules.

(a) The Members are aware of the income tax consequences of the allocations made by this Article V and the economic impact of the allocations on the amounts receivable by them under this Agreement. The Members hereby agree to be bound by the provisions of this Article V in reporting their share of Company income and loss for U.S. federal and applicable state and local income tax purposes.

(b) The provisions regarding the establishment and maintenance for each Member of a Capital Account as provided by Section 4.5 and the allocations set forth in Sections 5.1, 5.2 and 5.3 are intended to comply with the Regulations and to reflect the intended economic entitlement of the Members. If the Board reasonably determines that the application of the provisions in Sections 4.5, 5.1, 5.2 or 5.3 would result in non-compliance with the Regulations or would be inconsistent with the intended economic entitlement of the Members, the Board is authorized to make any appropriate adjustments to such provisions to the extent permitted by applicable Law, including to allocate properly items of income, gain, loss, deduction and credit to those Members who bear the economic burden or benefit associated therewith, or to otherwise cause the Members to achieve the economic objectives underlying this Agreement. The Board also shall (i) make any adjustments that it reasonably determines are necessary or appropriate to

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maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Section 1.704-1(b)(iv)(g) of the Regulations and (ii) make any reasonable and appropriate modifications in the event unanticipated events would reasonably be expected to otherwise cause this Agreement not to comply with Section 1.704-1(b) of the Regulations. To the extent any adjustment to the allocations under this Section 5.4(b) would, if made, have a materially adverse and disproportionate effect on either the Intersnack Member, on the one hand, or the Continuing Members, on the other hand, then such adjustment shall not be made unless the Company has received the prior written consent of such adversely affected Member (which consent shall not be unreasonably withheld, conditioned, or delayed).

(c) If any Common Units are Transferred, or if the number of Common Units held by a Member is increased or decreased in accordance with this Agreement during a Fiscal Year, the Company shall consult in good faith with the Intersnack Member, the Continuing Members and the tax advisors to the Company and allocate all items of income, gain, loss, deduction and credit recognized by the Company for such Fiscal Year shall be allocated to the Members of the Company so as to take into account the varying interests of the Members in the Company using an “interim closing of the books” method in a manner that complies with the provisions of Section 706 of the Code and the Regulations thereunder; provided, however, that such allocations may instead be made in another manner that complies with the provisions of Section 706 of the Code and the Regulations thereunder and that is selected by the Board (with the prior written consent of each of the Intersnack Member and the Continuing Members, in each case not to be unreasonably withheld, conditioned or delayed).

(d) Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company, within the meaning of Section 1.752-3(a)(3) of the Regulations, the Company shall allocate such liabilities in such manner that complies with the Code and the Regulations thereunder and that the Board reasonably determines, in a manner intended to minimize any gain of the Members to the greatest extent possible under Section 731 of the Code.

5.5 Distributions. The Company shall make distributions to the Members in the following order and priority:

(a) Tax Distributions.

(i) On each Tax Distribution Date, the Board shall cause the Company, from available cash, available borrowings and other funds available (if any) under Law therefor, including legally made distributions from available cash of the Company’s Subsidiaries (taking into account any restrictions applicable to tax distributions contained in the Company’s or its Subsidiaries’ then applicable bank financing agreements by which the Company or its Subsidiaries are bound) (collectively, “Cash Available For Tax Distributions”) to make distributions of cash (each, a “Tax Distribution”) to the Members holding Common Units, pro rata in proportion to their respective number of Common Units in an amount such that the Member with the highest Tax Amount per Common Unit receives an amount equal to such Member’s Tax Amount and such other Members receive a corresponding Tax Distribution with respect to their Common Units equal to the product

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of (x) such highest Tax Distribution amount per Common Unit, and (y) the number of Common Units held by such other Members; provided that if the amount of Tax Distributions actually made with respect to a quarter or a Fiscal Year is greater than or less than the Tax Distributions that would have been made under this Section 5.5(a) for such period based on subsequent tax information and assuming no limitations based on prohibitions under applicable Law, Cash Available For Tax Distributions, or insolvency (such limitations, the “Liquidity Limitations”) (e.g., because the estimated Tax Distributions for a Fiscal Year were greater than or less than the amount calculated based on actual taxable income for such Fiscal Year or because such Tax Distribution would have rendered the Company insolvent, then, on subsequent Tax Distribution Dates, starting with the next Tax Distribution Date, and prior to any additional distributions pursuant to Section 5.5(b), the Board shall, subject to the Liquidity Limitations, cause the Company to adjust the next Tax Distribution and subsequent Tax Distributions downward (but not below zero) or upward (but in any event pro rata in proportion to the Members’ respective number of Common Units) to reflect such excess or shortfall; provided, further, that, notwithstanding any other provision in this Agreement to the contrary, (A) Tax Distributions shall not be required to the extent that any such distribution would render the Company insolvent, and (B) the Board shall not be required to cause the Company to make any Tax Distributions on any date other than a Tax Distribution Date. Notwithstanding anything to the contrary in this Agreement, the payout in full of any such Tax Distribution shall have priority over the payment of any other distributions during such Fiscal Year pursuant to this Agreement.

(ii) Notwithstanding anything to the contrary contained in this Agreement, (a) the Board shall make, in its reasonable discretion, equitable adjustments (downward (but not below zero) or upward) to the Members’ Tax Distributions (but in any event pro rata in proportion to the Members’ respective number of Common Units) to take into account increases or decreases in the number of Common Units held by each Member during the relevant period; provided that no such adjustments shall be made that would have a material adverse and disproportionate effect on either the Intersnack Member, on the one hand, or the Continuing Members, on the other hand, without such adversely affected Members’ prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed) and (b) no Tax Distributions (or downward (but not below zero) or upward adjustment to any Tax Distributions) shall be made other than on a pro rata basis in proportion to the Members’ respective number of Common Units.

(b) Distributions not in Connection with a Liquidation or Sale of the Company.

(i) Except as otherwise provided in Section 10.2 in the event of a dissolution, quarterly distributions to Members holding Common Units in the amounts determined pursuant to Section 5.5(b)(ii) and Section 5.5(b)(iii) shall be declared by the Board and paid by the Company in accordance with this Section 5.5(b) from available cash, available borrowings (subject to any required Member approval under Section 8.7(h)) and other funds available (if any) under Law therefor (such available aggregate amount at the relevant reference time, “Distributable Reserves”), including legally made distributions from available cash of the Company’s Subsidiaries (in each case, taking into account the retention of any amounts necessary to satisfy the obligations of the Company and its

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Subsidiaries and any applicable restrictions contained in the Company’s or its Subsidiaries’ then applicable bank financing agreements by which the Company or its Subsidiaries are bound) (each, an “Ordinary Distribution”). A quarterly Ordinary Distribution shall be paid simultaneously with the Tax Distribution paid with respect to such fiscal quarter, which shall be on or about April 10th, June 10th, September 10th, and December 10th of each Fiscal Year. Any Ordinary Distribution shall be made to the Members as of the close of business on the record date set by the Board for such Ordinary Distribution on a pro rata basis, in accordance with the number of Common Units owned by each Member as of the close of business on such record date; provided, however, that, notwithstanding any other provision in this Agreement to the contrary, no Ordinary Distribution shall be made to any Member to the extent such Ordinary Distribution would render the Company insolvent or would otherwise be prohibited by applicable Law. For purposes of Section 5.5(a), this Section 5.5(b) and Section 5.5(c), insolvent means such distribution would violate Section 18-607(a) of the Act. Promptly following the declaration of a distribution pursuant to this Section 5.5(b), the Board shall give notice to each Member of the amount and the terms of the distribution and the payment date thereof.

(ii) For each of Fiscal Years 2027 through 2029 (the “Initial Annual Distribution Period”), the Company shall pay an aggregate Ordinary Distribution for each fiscal quarter in such Fiscal Year equal to ten million dollars ($10,000,000); provided that, if the Board determines in good faith that the Distributable Reserves for any fiscal quarter are less than $10,000,000, the amount of the Ordinary Distribution for such fiscal quarter shall be reduced to the amount of the Distributable Reserves for such fiscal quarter (the amount of such reduction, together with any other such reductions that remain unpaid from prior fiscal quarters in which Ordinary Distributions were paid or to be paid, plus any unpaid 2026 Shortfall Amount, if applicable, the “Shortfall Amount”). If there is at any time an unpaid Shortfall Amount when a quarterly Ordinary Distribution is payable, to the extent that the amount of Distributable Reserves for such fiscal quarter exceeds $10,000,000 (such excess for a given fiscal quarter, a “Quarterly Excess Amount”), the Ordinary Distribution for such fiscal quarter shall be increased by an amount equal to the lesser of (A) the aggregate Shortfall Amount for all preceding fiscal quarters (which includes any unpaid 2026 Shortfall Amount, if applicable) and (B) the then-applicable Quarterly Excess Amount. The parties hereto hereby agree and acknowledge that it is the intent of the parties hereto that the Company shall distribute to the Members, on a pro rata basis in proportion to their respective holdings of Common Units, $40,000,000 per Fiscal Year (through the quarterly payments of Ordinary Distributions contemplated by this Section 5.5(b)(ii)) during the Initial Annual Distribution Period (the “Annual Distribution Amount”). From and after the expiration of the Initial Annual Distribution Period, the Company shall continue to make Ordinary Distributions to the Members in accordance with the procedures (and subject to the limitations) for the Initial Annual Distribution Period set forth above in this Section 5.5(b), except that the Annual Distribution Amount shall automatically increase, beginning with Fiscal Year 2030, by three percent (3%) each Fiscal Year, compounded annually (with a corresponding automatic increase to each quarterly Ordinary Distribution described in this Section 5.5(b)(ii)) (by way of illustrative example, for Fiscal Year 2030, the Annual Distribution Amount shall be $41,200,000 and the reference to $10,000,000 per fiscal quarter set forth in this Section 5.5(b)(ii) shall be $10,300,000), subject, in each case, to the terms of this Section 5.5(b)(ii) regarding payment of Ordinary Distributions. In the event that the Effective Date is in Fiscal Year 2027 and not at the end of a fiscal quarter in 2027, the Ordinary Distributions for such fiscal quarter in which the Effective Date occurs shall be pro rated based on when the Closing occurs in the applicable fiscal quarter in 2027.

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(iii) In the event that the Effective Date occurs prior to the end of Fiscal Year 2026 (and prior to the customary quarterly ordinary distribution payable by the Company for the fourth quarter of Fiscal Year 2026 under the Prior LLC Agreement (and no such quarterly ordinary distribution has been declared by the Managing Member (as defined in the Prior LLC Agreement) under the Prior LLC Agreement)), a one-time distribution to Members holding Common Units in an aggregate amount equal to four million dollars ($4,000,000) shall be declared by the Board and paid by the Company in accordance with this Section 5.5(b)(iii) (the “2026 Fourth Quarter Distribution”); provided that, if the Board determines in good faith that the Distributable Reserves for such fourth fiscal quarter of 2026 are less than $4,000,000, the amount of the 2026 Fourth Quarter Distribution shall be reduced to the amount of the Distributable Reserves for such fiscal quarter (the amount of such reduction, the “2026 Shortfall Amount”). The 2026 Fourth Quarter Distribution, if any, as determined in accordance with this Section 5.5(b)(iii) shall (x) be paid before the end of Fiscal Year 2026, and (y) be made to the Members as of the close of business on the record date set by the Board for such 2026 Fourth Quarter Distribution on a pro rata basis, in accordance with the number of Common Units owned by each Member as of the close of business on such record date; provided, however, that, notwithstanding any other provision in this Agreement to the contrary, such 2026 Fourth Quarter Distribution shall not be made to the Members to the extent such distribution would render the Company insolvent or would otherwise be prohibited by applicable Law.

(iv) In addition to the distributions contemplated by Sections 5.5(b)(i)-(iii), in the event the Board determines that the Company and its Subsidiaries have sufficient Distributable Reserves in excess of the Annual Distribution Amount described in (and increased pursuant to) Section 5.5(b)(ii) (including any Shortfall Amounts payable pursuant thereto) and that the distribution of any portion of such excess Distributable Reserves to the Members would be appropriate, the Board may, in its sole discretion, cause such amounts that have been determined as available for distribution pursuant to this Section 5.5(b)(iv) to be distributed to the Members as of the close of business on the record date set by the Board for such distribution on a pro rata basis in accordance with the number of Common Units owned by each Member as of the close of business on such record date, as soon as reasonably practicable following such determination.

(c) Distributable Amounts Upon a Liquidation or Sale of the Company.

(i) Liquidation of the Company.

(A) Upon liquidation of the Company, the distributable amounts to be made to the Members of the Company shall be as set forth in Section 10.2.

(ii) Sale of the Company.

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(A) Upon a Sale of the Company, all cash, securities and other assets available for such distribution or otherwise payable to the Members in connection with such Sale of the Company (net of amounts required for indebtedness, expenses or reserves as determined by the Board in connection with such Sale of the Company), as applicable, shall be distributed to the holders of the issued and outstanding Common Units on a pro rata basis in accordance with the number of Common Units owned by each Member as of the close of business on the record date for such distribution.

(B) Notwithstanding anything to the contrary contained in Article IX, if a Sale of the Company is structured as a disposition of direct or indirect equity interests in the Company, then the purchase (or other transaction) agreement governing such disposition shall contain provisions therein which replicate, to the maximum extent possible, the economic result which would have been attained under this Section 5.5(c)(ii) had such Sale of the Company been structured as a sale of the Company’s assets for an amount equal to the aggregate consideration actually received by the selling equityholders in such Sale of the Company, followed by a liquidating distribution of the sale proceeds.

(d) Withholding. To the extent the Company is required by applicable Law to withhold or to make tax payments on behalf of or with respect to any Member, the Board is hereby authorized to withhold such amounts and make such tax payments as so required. All amounts withheld pursuant to applicable Law with respect to any Member (and not paid to the Company by such Member pursuant to the immediately following sentence) shall be treated as distributed to such Member pursuant to Section 5.5(a) and shall reduce amounts which such Member would otherwise be entitled to receive under Section 5.5(a). To the extent that at any time any such withheld amounts exceed the distributions that such Member would have received but for such withholding (and which has not been repaid by reducing the current or next succeeding Tax Distributions during the fifteen (15) months following such withholding), such Member shall, upon demand by the Company set forth in a written notice from the Company, as determined by the Board, promptly pay to the Company the amount of such excess. Each Member hereby agrees, severally and not jointly, to indemnify and hold harmless the Company and the other Members from and against any such excess amount. The provisions of this Section 5.5(d) and the obligations of a Member pursuant to this Section 5.5(d) shall survive the termination, dissolution, liquidation and winding up of the Company and the Transfer by such Member of all of such Member’s Common Units. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.5(d), including bringing a lawsuit to collect repayment of any amounts owing by a Member to the Company under this Section 5.5(d).

(e) With reference to Amendment No. 1, in the event that, prior to the Closing, PubCo had declared a Class A Dividend that was payable after Closing, and as required under Amendment No. 1, the Company declared and had not paid a distribution prior to the Closing in connection with such Class A Dividend, the Company shall continue to hold such related distribution payable as a liability due and payable to the Intersnack Member (as successor by merger to PubCo) and the other Members, and shall make payment to the Intersnack Member and the Continuing Members of their respective pro rata portion thereof (as of the record date of such distribution) at least one (1) Business Day prior to the date that payment of the Class A Dividend is required to be made to the holders of Class A Common Stock. Defined terms used in this Section 5.5(e) not defined in this Agreement have the meaning set forth in Amendment No. 1.

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5.6 Distributions In-Kind. Except as otherwise provided in this Agreement, any distributions may be made in cash or in kind, or partly in cash and partly in kind, as reasonably determined by the Board. In the event of any distribution of (a) property in kind or (b) both cash and property in kind, each Member shall be distributed its proportionate share of any such cash so distributed and its proportionate share of any such property so distributed in kind (based on the Fair Market Value of such property) in accordance with the number of Common Units owned by each Member as of the close of business on the record date for such distribution. To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 5.5(b) and such property shall be treated as if it were sold for an amount equal to its Fair Market Value. Any resulting gain or loss shall be allocated to the Member’s Capital Accounts in accordance with Section 5.1 and Section 5.2.

5.7 Termination of Consent Rights. The consent rights referred to in Sections 5.3(b), 5.4(b), 5.4(c), and 5.5(a)(ii) of this Agreement shall terminate, and no longer have any force or effect:

(a) with respect to the Continuing Members, upon the Continuing Members (collectively with their respective Permitted Transferees) owning less than twenty percent (20%) of the issued and outstanding Common Units; and

(b) with respect to upon the Intersnack Member, upon the Intersnack Member (collectively with its Permitted Transferees) owning less than twenty percent (20%) of the issued and outstanding Common Units.

ARTICLE VI

EXCULPATION; INDEMNIFICATION

6.1 Exculpation and Indemnification for Pre-Closing Matters. The provisions set forth on Exhibit H shall apply with respect to actions or inactions occurring prior to or on the Effective Date, whether asserted or claimed prior to, at or after such date, and shall continue in effect for such matters until such date that is six (6) years following the Effective Date. Notwithstanding anything to the contrary in this Article VI, Section 6.2, Section 6.3 and Section 6.4 shall solely apply with respect to actions or inactions occurring following the Effective Date.

6.2 Exculpation and Indemnification.

(a) Liability. No Covered Person shall be obligated personally for any debt, obligation or liability of the Company or any of its Subsidiaries solely by reason of being a Covered Person.

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(b) Exculpation. To the fullest extent permitted by applicable Law, no Covered Person shall be liable to the Company, any Subsidiary of the Company, or any other Person that is a party to or is otherwise bound by this Agreement, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company or any such Subsidiary and in a manner reasonably believed by such Covered Person to be within the scope of the authority conferred on such Covered Person by this Agreement or any applicable limited liability company agreement (or similar governing document) of any such Subsidiary; provided that this Section 6.2(b) shall not eliminate liability of a Covered Person for any such loss, damage or claim incurred by reason of circumstances found by a court of competent jurisdiction upon entry of a final and non-appealable judgment to be the result of such Covered Person’s fraud, willful misconduct or a bad faith violation of the implied contractual covenant of good faith and fair dealing or a willful and material breach of any representation, covenant or obligation of such Covered Person under this Agreement, any other agreement between such Person and the Company or any of its Subsidiaries or applicable Law. This Section 6.2 shall not eliminate liability or otherwise protect a Covered Person from a breach or failure to pay any amounts owed by such Covered Person pursuant to this Agreement, any other agreement between such Covered Person and the Company, any Affiliates of the Company or any other Covered Person.

(c) Indemnification. To the fullest extent permitted by applicable Law, the Company shall indemnify, pay and hold each Covered Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including any interest and penalties, out-of-pocket expenses and the reasonable fees and disbursements of counsel for such Covered Person in connection with any investigative, administrative or judicial proceedings, whether or not such Covered Person shall be designated a party thereto) (collectively, “Indemnifiable Losses”), which may be imposed on or incurred by any such Covered Person, in any manner relating to or arising out of any act or omission performed or omitted by such Covered Person on behalf of the Company or any of its Subsidiaries; provided that no Covered Person shall be entitled to be indemnified in respect of any Indemnifiable Losses incurred by such Covered Person by reason of circumstances found by a court of competent jurisdiction upon entry of a final and non-appealable judgment to be the result of such Covered Person’s (x) solely if and to the extent that such Person is subject to any duty (including fiduciary duties) or standard of conduct pursuant to the terms of this Agreement, gross negligence, willful misconduct or any breach of such duty or standard of conduct, (y) fraud or bad faith violation of the implied contractual covenant of good faith and fair dealing, or (z) a willful and material breach of any representation, covenant or obligation of such Person under this Agreement, any other agreement between such Person and the Company or any of its Subsidiaries or applicable Law; provided, further, that any indemnity payment under this Section 6.2(c) shall be provided out of and to the extent of Company Property only (including available insurance), and no Member shall have any personal liability on account thereof. This Section 6.2(c) shall not provide indemnification to a Covered Person for a breach or any amounts owed by such Covered Person pursuant to this Agreement or any other agreement between such Covered Person and the Company, any Affiliates of the Company or any other Covered Person.

(d) Advancement of Expenses. To the fullest extent permitted by applicable Law, expenses (including reasonable attorneys’ fees, disbursements, fines and amounts paid in settlement) incurred by a Covered Person defending any claim, demand, action, suit or proceeding for which the indemnification provisions under Section 6.2(c) are applicable shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding; provided, however, that such advancement shall be only made upon receipt by the Company of an undertaking by the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized by this Article VI.

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(e) Good Faith Reliance. A Covered Person shall be fully protected in relying in good faith upon the records of the Company or any of its Subsidiaries and upon such information, opinions, reports or statements presented to the Company or any such Subsidiary by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company or any such Subsidiary, including information, opinions, reports or statements as to the value and amount of the Company Property, liabilities or any other facts pertinent to the existence and amount of the Company Property from which distributions to the Members might properly be paid.

(f) Severability. If any portion of this Section 6.2 shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Covered Person and may indemnify each employee or agent of the Company or any of its Subsidiaries as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company or any such Subsidiary, in each case to the fullest extent permitted by applicable Law.

(g) Survival. The provisions of this Section 6.2 shall survive any termination of this Agreement and shall continue as to a Person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of such Covered Person.

(h) Indemnification Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6.2 shall not be deemed exclusive of any other rights to which a Covered Person may be entitled at Law or in equity, including common Law rights to indemnification and/or contribution (if any). Nothing in this Section 6.2 shall affect the rights or obligations of any Covered Person (or the limitations on those rights or obligations) under any other agreement or instrument to which such Covered Person is a party.

6.3 Fiduciary Duties; Other Business Opportunities.

(a) No Member or Manager (in his or her capacity as such and as Executive Chair), or any Affiliate or agent of any such Member or Manager, shall, to the fullest extent permitted by Section 18-1101(c) of the Act, owe any duties at Law or in equity (including fiduciary duties) to the Company, any Member, any other Manager, any of their respective Affiliates, or any other Person. The limitation set forth in this Section 6.3(a) shall not eliminate the implied contractual covenant of good faith and fair dealing. Without limiting the foregoing, no Member or Manager (in his or her capacity as such and as Executive Chair), or any Affiliate or agent of any such Member or Manager acting in accordance with this Agreement shall be liable to the Company, any Member, any Manager, any of their respective Affiliates or any other Person for his or her good faith reliance on the provisions of this Agreement, and the provisions of this Agreement, to the extent that they eliminate or restrict the duties of a Member or Manager (in his or her capacity as such and as Executive Chair), or any Affiliate or agent of any such Member or Manager, otherwise existing at Law or in equity, are agreed by all parties hereto to replace such other duties to the greatest extent permitted under applicable Law.

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(b) Without limiting the generality of Section 6.3(a), above (but subject to this Section 6.3(b) and any other agreement to which a party or Person may be party and subject to Article XIII), to the fullest extent permitted by Section 18-1101(c) of the Act, (i) each Member, any Manager (including the Executive Chair), and any of its or their respective Affiliates (A) may engage in or possess an interest in other business ventures of any nature and description (whether similar or dissimilar to the business of the Company or any of its Subsidiaries), independently or with others, and none of the Company, any of its Subsidiaries, any other Member, any of their respective Affiliates or any other Person shall have any right by virtue of this Agreement in or to any such investment or interest of such Member, Manager or any of its or their respective Affiliates to any income or profits derived therefrom, and the pursuit of any such venture shall not be deemed wrongful or improper or a breach of this Agreement or any duty (fiduciary or otherwise) or obligation of any such Person, and (B) shall not be obligated to inform or present any investment opportunity to the Company or any Subsidiary of the Company even if such opportunity is of a character that, if presented to the Company or any such Subsidiary, could be taken by the Company or such Subsidiary and (ii) the Members and the Company hereby waive (and the Company shall cause its Subsidiaries to waive) any duty (including fiduciary duty) or obligation of the other Members and the Managers (including the Executive Chair) not set forth in this Agreement, including fiduciary or other duties that may be related to or associated with self-dealing, corporate opportunities or otherwise.

6.4 Insurance Coverages. The Company shall purchase and maintain (i) a customary directors’ (or managers’) and officers’ insurance policy in respect of the Covered Persons who are officers, managers and directors of the Company or any of its Subsidiaries and (ii) a customary errors and omissions insurance policy, in each case in an amount and with terms and conditions as determined by the Board in such amounts as are consistent with the Ordinary Course of Business.

ARTICLE VII

BOARD AND OFFICERS

7.1 Management of the Company.

(a) Subject to the terms of this Agreement (including Section 7.12, Section 8.7, Section 8.8 and Section 8.9), the business and affairs of the Company shall be managed by the Board, which shall be responsible for policy setting, approving the overall direction of the Company and making all decisions affecting the business and affairs of the Company. Each Manager shall be deemed to be a “manager” of the Company (as defined in Section 18-101(12) of the Act) for all purposes under the Act. Except as otherwise provided in this Agreement or as required by non-waivable provisions of applicable Law, the Members shall have no power or authority to take any action or make any decision for or on behalf of the Company.

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(b) Any act of the Board, or any officer of the Company or other Person to whom the Board has delegated such authority, taken in its, his or her capacity as such, including the execution in the name and on behalf of the Company of any Contract or the making in the name and on behalf of the Company of any expenditures or the incurrence in the name and on behalf of the Company of any indebtedness, shall bind the Company unless such act is in contravention of this Agreement or unless the Board or such other Person otherwise lacks the authority to act for the Company in respect of such matter and the Person with whom the Board or such other Person is dealing has knowledge of the fact that it, he or she does not have such authority.

(c) Subject to the limitations set forth in this Agreement, the Board may delegate any or all of its duties to one or more of the officers of the Company or other Persons and may revoke any such delegation at any time; provided that no such officer or other Person shall be deemed to be a “manager” of the Company (as defined in Section 18-101(12) of the Act). The Board may exercise all powers of the Company and do all such lawful acts and things without the approval of the Members, other than those that require approval of the Members pursuant to non-waivable provisions of applicable Law or as otherwise provided in this Agreement. No act of any Manager, taken in his or her capacity as such, shall bind the Company or any of its Subsidiaries unless such act has been approved by the Board.

7.2 Number and Appointment of Managers; Removal; Vacancies.

(a) The Board shall consist of four (4) Managers, and may only be increased or decreased in accordance with Section 8.7(a). Each Member shall be entitled to appoint a number of Managers to the Board, as follows:

(i) The Intersnack Member shall be entitled to appoint: (A) no Managers, if the Intersnack Member (collectively with its Permitted Transferees) own less than twenty percent (20%) of the issued and outstanding Common Units; (B) one (1) Manager, if the Intersnack Member (collectively with its Permitted Transferees) own at least twenty percent (20%), but less than forty percent (40%), of the issued and outstanding Common Units; (C) two (2) Managers, if the Intersnack Member (collectively with its Permitted Transferees) own at least forty percent (40%), but less than sixty percent (60%), of the issued and outstanding Common Units; (D) three (3) Managers, if the Intersnack Member (collectively with its Permitted Transferees) own at least sixty percent (60%), but less than eighty percent (80%), of the issued and outstanding Common Units; and (E) four (4) Managers, if the Intersnack Member (collectively with its Permitted Transferees) own at least eighty percent (80%) of the issued and outstanding Common Units (any such appointed Managers, the “Intersnack Managers”); and

(ii) The Continuing Members, together, shall be entitled to appoint: (A) no Managers, if the Continuing Members (collectively with their respective Permitted Transferees) own less than twenty percent (20%) of the issued and outstanding Common Units; (B) one (1) Manager, if the Continuing Members (collectively with their respective Permitted Transferees) own at least twenty percent (20%), but less than forty percent (40%), of the issued and outstanding Common Units; (C) two (2) Managers, if the Continuing Members (collectively with their respective Permitted Transferees) own at least forty percent (40%), but less than sixty percent (60%), of the issued and outstanding Common Units; (D) three (3) Managers, if the Continuing Members (collectively with their respective Permitted Transferees) own at least sixty percent (60%), but less than eighty percent (80%), of the issued and outstanding Common Units; and (E) four (4) Managers, if the Continuing Members (collectively with their respective Permitted Transferees) own at least eighty percent (80%) of the issued and outstanding Common Units (any such appointed Managers, the “Continuing Member Managers”).

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Each Member shall take, at any time and from time to time, any and all actions necessary to accomplish and maintain the foregoing Board composition. Neither the Intersnack Member nor the Continuing Members may assign its rights to designate any Intersnack Manager or Continuing Member Manager, respectively, to the Board pursuant to this Section 7.2(a) without the prior written consent of the Continuing Members or the Intersnack Member, respectively.

(b) As of the Effective Date, the Board shall be comprised of the following Persons (each, a “Designated Initial Manager” and, collectively, the “Designated Initial Managers”):

(i) the initial Intersnack Managers shall be Henrik Bauwens and Johan van Winkel; and

(ii) the initial Continuing Member Managers shall be Dylan Lissette and Timothy Brown;

provided, however, that if any Designated Initial Manager is unable, unwilling or unavailable to serve as of the Effective Date, then the Member or Members entitled to designate such Designated Initial Manager may, by written notice to the Company and the other Member(s), designate a substitute individual to serve in such individual’s place as of the Effective Date.

(c) Once appointed, each Intersnack Manager and Continuing Member Manager shall remain a Manager until his or her duly qualified successor is designated by the Intersnack Member and the Continuing Members, respectively or his or her earlier death, resignation, removal by the Intersnack Member or the Continuing Members, respectively, or disability. Any Manager may resign at any time by delivering notice of his or her resignation in writing or electronic transmission to the Board and the Secretary (or another executive officer of the Company, if there is no Secretary in office) of the Company, which resignation shall take effect at the time specified in such resignation notice. The acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Managers may be removed, for any reason or without reason, only by the Member(s) entitled to appoint them pursuant to Section 7.2(a), and each other Member shall take, at any time and from time to time, any and all actions necessary to accomplish the foregoing. Upon the resignation or removal of any Manager, such Manager shall cease to be a “manager” (within the meaning of the Act). No Member shall take any action to cause the removal of a Manager appointed by any other Member unless requested in writing by such appointing Member(s).

(d) In the event that either the Intersnack Member or the Continuing Members no longer has the right to appoint one or more of its appointee Managers pursuant to Section 7.2(a), then (i) if the applicable Member(s) no longer have the right to appoint any Managers, all such Managers appointed by such Member shall be automatically removed from the Board and (ii) if the applicable Member(s) have the right to appoint at least one (1) Manager, the applicable Member(s) shall provide written notice to the Company and the other Members, no later than one

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(1) day following the event giving rise to such change in such appointment rights setting forth which Manager(s) appointed by such Member(s) shall be removed from the Board, and such Manager(s) shall be removed from the Board immediately following receipt of such notice; provided that if such Member(s) fails to timely deliver such notice, the Continuing Members (in the case of a failure by the Intersnack Member) or the Intersnack Member (in the case of a failure by the Continuing Members) shall promptly determine which Manager(s) appointed by such defaulting Member(s) shall be removed from the Board, shall give written notice of such determination to the defaulting Member(s) and such Manager(s) shall be removed from the Board immediately following such determination without any further action by the Company or any Member.

(e) A Member’s appointment or removal of a Manager shall automatically be effective upon written notice of such appointment or removal being delivered by such Member to the Board pursuant to Section 7.2(c); provided that, an appointment of a replacement Manager shall only be effective to the extent the appointing Member remains entitled to appoint such replacement Manager pursuant to Section 7.2(a).

(f) In the event that any Manager ceases for any reason to serve as a Manager, the resulting vacancy on the Board shall be filled only by the Member(s) who appointed such Manager pursuant to Section 7.2(a); provided that, such Member(s) may choose to keep such seat vacant in its sole discretion.

7.3 Executive Chair. The Board may, but is not required to, appoint one (1) Manager to serve as executive chair of the Board (the “Executive Chair”). The initial Executive Chair shall be Dylan Lissette. The duties of Dylan Lissette as initial Executive Chair (for so long as Dylan Lissette is a Manager) shall include serving as the senior U.S.-based representative of the Company and chairing the Board, supporting the Members and the Chief Executive Officer of the Company in developing and executing the long-term value creation plan of the Company and its Subsidiaries, providing U.S. market and industry expertise, assisting with major stakeholder relationships and helping to maintain alignment between the Members and the Company’s officers and senior management. The Executive Chair role will not be involved in day-to-day management of the Company, which will remain the responsibility of the Chief Executive Officer and senior management of the Company.

7.4 Place of Meetings. Meetings of the Board may be held either within or without the State of Delaware at whatever place is specified in the notice of the meeting, which shall be delivered to each Manager and each Member entitled to appoint one or more Managers pursuant to Section 7.2(a) at least ten (10) days before any regular meeting. In the absence of a specific designation, the meetings shall be held at the principal office of the Company as specified in Section 2.5. The Managers may participate in and act at any meeting of the Board through the use of a telephone conference, videoconference or other communications equipment by means of which all Managers participating in the meeting can hear each other, and participation in the meeting by such means shall constitute presence in person at the meeting. The Board shall, in its sole discretion, have the right to request that members of management (and any other employees, advisors or agents of the Company) attend any regular or special meeting of the Board.

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7.5 Regular Meetings. Except as otherwise determined by the Board, the Board shall meet no less frequently (and may meet more frequently) than once per calendar quarter.

7.6 Special Meetings. Special meetings of the Board may be held at any time upon the request of any Manager. Written notice of a special meeting specifying the time and place of the special meeting, and the purpose or proposed action(s) to be taken at such meeting, shall be sent by the Manager(s) calling such meeting in the manner set forth in Section 14.3, at least forty-eight (48) hours before the meeting (or less time in exigent circumstances).

7.7 Waiver. Meetings may be held at any time without notice if all the Managers are present or those not present waive notice as provided in this Agreement. A Manager may waive any notice required by this Agreement before or after the date and time stated in the notice, and such waiver shall be equivalent to the giving of such notice. Attendance of a Manager at a meeting shall constitute a waiver of notification thereof, unless such Manager attends the meeting to object to the failure to give notice.

7.8 Quorum; Conduct of Business at Meetings of Managers; Voting.

(a) The presence, either in person or through participation by conference call or videoconference, of at least a majority of the Managers then in office shall constitute a quorum for the transaction of business at any meeting of the Board. Each Manager shall have one (1) vote at each properly called meeting of the Board.

(b) Except as otherwise set forth in this Agreement, all actions requiring the approval of the Board shall require the approval of a Majority Vote of the Board, whether or not so specified in this Agreement. The Board may initiate any matter for consideration by the Board or the Members subject to the limitations set forth in and otherwise in accordance with this Agreement.

7.9 Certain Matters Requiring Majority Vote of the Board. Notwithstanding anything contained in this Agreement to the contrary, in addition to any other rights provided under the Act or approvals required under this Agreement, neither the Company nor any of its Subsidiaries (except that the following clause (a) is limited to actions of the Company and its Material Subsidiaries), and no manager, representative, consultant, independent contractor, Manager, officer, employee or agent of the Company or any of its Subsidiaries, shall be permitted to take (nor shall they take) any of the following actions on behalf of or for the account of the Company or any of its Subsidiaries (except that the following clause (a) is limited to actions of the Company and its Material Subsidiaries), without the prior approval of a Majority Vote of the Board; provided that in no event shall any a Majority Vote of the Board be required in connection with any Drag Sale, Put Option, Change of Control Put Option or Call Option that is undertaken pursuant to the terms of this Agreement:

(a) appoint or remove the Chief Executive Officer of the Company and any officer of the Company that reports directly to the Chief Executive Officer of the Company;

(b) approve the consolidated annual business plan (the “Business Plan”) and annual budget (the “Budget”) of the Company and its Subsidiaries for each Fiscal Year or any material deviation therefrom; provided that, if the Board is unable to approve a Budget for a given Fiscal Year, by Majority Vote of the Board, the Budget for such Fiscal Year shall automatically be deemed to be the Budget for the prior Fiscal Year with each line item set forth therein increased by three percent (3%);

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(c) make investments in Third Parties in any given Fiscal Year not set forth in the Business Plan and/or the Budget for such Fiscal Year that are, in the aggregate, in excess of $5,000,000;

(d) make any capital expenditures in any given Fiscal Year not set forth in the Business Plan and/or the Budget for such Fiscal Year that are, in the aggregate, in excess of ten percent (10%) of the aggregate capital expenditures set forth in the Business Plan and/or the Budget for such Fiscal Year;

(e) engage in any line of business other than the salty or savory snack food business, the distribution of salty or savory snacks, the ownership and licensing of intellectual property or real property in connection with the foregoing, or any other businesses conducted by the Company or its Subsidiaries as of the Effective Date;

(f) except to the extent set forth in the applicable Business Plan and/or the Budget for such Fiscal Year:

(i) form any new Subsidiary or liquidate, dissolve or terminate any Subsidiary;

(ii) acquire any business of any Third Party, or dispose of any business of the Company or any of its Subsidiaries, unless the aggregate purchase price of such acquisition or disposition is less than or equal to $10,000,000;

(iii) enter into, amend in any material respect or terminate (other than as a result of expiration in accordance with the terms thereof or termination by the applicable counterparty) any Contract (or series of related Contracts) with a term of at least two (2) years which would require or requires annual receipt or payment by the Company and its Subsidiaries of more than $10,000,000, other than any such Contract entered into, amended in any material respect or so terminated in the Ordinary Course of Business;

(iv) enter into or amend in any material respect any pension or other retirement plan or employee profit-sharing or incentive plan, except as required by applicable Law;

(v) enter into or amend any Contract with (A) any Member, (B) any Manager, (C) any equityholder of any Member, (D) any spouse or lineal descendant of any of the foregoing Persons covered by clauses (A) through (C), or (E) any Person that is an Affiliate of any of the foregoing Persons covered by clauses (A) through (D), other than, in each case, compensation, benefits and reimbursements to any Manager, equityholder of a Member and/or their respective spouses or lineal descendants in connection with such Person’s employment with the Company or any of its Subsidiaries in an amount consistent with the compensation, benefits and reimbursements provided to similarly-situated employees of the Company and its Subsidiaries and otherwise consistent with the Company’s employment policies;

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(vi) (A) acquire, license, dispose of, permit to lapse or abandon any material trademark rights or other material intellectual property rights or (B) disclose to any Person any material trade secrets, in each case of the foregoing clauses (A) and (B), other than in the Ordinary Course of Business; or

(vii) establish or modify any compensation terms of the Executive Chair (other than as provided in Section 7.16(b));

(g) make, declare or pay any dividend or distribution of cash, securities or other assets to the Members (other than in accordance with Section 5.5 and other than distributions by wholly-owned Subsidiaries of the Company to the Company or to other wholly-owned Subsidiaries of the Company);

(h) change the accounting principles of the Company or any of its Subsidiaries, except to the extent required by applicable Law or GAAP;

(i) (A) file, or consent or acquiesce to, a petition for relief under any provision of the United States Bankruptcy Code or applicable state Law, as amended or superseded from time to time, or (B) decide not to oppose any similar petition filed by a Third Party;

(j) appoint or remove the Company’s auditors;

(k) (x) initiate legal or arbitration proceedings that would reasonably expected to involve a claim (or a series of related claims) by or against the Company or any of its Subsidiaries of more than $5,000,000 or (y) settle legal or arbitration proceedings (or settlements of a series of related legal or arbitration proceedings) for more than $5,000,000 payable by the Company or any of its Subsidiaries, after taking into account any proceeds from any applicable insurance policy; or

(l) agree or commit to any of the foregoing.

The dollar amounts set forth in clauses (c), (f)(ii) and (f)(iii) above shall increase on an annual basis at the rate of three percent (3%).

7.10 Other Actions. Notwithstanding anything contained in this Agreement to the contrary, and in no way limiting the actions over which a Majority Vote of the Board is required pursuant to Section 7.9, any action, agreement, undertaking or authorization of the Company or any of its Subsidiaries that is outside the Ordinary Course of Business and material to the Company and its Subsidiaries, taken as a whole, shall be approved by Majority Vote of the Board or, in the case of any such Subsidiary, by the Company, acting pursuant to a Majority Vote of the Board, in the Company’s capacity as such Subsidiary’s controlling direct or indirect equityholder; provided that such Majority Vote of the Board shall not be required for any such actions, agreements, undertakings or authorizations made in accordance with the Budget and Business Plan approved in accordance with Section 7.9(b) for the Fiscal Year in which such action, agreement, undertaking or authorization is proposed to be taken or made.

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7.11 Action by Written Consent. Any action that may be taken at a meeting of the Board may be taken without a meeting if a consent in writing, setting forth the action(s) to be taken, shall be signed and dated by the number of Managers required pursuant to this Agreement to take such action at a meeting by reference to the applicable number of required votes of the Managers necessary to approve such action.

7.12 Officers.

(a) The Board shall have the authority to appoint, determine the compensation of and terminate employees or officers of the Company and its Subsidiaries, and the Board shall have the authority to delegate and revoke such powers and duties exercisable by the Board to any employee or officer of the Company or any such Subsidiary as the Board deems appropriate (in each case, subject to the terms of any employment agreement between the Company or any of its Subsidiaries, on the one hand, and such employee or officer, on the other hand). Subject to Section 7.9(a), each employee or officer of the Company or any of its Subsidiaries shall hold office at the pleasure of the Board for the term for which he or she is appointed and until his or her successor has been appointed and qualified (in each case, subject to the terms of any employment agreement between the Company or any of its Subsidiaries, on the one hand, and such employee or officer, on the other hand). Any individual may hold any number of offices. Managers, managers (with respect to applicable Subsidiaries), representatives, consultants, independent contractors, employees, officers and agents of the Company or any Subsidiary of the Company need not be Members.

(b) Subject to Section 8.7, Section 8.8, and Section 8.9, officers appointed by the Board shall be responsible for the implementation of actions taken and matters adopted by the Board in each case in accordance with the terms of this Agreement and for conducting the ordinary and usual business affairs of the Company and its Subsidiaries, including exercising day-to-day authority to operate the business and affairs of the Company and its Subsidiaries and taking such actions required in the Ordinary Course of Business of the Company and its Subsidiaries, subject in all cases to the oversight of the Board and the terms of this Agreement.

7.13 Standard of Care. Each officer of the Company or any of its Subsidiaries shall discharge his or her duties as an officer of the Company or such Subsidiary in good faith and with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner he or she reasonably believes to be in the best interests of the Company or such Subsidiary.

7.14 No Duty to Consult. Except as otherwise provided in this Agreement, the Managers (including the Executive Chair) and the officers of the Company or any of its Subsidiaries (in each case, in their capacity as such) shall have no duty or obligation to consult with or seek the advice or consent of the Members in connection with the conduct of the business of the Company or any such Subsidiary.

7.15 Third Party Reliance. Third Parties dealing with the Company shall be entitled to rely conclusively upon the power and authority of the Managers and duly appointed officers of the Company, subject only to the limitations set forth in this Agreement or by applicable Law.

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7.16 Compensation of Managers and Executive Chair.

(a) Each Manager shall be reimbursed by the Company for any reasonable and documented out-of-pocket expenses incurred in connection with such Manager’s serving on the Board, and no Manager shall be entitled to any other compensation for serving as a Manager unless otherwise approved by the Board.

(b) The Executive Chair shall receive annual cash compensation of $200,000, customary employee healthcare benefits and reimbursement of reasonable and documented out-of-pocket expenses incurred in connection with serving as Executive Chair. The Executive Chair shall not be entitled to any other compensation for serving as Executive Chair unless otherwise approved by the Board.

7.17 Subsidiary Boards. It is understood and agreed that if any particular consent or approval of the Board or the Members is required hereunder for the Company to take any action or make any determination or decision, then no such action, determination or decision may be taken or made by any Subsidiary without the Company, in its capacity as such Subsidiary’s direct or indirect controlling equityholder, obtaining the approval of the Board or the Members, as applicable, pursuant to the terms of this Agreement.

ARTICLE VIII

MEMBERS; CERTAIN MATTERS REQUIRING MEMBER APPROVAL

8.1 Limitations. Other than as set forth in this Agreement or as otherwise provided by non-waivable provisions under the Act, no Member shall participate in the management or control of the Company’s business, nor shall any Member have the power to act for or bind the Company.

8.2 Liability. Except as otherwise provided by the non-waivable provisions of the Act, no Member shall be personally liable for any debts, obligations or liabilities of the Company, any Subsidiary of the Company or any other Member solely by reason of being a Member. No Member may resign or withdraw from the Company without Unanimous Member Approval.

8.3 Representations and Warranties. Each Member (as to such Member only), upon such Member’s execution of this Agreement and upon becoming a Member, represents and warrants to the Company and each other Member as follows:

(a) if such Member is not a natural Person, such Member has full power and authority, and, if such Member is a natural Person, such Member has full legal capacity, in each case to execute and deliver this Agreement, to become a Member of the Company as provided in this Agreement and to perform such Member’s obligations hereunder as a Member, and the execution, delivery and performance by such Member of this Agreement has been duly authorized by all necessary action (including all necessary notices, consents, approvals and filings);

(b) this Agreement has been duly and validly executed and delivered by such Member and, assuming the due and valid authorization, execution and delivery by the other parties hereto, constitutes the binding obligation of such Member, enforceable against such Member in accordance with its terms, except as such enforcement may be limited by Bankruptcy, insolvency, reorganization, moratorium or similar Laws or equitable principles relating to or limiting creditors’ rights generally;

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(c) the execution, delivery and performance by such Member of this Agreement does not, with or without the giving of notice or the lapse of time or both, (i) violate any provision of Law to which such Member is subject or conflict with, or result in a breach or default under, any term or condition of such Member’s certificate of incorporation or bylaws, certificate of limited partnership or partnership agreement, certificate of formation or limited liability company agreement or trust documents, as applicable, (ii) violate any order, judgment or decree applicable to such Member or (iii) conflict with, or result in a breach or default under, any term or condition of any material Contract to which such Member is a party, which conflict, breach or default would have a material adverse effect on the financial condition or results of operations of such Member, or prevent, impair or materially delay the ability for such Member to consummate the transactions contemplated hereby;

(d) such Member’s place of business and/or principal residence is as set forth on Schedule A attached hereto; and

(e) such Member has not obtained, nor will such Member Transfer, any of its Common Units (or any interest therein) or cause any of its Common Units (or any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code, or a “secondary market,” or the substantial equivalent thereof, within the meaning of Section 7704(b)(2) of the Code, including an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

8.4 No State Law Partnership. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member or Members shall be a partner or joint venturer of any other Member or Members for any purpose other than U.S. federal and applicable state and local income tax purposes, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for U.S. federal and applicable state and local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

8.5 Additional Members.

(a) Except as otherwise provided in this Agreement (including Article IX which shall exclusively govern the Transfers permitted by Section 9.1(a)), the Company, if approved by the Board and, if applicable, if approved by the Members pursuant to Section 8.7(e), may admit one or more additional Members (each an “Additional Member”) to be treated as a “Member” for all purposes hereunder.

(b) Any Person which has satisfied the provisions of Section 8.5(a) shall be admitted as an Additional Member at the time at which such Person (i) executes a joinder agreement in the form attached hereto as Exhibit B (a “Joinder Agreement”) and other documents and agreements consistent with this Agreement (including a Spousal Consent, if such Person is a natural Person), (ii) complies with the applicable Board resolution(s), if any, with respect to such admission and (iii) complies with any other provision of this Agreement applicable to the admission of a Person as a Member (including those set forth in Section 9.3(b)).

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(c) Each Additional Member shall have the rights and obligations hereunder as apply generally to holders of Common Units. In addition, a holder of Common Units may, subject to Article IX and the other provisions of this Agreement, Transfer any of such holder’s Common Units.

(d) Consistent with the terms of Section 12.1, the Board is authorized to amend Schedule A attached hereto to reflect any such admission and Transfer of any Common Units in accordance with this Agreement without the need of any approval by any Member.

8.6 Meetings of Members and Voting. A meeting of the Members entitled to vote on any matter may be called at any time by the Board or a Member holding at least twenty percent (20%) of the then-issued and outstanding Common Units, upon not less than three (3) days’ notice (or less time in exigent circumstances). A Member may waive the requirement for notice of a meeting (in respect of itself, himself or herself) in writing and shall waive such requirement if such Member is present, in person or by proxy, at the meeting, unless such Member attends the meeting to object to the failure to give notice. The Board shall determine the location for such meeting and Members may participate in any meeting by conference call or videoconference; provided that each of the Members participating can hear each other. At each meeting of Members entitled to vote on any matter, a quorum shall be constituted by the presence, in person or by proxy, of Members holding a majority of the then-issued and outstanding Common Units. A Member may authorize any Person to act for such Member by proxy. Unless otherwise specified in this Agreement, any and all actions to be taken by the Members entitled to take action or vote on any matter shall require a vote of Members holding a majority of the then-issued and outstanding Common Units (or, if Unanimous Member Approval or Specified Member Approval is required to approve such matter, such approval). In lieu of holding a meeting, the Members entitled to vote on any matter may vote or otherwise take action by a written instrument executed by, and indicating the consent of, Members holding not less than the minimum number of Common Units required to approve such an action at a meeting.

8.7 Certain Matters Requiring 20% Member Approval. Notwithstanding anything contained in this Agreement to the contrary, in addition to any other rights provided under the Act or approvals required under this Agreement, including Section 7.9, neither the Company nor, to the extent indicated below, its Subsidiaries, and no manager, representative, consultant, independent contractor, Manager, officer, employee or agent of the Company or any of its Subsidiaries, shall be permitted to take (nor shall any of the foregoing take) any of the following actions on behalf of or for the account of the Company or, to the extent indicated below, its Subsidiaries, without the prior written approval of (a) for so long as the Intersnack Member (together with its Permitted Transferees) holds at least twenty percent (20%) of the then-issued and outstanding Common Units of the Company, the Intersnack Member and (b) for so long as the Continuing Members (together with their respective Permitted Transferees) hold (in the aggregate) at least twenty percent (20%) of the then-issued and outstanding Common Units of the Company, the Continuing Members ((a) and (b), each, a “20% Member Approval”); provided that in no event shall any 20% Member Approval be required in connection with any Drag Sale, Put Option, Change of Control Put Option or Call Option that is undertaken pursuant to the terms of this Agreement:

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(a) change the size of the Board or change the remuneration of any Manager for acting as a Manager (including any amendment to Section 7.16(a));

(b) dispose of, sell or otherwise Transfer at least fifty percent (50%) of the consolidated assets of the Company (together with its Subsidiaries);

(c) dissolve or liquidate the Company or any of its Material Subsidiaries or wind up the affairs of the Company or any of its Material Subsidiaries;

(d) consummate any transaction, such as a merger, consolidation, divestiture, reorganization, recapitalization, sale or any similar transaction or business combination, in a single transaction or series of transactions, that results in a Change of Control of the Company or any Subsidiary of the Company with annual revenues in excess of $10,000,000 (including Utz Quality Foods, LLC) (each such Subsidiary, a “Material Subsidiary”);

(e) create or issue any additional Common Units or create or issue any new class of ownership interests of the Company or purchase or redeem any Common Units;

(f) undertake an initial public offering of the Company or any Subsidiary;

(g) change the headquarters location of the Company or any Material Subsidiary from its current location;

(h) permit or allow the Company or any of its Subsidiaries to incur additional Indebtedness that would result in the Company’s consolidated Indebtedness on a pro forma basis exceeding 4.5x Adjusted EBITDA (the “Indebtedness Multiple”); provided that, regardless of the then-existing Indebtedness Multiple or any impact thereon caused by the following, such 20% Member Approval shall not be required for the incurrence of additional amounts of Indebtedness (i) in either the 2027 Fiscal Year or 2028 Fiscal Year in order to: (A) pay distributions to Members required by Sections 5.5(a) and (b) or (B) fund working capital of the Company and its Subsidiaries in the Ordinary Course of Business or (ii) in any of the 2027 Fiscal Year, the 2028 Fiscal Year or the 2029 Fiscal Year, in order to pay (or cause Utz Quality Foods, LLC to pay) Restricted Cash Awards (as defined in the Merger Agreement), less applicable withholdings, to Restricted Cash Award Recipients (as defined below), as applicable, if, as and when required to be so paid pursuant to the terms of Section 3.3(c) of the Merger Agreement in accordance with Section 8.10(b)(iv) and (v); provided, further, that the parties hereto agree and acknowledge that, as of the Effective Date, the amount of the Company’s consolidated Indebtedness on a pro forma basis exceeds the Indebtedness Multiple;

(i) change, waive, modify or amend any provision of the Redemption Promissory Note described in Section 8.11(b); or

(j) agree or commit to any of the foregoing.

8.8 Certain Matters Requiring Specified Member Approval. Notwithstanding anything contained in this Agreement to the contrary, in addition to any other rights provided under the Act or approvals required by this Agreement, including Sections 7.9, 8.7 and 8.9, neither the Company nor any of its Subsidiaries, and no manager, representative, consultant, independent contractor,

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Manager, officer, employee or agent of the Company or any of its Subsidiaries, shall be permitted to amend or modify (nor shall any of the foregoing amend or modify) the organizational documents of the Company (including this Agreement) or any Subsidiary of the Company without the written approval of Members holding at least seventy-five percent (75%) of the then-issued and outstanding Common Units (“Specified Member Approval”); provided, however, that any amendment or modification of any organizational document of the Company (including this Agreement) or any Subsidiary of the Company that disproportionately affects the rights or obligations of an individual Member compared to any other Member shall require the approval of such Member; provided, further, that in no event shall any Specified Member Approval be required to effectuate any Drag Sale, Put Option, Change of Control Put Option or Call Option that is undertaken pursuant to the terms of this Agreement.

8.9 Certain Matters Requiring Unanimous Member Approval. Notwithstanding anything contained in this Agreement to the contrary, in addition to any other rights provided under the Act or approvals required by this Agreement, including Section 7.9, Section 8.7 and Section 8.8, neither the Company nor any of its Subsidiaries, and no manager, representative, consultant, independent contractor, Manager, officer, employee or agent of the Company or any of its Subsidiaries, shall be permitted to take (nor shall any of the foregoing take) any of the following actions on behalf of or for the account of the Company or any of its Subsidiaries without the written approval of each Member (“Unanimous Member Approval”); provided that in no event shall any Unanimous Member Approval be required in connection with any Drag Sale, Put Option, Change of Control Put Option or Call Option that is undertaken pursuant to the terms of this Agreement:

(a) amend any provision of Section 5.5; or

(b) change the form of legal entity of the Company (e.g., from a limited liability company to a corporation or other legal entity) or take any action of any kind or nature that would cause the Company not to be treated as or have pass-through status for income tax purposes.

8.10 Certain Costs and Expenses.

(a) The Intersnack Member and the Continuing Members (and their respective Permitted Transferees) hereby acknowledge that certain matters arising out of or resulting from the operation of the businesses of the Company and its Subsidiaries (the “Company Group Operations”) are, or historically have been, contracted, paid for or otherwise operated through the Intersnack Member (and not through, in whole or in part, the Company and its Subsidiaries) and, as a result, the Intersnack Member is a direct counterparty to certain Out of Perimeter Company Contracts (as defined below), is or may be a party or subject to a claim, litigation, mediation or arbitration arising out of or resulting from the Company Group Operations (the “Out of Perimeter Litigation”) and is or may be the obligor of liabilities arising out of or resulting from the Company Group Operations. The Intersnack Member and the Continuing Members (and their respective Permitted Transferees) hereby agree that, from and after the Effective Date, they shall take all such reasonable actions necessary, appropriate or advisable (but no Member nor any of their Permitted Transferees shall be obligated to directly assume or pay any such obligation or liability) to ensure that (x) the Company Group Operations are conducted solely through the Company and its Subsidiaries, including by taking the actions set forth in this Section 8.10, and (y) the Intersnack

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Member and its Affiliates (other than the Company and its Subsidiaries) and their respective direct and indirect equity holders, directors, managers, officers, employees and agents (collectively, the “Intersnack Member Indemnitees”) will not be directly liable for any Company Group Business Liabilities (as defined below), without the prior written consent of the Intersnack Member and the Company. “Company Group Business Liabilities” means any and all costs, fees, liabilities or operating expenses arising out of or resulting from the Company Group Operations (including reasonable and documented costs, fees and expenses of attorneys, accountants, bankers, consultants and other advisors), in each case, whether arising before, on or after the Effective Date; provided that in no event shall (A) the Company or its Subsidiaries be responsible for any costs, fees and liabilities related to the Company Group Operations to the extent that such costs, fees and liabilities have, as of the Closing, already been paid or discharged by or on behalf of the Intersnack Member (or its predecessors) and (B) the Company Group Business Liabilities include any costs, fees, liabilities or expenses incurred by the Intersnack Member (including the Special Committee (as defined in the Merger Agreement)) in connection with the negotiation, execution or performance of the Transaction Agreements and/or any of the transactions contemplated thereby (including in connection therewith (i) those payable to Citibank, N.A., Sidley Austin LLP and any other attorneys, accountants, bankers, consultants and other advisors of the Intersnack Member, the Company or the Special Committee, (ii) the filing fees and legal fees incurred in connection with filings made by Intersnack, the Intersnack Member or any of their Affiliates pursuant to the HSR Act (as defined in the Merger Agreement) or any other Antitrust Laws (as defined in the Merger Agreement), and (iii) the premium for any D&O Insurance (as defined in the Merger Agreement) (such costs, fees, liabilities and expenses set forth in the foregoing clauses (A) and (B), collectively, the “Excluded Expenses”).

(b) In furtherance, and not in limitation, of the foregoing, the Intersnack Member and the Continuing Members (and their respective Permitted Transferees) hereby agree as follows:

(i)

(A) Unless otherwise consented to in writing by the Intersnack Member, neither the Company nor the Continuing Members shall (and they shall cause their respective Manager appointees and Affiliates not to) take or otherwise cause or consent to any action that would obligate or otherwise bind the Intersnack Member (other than through its ownership in the Company), rather than solely the Company or its applicable Subsidiaries, with respect to the Company Group Operations.

(B) Unless otherwise consented to in writing by the Continuing Members, neither the Intersnack Member nor the Company shall (and they shall cause their respective Manager appointees and Affiliates not to) take or otherwise cause or consent to any action that would obligate or otherwise bind the Continuing Members (other than through their ownership in the Company), rather than solely the Company or its applicable Subsidiaries, with respect to the Company Group Operations.

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(ii) The Intersnack Member and the Continuing Members (and their respective Permitted Transferees) shall use reasonable best efforts to, as promptly as practicable following the Effective Date, assign, transfer, convey and deliver to the Company or its applicable Subsidiary, and cause the Company (or such Subsidiary) to assume and agree to perform and discharge, all rights, obligations, liabilities and duties of the Intersnack Member under, all Contracts in existence immediately prior to the Effective Date (including any obligation to guarantee Indebtedness) to which the Intersnack Member is a party that was entered into in connection with the Company Group Operations (each, an “Out of Perimeter Company Contract”). Notwithstanding the foregoing, the Intersnack Member and the Company and its applicable Subsidiaries shall not effect any assignment, transfer, conveyance and delivery of any Out of Perimeter Company Contract if an assignment, transfer, conveyance or delivery thereof, without the necessary consent, waiver or approval of another party thereto, would constitute a breach or other contravention of such Out of Perimeter Company Contract or a violation of applicable Law. Commencing on the Effective Date, and prior to the assignment to, and assumption by, the Company or its applicable Subsidiary of an Out of Perimeter Company Contract in accordance with the foregoing, (I) the Intersnack Member shall (A) cooperate, and the Company shall cooperate with Intersnack Member, in any reasonable arrangement designed to provide the Company or its applicable Subsidiary with the benefits and obligations of such Out of Perimeter Company Contract, (B) enforce at the request of the Company or its applicable Subsidiary any rights of the Intersnack Member arising from such Out of Perimeter Company Contract, and (C) promptly pay to the Company or its applicable Subsidiary when received all monies received by the Intersnack Member under such Out of Perimeter Company Contract and (II) the Company or its applicable Subsidiary shall be responsible for and shall timely pay and discharge the obligations under such Out of Perimeter Contract. The Intersnack Member, the Continuing Members (and their respective Permitted Transferees) and the Company shall use their reasonable best efforts to obtain all consents, waivers and approvals necessary to assign the Out of Perimeter Company Contract to the Company or its applicable Subsidiary (but in no event shall the Intersnack Member or the Continuing Members be required to pay any Third Party any fees, or to agree to amend any such Out of Perimeter Company Contract, in connection with obtaining such consent, approval or waiver without the other’s prior written consent). If and when any such waivers, consents or approvals shall be obtained, the Intersnack Member and the Company or its applicable Subsidiary shall effect the assignment and assumption of the Out of Perimeter Company Contract in accordance with this Section 8.10(b)(ii) as promptly as practicable.

(iii) The Intersnack Member and the Continuing Members (and their respective Permitted Transferees) shall use reasonable best efforts to, as promptly as practicable following the Effective Date, substitute the Intersnack Member with the Company or its applicable Subsidiary in any Out of Perimeter Litigation. Prior to the earlier of (a) the entry of an order, judgment or decision, if any, by the applicable court, arbitrator or mediator in connection with any such Out of Perimeter Litigation (a “Judgment”) and (b) any substitution of any such Out of Perimeter Litigation in accordance with the foregoing: (A) the Company or its applicable Subsidiary, on the one hand, and the Intersnack Member, on the other hand, shall jointly control and mutually agree on the settlement of such Out of Perimeter Litigation, subject to the last sentence of this Section 8.10(b)(iii), (B) the Company or its applicable Subsidiary, on the one hand, and the Intersnack Member, on the other hand, shall (i) keep each other reasonably informed with respect to the status thereof,

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(ii) give each other the opportunity to participate in, subject to a customary joint defense agreement, the defense or settlement of any such Out of Perimeter Litigation, and (iii) consult in good faith with each other with respect to any settlement of such Out of Perimeter Litigation, provide each other with reasonable opportunity to review drafts of any such settlement, and take into account in good faith any comments such persons may have thereon, (C) the Intersnack Member shall promptly pay to the Company or its applicable Subsidiary when received all monies received by the Intersnack Member under the settlement or Judgment related to such Out of Perimeter Litigation and (D) the Company or its applicable Subsidiary shall promptly pay to the Intersnack Member all monies required to pay (I) any amounts due under any such Judgment (if applicable) or any settlement of any such Out of Perimeter Litigation and (II) the reasonable and documented costs and expenses of the Intersnack Member incurred in connection with the settlement and Judgment (if applicable) arising out of or related to such Out of Perimeter Litigation. The Intersnack Member, on the one hand, and the Company (and any of its applicable Subsidiaries), on the other hand, shall not settle any such Out of Perimeter Litigation without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned or delayed); provided that neither party shall be required to seek such consent of the other party for any settlement (x) that includes a full release of such other party, (y) that does not impose equitable relief (unless immaterial and administrative in nature) upon such other party and (z) for which the settling party fully pays and satisfies any amounts payable under such settlement.

(iv) Effective as of the Effective Time (as defined in the Merger Agreement), the Intersnack Member hereby assigns, transfers, conveys and delivers to the Company, and the Company hereby assumes and agrees to perform and discharge all obligations, liabilities and duties of the Intersnack Member under, Section 3.3(c) of the Merger Agreement (including, for the avoidance of doubt, the obligation of the Surviving Corporation (as defined in the Merger Agreement) or its applicable Subsidiary (as defined in the Merger Agreement)) to pay the Restricted Cash Awards, less applicable withholdings, to holders of Company Restricted Stock Units (as defined in the Merger Agreement) (other than Director RSUs (as defined in the Merger Agreement)) that were outstanding as of immediately prior the Effective Time (such holders, the “Restricted Cash Award Recipients”), if, as and when required to be so paid pursuant to the terms of Section 3.3(c) of the Merger Agreement (collectively, the “Restricted Cash Awards Assignment and Assumption”). In exchange for the Restricted Cash Awards Assignment and Assumption, any and all obligations that would have arisen under the Prior LLC Agreement for the Company to issue Common Units to the Intersnack Member and/or redeem Common Units from the Intersnack Member as a result of the ultimate vesting of any such Company Restricted Stock Units (other than Director RSUs), and any payment with respect thereto are hereby waived and are not required under this Agreement.

(v) The Company and its Subsidiaries shall be responsible for, and shall pay (or cause to be paid (including, in the case of clause (B) below, through the payroll of Utz Quality Foods, LLC)), (A) all Company Group Business Liabilities and (B) pursuant to the Restricted Cash Awards Assignment and Assumption, the Restricted Cash Awards, less applicable withholdings, to the Restricted Cash Award Recipients, if, as and when required to be so paid pursuant to the terms of Section 3.3(c) of the Merger Agreement, together

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with any applicable payroll or other taxes. In furtherance, and not in limitation, of the foregoing, the Company (and its applicable Subsidiaries) shall indemnify, defend and hold harmless the Intersnack Member Indemnitees from and against any and all Company Group Business Liabilities incurred by the Intersnack Member Indemnitees (other than through the Intersnack Member’s (or its Permitted Transferees’) ownership interest in the Company) (including, for the avoidance of doubt, in respect of any Out of Perimeter Litigation, any Out of Perimeter Company Contracts and in respect of any Restricted Cash Awards, less applicable withholdings, payable to Restricted Cash Award Recipients), whether arising prior to, on or after the Effective Date; provided that in no event shall the Company or its Subsidiaries be responsible to pay any such amounts to the extent they have, as of the Closing, already been paid or discharged by or on behalf of the Intersnack Member (or its predecessors). Such indemnification payments by the Company (or its applicable Subsidiary) shall be promptly made by wire transfer of immediately available funds, to an account designated by the Intersnack Member in writing. Beginning on the Effective Date and until the applicable Company Group Business Liabilities have been fully assigned to and assumed by the Company or its applicable Subsidiaries, (A) the Company and its applicable Subsidiaries, on the one hand, and the Intersnack Member, on the other hand, shall jointly control all decisions regarding any Company Group Business Liabilities; provided that (i) the Company or its applicable Subsidiary, on the one hand, and the Intersnack Member on the other hand, shall consult in good faith with each other with respect to any settlement (outside of the terms of any Contract related thereto, if applicable) of such Company Group Business Liabilities and shall mutually agree on any settlement or discharge thereof and (B) the Company or its applicable Subsidiary shall promptly pay to the Intersnack Member all monies required to pay or settle any such Company Group Business Liabilities when due and payable.

8.11 Certain Post-Closing Merger Agreement Matters.

(a) Each of the Intersnack Member and each Continuing Member hereby (a) acknowledges that the Merger Agreement requires the Intersnack Member to, or to cause the Company and its Subsidiaries to, take certain actions and/or satisfy certain obligations under the Merger Agreement following the Closing and (b) consents to and waives any veto or other rights it may have under this Agreement, including Section 8.7, and agrees to cause its Manager appointees to vote in favor of (or otherwise approve), as applicable (including, as applicable, under Section 7.9), the taking by the Intersnack Member, the Company and/or the Company’s applicable Subsidiaries after the Closing of any and all actions (including the payment by the Company or any of its Subsidiaries of amounts required to be paid after the Closing thereby) that may be necessary to comply with Sections 6.4 (Employee Matters), 6.5 (Reasonable Best Efforts; Regulatory Filings; Consents), 6.9 (Indemnification and Insurance) and 6.18 (Recordation and Transfer of Intellectual Property) of the Merger Agreement, and in each case, the Company and/or the Company’s applicable Subsidiaries, on the one hand, and the Intersnack Member, on the other hand, shall jointly control and any all actions of the Company and its applicable Subsidiaries; provided that, in no event shall the Company or any of its Subsidiaries be required under this Section 8.11 to pay or be responsible for, or to take any action with respect to, any Excluded Expenses.

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(b) In the event the Company issued a Redemption Promissory Note (as defined in the Redemption Agreement) to the Intersnack Member as part of the Redemption Amount payment in connection with the redemption of Common Units under the Redemption Agreement, then the Company, the Intersnack Member and the Continuing Members shall cooperate with each other and use their commercially reasonable efforts to have the Redemption Promissory Note promptly repaid out of available cash of the Company LLC or its Subsidiaries and/or refinanced by the Company on commercially reasonable terms, subject to the other terms of this Agreement.

ARTICLE IX

TRANSFER OF INTERESTS

9.1 Restrictions on Transfers of Common Units by Members and other Persons.

(a) No Transfers. No Member may Transfer (including through the issuance of equity or beneficial interests in such Member (other than, in the case of the Intersnack Member, an issuance of equity or beneficial interests in Intersnack), all or any portion of such Member’s Common Units or any rights or obligations therein (whether economic, voting or otherwise) to any other Person; provided, however, that notwithstanding the foregoing or anything contained in this Agreement to the contrary (without the need for any approvals hereunder but subject to compliance with the provisions of this Section 9.1 and Sections 9.3 and 9.4), each Member shall be permitted to Transfer all or any portion of its Common Units and, to the extent applicable, any governance rights associated therewith (without duplication):

(i) from and after January 1, 2032, pursuant to and in accordance with Section 9.7 (Call Option);

(ii) from and after January 1, 2033, pursuant to and in accordance with Section 9.8 (Put Option);

(iii) pursuant to and in accordance with Section 9.9 (Change of Control Put Option);

(iv) from and after January 1, 2037, pursuant to and in accordance with Section 9.6 (Drag-Along Rights);

(v) from and after the issuance by the Intersnack Member of a third (3rd) Block Notice under Section 9.8(f)(iii), pursuant to and in accordance with Section 9.8(f)(iii) (Put Option);

(vi) from and after the issuance by the Intersnack Member of a fourth (4th) Block Notice under Section 9.8(f)(iv), pursuant to and in accordance with Section 9.8(f)(iii)(iv) (Put Option); or

(vii) subject to Section 9.4, upon prior notice given to the Board, to a Permitted Transferee of such Member.

(b) Involuntary Transfers. In the event of any Involuntary Transfer of a Common Unit, the Involuntary Transferee shall not be substituted as a Member and shall not have any rights as a Member of the Company, including, without limitation, any voting rights attached to such Common Units, except as otherwise required by applicable Law.

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9.2 Effect of Assignment. The Company shall, from the effective date of any Transfer of a Common Unit made in compliance with this Agreement, thereafter pay all further distributions on account of the Common Unit so Transferred to the transferee of such Common Unit.

9.3 Overriding Provisions.

(a) Any Transfer in violation of this Article IX shall be null and void ab initio, and the provisions of Section 9.2 shall not apply to any such Transfers. Any Person to whom a Transfer is made or attempted in violation of this Article IX shall not become a Member, shall not be entitled to vote on any matters coming before the Members and shall not have any other rights in or with respect to any rights of a Member of the Company, except as otherwise required by applicable Law. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance.

(b) Notwithstanding anything contained in this Agreement to the contrary, in no event shall any Member Transfer any Common Units to the extent such Transfer would:

(i) result in the violation of the Securities Act or any other applicable federal, state or foreign Laws, or not be exempt from the registration requirements of the Securities Act;

(ii) result in or create a “prohibited transaction” or cause the Company or a Member to be or become a “party in interest,” as such terms are defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any successor Law (“ERISA”), or a “disqualified person,” as defined in Section 4975 of the Code, with respect to any “plan,” as defined in Section 3(14) of ERISA and/or Section 4975 of the Code; or result in or cause the Company or any Member to be liable for tax under Chapter 42 of the Code;

(iii) be a Transfer to a Person who is not legally competent or who has not achieved his or her majority under applicable Law (excluding custodians under the Uniform Gifts to Minors Act or trusts created for the sole benefit of minors, to the extent otherwise a Permitted Transferee hereunder);

(iv) cause the Company to be taxed as a corporation pursuant to Section 7704 of the Code; or

(v) result in the Company having more than one hundred (100) partners, within the meaning of Section 1.7704-1(h)(1) of the Regulations (determined pursuant to the rules of Section 1.7704-1(h)(3) of the Regulations).

The Board may waive any of the conditions set forth in clauses (i) through (v) above or otherwise require that the Member Transferring such Member’s Common Units (or part thereof) deliver evidence in form and substance satisfactory to the Company, as determined by the Board, that such Transfer does not violate any of the provisions in clauses (i) through (v) above; provided that the Board may not take any action to waive clause (iv) above without Unanimous Member Approval.

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(c) In connection with any Transfer of Common Units under this Agreement, the Member Transferring such Member’s Common Units (or part thereof) shall provide such information as may be reasonably requested by the Board, including in connection with an election made or to be made by the Company pursuant to Section 754 of the Code.

9.4 Substitute Members. If a Member effects any Transfer of any Common Units (or part thereof), in each case, in compliance with the terms of this Agreement, the Transfer shall become effective and the Transferee shall become a substitute Member with respect to such Transferred Common Units (or part thereof) upon (and only upon) satisfaction of the following conditions: (a) execution of such instruments as the Board deems reasonably necessary to effectuate such Transferee becoming a substitute Member in compliance with the other applicable provisions of this Agreement with respect to such Transfer; and (b) execution of the Joinder Agreement (and a Spousal Consent, if such Transferee is a natural Person) by the Transferee and delivering the same to the Company.

9.5 Release of Liability. If a Member shall Transfer all of its Common Units in the Company in compliance with the provisions of this Agreement, without retaining any Common Units, directly or indirectly, then such Transferor Member shall, to the fullest extent permitted by applicable Law, be relieved of any further liability arising hereunder for events occurring from and after the date of such Transfer and, effective as of the date on which the Transfer of all such Common Units is completed, shall cease to be a Member.

9.6 Drag-Along Rights.

(a) At any time after January 1, 2037, if the Intersnack Member (collectively with its Permitted Transferees) holds fifty percent (50%) or less of the then-issued and outstanding Common Units, either (i) the Intersnack Member or (ii) the Continuing Members (acting jointly), may cause a Sale of the Company to a Third Party (each, a “Drag Sale”), and, in such a case, such Member causing a Drag Sale (the “Dragging Member”) can require all other Members and their Affiliates (the “Dragged Members”) to Transfer all (but not less than all) of their Common Units and/or take such actions as are necessary to effectuate such Sale of the Company in accordance with this Section 9.6 (the “Drag-Along Right”). The Continuing Members shall be entitled to exercise their Drag-Along Right pursuant to this Section 9.6 at any time after January 1, 2037 and such exercise cannot be blocked by the Intersnack Member for any reason under Section 9.8.

(b) Not less than forty five (45) days prior to the proposed date of consummation of a Drag Sale, the Dragging Member shall cause written notice (a “Drag-Along Notice”) to be sent to all Dragged Members, which Drag-Along Notice shall set forth: (i) the intention of the Dragging Member to exercise the Drag-Along Right pursuant to this Section 9.6; (ii) the name of the proposed Third Party purchaser(s); (iii) the proposed amount and form of consideration (which may include cash or securities of the Third Party purchaser in such Drag Sale) to be paid in the Drag Sale; and (iv) any other material terms of the Drag Sale (including any draft documentation available related thereto).

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(c) In connection with any such Drag Sale, all Members required or entitled to consent thereto shall consent to, and raise no objections against, the Drag Sale to the extent such Drag Sale complies with the terms and conditions of this Section 9.6, and, if the Drag Sale is structured as (i) a merger, conversion, exchange of Common Units, consolidation of the Company (or any of its Subsidiaries), a sale of all or substantially all of the Company Property or other transaction which requires a vote of the Members, each Dragged Member entitled to vote thereon shall vote in favor of the Drag Sale and shall waive any appraisal rights or similar rights (to the extent applicable) in connection with such transaction or (ii) a sale of Common Units, each Dragged Member shall sell all of its Common Units, at the same price and on the same terms and conditions as such Dragging Member in such Drag Sale. The Dragged Members shall promptly take all necessary actions and execute and deliver such agreements, covenants, documents and other instruments, in each case as reasonably requested by the Company, the Dragging Member or the proposed Third Party purchaser(s) in connection with the consummation of the Drag Sale, including to (A) subject to Section 9.6(e)(iii), provide customary representations, warranties, indemnities and escrow/holdback arrangements relating to such Drag Sale (solely to the extent that each other Dragged Member and the Dragging Member are similarly obligated) and (B) effectuate the allocation and distribution of the aggregate consideration from the Drag Sale in accordance with the distribution provisions of Section 5.5(c); provided that the Dragging Member shall provide the Dragged Members with an opportunity to review and comment on any such agreements, documents and other instruments, and the Dragging Member shall consider in good faith any such comments from the Dragged Members or their Representatives.

(d) The Members shall mutually cooperate in connection with any such Drag Sale. The Dragging Member (after consultation with the Dragged Member(s)) shall hire and/or terminate any investment bank or professional adviser engaged by the Company on behalf of the Dragging Member in connection with a Drag Sale, the fees and expenses of which shall be borne pro rata by the Members. The Dragging Member shall have the right in connection with any such transaction (or in connection with the investigation or consideration of any such potential transaction) to require the Company to cooperate fully with such potential Third Party purchaser(s) in such prospective Sale of the Company by taking all customary and other actions reasonably requested by such Dragging Member. The Company shall provide assistance with respect to actions as reasonably requested by the Members. Without limiting the generality of the foregoing, the Company will cooperate as reasonably requested by the Dragging Member in effectuating the Drag Sale including (i) facilitating the due diligence process, including establishing, populating and maintaining an online “data room,” (ii) providing and/or completing any financial statements (including any necessary or desirable audited financial statements) or other financial, accounting or similar information necessary or desirable in connection with the Drag Sale and (iii) not directly or indirectly, making any claim or bringing any proceedings with respect to, or taking any action which is reasonably likely to hinder or cause an adverse effect on, the Drag Sale or any related transactions or the process related thereto.

(e) The obligations of the Dragged Members pursuant to this Section 9.6 are subject to the following terms and conditions:

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(i) upon the consummation of the Drag Sale, each Dragged Member shall be entitled to receive from the net proceeds of such Drag Sale an amount equal to that which such Dragged Member would receive if all of the net proceeds from such Drag Sale were distributed in the manner set forth in Section 5.5(c);

(ii) if any Member (including the Dragging Member) is given an option as to the form and amount of consideration to be received, all Dragged Members shall be given the same option;

(iii) no Dragged Member shall be required to provide any representations or warranties, or related indemnity for breach thereof, in connection with the Drag Sale, other than customary (including with respect to qualifications) representations, warranties and indemnities (subject to any exceptions set forth on a disclosure schedule) concerning (A) such Dragged Member’s valid title to and ownership of Common Units, free and clear of all liens, claims and encumbrances (excluding those arising under applicable securities Laws or under this Agreement), (B) such Dragged Member’s authority or legal capacity and power and right to enter into and consummate such Drag Sale, (C) the absence of any violation, default or acceleration of any agreement to which such Dragged Member is subject or by which its Common Units are bound, (D) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such Dragged Member in connection with such Drag Sale, (E) compliance by such Dragged Member with all Laws applicable to such Dragged Member’s ownership of the Common Units, and (F) other matters to the extent the Dragging Member and each other Dragged Member is similarly obligated and, subject to the exception set forth in Section 9.6(e)(vi), with the sole recourse being to an escrow established for the benefit of the proposed Third Party purchaser(s) (each Member’s contributions to such escrow being proportionate based on each such Member’s pro rata share of the amount placed into escrow that each Member would be entitled to receive upon release of such funds from escrow in full after taking into account all prior distributions made to the Members (excluding for such purpose the amount being contributed into escrow) in connection with the Sale of the Company in the manner set forth in Section 5.5(c));

(iv) no Dragged Member shall be liable for, or obligated with respect to, the inaccuracy of any representation or warranty made by another Person (other than the Company or any of its Subsidiaries) in connection with a Drag Sale (except to the extent that all or a portion of funds payable to a Dragged Member are paid out of an escrow established for the benefit of the proposed Third Party purchaser(s) and subject to offsets or reductions);

(v) no Dragged Member or its respective Affiliates will be required to execute any non-competition, non-solicit or similar restrictive covenants that exceed twelve (12) months in duration or are otherwise not on customary and commercially reasonable terms (and the terms thereof shall be the same as those by which the Dragging Member will be bound) ; and

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(vi) no Dragged Member will have any liability in respect of such Drag Sale for any breach of representation or warranty in excess of its ratable share of any escrow established pursuant to Section 9.6(e)(iii), except for the Dragged Member’s representations and warranties with respect to itself set forth in Section 9.6(e)(iii)(A) through (F), which liability for any breach of such representations and warranties will not exceed the net purchase price actually received by such Dragged Member (except in respect of fraud).

(f) After a Dragged Member delivers a valid Drag-Along Notice electing a Drag Sale, no Call Option and Put Option rights can be exercised by any Member until such Drag Sale is consummated or abandoned.

9.7 Call Option.

(a) From and after January 1, 2032, during each Call Option Exercise Period, the Intersnack Member shall have the right to purchase (or cause an Affiliate of the Intersnack Member to purchase), and the Continuing Members hereby irrevocably grant the Intersnack Member (or its applicable Affiliate) such right to purchase, the number of Called Units set forth in the applicable Call Option Exercise Notice, in accordance with this Section 9.7 (each, a “Call Option”).

(b) Beginning in the Fiscal Year that begins on or about January 1, 2032 and in each Fiscal Year thereafter, the Intersnack Member may exercise a Call Option by giving a written notice, in the form attached hereto as Exhibit C (the “Call Option Exercise Notice”), to the Company and the Continuing Members at any time during the period from the date on which the Members receive the Audited Financial Statements for the Fiscal Year concluding immediately prior to the Fiscal Year in which such Call Option Exercise Notice is provided, until the date that is forty-five (45) days following delivery of such Audited Financial Statements (such forty-five (45) day period, the “Call Option Exercise Period”). Only one (1) Call Option Exercise Notice may be given in any Call Option Exercise Period, and valid delivery of a Call Option Exercise Notice during (and prior to the end of) a given Call Option Exercise Period in accordance with this Section 9.7(b) shall constitute a valid exercise of a Call Option.

(c) During each Call Option Exercise Period, the Intersnack Member shall be entitled to exercise a Call Option with respect to the following number of Common Units held by the Continuing Members (and their respective Permitted Transferees), in the aggregate:

(i) if the Continuing Members and their Permitted Transferees hold, in the aggregate, at the time of delivery of such Call Option Exercise Notice, at least fifty percent (50%) of the then-issued and outstanding Common Units, then a number of Common Units held by the Continuing Members (and their respective Permitted Transferees) equal in the aggregate to no less than twenty percent (20%) and no more than thirty percent (30%) of the Common Units then-issued and outstanding; or

(ii) if the Continuing Members and their Permitted Transferees hold, in the aggregate, at the time of delivery of such Call Option Exercise Notice, less than fifty percent (50%) of the then-issued and outstanding Common Units, then a number of Common Units held by the Continuing Members (and their Permitted Transferees) equal in the aggregate to no less than ten percent (10%) and no more than twenty percent (20%) of the Common Units then-issued and outstanding; provided that, in the event, at the time

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of delivery of such Call Option Exercise Notice, the Continuing Members and their Permitted Transferees (in the aggregate) hold less than ten percent (10%) of the Common Units then-issued and outstanding, then the Intersnack Member must exercise a Call Option with respect to all of the Common Units then held by the Continuing Members and their Permitted Transferees.

The number of Common Units so elected to be purchased from the Continuing Members (and their Permitted Transferees), in the aggregate, by the Intersnack Member in a given Call Option Exercise Notice are referred to in this Agreement as “Called Units”. Each Continuing Member (and each of their respective Permitted Transferees, to the extent they hold Common Units) shall sell to the Intersnack Member, and the Intersnack Member shall purchase from each Continuing Member and such Permitted Transferees, their pro rata portion of the Called Units (based on the number of Common Units held by such Person as of the applicable Call Option Closing as compared to the number of Common Units held by the Continuing Members and their Permitted Transferees, in the aggregate, as of such Call Option Closing), in each case rounded to the nearest whole Common Unit.

(d) The purchase price payable upon the exercise of a Call Option shall be the Option Price for all the Called Units set forth in the applicable Call Option Exercise Notice, as modified and finally determined pursuant to Annex 4.

(e) The Call Option Exercise Notice shall set forth: (i) the irrevocable agreement of the Intersnack Member to exercise a Call Option pursuant to this Section 9.7; (ii) the number of Common Units to be acquired, in the aggregate, from the Continuing Members (and their respective Permitted Transferees) by the Intersnack Member pursuant to such Call Option in accordance with Section 9.7(c); (iii) an Estimated Option Closing Statement with respect to such Call Option in accordance with Annex 4; and (iv) any other information deemed to be appropriate by the Intersnack Member relating to the exercise of the Call Option.

(f) If the Intersnack Member exercises a Call Option pursuant to this Section 9.7, the Continuing Members shall take (and shall cause their Permitted Transferees, to the extent they hold Common Units, to take) all actions reasonably requested by the Intersnack Member in connection with the consummation of the Call Option. Without limiting the generality of this Section 9.7, each of the Intersnack Member and the Continuing Members shall (and the Members shall cause their Permitted Transferees, to the extent they hold Common Units, to) use its reasonable best efforts to obtain all waivers, consents and approvals from Governmental Authorities and make all filings with any Governmental Authority as may be required in order to consummate the transactions contemplated by such exercised Call Option (each, a “Call Option Approval”).

(g) The closing of a Call Option (each, a “Call Option Closing”) shall take place remotely via electronic exchange among the applicable parties and their counsel of all documents and deliverables required pursuant to this Agreement, no later than five (5) Business Days following finalization of the Option Price, with respect to the Called Units underlying such Call Option pursuant to Section 9.7(i) and Annex 4, unless otherwise mutually agreed by the Intersnack Member and the Continuing Members; provided that, in the event any Call Option Approval(s) with respect to such Call Option shall not have been obtained prior to such date, then the date on which such Call Option Closing shall close shall be five (5) Business Days following receipt of such outstanding Call Option Approval(s). The date on which a Call Option Closing actually occurs is referred to in this Agreement as a “Call Option Closing Date.”

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(h) Upon the terms and subject to the conditions set forth in this Section 9.7, each Continuing Member hereby agrees that it shall sell and deliver (and shall cause its Permitted Transferees, to the extent they hold Common Units, to sell and deliver) to the Intersnack Member (or its designated Affiliate) all of the Called Units for such Call Option held by such Continuing Member, when and as required in accordance with the terms of this Section 9.7 in the event of a Call Option Closing. Each Continuing Member hereby agrees and acknowledges (on behalf of itself and its Permitted Transferees) that the Intersnack Member (or its designated Affiliate) shall make no other payment with respect to such Continuing Members’ (including its Permitted Transferees’) Called Units for a given Call Option in the event of a Call Option Closing with respect thereto other than, in the aggregate, the Option Price for such Called Units (as finally determined pursuant to Section 9.7(i)).

(i) In the event that a Call Option Exercise Notice is delivered pursuant to the terms and subject to the conditions of this Section 9.7, prior to the applicable Call Option Closing, the applicable parties hereto shall take the actions set forth on Annex 4.

(j) At a Call Option Closing:

(i) payment in full of an aggregate amount equal to the Option Price for all the Called Units shall be made by (or on behalf of) the Intersnack Member to the Continuing Members (and/or their applicable Permitted Transferees selling Called Units), by wire transfer of immediately available funds to the bank account(s) designated in writing by the Continuing Members at least three (3) Business Days prior to the applicable Call Option Closing Date;

(ii) the Intersnack Member and the Continuing Members (or, if applicable, their Permitted Transferees that hold the applicable Called Units) shall enter into a Common Unit transfer agreement, in the form attached hereto as Exhibit D (each, a “Common Unit Transfer Agreement”), transferring such Continuing Members’ (or, as applicable, its Permitted Transferees’) Called Units to the Intersnack Member (or its designated Affiliate), together with (A) Common Unit powers duly executed by each Continuing Member (or such Permitted Transferees), in form and substance reasonably acceptable to the Intersnack Member and the Continuing Members, and (B) all other customary documents reasonably acceptable to the Intersnack Member and the Continuing Members to effect such Transfer; and

(iii) the Company shall take such other steps necessary under applicable Law and the organizational documents of the Company in order to take the foregoing actions (including updating Schedule A to reflect the applicable Call Option Closing).

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(k) In the event that a Call Option Exercise Notice is delivered pursuant to the terms of this Section 9.7, and a Call Option Closing does not occur as a result of the Intersnack Member breaching this Agreement and failing to pay in full an aggregate amount equal to the Option Price for all Called Units pursuant to Section 9.7(j)(i), the Continuing Members shall have the option to (i) cancel the applicable Call Option, or (ii) exercise its rights under Sections 14.4 and 14.6 to require the Intersnack Member to pay in full the Option Price for all Called Units (together with all of the Continuing Members’ reasonable and documented out-of-pocket attorneys’ fees and costs of collection) and shall retain all the Called Units subject to the applicable Call Option until the Continuing Members have been paid all such amounts in full.

9.8 Put Option.

(a) From and after January 1, 2033, during each Put Option Exercise Period, if a Call Option is not exercised by the Intersnack Member during the applicable Fiscal Year, the Continuing Members, acting jointly, shall have the right to require the Intersnack Member (or, at the election of the Intersnack Member, one of its Affiliates) to purchase, and the Intersnack Member hereby irrevocably grants the Continuing Members such right to require the Intersnack Member (or its applicable Affiliate) to purchase, the number of Put Units set forth in the applicable Put Option Exercise Notice, in accordance with this Section 9.8 (each, a “Put Option”).

(b) Beginning in the Fiscal Year that begins on or about January 1, 2033 and in each Fiscal Year thereafter, the Continuing Members, acting jointly, may exercise a Put Option (if, and only if, the Call Option has not been exercised during such Fiscal Year) by giving a written notice, in the form attached hereto as Exhibit E (the “Put Option Exercise Notice”), to the Company and the Intersnack Member at any time during the period from the date on which the Call Option Exercise Period expires for the Fiscal Year in which such Put Option Exercise Notice is to be so provided, until the date that is forty-five (45) days following the expiration of such Call Option Exercise Period (such forty-five (45) day period, the “Put Option Exercise Period”). Only one (1) Put Option Exercise Notice may be given in any Put Option Exercise Period, and valid delivery of a Put Option Exercise Notice during (and prior to the end of) a given Put Option Exercise Period in accordance with this Section 9.8(b) shall constitute a valid exercise of a Put Option. For the avoidance of doubt, both a Call Option and a Put Option cannot be exercised in the same Fiscal Year.

(c) During each Put Option Exercise Period, the Continuing Members, acting jointly, shall be entitled to exercise a Put Option with respect to the following number of Common Units held by the Continuing Members (and their applicable Permitted Transferees), in the aggregate:

(i) if the Continuing Members and their Permitted Transferees hold, in the aggregate, at the time of delivery of such Put Option Exercise Notice, at least fifty percent (50%) of the then-issued and outstanding Common Units, then a number of Common Units held by the Continuing Members (and such applicable Permitted Transferees) equal in the aggregate to twenty percent (20%) of the Common Units issued and outstanding; or

(ii) if the Continuing Members and their Permitted Transferees hold, in the aggregate, at the time of delivery of such Put Option Exercise Notice, less than fifty percent (50%) of the then-issued and outstanding Common Units, then a number of Common Units held by the Continuing Members (and such applicable Permitted Transferees) equal in the aggregate to ten percent (10%) of the Common Units then issued and outstanding (the

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“Post-Consolidation Put Threshold”); provided that, in the event, at the time of delivery of such Put Option Exercise Notice, the Continuing Members and their Permitted Transferees (in the aggregate) hold less than ten percent (10%) of the Common Units then-issued and outstanding, then the Continuing Members must exercise a Put Option with respect to all of the Common Units then held by the Continuing Members and their Permitted Transferees.

The number of Common Units so elected to be purchased from the Continuing Members (and their Permitted Transferees) by the Intersnack Member in a given Put Option Exercise Notice are referred to in this Agreement as “Put Units”. Each Continuing Member (and each of their Permitted Transferees, to the extent they hold Common Units) shall sell to the Intersnack Member, and the Intersnack Member shall purchase from each Continuing Member and such Permitted Transferees, their pro rata portion of the Put Units (based on the number of Common Units held by such Person as of the applicable Put Option Closing as compared to the number of Put Units held by the Continuing Members and their Permitted Transferees, in the aggregate, as of such Put Option Closing), in each case rounded to the nearest whole Common Unit.

(d) The purchase price payable upon the exercise of a Put Option shall be the Option Price for all the Put Units set forth in the applicable Put Option Exercise Notice, as modified and finally determined pursuant to Annex 4.

(e) The Put Option Exercise Notice shall set forth: (i) the irrevocable agreement of the Continuing Members to exercise a Put Option pursuant to this Section 9.8; (ii) the number of Put Units to be sold, in the aggregate, to the Intersnack Member pursuant to such Put Option by each Continuing Member (and their respective Permitted Transferees) in accordance with Section 9.8(c); (iii) an Estimated Option Closing Statement with respect to such Put Option in accordance with Annex 4; and (iv) any other reasonable information deemed to be appropriate by the Continuing Members relating to the exercise of the Put Option.

(f) Notwithstanding the foregoing, if, at the time that the Continuing Members, acting jointly, exercise the Put Option in accordance with this Section 9.8, the Intersnack Member (together with its Permitted Transferees), holds fifty percent (50%) or less of the then-issued and outstanding Common Units, the Intersnack Member may, in its sole discretion, decline to accept the exercise of a given Put Option by giving written notice to the Continuing Members by no later than sixty (60) days following receipt by the Intersnack Member of the applicable Put Option Exercise Notice (each, a “Block Notice”). Upon the valid and timely delivery by the Intersnack Member of a Block Notice to the Continuing Members, the Put Option elected by the Continuing Members giving rise to such Block Notice shall be automatically rescinded and of no further force and effect, no Put Option Closing shall occur with respect thereto and the Intersnack Member shall have no obligation to consummate the transactions contemplated by such declined Put Option. For the avoidance of doubt, if at the time of exercise of a Put Option by the Continuing Members, the Intersnack Member (together with its Permitted Transferees) holds more than fifty percent (50%) of the then-issued and outstanding Common Units, the Intersnack Member shall not have the right to deliver a Block Notice and may not exercise any right to decline to exercise the Put Option. In furtherance of the foregoing:

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(i) the first (1st) Block Notice may be issued by the Intersnack Member in its sole discretion, without any economic or other adverse impact or consequence on the Intersnack Member, the Continuing Members or any other Person;

(ii) in the event that the Intersnack Member issues a second (2nd) Block Notice, at the option of the Continuing Members (acting jointly, in their sole discretion), the Company shall use commercially reasonable efforts to (and to cause one or more of its Subsidiaries to) as promptly as reasonably practicable (x) borrow an amount in cash that results in the Company’s (together with its Subsidiaries’) aggregate indebtedness for borrowed money being equal to the Indebtedness Multiple, and (y) cause the net proceeds of such borrowing to be distributed to the Members on a pro rata basis based on their respective ownership of Common Units; provided that, if the Company’s (together with its Subsidiaries’) aggregate indebtedness for borrowed money is, at such time, equal or in excess of the Indebtedness Multiple, the Company shall have no obligation to take the actions set forth in this Section 9.8(f)(ii);

(iii) in the event that the Intersnack Member issues a third (3rd) Block Notice, the Continuing Members (acting jointly, in their sole discretion), by written notice to the Intersnack Member no later than sixty (60) days following delivery of such applicable Block Notice to the Continuing Members, may elect that the Drag-Along Right shall become immediately exercisable by the Continuing Members even if prior to January 1, 2037; provided that a Drag Sale effected as a result of such exercise in accordance with this Section 9.8(f)(iii) may only be consummated (x) in accordance with the terms and conditions of Section 9.6 other than the date when the Drag-Along Right is exercisable, and (y) if the purchase price to be paid in such Drag Sale is equal to or greater than what the Option Price would have been for the Put Units set forth in the underlying Put Option Exercise Notice giving rise to such third (3rd) Block Notice; provided, however, that if such third Block Notice is issued on or after January 1, 2037, the Continuing Members shall be permitted to exercise their Drag-Along Right pursuant to Section 9.6 without the limitation in item (y) above;

(iv) in the event that the Intersnack Member issues a fourth (4th) Block Notice, the Continuing Members (acting jointly, in their sole discretion), by written notice to the Intersnack Member no later than sixty (60) days following delivery of such applicable Block Notice to the Continuing Members, may elect that the Drag-Along Right shall become immediately exercisable by the Continuing Members even if prior to January 1, 2037; provided that a Drag Sale effected as a result of such exercise in accordance with this Section 9.8(f)(iv) may only be consummated (x) in accordance with the terms and conditions of Section 9.6 other than the date when the Drag-Along Right is exercisable, and (y) if the purchase price to be paid in such Drag Sale is equal to or greater than what the Option Price would have been for the Put Units set forth in the underlying Put Option Exercise Notice giving rise to such fourth (4th) Block Notice; provided, however, that if such fourth Block Notice is issued on or after January 1, 2037, the Continuing Members shall be permitted to exercise their Drag-Along Right pursuant to Section 9.6 without the limitation in item (y) above;

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(v) in the event that the Intersnack Member issues one or more Block Notice(s) following the fourth (4th) Block Notice, such subsequent Block Notice(s) shall not result in any economic or other adverse impact or consequence on the Intersnack Member, the Continuing Members or any other Person, but the Continuing Members shall continue to have a Drag-Along Right in accordance with (and subject to) the terms and conditions of Section 9.6; and

(vi) if the Intersnack Member exercises a Call Option pursuant to Section 9.7 following its issuance of at least four (4) Block Notices (the “Subsequent Call Option Exercise”), the Post- Consolidation Put Threshold upon an exercise by the Continuing Members of any Put Option pursuant to Section 9.8(c)(ii) from and after the Subsequent Call Option Exercise shall be at least ten percent (10%), but not more than fifteen percent (15%) (in lieu of ten percent (10%)).

(g) If the Continuing Members, acting jointly, exercise a Put Option pursuant to this Section 9.8 for which no Block Notice is delivered by the Intersnack Member to the Continuing Members pursuant to Section 9.8(f), the Continuing Members shall take (and shall cause their Permitted Transferees, to the extent they hold Common Units, to take) all actions reasonably requested by the Intersnack Member in connection with the consummation of the Put Option. Without limiting the generality of this Section 9.8, each of the Intersnack Member and the Continuing Members shall (and the Members shall cause their Permitted Transferees, to the extent they hold Common Units, to) use its reasonable best efforts to obtain all waivers, consents and approvals from Governmental Authorities and make all filings with any Governmental Authority as may be required in order to consummate the transactions contemplated by such exercised Put Option for which no Block Notice is delivered (each, a “Put Option Approval”).

(h) The closing of a Put Option for which no Block Notice is delivered (each, a “Put Option Closing”) shall take place remotely via electronic exchange among the applicable parties and their counsel of all documents and deliverables required pursuant to this Agreement, no later than five (5) Business Days following finalization of the Option Price, with respect to the Put Units underlying such Put Option pursuant to Section 9.8(j) and Annex 4, unless otherwise mutually agreed by the Intersnack Member and the Continuing Members; provided that, in the event any Put Option Approval(s) with respect to such Put Option shall not have been obtained prior to such date, then the date on which such Put Option Closing shall close shall be five (5) Business Days following receipt of such outstanding Put Option Approval(s). The date on which a Put Option Closing actually occurs is referred to in this Agreement as a “Put Option Closing Date.”

(i) Upon the terms and subject to the conditions set forth in this Section 9.8 (including Section 9.8(f)), the Intersnack Member hereby agrees that it shall purchase and receive (or cause its applicable Affiliate to purchase and receive) from the Continuing Members (and their applicable Permitted Transferees) all of the Put Units for such Put Option, when and as required in accordance with the terms of this Section 9.8 in the event of a Put Option Closing. Each Continuing Member hereby agrees and acknowledges (on behalf of itself and its Permitted Transferees) that the Intersnack Member (or its designated Affiliate) shall make no other payment with respect to such Continuing Members’ (including its Permitted Transferees’) Put Units for a given Put Option in the event of a Put Option Closing with respect thereto other than, in the aggregate, the Option Price for such Put Units (as finally determined pursuant to Section 9.8(j)).

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(j) In the event that a Put Option Exercise Notice is delivered pursuant to the terms and subject to the conditions of this Section 9.8 for which no Block Notice is delivered, prior to the applicable Put Option Closing, the applicable parties hereto shall take the actions set forth on Annex 4.

(k) At a Put Option Closing:

(i) payment in full of an aggregate amount equal to the Option Price for all the Put Units shall be made by (or on behalf of) the Intersnack Member to the Continuing Members (and/or their applicable Permitted Transferees selling Put Units) by wire transfer of immediately available funds to the bank account(s) designated in writing by the Continuing Members at least three (3) Business Days prior to the applicable Put Option Closing Date;

(ii) the Intersnack Member and the Continuing Members (and, if applicable, their Permitted Transferees that hold the applicable Put Units) shall enter into a Common Unit Transfer Agreement, transferring such Continuing Members’ (or, as applicable, its Permitted Transferees’) Put Units to the Intersnack Member (or its designated Affiliate), together with (A) Common Unit powers duly executed by each Continuing Member (or such Permitted Transferees), in form and substance reasonably acceptable to the Intersnack Member and the Continuing Members, and (B) all other customary documents reasonably acceptable to the Intersnack Member and the Continuing Members to effect such Transfer; and

(iii) the Company shall take such other steps necessary under applicable Law and the organizational documents of the Company in order to take the foregoing actions (including updating Schedule A to reflect the applicable Put Option Closing).

9.9 Change of Control Put Option Exercise. In the event of a transaction that results in a Change of Control of Pfeifer & Langen Industrie-und Handels-KG, Intersnack or the Intersnack Member (a “Change of Control Transaction”), the Intersnack Member shall provide written notice to the Continuing Members no later than ten (10) Business Days following the consummation of such Change of Control Transaction or, in the absence of such notice from the Intersnack Member, the Continuing Members become aware of such Change of Control Transaction and give written notice to the Intersnack Member thereof (but only to the extent such Change of Control actually occurred) (either notice, the “Change of Control Notice”). The Change of Control Notice shall include the identity of the acquiror in such Change of Control Transaction and any other material information regarding the Change of Control Transaction in the Intersnack Member’s possession or control, that the Intersnack Member believes would be reasonably necessary for the Continuing Members to determine whether to elect the Change of Control Put Option (as defined below). Following receipt of the Change of Control Notice, the Continuing Members may make reasonable requests for additional information from the Intersnack Member with respect to such acquiror and the Change of Control Transaction. The Intersnack Member shall reasonably promptly (in any event within five (5) Business Days of request) provide responses and information to such

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reasonable requests by the Continuing Members. Notwithstanding anything to the contrary in Section 9.8(a), Section 9.8(b) and Section 9.8(c), the Continuing Members (acting jointly) shall have the right to exercise a Put Option (a “Change of Control Put Option”) with respect to all (but not less than all) of the Common Units then-held by the Continuing Members (and their Permitted Transferees) (a “Change of Control Put”) by giving written notice to the Intersnack Member no later than sixty (60) days following receipt of such Change of Control Notice, which written notice shall set forth the information required by Section 9.8(e) (as if such Section referred to “Change of Control Put Exercise Notice” and “Change of Control Put Option”), in the form attached hereto as Exhibit F (the “Change of Control Put Option Exercise Notice”), and the Intersnack Member shall not be entitled to deliver a Block Notice in connection with a Change of Control Put. The purchase price payable for any exercise of the Put Option in accordance with this Section 9.9 shall be the Option Price for all the Common Units then owned by the Continuing Members and their respective Permitted Transferees as finally determined pursuant to Annex 4. If the Continuing Members do not deliver a Change of Control Put Option Exercise Notice within the time period specified in this Section 9.9, then the Continuing Members shall be deemed for all purposes to have elected not to exercise the Change of Control Put Option and shall have no further rights to exercise a Change of Control Put Option in connection with such Change of Control Transaction (but will have a Change of Control Put Option with respect to any future Change of Control Transaction). Following the valid and timely delivery of a Change of Control Put Option Exercise Notice pursuant to this Section 9.9, the Change of Control Put shall be consummated in accordance with the requirements of Section 9.8(d), Section 9.8(e), Section 9.8(g), Section 9.8(h), Section 9.8(i), Section 9.8(j) and Section 9.8(k), with such provisions applying to the Change of Control Put Option, the Change of Control Put and the Change of Control Put Option Exercise Notice mutatis mutandis.

9.10 Put Option/Change of Control Put Option (Failure to Pay). In the event that a Put Option Exercise Notice or Change of Control Put Option Exercise Notice is delivered pursuant to the terms of Section 9.8 or Section 9.9, as applicable, and a Put Option Closing or Change of Control Put Option closing, as applicable, does not occur as a result of the Intersnack Member breaching this Agreement and failing to pay in full an aggregate amount equal to the Option Price for all Put Units pursuant to Section 9.8(k)(i) or Section 9.9, as applicable, the Continuing Members shall have the option to (i) cancel the applicable Put Option or Change of Control Put Option, as applicable, or (ii) exercise its rights under Sections 14.4 and 14.6 to require the Intersnack Member to pay in full the Option Price for all Put Units (together with all of the Continuing Members’ reasonable and documented out-of-pocket attorneys’ fees and costs of collection) and shall retain the Put Units subject to the applicable Put Option or Change of Control Put Option, as applicable, until the Continuing Members have been paid all such amounts in full.

ARTICLE X

DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY

10.1 Events of Dissolution. The Company shall be dissolved and its affairs wound up upon the earlier to occur of the following: (i) the election by the Board and the 20% Member Approval pursuant to Section 8.7(c), to dissolve the Company and wind up its affairs; and (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act requiring such dissolution and winding up pursuant to applicable Law. The Bankruptcy, death, dissolution, expulsion, incapacity or withdrawal of any Member (unless, with respect to withdrawal, if such Member is the sole Member), or the occurrence of any other event that terminates the continued membership of any Member in the Company, shall not cause a dissolution of the Company.

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10.2 Procedure for Winding Up and Dissolution. If the Company is dissolved, the Board shall direct the winding up of the Company’s affairs subject to Section 8.7(c). On winding up of the Company, the Company Property shall be distributed in the following order of priority: (a) first, to pay the costs and expenses of the winding up, liquidation and termination of the Company; (b) second, to creditors of the Company, including Members who are creditors, to the extent otherwise permitted by applicable Law, in satisfaction of the liabilities of the Company; (c) third, to establish reserves reasonably adequate to meet any and all contingent or unforeseen liabilities or obligations of the Company (including to purchase customary tail coverage on customary terms for any Managers and officers and/or errors and omissions coverage maintained by the Company as of immediately prior to such dissolution); and (d) fourth, the balance shall be distributed to the holders of issued and outstanding Common Units on a pro rata basis in proportion to their respective holdings of such Common Units.

10.3 Deficit Capital Accounts. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of Law to the contrary, to the extent that there exists a deficit in the Capital Account of any Member, upon dissolution of the Company such deficit shall not be an asset of the Company, and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member’s Capital Account to zero or to pay to any other Member the amount of any such deficit balance.

10.4 Claims of Members. Each Member shall look solely to the Company Property for all distributions with respect to the Company, such Member’s Capital Account and such Member’s share of Profits, Losses and other items of income, gain, loss and deduction and shall have no recourse therefor (upon dissolution or otherwise) against any other Member.

10.5 Termination. The Company shall terminate when all Company Property has been sold and/or distributed and all affairs of the Company have been wound up. The Managers and/or the Members shall execute and file any certificate or other document which may be appropriate to indicate such termination.

10.6 Filing of Certificate of Cancellation. If the Company is dissolved, an officer appointed by the Board to act as attorney-in-fact shall promptly file a certificate of cancellation as provided in Section 18-203 of the Act with the Secretary of State. If there is no such officer, then a certificate of cancellation shall be filed by any Manager; if there are no remaining Managers, the certificate of cancellation shall be filed by the last Person to be a Member; if there are no officers, remaining Managers or a Person who last was a Member and is willing to sign, a certificate of cancellation shall be filed by the legal successor or personal representative of the Person who last was a Member.

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ARTICLE XI

BOOKS, RECORDS, ACCOUNTING, INFORMATION RIGHTS AND

TAX ELECTIONS

11.1 Bank Accounts. (i) All funds of the Company shall be deposited in a bank account or accounts maintained in the Company’s name, and (ii) the Board may delegate to an officer or officers of the Company the authority to determine the institution or institutions at which the accounts will be opened and maintained, the types of such accounts and the Persons who will have authority with respect to such accounts and the funds deposited therein.

11.2 Books and Records; Access.

(a) An officer of the Company, subject to the direction of the Board, shall keep or cause to be kept separate, complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the Company’s business. Such books and records of the Company shall be maintained in accordance with GAAP, consistently applied. The records shall include: (i) a copy of the Certificate of Formation and this Agreement and any and all amendments to the Certificate of Formation and this Agreement, (ii) a current list of the names and last known business, residence or mailing addresses of all Members and Managers, (iii) minutes of the meetings of all Members and the Board and (iv) the Company’s federal, state and local tax returns.

(b) The Company’s books and records shall be maintained in accordance with, and for such length of time as is required by, applicable local, state and U.S. federal tax and other Laws.

(c) The Company’s officers, employees, books and records shall be available at the Company’s principal office for examination and consultation by any holder of Common Units, or any holder of Common Unit’s duly authorized representative, at all reasonable times during normal business hours. If so required by the Company, each Member shall reimburse the Company for all reasonable documented out-of-pocket costs and expenses incurred by the Company in connection with such Member’s inspection and copying of the Company’s books and records.

11.3 Financial Reports. The Company shall prepare (or cause to be prepared) and provide to each Member the following information:

(a) Within twenty (20) days after the end of each calendar month (or such longer period of time as may be approved by the Board), (i) an unaudited consolidated balance sheet of the Company as of the end of such month and an unaudited related consolidated income statement, consolidated statement of retained earnings and consolidated statement of cash flows of the Company (including statements of profits and losses) for such month including any footnotes thereto (if any), together with comparable year-to-date figures and a comparison of such figures to the Budget for such periods (with variances delineated), and (ii) unless the Board determines that such reporting is not needed, an operating data package with respect to the Company and its Subsidiaries, including data as to market share, customer reports, category reports (e.g., chips, pretzels, other), working capital, service levels, cost development and other similar key performance indicators with respect to the Company and its Subsidiaries;

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(b) Within forty-five (45) days after the end of each fiscal quarter of the Company (or such longer period of time as may be approved by the Board), unless the Board determines that such reporting is not needed, an unaudited consolidated balance sheet of the Company as of the end of such fiscal quarter and an unaudited related consolidated income statement, consolidated statement of retained earnings and consolidated statement of cash flows of the Company (including statements of profits and losses) for such fiscal quarter including any footnotes thereto (if any), together with comparable year-to-date figures and a comparison of such figures to the Budget for such periods (with variances delineated);

(c) Within forty-five (45) days after the end of each Fiscal Year (or such longer period of time as may be approved by the Board), unless the Board determines that such reporting is not needed, an unaudited consolidated balance sheet of the Company as of the end of such Fiscal Year and the related consolidated income statement, consolidated statement of retained earnings and consolidated statement of cash flows of the Company (including statements of profits and losses) for such Fiscal Year, including all footnotes thereto, together with a comparison of such balance sheet and statements to the Budget for such periods;

(d) Within ninety days (90) days after the end of the Fiscal Year (or such longer period of time as may be approved by the Board), an audited consolidated balance sheet of the Company as of the end of such Fiscal Year and the related consolidated income statement, consolidated statement of retained earnings and consolidated statement of cash flows of the Company (including statements of profits and losses) for such Fiscal Year including all footnotes thereto, including a footnoted comparison of such balance sheet and statements to the Budget for such periods, a signed audit letter from the Company’s auditors (who shall be approved by a Majority Vote of the Board in accordance with Section 7.9(j)) and the auditor’s letter to management (the “Audited Financial Statements”); and

(e) Such other information relating to the Company and its Subsidiaries or their respective operations as any Member may reasonably request from time to time for legal, regulatory, financial, tax or other business purposes.

11.4 Annual Accounting Period. The annual accounting period of the Company shall be the Fiscal Year. The Company’s taxable year shall be the Fiscal Year.

11.5 Tax Matters.

(a) The Members and the Company intend for the Company to be treated as a partnership for U.S. federal and applicable state and local income tax purposes and except as otherwise provided in Section 8.9(b), agree not to take any action or position, or to make any election, for U.S. or federal, state or local income tax purposes, in a tax return or otherwise, inconsistent with the classification of the Company as a partnership for such purposes or have the effect of causing the Company to not be characterized as a partnership for such purposes, including the conversion or merger into (with the Company not being the surviving entity in such merger) an entity treated as a corporation for U.S. federal or applicable state and local income or franchise tax purposes.

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(b) Subject to Section 11.5(a) above, the Board shall have the authority to make any and all tax elections for U.S. federal, state and local tax purposes. The Board shall cause the Company and any eligible Subsidiary to make an election (or continue a previously made election) pursuant to Section 754 of the Code (and any analogous provision of any applicable state, local or non-U.S. Law) for the taxable year that includes the Effective Date. The Company shall consult in good faith with the Intersnack Member or the Continuing Members, as applicable, with respect to any material tax election with respect to the Company that could reasonably be expected to have an adverse effect on either the Intersnack Member or the Continuing Members.

(c) Series U shall be designated as the “partnership representative” (the “Tax Matters Member”) for purposes of Subchapter C of Chapter 63 of Subtitle F of the Code and any corresponding or similar state, local or non-U.S. Law and, if required by such applicable Law, the Tax Matters Member shall also appoint a Designated Individual. Subject to applicable Law, the Board has the authority to remove and appoint a new Tax Matters Member, provided that the Members intend that Series U shall be the Tax Matters Member for so lo long as the Continuing Members (collectively with their respective Permitted Transferees) own at least fifty percent (50%) of the issued and outstanding Common Units. The Tax Matters Member and Designated Individual shall have the power and authority to perform in such capacity those duties as may be required to be performed by a “partnership representative” or “designated individual” under the Code, as applicable. The Tax Matters Member and Designated Individual shall advise and consult with the Board from time to time regarding the status of tax related elections, investigations, proceedings and negotiations with Governmental Authorities, and shall not take any action, other than a purely ministerial action, in its capacity as such without the approval of the Board, including any decisions to settle, compromise, challenge, litigate or otherwise alter the defense of any audit or examination before the Internal Revenue Service or any other tax authority or, except as required pursuant to Section 3.13 of the Implementation Agreement, the making of any Push-Out Election. The Tax Matters Member and Designated Individual shall use commercially reasonable efforts to apply the rules and elections under the Code in a manner that minimizes the likelihood that any Member would bear any material tax, interest or penalties as a result of any audit or proceeding that is attributable to another Member (other than a predecessor in interest). Subject to the foregoing, the Tax Matters Member and Designated Individual are hereby authorized to take any action reasonably required to cause the financial burden of any “imputed underpayment” (as determined under Section 6225 of the Code) and associated interest, adjustments to tax and penalties arising from a partnership-level adjustment that are imposed on the Company or any Subsidiary (an “Imputed Underpayment”) to be minimized and borne by the Members to whom such Imputed Underpayment relates as reasonably determined by the Tax Matters Member after consulting with the Company’s accountants or other advisers and the Board, taking into account any differences in the amount of taxes attributable to each Member because of such Member’s status, nationality or other characteristics, including such Member’s actions or omissions, and each Member hereby agrees to reasonably cooperate with the Tax Matters Member in connection with such Imputed Underpayment. By executing this Agreement or a counterpart hereof, each Member (i) authorizes the Tax Matters Member and the Company to take any and all actions that are reasonably necessary under then-applicable U.S. federal income tax Law to cause the Company to make the election set forth in Section 6226(a) of the Code (a “Push-Out Election”) if the Tax

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Matters Member decides to make such Push-Out Election or such Push Out Election is required pursuant to Section 3.13 of the Implementation Agreement, (ii) agrees to take any action, and furnish the Tax Matters Member with any information necessary, to give effect to such Push-Out Election, and (iii) authorizes the Board to make any other election the Board may deem appropriate and in the best interests of the Company, except as otherwise provided in this Agreement. Except with the express written consent of the Board, each Member shall be jointly and severally liable with their predecessors in interest, if any, for amounts owed hereunder in respect of any predecessor in interest to such Member.

(d) Without limiting the foregoing, the Tax Matters Member shall give prompt written notice to the Intersnack Member and the Continuing Members of the commencement of any income tax audit or examination of the Company or any of its Subsidiaries that would reasonably be expected to have a material adverse effect on such Member. The Tax Matters Member shall (i) keep the Intersnack Member or the Continuing Members, as applicable, reasonably informed of the material developments and status of any such audit or examination, (ii) permit a representative of the Intersnack Member or the Continuing Members, as applicable, to participate (including using separate counsel), in each case at such Member’s sole cost and expense, in any such audit or examination to the extent such audit or examination would reasonably be expected to affect the Intersnack Member or the Continuing Members, as applicable, or their respective owners, and (iii) promptly notify the Intersnack Member or the Continuing Members, as applicable, of receipt of a notice of a final partnership adjustment (or equivalent under applicable Laws) or a final decision of a court or IRS Appeals panel (or equivalent body under applicable Laws) with respect to such audit or examination. The Tax Matters Member or the Company shall promptly provide the Intersnack Member or the Continuing Members, as applicable, with copies of all material correspondence between the Tax Matters Member or the Company (as applicable) and any Governmental Authority in connection with such audit or examination and shall give the Intersnack Member or the Continuing Members, as applicable, a reasonable opportunity to review and comment on any material, non-ministerial correspondence, submission (including settlement or compromise offers) or filing in connection with any such audit or examination.

(e) The Tax Matters Member shall arrange for the preparation and timely filing of all income and other tax and informational returns of the Company. The Company shall prepare and deliver (or cause to be prepared and delivered) to each Person who was a Member at any time during the relevant quarter of the relevant Fiscal Year reasonable quarterly estimates of such Member’s state tax apportionment information and the allocations to such Member of taxable income, gains, losses, deductions or credits for such Fiscal Year for U.S. federal, and applicable state and local, income tax reporting purposes at least fifteen (15) days prior to the individual or corporate quarterly estimate payment deadline for U.S. federal income taxes for calendar year filers (whichever is earlier). As promptly as reasonably practicable following the end of each Fiscal Year, the Company shall prepare and deliver (or cause to be prepared and delivered) to each Person who was a Member at any time during such Fiscal Year (i) an estimated IRS Schedule K-1 (and any similar form prescribed for applicable state and local income tax purposes) or similar documents with such information of the Company and all relevant information regarding the Company reasonably necessary for the Members to estimate their taxable income for such Fiscal Year, and (ii) in no event later than forty-five (45) days prior to the individual or corporate filing deadline (with extensions) for U.S. federal income taxes for calendar year filers (whichever is earlier), a final IRS Schedule K-1 (and any similar form prescribed for applicable state and local

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income tax purposes) and all relevant information regarding the Company reasonably necessary for the Members to file their tax returns on a timely basis (including extensions) for such Fiscal Year. The Company shall use commercially reasonable efforts to timely provide each Member and former Member as soon as reasonably practicable after an applicable request with any tax information reasonably requested by such Person, including information regarding estimates of taxable income and the state source of any Company income, and any other information that such Person may require or reasonably request in order to withhold tax or to file tax returns and reports or to furnish tax information to any of its investors or owners (including copies of the Company’s federal, state and local income tax returns). Each Member further agrees (including with respect to the Fiscal Year that such Member becomes a former Member) that such Member shall notify the Company and consult with the Company regarding a position on its tax return in the event such Member intends to file its tax returns in a manner that is inconsistent with the Schedule K-1 or other statements furnished by the Company to such Member for purposes of preparing tax returns.

(f) If the Company becomes the subject of any audit, assessment or other examination relating to taxes by any tax authority or any judicial or administrative proceedings relating to taxes (a “Tax Audit”), the Company shall reimburse the Members for reasonable out-of-pocket fees and expenses incurred to the extent their participation is requested by the Board in connection with such Tax Audit.

11.6 Budget and Business Plan. The Company’s Budget and Business Plan for Fiscal Year 2027 shall be as set forth on Exhibit G. For each subsequent Fiscal Year, the Company shall cause the executive officers of the Company to prepare and deliver to the Board and each Manager at least sixty (60) days before the last day of each Fiscal Year (or such shorter period of time as may be approved by the Board), a draft Budget and Business Plan for the Company’s upcoming Fiscal Year, including projected income statements, cash flows and balance sheets, on a monthly basis for the ensuing Fiscal Year, together with underlying assumptions and a qualitative description of the Company’s budget and business plan by such officers in support of the proposed Budget. The proposed Budget shall also include the aggregate amount of budgeted manager, employee and officer compensation and benefits for the Company’s consolidated business (including under any annual incentive bonus plan). The Company shall cause the officers of the Company to provide the Board and each Manager with all such additional information as it, he or she may reasonably request in order to evaluate such proposed Budget. The Company shall cause the officers of the Company to work in good faith with the Board and the Managers to adjust the proposed Budget as necessary to resolve the Board’s concerns, and the budget and business plan, as so adjusted and as approved by the Board in accordance with Section 7.9(b), shall be the Company’s Budget and Business Plan for such Fiscal Year. During any Fiscal Year, any material deviations to the Budget or Business Plan shall require consent of the Board in accordance with Section 7.9(b).

ARTICLE XII

AMENDMENTS

12.1 Approval of Amendments. Except as otherwise provided in this Agreement or as otherwise required by non-waivable provisions of the Act, any amendment to this Agreement or the Exhibits, Schedules or Annexes hereto (other than to amend Schedule A which the Board is authorized to amend to reflect changes in Members or Common Units, as necessary to reflect

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changes in the information thereon that occur pursuant to this Agreement and that otherwise are not in violation of the terms of this Agreement or the Act, which shall not constitute amendments hereunder for this purpose) can be made only (a) with Specified Member Approval as provided in Section 8.8, or (b) with respect to amendments to Section 5.5 or Section 8.9 (or the actions contained in such section), with Unanimous Member Approval; provided, however, that any amendment or modification of the Company’s organizational documents (including this Agreement) that disproportionately affects the rights or obligations of a specific Member (as in relation to other Members) shall require the approval of such Member; provided that, in determining whether an amendment would disproportionately affect the rights or obligations of a Member, only the Member’s rights, duties, obligations or interests in his, her or its capacity as a holder of Common Units shall be considered, and any other relationship(s) such Member may have with the Company, any of its Subsidiaries or the other Members shall not be considered and no characteristic of the Members other than their rights as a Member under this Agreement shall be considered.

12.2 Amendment of Certificate of Formation. If this Agreement shall be amended pursuant to this Article XII, an officer approved by the Board shall, to the extent necessary as a result of such amendment to this Agreement, cause the Certificate of Formation to be amended to reflect such change in a corresponding manner.

ARTICLE XIII

RESTRICTIVE COVENANTS

13.1 Non-Competition. For so long as a Member holds any Common Units (the “Restricted Period”), each Member agrees not to (and agrees to cause, in the case of the Continuing Members, their respective Affiliates, the Rice Family and their respective Affiliates and direct and indirect equityholders, and, in the case of the Intersnack Member, Intersnack and its Affiliates, in each case, not to) (each such Member, together with such related persons of such Member, such Member’s “Restricted Parties”), without the prior written consent of the other Members, directly or indirectly, own, control, manage, operate, participate in, have an interest in, or, in the case of individuals, employed by in any capacity, whether as an employee, manager, officer, consultant, independent contractor or otherwise, and whether with or without compensation, any Person that engages in the salty or savory snack business or the design, development, marketing, production, distribution, licensing or sale of any salty or savory snack product within the Geographic Territory (the “Restricted Business”); provided that neither the Company nor any of its Subsidiaries shall be a Restricted Party.

13.2 Exceptions. Notwithstanding the foregoing, nothing in this Agreement shall prevent any Member or its other Restricted Parties from:

(a) ownership of not more than a five percent (5%) of the issued and outstanding securities of a Person whose securities are publicly traded on a national securities exchange or in the over-the-counter market in the United States or on any foreign securities exchange;

(b) ownership of (i) an interest in a private investment fund or (ii) any Person that is registered under the Investment Company Act of 1940, as amended, in each case, so long as such Member and its other Restricted Parties do not participate in the management or investment decisions of such fund;

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(c) acquiring (and thereafter owning and operating) all or any portion of any Person or business (each, an “Acquired Business”) that engages in a Restricted Business if (x) the Restricted Business does not comprise more than ten percent (10%) of the total revenues of the Acquired Business measured as of the twelve (12)-month period ending immediately prior to the consummation of such acquisition; or

(d) with respect to each Restricted Party set forth on Schedule 13.2 attached hereto, holding the number of equity securities (as adjusted for an equity split or recapitalization) of the applicable Person set forth on Schedule 13.2.

13.3 Acknowledgment. The Members acknowledge that the restrictive covenants contained in this Article XIII are reasonable and necessary (including as to scope, duration and geographical area) to protect the legitimate interests of the Members and the Company and constitute a material inducement to the Members to enter into this Agreement and to consummate the transactions contemplated by this Agreement, the Implementation Agreement and the Merger Agreement and such provisions shall be interpreted and applied to the maximum extent permitted by applicable Law. Each Member (on behalf of itself and his or its other Restricted Parties) acknowledges and agrees that the individual covenants in this Article XIII applicable to such Member and its other Restricted Parties are separate and distinct commitments of each Restricted Party, independent of each other covenant hereunder and that the remedy at Law for any breach, or threatened breach, of any of the provisions of this Article XIII shall be inadequate and, accordingly, such Member (on behalf of itself and its Restricted Parties) covenants and agrees that the other Members shall, in addition to any other rights and remedies which such Members may have at Law or otherwise, be entitled to equitable relief, including a temporary restraining order and injunctive relief (preliminary, permanent or otherwise), and to the remedy of specific performance with respect to any breach or threatened breach of this Article XIII. In the event that any provision contained in this Article XIII shall be determined by any court of competent jurisdiction or any Governmental Authority to be unenforceable for any reason whatsoever (including in relation to duration, geographic reach and/or scope of the activities covered thereby), then each Member (on behalf of itself and its other Restricted Parties) agree that the court shall reform such covenant so as to comply with applicable Law, it being specifically agreed by each Member (on behalf of itself and its Restricted Parties) that it is its continuing desire that each covenant in this Article XIII be enforced to the full extent of its terms and conditions.

ARTICLE XIV

GENERAL PROVISIONS

14.1 Confidential Information.

(a) Except as otherwise necessary or advisable in the performance of his or her duties as a manager, independent contractor, agent, representative, officer, Manager, employee or consultant of the Company or any Subsidiary thereof, each Member agrees (and shall cause its Affiliates) (each of the foregoing, in such capacity, the “Disclosing Person”) to:

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(i) hold in the strictest confidence and not disclose, publish or divulge, directly or indirectly, to any Person, any Confidential Information regarding the Company or any of its Subsidiaries, or of any Member (each a “Protected Person”);

(ii) use Confidential Information only in relation to the Company and the Subsidiaries and only for its valid business purposes; and

(iii) take such other protective measures as may be or become reasonably necessary to preserve the confidentiality of Confidential Information.

(b) Notwithstanding the foregoing, each Member shall be permitted to disclose Confidential Information of the Company or any of its Subsdiaries to such Person’s Representatives so long as such Representative has a “need to know” such Confidential Information for a valid business purpose, has been advised of the confidential and proprietary nature of such Confidential Information and has agreed to comply with the provisions of this Section 14.1 applicable to such Confidential Information; provided that the party disclosing any such Confidential Information to its Representatives shall be liable for any breach of this Section 14.1 by any such Representative. For purposes of this Agreement, the term “Representatives” means, with respect to a Member, such Person’s officers, managers, directors, employees, shareholders, partners, members, affiliates, accountants, attorneys, consultants, bankers, advisors and other agents or representatives.

(c) For the purpose of this Agreement, the term “Confidential Information” shall include, with respect to each Protected Person, all data, information, reports, interpretations, forecasts and records, financial or otherwise, including Company Property and information related to the financial performance and results of the business of the Company and its Subsidiaries which is not available to the general public and this Agreement, the terms hereof and all agreements and documents related hereto. The term “Confidential Information” does not include information that: (i) is or becomes generally available to the public other than as a result of a disclosure by any Disclosing Person; (ii) was or becomes available to a Disclosing Person on a non-confidential basis from a source other than the Protected Person; provided that such source is not, or would not be after reasonably inquiries, known by the Disclosing Person to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to such Protected Person with respect to such information; (iii) is developed independently by the Disclosing Person without the use of any Confidential Information (other than in such Person’s capacity as a manager, independent contractor, agent, representative, officer, Manager, employee or consultant of the Company or its Subsidiaries); (iv) is disclosed with the written approval of (A) the Board with respect to Confidential Information related to the Company, including this Agreement, the terms hereof and all agreements and documents related hereto or (B) the Protected Person if other than the Company. Notwithstanding anything contained in this Section 14.1, each Member may disclose Confidential Information (i) pursuant to an order or demand by any Governmental Authority, or by any Law, or by subpoena, summons or any other administrative or legal process, or by applicable regulatory standards, after prompt written notice of such requirement has been given to the Protected Person, and the Protected Person has had a reasonable opportunity to oppose such disclosure including by seeking an appropriate protective order, and in any event such Member shall only disclose the portion of the Confidential Information that is required to be disclosed following consultation with its outside legal counsel; (ii) to the extent necessary to assert any right or defend any claim arising under this Agreement or other agreements contemplated hereby; (iii) to the other Members or their Representatives; and (iv) in communicating with such Member’s legal counsel.

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14.2 Further Assurances. Each Member shall execute all such certificates and other documents and shall do all such filing, recording, publishing and other acts as the Board reasonably deems appropriate to comply with the requirements of applicable Law for the formation and operation of the Company, to comply with any applicable Laws relating to the acquisition, operation or holding of the Company Property or in furtherance of this Agreement, including (a) any documents that the Board deems necessary or appropriate to continue the Company as a limited liability company in all jurisdictions in which the Company or any Subsidiary conducts or plans to conduct business and (b) all such agreements, certificates, tax statements and other documents as may be required to be filed in respect of the Company.

14.3 Notifications. Any notice or other communication (collectively, a “notice”) required or permitted under this Agreement must be in writing and shall be deemed to have been given (a) upon actual delivery if personally delivered to the party hereto to be notified; (b) when sent if sent by email to the party hereto to be notified (with notice deemed given upon transmission; provided that no “bounceback” or notice of non-delivery is received); or (c) when delivered if sent by a courier (with confirmation of delivery). A notice must be addressed: (a) if to a Member, to such Member’s address as set forth on Schedule A attached hereto; (b) if to the Company, to the attention of Dylan Lissette at the Company’s address at 900 High Street Hanover, PA 17331, with a copy to Intersnack Member; and (c) if to a Manager, to the address of such Manager on record with the Company. Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees.

14.4 Specific Performance. Each party hereto shall have all rights and remedies reserved for such party pursuant to this Agreement and all of the rights which such Person has under any Law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law or equity. It is acknowledged that it will be impossible to measure in money the damages that would be suffered by any party hereto if any other party hereto fails to comply with any of the obligations imposed upon it in this Agreement and that, in the event of any such failure, the aggrieved party will be irreparably damaged and will not have an adequate remedy at Law. Any such aggrieved party shall, therefore, be entitled to equitable relief, including specific performance, to enforce such obligations (without the requirement for posting bond), and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at Law.

14.5 Complete Agreement. This Agreement, together with the Schedules, Annexes and Exhibits hereto, constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements or arrangements (written and oral), and any prior representation, statement, condition or warranty between or among the parties relating to the subject matter hereof and thereof.

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14.6 Governing Law; Venue; Waiver of Jury Trial.

(a) The parties hereby agree that all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement, together with any dispute arising hereunder, shall be governed by the internal Laws of the State of Delaware without giving effect to any choice of Law or conflict of Law provision or rule, notwithstanding that public policy in Delaware or any other jurisdiction might indicate that the Laws of that or any other jurisdiction should otherwise apply based on contacts with such state or otherwise.

(b) Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement shall be brought exclusively in the courts of the State of Delaware or any federal court of the District of Delaware and hereby submits to the personal jurisdiction and venue of such courts for the purposes thereof and waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such legal action or proceeding by the delivery of notice in accordance with Section 14.3.

(c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 14.6(c).

14.7 Binding Provisions. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective personal and legal representatives, heirs, executors, successors and permitted assigns. No party may Transfer any right or obligation under this Agreement except as permitted by this Agreement.

14.8 Construction. Common nouns and pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person, Persons or other reference in the context requires. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member. Any reference to the Act, the Code or other statutes or Laws (including the Regulations), forms or schedules shall include any amendments, modifications or replacements thereof. Whenever used herein, “or” shall include both the conjunctive and disjunctive, “any” shall

74

mean “one or more” and “including” shall mean “including without limitation.” Unless the context indicates otherwise, “member” or “members” and “limited liability company” or “limited liability companies” shall be substituted in and for references to “partner” or “partners” and “partnership” or “partnerships,” respectively, in the Code, Regulations and any pronouncements by the Internal Revenue Service. Words such as “herein,” “hereby,” “hereinafter,” “hereof,” “hereto” and “hereunder” refer to this Agreement as a whole, unless the context indicates otherwise. All headings in this Agreement are for convenience of reference only and are not intended to define or limit the scope or intent of this Agreement. All exhibits, annexes and schedules referred to herein, and as the same may be amended from time to time, are by this reference made a part hereof as though fully set forth herein.

14.9 Severability. It is understood and agreed that although the parties hereto consider the restrictions contained in this Agreement to be reasonable and necessary for the purpose of, among other things, preserving the goodwill, proprietary rights and going concern value of the Company, if any provision of this Agreement or the application of any such provision to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to any party or circumstance other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by Law. If a court of competent jurisdiction declares or finds that any term or provision hereof is invalid or unenforceable, the parties hereto agree that such court shall have the power to reduce the scope, duration or area of the term or provision, or to delete specific words or phrases, and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

14.10 Counterparts. This Agreement and any amendments hereto may be executed in two or more counterparts including in electronic, DocuSign or .pdf form, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

14.11 No Third-Party Beneficiaries. This Agreement is made solely and specifically among and for the benefit of the parties to this Agreement and their respective successors and permitted assigns, and no other Person, other than any Covered Person solely with respect to Section 6.2, shall have any rights, interests or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

14.12 Mutual Drafting. The parties hereto are sophisticated and have been represented by attorneys throughout the transactions contemplated hereby who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumption of any Law relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any agreement or instrument executed in connection herewith and therefore waive their effects.

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14.13 Waiver of Partition. No Member or any successor-in-interest to any Member shall have the right while this Agreement remains in effect to have any Company Property partitioned, and each Member, on behalf of itself, its successors, representatives, heirs and assigns, hereby waives any such right. It is the intention of the Members that during the term of this Agreement the rights of the Members and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement and that the rights of any Member or successor-in-interest to Transfer any interest in the Company shall be subject to the limitations and restrictions of this Agreement.

14.14 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by Law or otherwise.

14.15 Survival. The provisions of Sections 5.5(d), 6.1, 6.3, 8.2, 8.4, 9.5 and 11.5 and Article X and Article XIV (collectively, the “Survival Provisions”) shall survive termination of this Agreement. With respect to any Person subject to obligations under this Agreement, the Survival Provisions shall survive such Person ceasing to have the rights and privileges of a Member under this Agreement or to be a manager, independent contractor, agent, representative, officer, Manager, employee or consultant of the Company or any of its Subsidiaries.

[Remainder of page intentionally left blank. Signature pages follow.]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth hereinabove.

COMPANY: UTZ BRANDS HOLDINGS, LLC

By:	/s/ Howard Friedman
Name: Howard Friedman
Title: President and Chief Executive Officer

[Signature Page to Fourth Amended and Restated Limited Liability Company Agreement]

INTERSNACK MEMBER: UTZ BRANDS, INC.

By:	/s/ Howard Friedman
Name: Howard Friedman
Title: Chief Executive Officer

[Signature Page to Fourth Amended and Restated Limited Liability Company Agreement]

CONTINUING MEMBERS: SERIES U OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: President and Chief Executive Officer

[Signature Page to Fourth Amended and Restated Limited Liability Company Agreement]

CONTINUING MEMBERS: SERIES R OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: President and Chief Executive Officer

[Signature Page to Fourth Amended and Restated Limited Liability Company Agreement]

Schedule A

Members

Member Name and Address	Common Units		Percentage Interest
Utz Brands, Inc. c/o Intersnack Group GmbH & Co. KG Klaus-Bungert-Str. 8a Süd D - 40468 Düsseldorf Attention: Group Legal Director Email: [***]	[	•]	50%
Series U of UM Partners, LLC c/o Sageworth 1861 Santa Barbara Drive Lancaster, PA 17601 Attention: Dylan Lissette Tim Brown Email: [***]	[	•]	42.5%
Series R of UM Partners, LLC c/o Sageworth 1861 Santa Barbara Drive Lancaster, PA 17601 Attention: Dylan Lissette Tim Brown Email: [***]	[	•]	7.5%
TOTAL	[	•]	100.000%

Exhibit A

Form of Spousal Consent

I hereby certify and agree as follows:

1. I have read the Fourth Amended and Restated Limited Liability Company Agreement of Utz Brands Holdings, LLC, a Delaware limited liability company (the “Company”), dated as of July 20, 2026 (but, except for Section 2.8 (which Section 2.8 is effective as of the date of the Agreement), is not effective until [•], 2026), by and among the Company and its Members (as the same may be amended, supplemented, modified and/or restated from time to time, the “Agreement”), and acknowledge and agree that I understand its terms, including that my spouse agrees to restrict his or her right and my right (if any) to Transfer all or any portion of his or her Common Units. All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

2. I hereby: (a) consent to the restrictions and limitations imposed on the Common Units held by my spouse pursuant to the Agreement; (b) approve of the provisions of the Agreement; (c) agree that such Common Units and my interest therein (if any) are subject to the provisions of the Agreement; (d) agree that I will not take any action, or omit to take any action, that would, or would reasonably be likely to, hinder the operation of the Agreement with respect to such Common Units or my interest therein (if any); and (e) waive any requirement that my consent be obtained with respect to any Transfer of the Common Units held by my spouse in accordance with the terms of the Agreement.

3. I acknowledge and agree that the Agreement shall bind me and my heirs, personal representatives, executors, successors and permitted assigns and shall bind and inure to the benefit of and be enforceable by all of the parties thereto and their heirs, personal representatives, executors, successors and permitted assigns.

AGREED BY:	CONSENTED TO BY:
(Spouse)	(Member)

By:	By:
Signature	Signature

Print Name	Print Name

Date	Date

Exhibit B

Form of Joinder Agreement

The undersigned is executing and delivering this Joinder Agreement pursuant to the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 20, 2026 (but, except for Section 2.8 (which Section 2.8 is effective as of the date of the Agreement), is not effective until [•], 2026) (as may be amended, modified, restated or supplemented from time to time, the “LLC Agreement”), by and among Utz Brands Holdings, LLC, a Delaware limited liability company (the “Company”) and its members party thereto.

By executing and delivering this Joinder Agreement to the Company, the undersigned hereby (i) acknowledges that it has received and reviewed a complete copy of the LLC Agreement (other than that Schedule A thereto may be redacted) and (ii) agrees that, upon execution of this Joinder Agreement, the undersigned shall become a party to, and shall be fully bound by and obligated to comply with the provisions of, the LLC Agreement, as a “Member” thereunder, in the same manner as if the undersigned were an original signatory to such agreement.

The undersigned agrees that the undersigned shall be a “Member,” as such term is defined in the LLC Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of [•], and this Joinder Agreement shall take effect and become a part of the LLC Agreement immediately upon the execution hereof.

Signature of Member

Print Name of Member

Address

Email

Telephone

Exhibit C

Form of Call Option Exercise Notice

TO:	Utz Brands Holdings, LLC (the “Company”),

Series U of UM Partners, LLC (“Series U”)

Series R of UM Partners, LLC (“Series R”)1

Pursuant to Section 9.7 of that certain Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of 20, 2026 (but, except for Section 2.8 thereof (which Section 2.8 thereof was effective as of the date thereof), was not effective until the consummation of the Merger (as defined therein)) (as may be amended, modified, restated or supplemented from time to time, the “LLC Agreement”), by and among the Company, Series U, Series R, Utz Brands, Inc., a Delaware corporation (the “Intersnack Member”), and such other Persons as may be admitted as members of the Company after the Effective Date in accordance with the terms of the LLC Agreement, the Intersnack Member hereby irrevocably elects to exercise a Call Option pursuant to Section 9.7 of the LLC Agreement, as follows:

(a) Series U shall sell, assign, transfer, convey and deliver to the Intersnack Member (or its relevant affiliate), and the Intersnack Member (or its relevant affiliate) shall purchase, acquire and accept from Series U, [•] common units of the Company (the “Series U Called Units”) for an aggregate cash purchase price equal to $[•], being Series U’s pro rata portion of the Option Price for the Series U Called Units, as further detailed on the Estimated Option Closing Statement attached hereto as Appendix A;

(b) Series R shall sell, assign, transfer, convey and deliver to the Intersnack Member (or its relevant affiliate), and the Intersnack Member (or its relevant affiliate) shall purchase, acquire and accept from Series R, [•] common units of the Company (the “Series R Called Units” and, together with the Series U Called Units, the “Called Units”) for an aggregate cash purchase price equal to $[•], being Series R’s pro rata portion of the Option Price for the Series R Called Units, as further detailed on the Estimated Option Closing Statement attached hereto as Appendix A; and

(c) the aggregate number of Called Units shall be [•] (comprised of the Series U Called Units and the Series R Called Units) and the Option Price for all Called Units shall be $[•].

Capitalized terms used but not defined herein shall have the respective meanings set forth in the LLC Agreement.

Dated: ________________, __________

[SIGNATURE PAGE FOLLOWS]

[1]	Party names to be updated throughout upon delivery of any Call Option Exercise Notice to reflect Permitted Transfers (if and as applicable).

IN WITNESS WHEREOF, the Intersnack Member has caused this notice to be duly executed as of the day and year first above written.

UTZ BRANDS, INC.

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO CALL OPTION EXERCISE NOTICE]

Appendix A

Estimated Option Closing Statement

[See attached]

Exhibit D

Form of Common Unit Transfer Agreement

This Common Unit Transfer Agreement (this “Agreement”) is made and entered into as of [•], 203[•], (the “Effective Date”), by and among Utz Brands, Inc., a Delaware corporation (the “Intersnack Member”), on the one hand, and Series U of UM Partners, LLC, a series of a Delaware limited liability company (“Series U”), and Series R of UM Partners, LLC, a series of a Delaware limited liability company (“Series R” and, together with Series U, the “Continuing Members” and, collectively with the Intersnack Member, the “Parties”), on the other hand.2 Capitalized terms used herein but not defined shall have the meaning ascribed to such terms in the LLC Agreement (as defined below).

WHEREAS, pursuant to that certain Fourth Amended and Restated Limited Liability Company Agreement of Utz Brands Holdings, LLC, a Delaware limited liability company (the “Company”), dated as of July 20, 2026 (but, except for Section 2.8 thereof (which Section 2.8 thereof was effective as of the date thereof), was not effective until the consummation of the Merger (as defined therein) (as amended, modified, restated or supplemented from time to time, the “LLC Agreement”), by and among the Company and the Parties, (a) pursuant to (and subject to the limitations set forth in) Section 9.7 of the LLC Agreement, from and after January 1, 2032, the Intersnack Member has the right to purchase (or to cause one of its Affiliates to purchase) from the Continuing Members the number of Common Units set forth in the applicable Call Option Exercise Notice at a purchase price equal to the Option Price, (b) pursuant to (and subject to the limitations set forth in) Section 9.8 of the LLC Agreement, from and after January 1, 2033, the Continuing Members, acting jointly, have the right to require the Intersnack Member (or, at the Intersnack Member’s election, one of its Affiliates) to purchase from the Continuing Members the number of Common Units set forth in the applicable Put Option Exercise Notice at a purchase price equal to the Option Price and (c) pursuant to (and subject to the limitations set forth in) Section 9.9 of the LLC Agreement, in the event of a transaction that results in a Change of Control of Intersnack or the Intersnack Member, the Continuing Members, acting jointly, have the right to cause the Intersnack Member (or its applicable Affiliate) to purchase all (but not less than all) of the Common Units then held by the Continuing Members in accordance with the Change of Control Put Option, in each case, at the times, and subject to the terms and conditions of, the LLC Agreement;

WHEREAS, pursuant to the LLC Agreement, [the Intersnack Member has irrevocably exercised a Call Option by delivering a Call Option Exercise Notice to the Company and the Continuing Members in accordance with Section 9.7 of the LLC Agreement] / [the Continuing Members, acting jointly, have irrevocably exercised a Put Option by delivering a Put Option Exercise Notice to the Company and the Intersnack Member in accordance with Section 9.8 of the LLC Agreement] / [the Continuing Members, acting jointly, have irrevocably exercised a Change of Control Put Option by delivering a Change of Control Put Option Exercise Notice to the Company and the Intersnack Member in accordance with Section 9.9 of the LLC Agreement], with respect to the number of Common Units held by the Continuing Members as set forth therein, being [•] Common Units (such Common Units, the “Transferred Units”);

[2]

Party names to be updated throughout upon delivery of any Call Option Exercise Notice, Put Option Exercise Notice or Change of Control Put Option Exercise Notice to reflect Permitted Transfers (if and as applicable).

WHEREAS, in connection with the resulting [Call Option Closing] / [Put Option Closing], the Continuing Members are required to sell, assign, transfer, convey and deliver to the Intersnack Member3, and the Intersnack Member is required to purchase and acquire from the Continuing Members, the Transferred Units, in exchange for payment to the Continuing Members, in the aggregate, of an amount in cash equal to $[•] (the “Option Price”), subject to the terms and conditions set forth in the LLC Agreement; and

WHEREAS, the Continuing Members desire to sell, assign, transfer, convey and deliver to the Intersnack Member, and the Intersnack Member desires to purchase and acquire from the Continuing Members, the Transferred Units as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties hereby agree as follows:

1. SALE AND PURCHASE OF UNITS. (a) Series U hereby sells, assigns, transfers, conveys and delivers to the Intersnack Member, and the Intersnack Member hereby purchases and acquires from Series U, as of the Closing (as defined below), [•] Transferred Units (the “Series U Transferred Units”), free and clear of all liens and other encumbrances (other than immaterial liens, encumbrances and restrictions on transfer arising under (x) applicable federal and state securities laws and “blue sky” Laws, and (y) the LLC Agreement), in exchange for an amount in cash, by wire transfer of immediately available funds, equal to $[•], being Series U’s pro rata portion of the Option Price for the Series U Transferred Units and (b) Series R hereby sells, assigns, transfers, conveys and delivers to the Intersnack Member, and the Intersnack Member hereby purchases and acquires from Series R, as of the Closing, [•] Transferred Units (the “Series R Transferred Units”), free and clear of all liens and other encumbrances (other than immaterial liens, encumbrances and restrictions on transfer arising under (x) applicable federal and state securities laws and “blue sky” Laws, and (y) the LLC Agreement), in for exchange an amount in cash, by wire transfer of immediately available funds, equal to $[•], being Series R’s pro rata portion of the Option Price for the Series R Transferred Units. Each of the Continuing Members hereby acknowledges and agrees that, as of the Closing, [(i)] all rights of such Continuing Member with respect to its Transferred Units shall transfer to the Intersnack Member, in the aggregate (including with respect to ownership, management and participation rights or any rights to receive distributions attributable thereto as set forth in the LLC Agreement), and such Continuing Members shall cease to have any such rights with respect to such Transferred Units [and (ii) it shall no longer be a Member of the Company and shall no longer be entitled to or bound by the rights and obligations of a Member under the LLC Agreement (including with respect to any ownership, management and participation rights or any rights to receive distributions

[3]

If the Intersnack Member designates one of its Affiliates to purchase the Transferred Units pursuant to Section 9,7, 9.8 or 9.9 of the LLC Agreement, as applicable, all applicable references in this Agreement to the “Intersnack Member” shall be replaced with references to such designated Affiliate, and such designated Affiliate shall execute this Agreement in place of the Intersnack Member.

attributable thereto)].4 The Parties expressly agree to the Option Price calculation procedures, as set out in Annex 4 to the LLC Agreement, the calculation of Adjusted EBITDA, the Option Price Valuation and the Option Price (and, in each case, all components thereof), and the resulting amount to be paid to each Continuing Member in connection with the Closing for such Continuing Member’s Transferred Units pursuant to the terms of this Agreement, each as has been finally determined in accordance with Annex 4 of the LLC Agreement.

2. CLOSING.

2.1 Closing. The closing of the sale and purchase of the Transferred Units under this Agreement (the “Closing”, and the date on which the Closing occurs, the “Closing Date”) shall take place remotely via electronic exchange among the Parties and their counsel of all documents and deliverables required under the LLC Agreement and this Agreement on the date hereof in connection with the Closing.

2.2 Deliveries by the Continuing Members. Substantially concurrently herewith, each Continuing Member is delivering to the Intersnack Member a Common Unit power duly executed by such Continuing Member and otherwise sufficient to transfer such Continuing Member’s Transferred Units to the Intersnack Member, free and clear of any liens and other encumbrances (other than arising under securities laws or the LLC Agreement), in the form attached hereto as Annex A (each, a “Common Unit Power”).

2.3 Deliveries by the Intersnack Member. Substantially concurrently herewith, the Intersnack Member is delivering to the Continuing Members in the aggregate and in accordance with Section 1, payment of the Option Price for the Transferred Units by wire transfer of immediately available funds to the account(s) designated in writing by the Continuing Members at least three (3) Business Days prior to the Closing Date, which transfer(s) to the indicated account(s) shall constitute good discharge of the Intersnack Member’s obligation hereunder to pay the Option Price. Promptly following the Closing, the Parties shall cause the Company to reflect the sale and purchase of the Transferred Units on Schedule A to the LLC Agreement. Each Party hereby agrees that it will file (or cause to be filed), promptly following the Closing, with the relevant governmental or regulatory authorities, such documents and instruments, if any, as may be necessary in connection with the Transfer.

3. REPRESENTATIONS AND WARRANTIES OF THE CONTINUING MEMBERS. Each Continuing Member, severally and not jointly, hereby represents and warrants to the Intersnack Member as follows.

(a) Organization. Such Continuing Member is a series of a Delaware limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Such Continuing Member has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority by such Continuing Member, individually or in the aggregate, has not, individually or in the aggregate, prevented, materially

[4]	Clause (b) to be included if the relevant put/call is for the last remaining Common Units held by the Continuing Members.

delayed or materially impaired, and would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair the ability of such Continuing Member to consummate the transactions contemplated by this Agreement (with respect to either Continuing Member, a “Continuing Member Material Adverse Effect”). Such Continuing Member is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly qualified or licensed, have such approvals and be in good standing (with respect to jurisdictions that recognize such concept) by such Continuing Member has not had, and would not reasonably be expected to have, individually or in the aggregate, a Continuing Member Material Adverse Effect.

(b) Authorization.

(i) Such Continuing Member has the requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by such Continuing Member and the consummation by such Continuing Member of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of such Continuing Member and no other limited liability company proceedings on the part of such Continuing Member or vote of such Continuing Member’s members are necessary to authorize the execution and delivery by such Continuing Member of this Agreement and the consummation by such Continuing Member of the transactions contemplated hereby.

(ii) This Agreement has been duly executed and delivered by such Continuing Member and, assuming the due authorization, execution and delivery by each other Party, constitutes a valid and binding agreement of such Continuing Member, enforceable against such Continuing Member in accordance with its terms, subject to the limitations on enforceability arising from (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles; or (B) Laws governing specific performance, injunctive relief, and other equitable remedies (the “Bankruptcy and Equity Exception”).

(c) Title to Transferred Units. Such Continuing Member is the sole legal and beneficial owner of, in the case of Series U, [•] Transferred Units and, in the case of Series R, [•] Transferred Units, and has good and valid title to such Transferred Units, free and clear of any liens and encumbrances (other than immaterial liens, encumbrances and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws and (y) the LLC Agreement, as applicable). The sale of the Transferred Units by each Continuing Member at the Closing pursuant to this Agreement will convey to the Intersnack Member good and valid title to such Transferred Units, free and clear of all liens and encumbrances (other than immaterial liens, encumbrances and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws and (y) the LLC Agreement).

4. REPRESENTATIONS AND WARRANTIES OF THE INTERSNACK MEMBER. The Intersnack Member hereby represents and warrants to the Continuing Members as follows:

(a) Organization. The Intersnack Member is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Intersnack Member has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority, individually or in the aggregate, has not prevented, materially delayed or materially impaired, and would not reasonably be expected to prevent, materially delay or materially impair, individually or in the aggregate, the ability of the Intersnack Member to consummate the transactions contemplated by this Agreement (an “Intersnack Member Material Adverse Effect”). The Intersnack Member is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly qualified or licensed, have such approvals and be in good standing (with respect to jurisdictions that recognize such concept) has not had, and would not reasonably be expected to have, individually or in the aggregate, an Intersnack Member Material Adverse Effect.

(b) Authorization.

(i) The Intersnack Member has the full right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Intersnack Member and the consummation by the Intersnack Member of the transactions contemplated hereby have been duly and validly authorized by the Intersnack Member and no other corporate proceedings on the part of the Intersnack Member or vote of the Intersnack Member’s stockholders are necessary to authorize the execution and delivery by the Intersnack Member of this Agreement and the consummation by the Intersnack Member of the transactions contemplated hereby

(ii) This Agreement has been duly executed and delivered by the Intersnack Member, and, assuming the due authorization, execution and delivery by each other Party, constitutes a valid and binding agreement of the Intersnack Member enforceable against the Intersnack Member in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c) Investment Intent; Accredited Investor. Intersnack Member is acquiring the Transferred Units solely for Intersnack Member’s own account for investment and not with a view to resale in connection with any distribution thereof. Intersnack Member is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

5. GENERAL PROVISIONS.

5.1 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring or required to incur such expenses.

5.2 Withholdings. The Intersnack Member shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount otherwise payable pursuant to this Agreement, such amounts required to be deducted and withheld under applicable Law; provided, however, that the Intersnack Member shall, to the extent commercially reasonable, (i) provide the recipient of such payment with reasonable advance notice (but in any event at least two (2) Business Days prior to the due date for any relevant payment), in writing and (ii) cooperate in good faith to either reduce or eliminate any such deduction and withholding to the extent permissible under applicable U.S. federal income tax Law; provided that Series U or Series R, as applicable, provides the Intersnack Member with the necessary forms, certifications or other documents as required by U.S. federal income tax Law to eliminate such withholding (such as an IRS Form W-9). Any amounts so deducted or withheld and, if required, paid over to the applicable Governmental Authority shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

5.3 Counterparts; Effectiveness. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery, DocuSign, .pdf or otherwise) to the other Parties. Signatures to this Agreement transmitted by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

5.4 Further Assurances. Each of the Parties shall use reasonable best efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law and to execute and deliver such documents and other papers, as may be reasonably be necessary or as another Party may reasonably request to consummate and give effect to the transactions contemplated hereby.

5.5 Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether at Law, in Contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Each of the Parties agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

5.6 Jurisdiction; Specific Enforcement.

(a) Each of the Parties (i) consents to submit itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (the “Chosen Courts”), with respect to any dispute arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court and (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement or any transaction contemplated by this Agreement, in any court other than any such Chosen Court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any claim, action, suit, litigation, arbitration, proceeding or governmental or administrative investigation, audit, inquiry or action by or before any Governmental Authority (a “Legal Proceeding”) arising out of this Agreement or the transactions contemplated hereby in the Chosen Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such Chosen Court that any such Legal Proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Each of the Parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 14.3 of the LLC Agreement shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby.

(b) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including the right of a Party to cause the other Parties to consummate the transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein) exclusively in the courts designated in Section 5.6(a) without proof of actual damages, and all such rights and remedies at law or in equity shall be cumulative. Nothing contained in this Section 5.6(b) shall be deemed to be an election of remedies. The Parties further agree that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.6; and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each Party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by the other Parties and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the terms, provisions, covenants and obligations of this Agreement. Each Party further agrees not to assert that a remedy of specific performance is unenforceable, invalid, contrary to applicable Law or inequitable for any reason, nor to assert that a remedy of monetary damages or other remedy at law would provide an adequate remedy for any such breach. The Parties acknowledge and agree that the right of specific performance or injunctive relief contemplated by this Section 5.6 is an integral part of the transactions contemplated by this Agreement, and without that right, none of the Parties would have entered into this Agreement.

5.7 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7.

5.8 Notices. All notices and other communications hereunder shall be given in the manner provided for in Section 14.3 of the LLC Agreement.

5.9 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties without the prior written consent of the other Parties. Subject to the first sentence of this Section 5.9, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Any purported assignment not permitted under this Section 5.9 shall be null and void.

5.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

5.11 Entire Agreement. This Agreement, together with the annexes hereto, constitute the entire agreement with respect to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof.

5.12 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties. Each of the Parties may, to the extent not prohibited by applicable Law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of any such Party contained herein. The foregoing notwithstanding, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

5.13 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.

5.14 No Third-Party Beneficiaries. Each Party agrees that (a) its respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

5.15 Interpretation. For the purposes of this Agreement, (a) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term; (b) references to the terms Article, Section, paragraph and Annex are references to the Articles, Sections, paragraphs and Annexes to this Agreement unless otherwise specified; (c) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires; (d) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (e) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (f) unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive; (g) the word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date; (h) references to “written” or “in writing” include in electronic form; (i) provisions shall apply, when appropriate, to successive events and transactions; (j) a reference to any person includes such person’s successors and permitted assigns; (k) references to “$” shall mean U.S. dollars; (l) any reference to “days” means calendar days unless Business Days are expressly specified; (m) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; if the day at the end of the period is not a Business Day, then such period shall end on the close of the next immediately following Business Day; (n) references in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes; provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date; (o) the phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to immediately prior to the execution and delivery of this Agreement, unless the context requires and (p) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Each of the Parties has participated in the negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

5.16 Non-Disclosure; Press Release. The Continuing Members shall not make, directly or indirectly, any public announcement or disclosure concerning the matters provided for in this Agreement without the prior written consent of the Intersnack Member, unless required under applicable Law.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Common Unit Transfer Agreement as of the Effective Date.

SERIES U OF UM PARTNERS, LLC

By:
Name:
Title:

SERIES R OF UM PARTNERS, LLC

By:
Name:
Title:

UTZ BRANDS, INC.

By:
Name:
Title:

ANNEX A

COMMON UNIT POWER

[•], 203[•]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, transfers, conveys and delivers unto UTZ BRANDS, INC. (the “Intersnack Member”) [•] common units of Utz Brands Holdings, LLC (the “Company” and such transferred common units, the “Common Units”), standing in the name of the undersigned on the books of the Company, free and clear of all liens and other encumbrances (other than immaterial liens, encumbrances and restrictions on transfer arising under (x) applicable federal and state securities laws and “blue sky” Laws, and (y) that certain Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 20, 2026 (but, except for Section 2.8 thereof (which Section 2.8 thereof was effective as of the date thereof), was not effective until the consummation of the Merger (as defined therein)), as amended, modified, restated or supplemented from time to time, by and among the Company, the Intersnack Member, the undersigned and the other parties thereto (the “LLC Agreement”)), and does hereby irrevocably constitute, appoint and authorize any officer or other authorized person of the Company as attorney-in-fact to cause the transfer of the Common Units on the books of the Company in the name of the Intersnack Member, with full power of substitution in the premises.

This Common Unit Power may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any electronic signature so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the undersigned has caused this Common Unit Power to be duly executed as of the day and year first written above.

[RELEVANT CONTINUING MEMBER]

By:
Name:
Title:

Exhibit E

Form of Put Option Exercise Notice

TO:	Utz Brands Holdings, LLC (the “Company”)

Utz Brands, Inc. (the “Intersnack Member”)5

Pursuant to Section 9.8 of that certain Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of 20, 2026 (but, except for Section 2.8 thereof (which Section 2.8 thereof was effective as of the date thereof), was not effective until the consummation of the Merger (as defined therein) (as may be amended, modified, restated or supplemented from time to time, the “LLC Agreement”), by and among the Company, Series U of UM Partners, LLC, a series of a Delaware limited liability company (“Series U”), Series R of UM Partners, LLC, a series of a Delaware limited liability company (“Series R”, and together with Series U, the “Continuing Members”), the Intersnack Member, and such other Persons as may be admitted as members of the Company after the Effective Date in accordance with the terms of the LLC Agreement, the Continuing Members hereby, acting jointly, irrevocably elect to exercise a Put Option pursuant to Section 9.8 of the LLC Agreement, as follows:

(a) Series U shall sell, assign, transfer, convey and deliver to the Intersnack Member (or its relevant affiliate), and the Intersnack Member (or its relevant affiliate) shall purchase, acquire and accept from Series U, [•] common units of the Company (the “Series U Put Units”) for an aggregate cash purchase price equal to $[•], being Series U’s pro rata portion of the Option Price for the Series U Put Units, as further detailed on the Estimated Option Closing Statement attached hereto as Appendix A;

(b) Series R shall sell, assign, transfer, convey and deliver to the Intersnack Member (or its relevant affiliate), and the Intersnack Member (or its relevant affiliate) shall purchase, acquire and accept from Series R, [•] common units of the Company (the “Series R Put Units” and, together with the Series U Put Units, the “Put Units”) for an aggregate cash purchase price equal to $[•], being Series R’s pro rata portion of the Option Price for the Series R Put Units, as further detailed on the Estimated Option Closing Statement attached hereto as Appendix A; and

(c) the aggregate number of Put Units shall be [•] (comprised of the Series U Put Units and the Series R Put Units) and the Option Price for all Put Units shall be $[•].

Capitalized terms used but not defined herein shall have the respective meanings set forth in the LLC Agreement.

Dated: ________________, _______

[SIGNATURE PAGE FOLLOWS]

[5]	Party names are to be updated throughout upon delivery of any Put Option Exercise Notice to reflect Permitted Transfers (if and as applicable).

IN WITNESS WHEREOF, the Continuing Members have caused this Agreement to be duly executed as of the day and year first above written.

SERIES U OF UM PARTNERS, LLC

By:
Name:
Title:

SERIES R OF UM PARTNERS, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO PUT OPTION EXERCISE NOTICE]

Appendix A

Estimated Option Closing Statement

[See attached]

Exhibit F

Form of Change of Control Put Option Exercise Notice

TO:	Utz Brands Holdings, LLC (the “Company”)

Utz Brands, Inc. (the “Intersnack Member”)6

Pursuant to Section 9.9 of that certain Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of 20, 2026 (but, except for Section 2.8 thereof (which Section 2.8 thereof was effective as of the date thereof) (as may be amended, modified, restated or supplemented from time to time, the “LLC Agreement”), by and among the Company, Series U of UM Partners, LLC, a series of a Delaware limited liability company (“Series U”), Series R of UM Partners, LLC, a series of a Delaware limited liability company (“Series R”, and together with Series U, the “Continuing Members”), the Intersnack Member, and such other Persons as may be admitted as members of the Company after the Effective Date in accordance with the terms of the LLC Agreement, the Continuing Members hereby, acting jointly, irrevocably elect to exercise a Change of Control Put Option pursuant to Section 9.9 of the LLC Agreement, as follows:

(a) Series U shall sell, assign, transfer, convey and deliver to the Intersnack Member (or its relevant affiliate), and the Intersnack Member (or its relevant affiliate) shall purchase, acquire and accept from Series U, [•] common units of the Company (the “Series U Change of Control Put Units”) for an aggregate cash purchase price equal to $[•], being Series U’s pro rata portion of the Option Price for the Series U Change of Control Put Units, as further detailed on the Estimated Option Closing Statement attached hereto as Appendix A;

(b) Series R shall sell, assign, transfer, convey and deliver to the Intersnack Member (or its relevant affiliate), and the Intersnack Member (or its relevant affiliate) shall purchase, acquire and accept from Series R, [•] common units of the Company (the “Series R Change of Control Put Units” and, together with the Series U Change of Control Put Units, the “Change of Control Put Units”) for an aggregate cash purchase price equal to $[•], being Series R’s pro rata portion of the Option Price for the Change of Control Put Units, as further detailed on the Estimated Option Closing Statement attached hereto as Appendix A; and

(c) the aggregate number of Change of Control Put Units shall be [•] (comprised of the Series U Change of Control Put Units and the Series R Change of Control Put Units) and the Option Price for all Change of Control Put Units shall be $[•].

Capitalized terms used but not defined herein shall have the respective meanings set forth in the LLC Agreement.

Dated: ________________, _______

[6]	Party names are to be updated throughout upon delivery of any Change of Control Put Option Exercise Notice to reflect Permitted Transfers (if and as applicable).

IN WITNESS WHEREOF, the Continuing Members have caused this Agreement to be duly executed as of the day and year first above written.

SERIES U OF UM PARTNERS, LLC

By:
Name:
Title:

SERIES R OF UM PARTNERS, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO PUT OPTION EXERCISE NOTICE]

Appendix A

Estimated Option Closing Statement

[See attached]

Exhibit G

2027 Budget and Business Plan

[Omitted]

EXHIBIT H

Indemnification and Exculpation for Pre-Closing Matters

Section 1.1 Indemnification.

(a) Right to Indemnification. Each Person who was or is made a party or is threatened to be made a party to or is otherwise subject to or involved in any Action, by reason of the fact that he, she or it is or was a Member (including the Managing Member), is or was serving as the Company Representative (including any “designated individual”) or the Continuing Member Representative or an officer, manager or director (or equivalent) or, at the discretion of the Managing Member, any employee or agent, of the Managing Member, the Company or any of its Subsidiaries, or is or was an officer, manager or director (or equivalent) or, at the discretion of the Managing Member, any employee or agent, of the Managing Member, the Company or any of its Subsidiaries serving at the request of the Managing Member or the Company or any of its Subsidiaries as an officer, manager or director (or equivalent) or, at the discretion of the Managing Member, any employee or agent, of another corporation, partnership, joint venture, limited liability company, trust or other entity or which relates to or arises out of the property, business or affairs of the Company or any of its Subsidiaries, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Action is alleged action in an official capacity as a director, manager, officer, employee or agent or in any other capacity while serving as an officer, manager, director, employee or agent, shall be indemnified by the Company against all expense, Liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith (“Indemnifiable Losses”); provided, however, that, such Indemnitee shall not be entitled to indemnification if such Indemnitee’s conduct constituted fraud or a knowing violation of Law; provided, further, however, except as provided in Section 1.1(d) with respect to Actions to enforce rights to indemnification, the Company shall indemnify any such Indemnitee pursuant to this Section 1.1 in connection with an Action (or part thereof but excluding any compulsory counterclaim) initiated by such Indemnitee only if such Action (or part thereof but excluding any compulsory counterclaim) was authorized by the Board.

(b) Right to Advancement of Expenses. The right to indemnification conferred in Section 1.1(a) shall include the right to advancement by the Company of any and all expenses (including attorneys’ fees and expenses) incurred in participating in or defending any such Action in advance of its final disposition (an “Advancement of Expenses”); provided, however, that an Advancement of Expenses incurred by an Indemnitee shall be made pursuant to this Section 1.1(b) only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay, without interest, all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 1.1(b). An Indemnitee’s right to an Advancement of Expenses pursuant to this Section 1.1(b) is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that Indemnitee is entitled to indemnification under Section 1.1(a) with respect to the related Action or the absence of any prior determination to the contrary.

(c) Contract Rights. The rights to indemnification and to the Advancement of Expenses conferred in Sections 1.1(a) and (b) shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, manager, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, estate, executors, administrators and legal representatives.

(d) Right of Indemnitee to Bring Suit. If a claim under Sections 1.1(a) or (b) is not paid in full by the Company within sixty (60) calendar days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) calendar days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification under the LLC Agreement (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses, without interest, upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Act. Neither the failure of the Company (including its Managing Member or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Company (including the Managing Member or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by an Indemnitee to enforce a right to indemnification or to an Advancement of Expenses under the LLC Agreement, or brought by the Company to recover an Advancement of Expenses under the LLC Agreement pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, shall be on the Company.

(e) Appearance as a Witness. Notwithstanding any other provision of this Section 1.1, the Company shall pay or reimburse out of pocket expenses incurred by any Person entitled to be indemnified pursuant to this Section 1.1 in connection with such Person’s appearance as a witness or other participation in an Action at a time when such Person is not a named defendant or respondent in the Action.

(f) Nonexclusivity of Rights. The rights to indemnification and the Advancement of Expenses conferred in this Section 1.1 shall not be exclusive of any other right which a Person may have or hereafter acquire under any Law, the LLC Agreement, any agreement, any vote of stockholders or disinterested directors or otherwise. Nothing contained in this Section 1.1 shall limit or otherwise affect any such other right or the Company’s power to confer any such other right.

(g) No Duplication of Payments. The Company shall not be liable under this Section 1.1 to make any payment to an Indemnitee in respect of any Indemnifiable Losses to the extent that the Indemnitee has otherwise actually received payment (net of any expenses incurred in connection therewith and any repayment by the Indemnitee made with respect thereto) under any insurance policy or from any other source in respect of such Indemnifiable Losses.

(h) Maintenance of Insurance. The Company or Utz shall maintain directors’ and officers’ insurance from a financially sound and reputable insurer (at a minimum, in such amounts as are standard in the industry) to protect directors and officers of the Company and its Subsidiaries against Indemnifiable Losses of such Indemnitee, whether or not the Company has the authority to indemnify such Indemnitee against such Indemnifiable Losses under this Section 1.1, in each case to the extent available under the directors’ and officers’ insurance policy of Utz.

(i) Section 1.2 Member and Officer Duties. Except as otherwise required by the Act, no current or former Officer shall be obligated personally for any Liability of the Company solely by reason of being an Officer, acting in his or her capacity as an Officer.

(j) Section 1.3 Certain Definitions. Solely for the purposes of this Exhibit H, the following definitions shall apply:

(i) “Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq.

(ii) “Action” means any action, suit, charge, litigation, arbitration, notice of violation or citation received, or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

(iii) “Advancement of Expenses” shall have the meaning set forth in Section 1.1(b).

(iv) “BBA Rules” means Subchapter C of Chapter 63 of the Code (Sections 6221 et seq.) as amended by the Bipartisan Budget Act of 2015, and any Treasury Regulations and other guidance promulgated thereunder, and any similar state or local legislation, regulations or guidance.

(v) “Board” means the board of directors of Utz, as constituted at any given time.

(vi) “Business Combination Agreement” means that certain Business Combination Agreement entered into on June 5, 2020, by and among the Company, Utz and the Continuing Members.

(vii) “Code” means the United States Internal Revenue Code of 1986.

(viii) “Common Units” means the common units of limited liability company interests issued under the LLC Agreement, including by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization.

(ix) “Company” means Utz Brands Holdings, LLC (f/k/a UM-U Intermediate, LLC), a Delaware limited liability company.

(x) “Company Representative” shall mean the Person designated under the LLC Agreement in its capacity as the “partnership representative” (as such term is defined under the BBA Rules and any analogous provision of state or local tax Law) of the Company and as the “tax matters partner” (to the extent applicable for state and local tax purposes and for U.S. federal income tax purposes for Taxable Years beginning on or before December 31, 2017) of the Company, including, as the context requires, any “designated individual” through whom the Company Representative is permitted by applicable Law to act in accordance with the terms hereof, which Person was, as of the Effective Time, Utz.

(xi) “Continuing Members” means Series U and Series R, together.

(xii) “Continuing Member Representative” means Series U.

(xiii) “Effective Time” means the time of the “Closing” as defined in the Business Combination Agreement.

(xiv) “Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or preferred interests or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

(xv) “ERISA” means the Employee Retirement Security Act of 1974.

(xvi) “Final Adjudication” shall have the meaning set forth in Section 1.1(b).

(xvii) “Fiscal Year” means the fiscal year of the Company, which shall end on the Sunday that is closest to December 31, unless the fiscal year is otherwise modified by the Managing Member.

(xviii) “Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

(xix) “Indemnifiable Losses” shall have the meaning set forth in Section 1.1(a).

(xx) “Indemnitee” shall have the meaning set forth in Section 1.1(a).

(xxi) “Law” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations and rulings of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

(xxii) “Liability” means any debt, liability or obligation, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.

(xxiii) “LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Company, entered into as of August 28, 2020, by and among Utz, as a Member and the Managing Member, the Continuing Members and each other Person who at any time became a Member in accordance with the terms of the LLC Agreement and the Act, as amended by that certain Amendment No. 1 to the Third Amended and Restated Limited Liability Company Agreement of the Company, entered into as of July 20, 2026, by and among the Company, Utz and the Continuing Members.

(xxiv) “Managing Member” means Utz, in its former capacity as the managing Member of the Company under the LLC Agreement.

(xxv) “Member” means any Person that executed the LLC Agreement as a Member (including the Managing Member), and any other Person admitted to the Company as an additional or substituted Member, that has not made a disposition of all of such Person’s Units.

(xxvi) “Officer” means each Person appointed as an officer of the Company pursuant to and in accordance with the provisions of Section 7.2 of the LLC Agreement.

(xxvii) “Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

(xxviii) “Utz” means Utz Brands, Inc., a Delaware corporation.

(xxix) “Restricted Common Unit” means the Units which are restricted subject to vesting, with the rights and privileges as set forth in the LLC Agreement.

(xxx) “Series R” means Series R of UM Partners, LLC, a series of a Delaware limited liability company.

(xxxi) “Series U” means Series U of UM Partners, LLC, a series of a Delaware limited liability company.

(xxxii) “Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting power or equity is owned or controlled directly or indirectly by such Person, or one (1) or more of the Subsidiaries of such Person, or a combination thereof.

(xxxiii) “Taxable Year” means the Company’s taxable year for U.S. federal income tax purposes, which shall be the Fiscal Year unless otherwise required by applicable Law.

(xxxiv) “Treasury Regulations” means pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as “Treasury Regulations” by the United States Department of the Treasury.

(xxxv) “Undertaking” shall have the meaning set forth in Section 1.1(b).

(xxxvi) “Units” means the Common Units, the Restricted Common Units, any other Equity Securities of the Company, and any rights to payments as a holder of any of the foregoing, but excluding any rights under any court-authorized charging order.

ANNEX 1

Example Adjusted EBITDA Calculation

[Omitted]

ANNEX 2

Example Option Price Valuation

[Omitted]

ANNEX 3

Example Estimated Option Closing Statement

[Omitted]

ANNEX 4

Option Price Calculation Procedures

[Omitted]

SCHEDULE 13.2

Restrictive Covenant Exceptions

(Continuing Members and their other Restricted Parties)

[Omitted]

Exhibit 10.6

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is made as of July 20, 2026, by and among Series U of UM Partners, LLC, a series of a Delaware limited liability company (“Series U”), and Series R of UM Partners, LLC, a series of a Delaware limited liability company (“Series R” and, together with Series U, the “Stockholders”), on the one hand, and Utz Brands, Inc., a Delaware corporation (the “Company” and, collectively with the Stockholders, the “Parties” and each individually, a “Party”), on the other hand. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Implementation Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Idaho USA, Inc., a Delaware corporation (“Acquiror”), Idaho Merger Sub, Inc., a Delaware corporation and direct or indirect wholly-owned subsidiary of Acquiror (“Merger Sub”), and Intersnack Group GmbH & Co. KG, a German limited partnership (Kommanditgesellschaft) (“Parent”), are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of the Implementation Agreement, the “Merger Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, at the Effective Time, Merger Sub will merge with and into the Company with the Company surviving the merger (the “Merger”), and the Company, as the surviving corporation in the Merger, sometimes being referred to herein as the “Surviving Corporation”);

WHEREAS, concurrently with the execution and delivery of this Agreement and the Merger Agreement and in connection with the Merger, the Company, Utz Brands Holdings, LLC (“Company LLC”), the Stockholders and the TRA Party Representative (as defined in the TRA Amendment (as defined below)) are entering into that certain Amendment No. 2 to the Tax Receivable Agreement, dated as of the date hereof (the “TRA Amendment”), providing for, among other things, the termination of the Tax Receivable Agreement, dated as of August 28, 2020, by and among the Company, Company LLC, the Stockholders and the TRA Party Representative, as amended by Amendment No. 1, effective as of January 3, 2022 (the “Tax Receivable Agreement”), effective as of and concurrently with the closing of the Merger (the “Closing”), in exchange for the payment by wire transfer of immediately available funds by the Surviving Corporation to the Stockholders of an aggregate amount of $44,000,000 (collectively, the “TRA Payment”), with the allocation of the TRA Payment payable to Series U and to Series R as set forth in the TRA Amendment;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Acquiror, the Company, Company LLC and the Stockholders are entering into that certain Implementation Agreement, dated as of the date hereof (the “Implementation Agreement”), pursuant to which, among other things, the parties thereto agreed to take certain actions to consummate the transactions contemplated by the Transaction Agreements, including, the execution and delivery of this Agreement concurrently therewith and the consummation by the Parties of the transactions set forth herein at the Purchase Closing (as defined below);

WHEREAS, (a) effective as of and concurrently with the Closing and in accordance with the TRA Amendment, (i) the Tax Receivable Agreement will terminate and (ii) in connection with such Tax Receivable Agreement termination, the Surviving Corporation will pay (or cause to be paid) to the Stockholders, in the aggregate, the TRA Payment and (b) substantially concurrently with the Closing and immediately following such Tax Receivable Agreement termination and TRA Payment, the Closing Provisions of the Fourth A&R Company LLC Operating Agreement shall become effective; and

WHEREAS, substantially concurrently with the Closing and immediately following the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement and the payment of the TRA Payment, Series U and Series R desire to pay, in the aggregate, $33,000,007.50, by wire transfer of immediately available funds, or net settle such amount with the TRA Payment pursuant to the terms of the TRA Amendment and as provided herein, to the Surviving Corporation in exchange for the sale by the Surviving Corporation to Series U and Series R, in the aggregate, of 2,315,790 common units of Company LLC (all of the common units of Company LLC, the “Common Units”), based on a per-Common Unit price of fourteen dollars and twenty-five cents ($14.25), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties agree as follows:

Section 1. Purchase; Closing.

(a) The closing of the Purchase (as defined below) (the “Purchase Closing”) shall take place substantially concurrently with the Closing, but in all events immediately following the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement. The Parties acknowledge and agree that in no event shall the Purchase occur unless and until such time as the Closing is substantially concurrently occurring. For the avoidance of doubt, the Parties acknowledge and agree that in no event shall the Purchase occur unless and until the TRA Payment has been received by the Stockholders.

(b) At the Purchase Closing:

(i) (A) The Surviving Corporation hereby unconditionally and irrevocably sells, assigns, transfers, conveys and delivers to Series U all right, title and interest in and to 1,968,421.50 Common Units (the “Series U Purchased Units”), free and clear of any Liens (other than immaterial Liens and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws and (y) the Fourth A&R Company LLC Operating Agreement), and Series U hereby acquires and accepts the Series U Purchased Units, in exchange for the payment by Series U to the Surviving Corporation of $28,050,006.38, by wire transfer of immediately available funds to an account designated in writing by the Surviving Corporation and (B) the Surviving Corporation hereby unconditionally and irrevocably sells, assigns, transfers, conveys and delivers to Series R all right, title and interest in and to 347,368.50 Common Units (the “Series R Purchased Units” and, together with the Series U Purchased Units, the “Purchased Units”), free and clear of any Liens (other than immaterial Liens and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws and (y) the Fourth A&R Company LLC Operating Agreement), and Series R hereby acquires and accepts the Series R Purchased Units, in exchange for the payment by Series R to the Surviving Corporation of $4,950,001.12, by wire transfer of immediately available funds to an

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account designated in writing by the Surviving Corporation (clauses (A) and (B) together, the “Purchase”). Notwithstanding the foregoing, the Stockholders may provide a letter of direction to the Company if the Stockholders desire to net settle the amounts payable in connection with the Purchase with the TRA Payment payable by the Surviving Corporation to the Stockholders pursuant to the TRA Amendment (but without affecting the Company’s obligation to pay the balance of the TRA Payment to the Stockholders, being $10,999,992.50).

(ii) The Surviving Corporation shall execute and deliver to (A) Series U a Common Unit power, in the form attached hereto as Exhibit A, duly executed and otherwise sufficient to transfer the Series U Purchased Units to Series U, free and clear of any Liens (other than immaterial Liens and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws and (y) the Fourth A&R Company LLC Operating Agreement) and (B) Series R a Common Unit power, in the form attached hereto as Exhibit B, duly executed and otherwise sufficient to transfer the Series R Purchased Units to Series R, free and clear of any Liens (other than immaterial Liens and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws and (y) the Fourth A&R Company LLC Operating Agreement).

(iii) Upon the Purchase Closing, all rights of the Surviving Corporation with respect to the Purchased Units shall transfer to the Stockholders, in the aggregate (including with respect to ownership, management and participation rights or any rights to receive distributions attributable thereto), and the Surviving Corporation shall cease to have any such rights with respect to such Purchased Units.

Section 2. Representations and Warranties.

(a) The Company represents and warrants to each of the Stockholders, as of the date of this Agreement and as of the Purchase Closing, as follows:

(i) Organization; Authorization.

(1) The Company is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly qualified or licensed, have such approvals and be in good standing (with respect to jurisdictions that recognize such concept) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(2) The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company and no other corporate proceedings on the part of the Company or vote of the Company’s stockholders are necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

(3) This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by each other Party, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(ii) Ownership of Purchased Units. The Company is the sole legal and beneficial owner of the Purchased Units and has good and valid title to the Purchased Units, free and clear of any Liens (other than immaterial Liens and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws and (y) the Amended Company LLC Operating Agreement or the Fourth A&R Company LLC Operating Agreement, as applicable). The sale of the Purchased Units by the Company at the Purchase Closing pursuant to this Agreement will convey to the Stockholders good and valid title to such Purchased Units, free and clear of all Liens (other than immaterial Liens and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws and (y) the Fourth A&R Company LLC Operating Agreement).

(b) Each of the Stockholders represents and warrants to the Company, with respect to such Stockholder, severally and not jointly, as of the date of this Agreement and as of the Purchase Closing, as follows:

(i) Organization; Authorization.

(1) Such Stockholder is a series of a Delaware limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Such Stockholder has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority by such Stockholder, individually or in the aggregate, has not, individually or in the aggregate, prevented, materially delayed or materially impaired, and would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair, the ability of such Stockholder to consummate the transactions contemplated by this Agreement (with respect to either Stockholder, a “Stockholder Material Adverse Effect”). Such Stockholder is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly qualified or licensed, have such approvals and be in good standing (with respect to jurisdictions that recognize such concept) by such Stockholder has not had, and would not reasonably be expected to have, individually or in the aggregate, a Stockholder Material Adverse Effect.

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(2) Such Stockholder has the requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of such Stockholder and no other limited liability company proceedings on the part of such Stockholder or vote of such Stockholder’s members are necessary to authorize the execution and delivery by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby.

(3) This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by each other Party, constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(ii) Investment Intent; Accredited Investor. Such Stockholder is acquiring such Stockholder’s Purchased Units solely for such Stockholder’s own account for investment and not with a view to resale in connection with any distribution thereof. Such Stockholder is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Section 3. Fourth A&R Company LLC Operating Agreement Schedule A; Filings.

(a) Promptly following the Purchase Closing, the Surviving Corporation shall cause Company LLC to reflect the Purchase of the Purchased Units on Schedule A to the Fourth A&R Company LLC Operating Agreement.

(b) Each Party hereby agrees that it will file (or cause to be filed), promptly following the Purchase Closing, with the relevant governmental or regulatory authorities such documents and instruments, if any, as may be necessary in connection with the Purchase.

Section 4. Instruments of Transfer; Further Assurances. From and after the Closing, each Party shall execute and deliver (or cause to be executed and delivered, as applicable) to the other Party all further documents and instruments, and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement, including the Purchase and the transfer of the Purchased Units to the Stockholders, in the aggregate.

Section 5. No Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Purchase Closing, except for covenants and agreements which contemplate performance after the Purchase Closing or otherwise expressly by their terms survive the Purchase Closing. This Section 5 shall not affect the express survival of provisions in any other Transaction Agreement (in accordance with the terms thereof) or the rights or obligations of the Parties thereunder.

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Section 6. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring or required to incur such expenses.

Section 7. Counterparts; Effectiveness. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery, DocuSign, .pdf or otherwise) to the other Party. Signatures to this Agreement transmitted by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 8. Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether at Law, in Contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Each of the Parties agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 9. Jurisdiction; Specific Enforcement.

(a) Each of the Parties (i) consents to submit itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (the “Chosen Courts”), with respect to any dispute arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, and (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement or any transaction contemplated by this Agreement, in any court other than any such Chosen Court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any Legal Proceeding arising out of this Agreement or the transactions contemplated hereby in the Chosen Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such Chosen Court that any such Legal Proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Each of the Parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.7 of the Implementation Agreement shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby.

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(b) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including the right of a Party to cause any other Party to consummate the transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein) exclusively in the courts designated in Section 9(a) without proof of actual damages, and all such rights and remedies at law or in equity shall be cumulative. Nothing contained in this Section 9(b) shall be deemed to be an election of remedies. The Parties further agree that no Party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9; and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each Party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by the other Party and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the terms, provisions, covenants and obligations of this Agreement. Each Party further agrees not to assert that a remedy of specific performance is unenforceable, invalid, contrary to applicable Law or inequitable for any reason, nor to assert that a remedy of monetary damages or other remedy at law would provide an adequate remedy for any such breach. The Parties acknowledge and agree that the right of specific performance or injunctive relief contemplated by this Section 9(b) is an integral part of the transactions contemplated by this Agreement, and without that right, none of the Parties would have entered into this Agreement.

Section 10. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

Section 11. Notices. All notices and other communications hereunder shall be given in the manner provided for in Section 5.7 of the Implementation Agreement.

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Section 12. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties without the prior written consent of the other Party. Subject to the first sentence of this Section 12, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Any purported assignment not permitted under this Section 12 shall be null and void.

Section 13. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 14. Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with the terms thereof and (b) the mutual written consent of the Parties and the Acquiror Parties. In the event of termination of this Agreement pursuant to this Section 14, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any Party; provided, however, that no such termination shall relieve any Party for any liability or obligation that such Party has under any other Transaction Agreement in accordance with such Transaction Agreement. This Section 14 shall not affect the express survival of provisions in any other Transaction Agreement (in accordance with the terms thereof) or the rights or obligations of the Parties thereunder.

Section 15. Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Agreements constitute the entire agreement with respect to the subject matter hereof and thereof, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof.

Section 16. Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties and the Acquiror Parties. Each of the Parties may, to the extent not prohibited by applicable Law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of any such Party contained herein. The foregoing notwithstanding, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 17. Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.

Section 18. No Third-Party Beneficiaries.

(a) Each Party agrees that (i) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and (ii) except as set forth in Section 18(b), this Agreement is not intended to, and does not, confer upon any person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

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(b) The Parties hereby agree and acknowledge that each of the Acquiror Parties is a third-party beneficiary of Section 1, Section 3, Section 4, Section 14 and Section 16 of this Agreement and has the right to enforce the provisions of such Sections.

Section 19. Interpretation. For the purposes of this Agreement, (a) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term; (b) references to the terms Article, Section, paragraph and Exhibit are references to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified; (c) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires; (d) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (e) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (f) unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive; (g) the word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date; (h) references to “written” or “in writing” include in electronic form; (i) provisions shall apply, when appropriate, to successive events and transactions; (j) a reference to any person includes such person’s successors and permitted assigns; (k) references to “$” shall mean U.S. dollars; (l) references in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes; provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date; (m) the phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to immediately prior to the execution and delivery of this Agreement, unless the context requires; and (n) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Each of the Parties has participated in the negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement. This Agreement has been prepared in the English language only. Where a German term has been inserted with respect to a certain English term, such German term shall be authoritative for the interpretation throughout this Agreement.

Section 20. Certain Special Committee Matters. For the avoidance of doubt, prior to the Closing, this Agreement shall not be amended or modified without the prior written consent of the Special Committee (in addition to the other consents required pursuant to Section 16).

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IN WITNESS WHEREOF, this Purchase Agreement has been executed by the Parties as of the date first set forth above.

SERIES U OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: President and Chief Executive Officer

SERIES R OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: President and Chief Executive Officer

[Signature Page to Purchase Agreement]

UTZ BRANDS, INC.

By:	/s/ Howard Friedman
Name: Howard Friedman
Title: Chief Executive Officer

[Signature Page to Purchase Agreement]

EXHIBIT A

Form of Series U Common Unit Power

[•], 2026

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, transfers, conveys and delivers unto SERIES U OF UM PARTNERS, LLC (“Series U”) 1,968,421.50 common units of Utz Brands Holdings, LLC, a Delaware limited liability company (the “Company” and such common units, the “Common Units”), standing in the name of the undersigned on the books of the Company, free and clear of any Liens (as defined in that certain Purchase Agreement, dated as of July 20, 2026, by and among the undersigned, the Company and the other parties thereto (the “Purchase Agreement”)) (other than immaterial Liens and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws (as defined in the Purchase Agreement) and (y) the Fourth A&R Company LLC Operating Agreement (as defined in the Purchase Agreement)), and does hereby irrevocably constitute, appoint and authorize any officer or other authorized person of the Company as attorney-in-fact to cause the transfer of the Common Units on the books of the Company in the name of the Company, with full power of substitution in the premises.

This Common Unit Power may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any electronic signature so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the undersigned has caused this Common Unit Power to be duly executed as of the day and year first written above.

UTZ BRANDS, INC.

By:
Name:

By:
Name:
Title:

[Signature Page to Common Unit Power]

EXHIBIT B

Form of Series R Common Unit Power

[•], 2026

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, transfers, conveys and delivers unto SERIES R OF UM PARTNERS, LLC (“Series R”) 347,368.50 common units of Utz Brands Holdings, LLC, a Delaware limited liability company (the “Company” and such common units, the “Common Units”), standing in the name of the undersigned on the books of the Company, free and clear of any Liens (as defined in that certain Purchase Agreement, dated as of July 20, 2026, by and among the undersigned, the Company and the other parties thereto (the “Purchase Agreement”)) (other than immaterial Liens and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws (as defined in the Purchase Agreement) and (y) the Fourth A&R Company LLC Operating Agreement (as defined in the Purchase Agreement)), and does hereby irrevocably constitute, appoint and authorize any officer or other authorized person of the Company as attorney-in-fact to cause the transfer of the Common Units on the books of the Company in the name of the Company, with full power of substitution in the premises.

This Common Unit Power may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any electronic signature so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the undersigned has caused this Common Unit Power to be duly executed as of the day and year first written above.

UTZ BRANDS, INC.

By:
Name:

By:
Name:
Title:

[Signature Page to Common Unit Power]

Exhibit 10.7

REDEMPTION AGREEMENT

This REDEMPTION AGREEMENT (this “Agreement”) is made as of July 20, 2026, by and between Utz Brands Holdings, LLC, a Delaware limited liability company (“Company LLC”), and Utz Brands, Inc., a Delaware corporation (the “Company” and, together with Company LLC, the “Parties” and each individually, a “Party”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Implementation Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Idaho USA, Inc., a Delaware corporation (“Acquiror”), Idaho Merger Sub, Inc., a Delaware corporation and direct or indirect wholly-owned subsidiary of Acquiror (“Merger Sub”), and Intersnack Group GmbH & Co. KG, a German limited partnership (Kommanditgesellschaft) (“Parent”), are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of the Implementation Agreement, the “Merger Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, at the Effective Time, Merger Sub will merge with and into the Company with the Company surviving the merger (the “Merger”, and the Company, as the surviving corporation in the Merger, sometimes being referred to herein as the “Surviving Corporation”);

WHEREAS, concurrently with the execution and delivery of this Agreement and the Merger Agreement and in connection with the Merger, the Company, Company LLC, the Stockholders and the TRA Party Representative (as defined in the TRA Amendment (as defined below)) are entering into that certain Amendment No. 2 to the Tax Receivable Agreement, dated as of the date hereof (the “TRA Amendment”), providing for, among other things, the termination of the Tax Receivable Agreement, dated as of August 28, 2020, by and among the Company, Company LLC, the Stockholders and the TRA Party Representative, as amended by Amendment No. 1, effective as of January 3, 2022 (the “Tax Receivable Agreement”), effective as of and concurrently with the closing of the Merger (the “Closing”), in exchange for the payment by wire transfer of immediately available funds by the Surviving Corporation to the Stockholders of an aggregate amount of $44,000,000 (collectively, the “TRA Payment”), with the allocation of the TRA Payment payable to Series U of UM Partners, LLC, a series of a Delaware limited liability company (“Series U”), and to Series R of UM Partners, LLC, a series of a Delaware limited liability company (“Series R,” and together with Series U, the “Stockholders”) as set forth in the TRA Amendment;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Acquiror, the Company, Company LLC and the Stockholders are entering into that certain Implementation Agreement, dated as of the date hereof (the “Implementation Agreement”), pursuant to which, among other things, the parties thereto agreed to take certain actions to consummate the transactions contemplated by the Transaction Agreements, including, the execution and delivery of this Agreement concurrently therewith and the consummation by the Parties of the transactions set forth herein at the Redemption Closing (as defined below);

WHEREAS, (a) effective as of and concurrently with the Closing and in accordance with the TRA Amendment, (i) the Tax Receivable Agreement will terminate and (ii) in connection with such Tax Receivable Agreement termination, the Surviving Corporation will pay (or cause to be paid) to the Stockholders, in the aggregate, the TRA Payment, (b) substantially concurrently with the Closing and immediately following such Tax Receivable Agreement termination and TRA Payment, the Closing Provisions of the Fourth A&R Company LLC Operating Agreement shall become effective and (c) substantially concurrently with the Closing and immediately following the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement and the payment of the TRA Payment, and in accordance with the Purchase Agreement, Series U and Series R will pay, in the aggregate, $33,000,007.50, by wire transfer of immediately available funds, or net settle such amount with the TRA Payment pursuant to the terms of the TRA Amendment, to the Surviving Corporation in exchange for the sale by the Surviving Corporation to Series U and Series R, in the aggregate, of 2,315,790 common units of Company LLC (all of the common units of Company LLC, the “Common Units”), based on a per-Common Unit price of fourteen dollars and twenty-five cents ($14.25) (collectively, the “Purchase”); and

WHEREAS, substantially concurrently with the Closing and immediately following the consummation of the Purchase, Company LLC desires to redeem from the Surviving Corporation a number of Common Units in an amount equal to the number of issued and outstanding Common Units held by the Company immediately following the Purchase (and immediately prior to the Redemption), minus the number of issued and outstanding Common Units held by Series U and Series R (in the aggregate) immediately following the Purchase (the “Redeemed Units”) in exchange for an aggregate amount of cash (together with the aggregate principal amount of the Redemption Promissory Note (if required as set forth herein)) to be paid (or issued (as applicable)), by Company LLC to the Company for the Redeemed Units, which shall be an amount (in the aggregate) equal to the number of Redeemed Units multiplied by the per Common Unit price of fourteen dollars and twenty-five cents ($14.25) (the “Redemption Amount”), in each case as to be set forth on the Redemption Statement as finalized pursuant to Section 3.20 of the Implementation Agreement, by wire transfer of immediately available funds, on the terms and subject to the conditions set forth herein, such that, immediately following the Closing, the Purchase and the Redemption (as defined below), the Surviving Corporation, on the one hand, and Series U and Series R, in the aggregate, on the other hand, will each own fifty percent (50.00%) of the issued and outstanding Common Units.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties agree as follows:

Section 1. Redemption; Closing.

(a) The closing of the Redemption (as defined below) (the “Redemption Closing” and the date on which the Redemption Closing occurs, the “Redemption Closing Date”) shall take place substantially concurrently with the Closing, but in all events immediately following the consummation of the Purchase. The Parties acknowledge and agree that in no event shall the Redemption occur unless and until such time as the Closing is substantially concurrently occurring.

(b) At the Redemption Closing:

(i) The Surviving Corporation hereby unconditionally and irrevocably assigns, transfers, conveys and delivers to Company LLC all right, title and interest in and to the Redeemed Units as shall be set forth on the Redemption Statement in accordance with Section 1(c), free and clear of any Liens (other than immaterial Liens and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws and (y) the Fourth A&R Company LLC Operating Agreement), and Company LLC hereby redeems and accepts the Redeemed Units, in exchange for the payment by Company LLC to the Surviving Corporation of the Redemption Amount as shall be set forth on the Redemption Statement in accordance with Section 1(c), by wire transfer of immediately available funds to an account designated in writing by the Company (the “Redemption”); provided that, in the event that the sum of (1) available cash of Company LLC and its Subsidiaries at the Closing and (2) the maximum amount of the Opco Debt Financing (or any alternative debt financing pursuant to Section 6.17 of the Merger Agreement) available at the Closing (assuming, for purposes of this clause (2), that such amounts are funded regardless of whether or not that funding has actually occurred), it being understood and agreed by the Parties that this clause (2) shall in no event be less than $1.2 billion, minus the sum of (3) (A) all amounts required to be repaid in connection with the consummation of the Merger under (i) the Company Credit Agreements and (ii) any capital leases and other equipment financings of the Company and its Subsidiaries for which consent to rollover has not been obtained prior to the consummation of the Merger (including as a result of a default or cross-default) and (B) the consent or other related fees and expenses required to be paid in connection with the rollover of any capital leases or other equipment financings of the Company and its Subsidiaries on or prior to the consummation of the Merger (the sum of such amounts in clauses (3)(A)(ii) and 3(B), the “Equipment Financing Repayment Amount”) and (4) the payment of fees and expenses incurred by Company LLC and its Subsidiaries relating to the Opco Debt Financing (or any alternative debt financing pursuant to Section 6.17 of the Merger Agreement) and the transactions contemplated by the Transaction Agreements (for the avoidance of doubt, excluding fees and expenses in clause (3) above, the TRA Payment and any fees or expenses incurred by Company LLC or the Company associated with the TRA Payment and fees or expenses actually reimbursed by Parent pursuant to Section 6.13(b) of the Merger Agreement), is less than the Redemption Amount (such difference being the “Redemption Shortfall Amount”) then, upon the Redemption Closing, Company LLC shall pay to the Surviving Corporation the Redemption Amount as follows: (A) an amount in cash equal to the Redemption Amount less the Redemption Shortfall Amount and (B) issue to the Surviving Corporation a promissory note with a principal amount equal to the Redemption Shortfall Amount in the form attached as Exhibit A, pursuant to which Company LLC shall agree to pay the Redemption Shortfall Amount to the Surviving Corporation, upon and subject to the terms and conditions thereof (the “Redemption Promissory Note”); provided, further, that in no event shall the principal amount of the Redemption Promissory Note exceed the sum of (i) $100,000,000 and (ii) Equipment Financing Repayment Amount (the sum of clause (i) and clause (ii), the “Redemption Note Cap”). In the event the Redemption Shortfall Amount would exceed at the Closing the Redemption Note Cap, then the Parties understand and agree that the condition of Parent, Acquiror and Merger Sub to the Closing under the Merger Agreement set forth in Section 7.2(f) of the Merger Agreement shall not be satisfied at such time and in such case, in no event shall Parent, Merger Sub and Acquiror be required to effect the Closing at such time. If required to be issued pursuant to the foregoing sentence, the Redemption Promissory Note shall be included in, and be part of, the Redemption Amount paid by Company LLC to the Surviving Corporation at the Redemption Closing.

(ii) The Surviving Corporation shall execute and deliver to Company LLC a Common Unit power, in the form attached hereto as Exhibit B, duly executed and otherwise sufficient to transfer the Redeemed Units to Company LLC, free and clear of any Liens (other than immaterial Liens and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws and (y) the Fourth A&R Company LLC Operating Agreement).

(iii) Upon the Redemption Closing, the Redeemed Units shall be canceled and shall no longer be issued and outstanding, and all rights of the Surviving Corporation with respect to the Redeemed Units shall cease and terminate (including with respect to any ownership, management and participation rights or any rights to receive distributions attributable thereto). Immediately following the Redemption Closing, each of (x) the Surviving Corporation, on the one hand, and (y) Series U and Series R, in the aggregate, on the other hand, shall own fifty percent (50%) of the issued and outstanding Common Units.

(c) The Parties hereby acknowledge and agree that, in accordance with Section 3.20 of the Implementation Agreement, and subject to the terms and conditions thereof, (i) no later than five (5) Business Days prior to the Redemption Closing Date, Company LLC shall prepare, or cause to be prepared, in good faith, and deliver to Parent, Acquiror and the Stockholders a statement (the “Redemption Statement”) setting forth in reasonable detail (A) the aggregate number of issued and outstanding Common Units held by each of the Stockholders and the Company as of (1) the date of such delivery, (2) immediately prior to the Closing and after giving effect to the consummation of the Merger and the transactions contemplated by Section 3.3 of the Merger Agreement and Section 1.1(c) of Amendment No. 1 to the Third A&R Company LLC Operating Agreement and (3) immediately following the consummation of the Purchase pursuant to the Purchase Agreement, (B) the number of Redeemed Units and (C) the Redemption Amount, (ii) the Acquiror Parties and the Stockholders shall exchange and discuss in good faith their comments on, and any objections to, the calculations and amounts set forth in the Redemption Statement and (iii) the Redemption Statement, as mutually agreed in writing by the Acquiror Parties and the Stockholders no later than two (2) Business Days prior to the Redemption Closing Date in accordance with Section 3.20 of the Implementation Agreement will be the Redemption Statement for purposes of this Agreement.

Section 2. Representations and Warranties.

(a) The Company represents and warrants to Company LLC, as of the date of this Agreement and as of the Redemption Closing, as follows:

(i) Organization; Authorization.

(1) The Company is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly qualified or licensed, have such approvals and be in good standing (with respect to jurisdictions that recognize such concept) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(2) The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company and no other corporate proceedings on the part of the Company or vote of the Company’s stockholders are necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

(3) This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by Company LLC, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(ii) Ownership of Redeemed Units. The Company is the sole legal and beneficial owner of the Redeemed Units and has good and valid title to the Redeemed Units, free and clear of any Liens (other than immaterial Liens and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws and (y) the Amended Company LLC Operating Agreement or the Fourth A&R Company LLC Operating Agreement, as applicable). The transfer of the Redeemed Units by the Surviving Corporation at the Redemption Closing pursuant to this Agreement will convey to Company LLC good and valid title to such Redeemed Units, free and clear of all Liens (other than immaterial Liens and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws and (y) the Fourth A&R Company LLC Operating Agreement).

(b) Company LLC represents and warrants to the Company, as of the date of this Agreement and as of the Redemption Closing, as follows:

(i) Organization; Authorization.

(1) Company LLC is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Company LLC has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Company LLC is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly qualified or licensed, have such approvals and be in good standing (with respect to jurisdictions that recognize such concept) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(2) Company LLC has the requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Company LLC and the consummation by Company LLC of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of Company LLC and no other limited liability company proceedings on the part of Company LLC or vote of Company LLC’s members are necessary to authorize the execution and delivery by Company LLC of this Agreement and the consummation by Company LLC of the transactions contemplated hereby.

(3) This Agreement has been duly executed and delivered by Company LLC, and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding agreement of Company LLC enforceable against Company LLC in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 3. Fourth A&R Company LLC Operating Agreement Schedule A; Filings.

(a) Promptly following the Redemption Closing, Company LLC shall reflect the Redemption of the Redeemed Units on Schedule A to the Fourth A&R Company LLC Operating Agreement.

(b) Each Party hereby agrees that it will file (or cause to be filed), promptly following the Redemption Closing, with the relevant governmental or regulatory authorities such documents and instruments, if any, as may be necessary in connection with the Redemption.

Section 4. Instruments of Transfer; Further Assurances. From and after the Closing, each Party shall execute and deliver (or cause to be executed and delivered, as applicable) to the other Party all further documents and instruments, and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement, including the Redemption and the transfer of the Redeemed Units to Company LLC.

Section 5. No Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Redemption Closing, except for covenants and agreements which contemplate performance after the Redemption Closing or otherwise expressly by their terms survive the Redemption Closing. This Section 5 shall not affect the express survival of provisions in any other Transaction Agreement (in accordance with the terms thereof) or the rights or obligations of the Parties thereunder.

Section 6. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring or required to incur such expenses.

Section 7. Counterparts; Effectiveness. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery, DocuSign, .pdf or otherwise) to the other Party. Signatures to this Agreement transmitted by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 8. Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether at Law, in Contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Each of the Parties agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 9. Jurisdiction; Specific Enforcement.

(a) Each of the Parties (i) consents to submit itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (the “Chosen Courts”), with respect to any dispute arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, and (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement or any transaction contemplated by this Agreement, in any court other than any such Chosen Court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any Legal Proceeding arising out of this Agreement or the transactions contemplated hereby in the Chosen Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such Chosen Court that any such Legal Proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Each of the Parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.7 of the Implementation Agreement shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby.

(b) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including the right of a Party to cause the other Party to consummate the transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein) exclusively in the courts designated in Section 9(a) without proof of actual damages, and all such rights and remedies at law or in equity shall be cumulative. Nothing contained in this Section 9(b) shall be deemed to be an election of remedies. The Parties further agree that no Party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9; and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each Party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by the other Party and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the terms, provisions, covenants and obligations of this Agreement. Each Party further agrees not to assert that a remedy of specific performance is unenforceable, invalid, contrary to applicable Law or inequitable for any reason, nor to assert that a remedy of monetary damages or other remedy at law would provide an adequate remedy for any such breach. The Parties acknowledge and agree that the right of specific performance or injunctive relief contemplated by this Section 9(b) is an integral part of the transactions contemplated by this Agreement, and without that right, none of the Parties would have entered into this Agreement.

Section 10. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

Section 11. Notices. All notices and other communications hereunder shall be given in the manner provided for in Section 5.7 of the Implementation Agreement.

Section 12. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by either of the Parties without the prior written consent of the other Party. Subject to the first sentence of this Section 12, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Any purported assignment not permitted under this Section 12 shall be null and void.

Section 13. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 14. Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with the terms thereof and (b) the mutual written consent of the Parties, the Stockholders and the Acquiror Parties. In the event of termination of this Agreement pursuant to this Section 14, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of either Party; provided, however, that no such termination shall relieve either Party for any liability or obligation that such Party has under any other Transaction Agreement in accordance with such Transaction Agreement. This Section 14 shall not affect the express survival of provisions in any other Transaction Agreement (in accordance with the terms thereof) or the rights or obligations of the Parties thereunder.

Section 15. Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Agreements constitute the entire agreement with respect to the subject matter hereof and thereof, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof.

Section 16. Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties, the Stockholders and the Acquiror Parties. Each of the Parties may, to the extent not prohibited by applicable Law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of any such Party contained herein. The foregoing notwithstanding, no failure or delay by either Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 17. Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.

Section 18. No Third-Party Beneficiaries.

(a) Each Party agrees that (i) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and (ii) except as set forth in Section 18(b), this Agreement is not intended to, and does not, confer upon any person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

(b) The Parties hereby agree and acknowledge that each of Series U and Series R and each of the Acquiror Parties is a third-party beneficiary of Section 1, Section 3, Section 4, Section 14 and Section 16 of this Agreement and has the right to enforce the provisions of such Sections.

Section 19. Interpretation. For the purposes of this Agreement, (a) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term; (b) references to the terms Article, Section, paragraph and Exhibit are references to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified; (c) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires; (d) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (e) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (f) unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive; (g) the word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date; (h) references to “written” or “in writing” include in electronic form; (i) provisions shall apply, when appropriate, to successive events and transactions; (j) a reference to any person includes such person’s successors and permitted assigns; (k) references to “$” shall mean U.S. dollars; (l) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; if the day at the end of the period is not a Business Day, then such period shall end on the close of the next immediately following Business Day; (m) references in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes; provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date; (n) the phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to immediately prior to the execution and delivery of this Agreement, unless the context requires; and (o) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Each of the Parties has participated in the negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by both of the Parties, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of authorship of any of the provisions of this Agreement. This Agreement has been prepared in the English language only. Where a German term has been inserted with respect to a certain English term, such German term shall be authoritative for the interpretation throughout this Agreement.

Section 20. Certain Special Committee Matters. For the avoidance of doubt, prior to the Closing, this Agreement shall not be amended or modified without the prior written consent of the Special Committee (in addition to the other consents required pursuant to Section 16).

IN WITNESS WHEREOF, this Redemption Agreement has been executed by the Parties as of the date first set forth above.

UTZ BRANDS HOLDINGS, LLC

By:	/s/ Howard Friedman
Name: Howard Friedman
Title: President and Chief Executive Officer

UTZ BRANDS, INC.

By:	/s/ Howard Friedman
Name: Howard Friedman
Title: Chief Executive Officer

[Signature Page to Redemption Agreement]

EXHIBIT A

Form of Redemption Promissory Note

See attached.

Agreed Form

SUBORDINATED PROMISSORY NOTE

FOR VALUE RECEIVED, effective as of [•], 2026, UTZ BRANDS HOLDINGS, LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Payor”), hereby unconditionally promises to pay to UTZ BRANDS, INC., a Delaware corporation (together with its successors and permitted assigns, “Payee”), [•] Dollars ($[•]) (as increased as the result of capitalization of interest in accordance with Section 3, the “Principal Amount”), together with all accrued interest thereon (including any PIK Interest (as defined below) to the extent the Principal Amount has not been increased by such accrued interest) and all other amounts due with respect thereto (together with the Principal Amount, collectively, the “Loan”) in immediately available funds, at such place as Payee may from time to time designate in writing, as provided in this Promissory Note (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, this “Note”).

1. Final Maturity Date. The entire outstanding Principal Amount of the Loan, together with all accrued interest thereon and all other amounts due with respect thereto, shall be due and payable on the date that is [eight (8) years] from the date hereof (the “Maturity Date”).

2. Payments.

a. Generally. All payments and prepayments under this Note (other than PIK Interest) shall be made in the lawful money of the United States of America by book entry, or other manner of internal settlement or recording to effect the discharge of payment obligations hereunder as may be designated from time to time in writing by Payee to Payor. All payments made by Payor under this Note will be made without setoff, counterclaim or other defense of any kind and be free and clear and without any deduction or withholding for any taxes or fees of any nature. Payee is hereby authorized to record the date and amount of each principal and interest payment in respect of the Loan in its books and records. Such books and records shall constitute prima facie evidence of the accuracy of the information contained therein.

b. Subordination of Payments. All payments made under this Note, including, without limitation, all principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of the Payor), fees, charges, expenses, attorneys’ fees and any other sum chargeable to the Payor under this Note or due in respect of the Loan (collectively, the “Subordinated Obligations”), shall be subordinated and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of (i) all “Obligations” as defined in the First Lien Credit Agreement, dated as of [•] (as amended, restated, amended and restated, supplemented and otherwise modified through the date hereof, the “Term Loan Credit Agreement”), by and among, inter alios, UTZ QUALITY FOODS, LLC, a Delaware limited liability company, the Payor, each lender from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent and (ii) all “Obligations” as defined in the ABL Credit Agreement, dated as of [•] (as amended, restated, amended and restated, supplemented and otherwise modified through the date hereof, the “ABL Credit Agreement” and together with the Term Loan Credit Agreement, the “Senior Facilities”), by and among, inter alios, UTZ QUALITY FOODS, LLC, a Delaware limited liability

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company, the Payor, each lender from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent (the obligations described in the foregoing clauses (i) and (ii) being hereinafter referred to as “Senior Indebtedness”). Upon any distribution of assets of the Payor in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(i) The payment in full in cash of the Senior Indebtedness shall have occurred before Payee is entitled to receive any payment on account of the Subordinated Obligations.

(ii) Subject to any intercreditor agreement(s) between one or more of the parties to the Senior Facilities (the “Intercreditor Agreements”), any payment or distribution of assets of the Payor of any kind or character, whether in cash, property or securities, to which the Payor would be entitled except for the provisions of this Section 2b, shall be paid by the liquidating trustee or agent or other person making such payment or distribution in the priority order specified in the Intercreditor Agreements, if any.

This Section 2b shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Indebtedness, or any other payment to any holder of any Senior Indebtedness in its capacity as such, is rescinded or must otherwise be restored or returned by any holder of Senior Indebtedness upon the occurrence of any bankruptcy or insolvency proceeding, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Payor or any substantial part of its property, or otherwise, all as though such payment had not been made.

Nothing contained in the subordination provisions set forth herein is intended to or will impair, as between the Payor and the Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the rights of such Payee other than the holders of the Senior Indebtedness.

c. Application of Payments. Subject to the subordination provisions above, all payments and prepayments made under this Note shall be applied first to the payment of any fees or expenses outstanding hereunder, second to accrued interest, and third to the payment of the outstanding Principal Amount (including principal in respect of PIK Interest) under this Note.

3. Interest. The Principal Amount shall accrue interest at a rate per annum equal to the Applicable Rate for Term SOFR Loans (as defined in the Term Loan Credit Agreement) plus 2.00% from the date hereof until the date on which the Loan is paid in full. Interest on the Principal Amount will be computed on the basis of a 360-day year comprised of twelve 30-day months. Accrued interest on the Principal Amount shall be due and payable in arrears on a semi-annual basis, and on the Maturity Date and at such other times as may be specified herein. All interest under this Note shall be paid by Payor by increasing the Principal Amount of the Loan (“PIK Interest”) or, at the option of the Payor, be paid in cash consideration. Following an increase in

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the Principal Amount of the Loan as a result of a payment of PIK Interest, the Loan will accrue interest on such increased Principal Amount from and after the applicable payment date. References herein to the “Principal Amount” of the Loan include all increases in the principal amount of the Loan as a result of a payment of PIK Interest.

4. Prepayments. Payor may, at its option, prepay the Principal Amount, in whole at any time or in part from time to time, without penalty or premium, by giving Payee prior written notice; provided that each prepayment shall be accompanied by payment of accrued interest (including any PIK Interest) to the date of prepayment. For the avoidance of doubt, any prepayment hereunder shall be in accordance with, and as permitted by, the Senior Facilities.

5. Notices. All notices and other communications under this Note shall be in writing and (a) delivered by hand, (b) delivered by email, or (c) sent by a recognized courier, with all charges prepaid. Payor and Payee may each designate any address, email address, or notice party by notice to that effect given to such other party. A notice shall be deemed to have been effectively given when received if received on a business day during the normal business hours of the recipient and otherwise shall be effective on the next business day. Refusal to accept delivery shall be deemed to constitute delivery at the time so refused.

6. Costs and Expenses. Payor hereby agrees to pay on demand all reasonable, documented out-of-pocket costs and expenses (including, without limitation, all reasonable fees, expenses and charges of counsel to Payee) incurred by Payee in connection with the enforcement of Payee’s rights, and the collection of all amounts due, hereunder.

7. Governing Law. This Note and any claim, controversy or dispute arising under, or related to, this note, shall be governed by, and construed in accordance with, the laws of the State of New York.

8. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan and the Supreme Court of the State of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in respect of any suit, action or proceeding arising out of or relating to the provisions of this Note and the other transactions contemplated hereby and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the parties hereto waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceedings brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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9. Amendments. This Note may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto; provided that no change, waiver, modification or amendment of Section 2b, Section 7, Section 8, this Section 9 or Section 10 shall be effective without the prior written approval of the parties required to consent thereto under the Senior Facilities; provided further that any change, waiver, modification or amendment of this Note shall be subject to such approvals set forth in Section 7.10 and Section 8.7(i) of that certain Fourth Amended and Restated Limited Liability Company Agreement of Payor, dated as of July 20, 2026 by and among the Payor, the Payee and the other parties thereto (the “LLC Agreement”), with (i) Section 2.8 thereunder effective immediately upon execution thereof and (ii) the remaining provisions thereunder effective immediately following the TRA Payment (as defined in the Merger Agreement (as defined in the LLC Agreement)) on the date hereof. The Payor must provide notice to the holders of the Senior Indebtedness of any amendments or modifications to the Note.

10. Integration; Successors and Assigns; Termination. This Note contains the entire understanding of the parties relating to the matters contemplated hereby, superseding all prior agreements or understandings with respect thereto. This note shall not be assignable by Payor or Payee (other than to one or more of their respective affiliates) without the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of the Payor or Payee, as applicable, (and any purported assignment without such consent shall be null and void), and is intended to be solely for the benefit of the parties hereto, and is not intended to and does not confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. Notwithstanding the foregoing or anything to the contrary, the parties hereto agree that the holders of the Senior Indebtedness are express third-party beneficiaries of, and may enforce, the provisions in this Note that may be in their favor, including, without limitation, Section 2b, Section 7, Section 8, Section 9 and this Section 10. Subject to the second to the last paragraph of Section 2b, Payor’s obligations under this Note shall automatically and without any further action terminate upon the payment in full of the Loan.

11. Electronic Signatures. This Note may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Note may be made by facsimile transmission, email, or other electronic transmission (e.g., a “.pdf” or “.tif” and including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, Payor has executed this Note as of the date first written above.

UTZ BRANDS HOLDINGS, LLC

By:
Name:
Title:

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IN WITNESS WHEREOF, Payee has executed this Note as of the date first written above.

UTZ BRANDS, INC.

By:
Name:
Title:

By:
Name:
Title:

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EXHIBIT B

Form of Common Unit Power

[•], 2026

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, transfers, conveys and delivers unto UTZ BRANDS HOLDINGS, LLC (the “Company”) [•] common units of the Company (the “Common Units”), standing in the name of the undersigned on the books of the Company, free and clear of any Liens (as defined in that certain Redemption Agreement, dated as of July 20, 2026, by and between the undersigned and the Company (the “Redemption Agreement”)) (other than immaterial Liens and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws (as defined in the Redemption Agreement) and (y) the Fourth A&R Company LLC Operating Agreement (as defined in the Redemption Agreement)), and does hereby irrevocably constitute, appoint and authorize any officer or other authorized person of the Company as attorney-in-fact to cause the transfer of the Common Units on the books of the Company in the name of the Company, with full power of substitution in the premises.

This Common Unit Power may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any electronic signature so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the undersigned has caused this Common Unit Power to be duly executed as of the day and year first written above.

UTZ BRANDS, INC.

By:
Name:

By:
Name:
Title:

[Signature Page to Common Unit Power]